Filed pursuant to Rule 424(b)(3)

Registration Number 333-262285

EXPION360 INC.

Prospectus Supplement No. 1

(to Prospectus dated March 31, 2022)

559,431 Shares of Common Stock

This Prospectus Supplement No. 1 supplements the prospectus dated March 31, 2022 (an assembled version of which is attached to this Prospectus Supplement No. 1, the “Prospectus”) of Expion360 Inc., a Nevada corporation (“we” or the “Company”), related to the offer for sale of up to an aggregate of 559,431 shares of common stock, par value $0,001 per share, of the Company by the selling stockholders identified therein, which forms a part of the Company’s registration statement on Form S-1 (File No. 333-262285). This Prospectus Supplement No. 1 is being filed to update and supplement certain information contained in the Prospectus with the information contained in the following documents attached to this Prospectus Supplement No. 1, each of which the Company filed with the Securities and Exchange Commission (the “SEC”) on the dates indicated:

●	ANNEX A—our Current Report on Form 8-K dated March 31, 2022, filed with the SEC on April 6, 2022;

●	ANNEX B—our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 12, 2022;

●	ANNEX C—our Current Report on Form 8-K dated May 13, 2022, filed with the SEC on May 13, 2022;

●	ANNEX D—our Current Report on Form 8-K dated May 31 2022, filed with the SEC on June 9, 2022;

●	ANNEX E—our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 11, 2022;

●	ANNEX F—our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC on November 10, 2022;

●	ANNEX G—our Current Report on Form 8-K dated November 28, 2022, filed with the SEC on November 28, 2022; and

●	ANNEX H—our Current Report on Form 8-K dated January 26, 2023, filed with the SEC on February 1, 2023.

This Prospectus Supplement No. 1 should be read in conjunction with the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement No. 1, you should rely on the information in this Prospectus Supplement.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, under applicable SEC rules, we have elected to take advantage of certain reduced public company reporting requirements for the prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” in the Prospectus.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 4 of the Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement No. 1. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 28, 2023

EXPLANATORY NOTE

Beginning immediately following this page is an assembled version of the Prospectus. The following version of the Prospectus replaces with the pages marked [Alternate Page for Resale Prospectus] in the version of the Prospectus filed by the Company with the SEC pursuant to Rule 424(b)(4) promulgated under the Securities Act of 1933, as amended, on April 4, 2022, the corresponding pages in the prospectus jointly filed on such date with respect to the Company’s initial public offering. The following version of the Prospectus is included for convenience only. No changes have been made to the information presented in the Prospectus, which remains dated March 31, 2022 and speaks solely as of that date, except as otherwise stated therein or as updated and supplemented by this Prospectus Supplement No. 1.

EXPION360 INC.

PROSPECTUS

559,431 Shares of Common Stock

This prospectus relates to the offer for sale of up to an aggregate of 559,431 shares of common stock, par value $0.001 per share, of Expion360 Inc., a Nevada corporation, by the selling stockholders identified herein (referred to collectively herein as the “selling stockholders,” or, individually, as a “selling stockholder”). The shares are all issuable upon exercise of the warrants granted to the selling stockholders. The exercise price of the warrants is $3.32 per share, and they expire in November 2031.

We are not selling securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. We may receive up to approximately $1,601,130 aggregate gross proceeds in the event the warrants are exercised and full cash is paid.

After exercise of the warrants, the selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to this prospectus. Each selling stockholder may be considered “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “XPON”.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, under applicable Securities and Exchange Commission (“SEC”) rules, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary – Implications of Being an Emerging Growth Company.”

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2022

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriters, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell and seeking offers to buy our securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

i

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” the “registrant,” “Expion360” “we,” “our,” or “us” in this prospectus mean Expion360 Inc.;

●	all references to the “offering” refer to the offering contemplated by the IPO Prospectus;

●	“year” or “fiscal year” mean the Company’s fiscal year ending December 31; the Company’s current reporting period started on January 1, 2022, and ends on December 31, 2022 (“fiscal 2022”); prior reporting periods referenced in this prospectus include the fiscal year ended December 31, 2021 (“fiscal 2021”) and 2020 (“fiscal 2020”); and

●	all dollar or $ references when used in this prospectus refer to United States dollars.

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal Company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications, articles, and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

ii

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions, or the negative of these terms or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

Summary of Risk Factors

●	We operate in an extremely competitive industry and are subject to pricing pressures.

●	We have a history of losses. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.

●	Our audited financial statements included a statement that there is a substantial doubt about our ability to continue as a going concern and a continuation of negative financial trends could result in our inability to continue as a going concern.

●	Our results of operations may be negatively impacted by public health epidemics or outbreaks, including the novel coronavirus (“COVID-19”).

●	If we fail to expand our sales and distribution channels, our business could suffer.

●	Our ability to expand into international markets is uncertain.

●	Nearly all of our raw materials enter the United States through a limited number of ports and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product delivery difficulties could interfere with our distribution plans and reduce our revenue.

●	The uncertainty in global economic conditions could negatively affect the Company’s operating results.

●	Government reviews, inquiries, investigations, and actions could harm our business or reputation.

●	Our operating results could be adversely affected by changes in the cost and availability of raw materials.

●	Increases in costs, disruption of supply, or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts could harm our business.

●	We could face potential product liability claims relating to products we assemble, manufacture or distribute which could result in significant costs and liabilities, which would reduce our profitability.

●	Our operations expose us to litigation, tax, environmental and other legal compliance risks.

●	Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

●	Quality problems with our products could harm our reputation and erode our competitive position.

●	We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.

●	Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.

●	Our management team has limited experience managing a public company.

●	We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

iii

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under this section and “Risk Factors”, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

We focus on the design, assembly, manufacturing and sales of lithium iron phosphate (LiFePO4) batteries and supporting accessories for recreational vehicles (“RV’s”) and marine applications with plans to expand into home energy storage products and industrial applications. We design, manufacture, and distribute high-powered, lithium battery solutions using ground-breaking concepts from a creative sales and marketing approach. Our product-offerings include some of the most dense and minimal-footprint batteries in the RV & Marine industry. We are developing the e360 Home Energy Storage: a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple IP strategies with cutting-edge research, manufacturing processes, and unique products to sustain and scale the business. We currently have over 175 customers consisting of dealers, wholesalers, and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our corporate headquarters are based in Redmond, Oregon, with assembly in the United States and suppliers based in Asia. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our main target markets are the RV & Marine industry. We believe that we are currently well positioned to capitalize off of the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy storage, where we aim to provide a cost-effective, low barrier of entry, and a do-it-yourself (“DIY”) flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV/Marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding, electric forklift and industrial material handling markets.

Expion360’s VPR 4EVER product line, which is manufactured for the RV/Marine industry, was launched in December 2020. The VPR 4EVER product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate, detailed-oriented design, engineering and manufacturing, and strong case materials and internal and structural layouts, and are backed by responsive customer service.

Our Market Opportunity

The trend of vehicle electrification is expected to be a significant growth catalyst for lithium compounds over the next decade and beyond. According to a recent report from Allied Market Research Group, the global electric vehicle market was valued at $162.34 billion in 2019, and is projected to reach $802.81 billion by 2027, a CAGR of 22.6%. The North American electric vehicle market was projected to reach $194.20 billion by 2027, a CAGR of 27.5%.

Furthermore, the North American recreational vehicle (RV) market was estimated at roughly $26.7 billion in 2020, and is expected to grow at a 5% CAGR, approaching $35.7 billion by 2026 according to Mordor Intelligence. There are almost 400 national chain RV dealers in the United States according to Mordor Intelligence, further exemplifying the robust market for these vehicles. In addition, according to Mordor Intelligence, the global recreational boating market was valued at $26.0 billion in 2020, and is projected to reach $35.0 billion by 2026, growing at a CAGR of 5.1% from 2020 to 2026.

At the intersection of both these trends lies the rapidly expanding lithium battery market. The market for lithium-ion batteries is expected to grow at 12.3% CAGR between 2021 and 2030, from roughly $41.1 billion to $116.6 billion according to a report by Markets and Markets. The vast expansion of the lithium battery market can be attributed to global trends promoting clean energy, as well as the compact and flexible nature of lithium battery packs which make them easy to install in RV’s and boats. Our technology, which we believe offers industry leading battery pack flexibility for the most efficient energy storage, is poised to be able to offer power to these large vehicles such as RV’s and recreational boats.

Expion360 is focused on expanding its position in the deep cycle, off-grid and stationary energy storage markets. We believe that our products and vision align perfectly with the Biden Administration’s “National Blueprint for Lithium Batteries.”

The Biden Administration has laid out a bold agenda to address the climate crisis and build a clean and equitable energy economy that achieves carbon-pollution-free electricity by 2035 and puts the United States on a path to achieve net-zero emissions, economy-wide. We believe this government support will continue to drive rapid growth in the industry.

Lithium-based batteries power our daily lives, from consumer electronics to national defense. They enable electrification of the transportation sector and provide stationary grid storage, critical to developing the clean-energy economy. The U.S. has a strong research community, a robust innovation infrastructure for technological advancement of batteries, and an emerging lithium-based battery manufacturing industry, according to the US Department of Energy.

It is our desire to work closely with federal, state and local governments, as well as private industry to help America be the leader in lithium battery technology.

Competitive Strengths

We believe the following strengths differentiate Expion360 and create long-term sustainable competitive advantages.

Superior Capacity to Lead Acid Competitors

Lead-acid batteries have always been the standard in RV and marine transportation vehicles. Our lithium-ion batteries offer superior capacity to our lead-acid competitors. Our batteries utilize lithium-iron phosphate, and therefore, are expected to have a lifespan of approximately 12 years — three to four times that of certain lead-acid batteries and with ten times the number of charging cycles. Furthermore, our typical battery provides three times the power of the typical, lead-acid battery despite being half the weight (comparing, for example, a typical lead-acid battery like Renogy Deep Cycle AGM, which is rated at 100Ah, to our own LFP 100Ah battery and assuming slow discharge at a .1C rate).

Battery Pack Flexibility

Our battery packs are also highly flexible, designed to be moved and used in various applications seamlessly. We plan to onshore our semi-automated pack assembly in Redmond, Oregon beginning in the fourth quarter of 2022. This should allow us to use a more flexible approach to forming and creating new battery packs. By onshoring, we expect to be able to react to market demands at a much quicker pace and increase profit levels over our competition.

Strong National Retail Customers

We have a national presence with several large retail customers, such as Camping World.

Long-time RV and Marine Industry Experience and Relationship

John Yozamp, Founder of Expion360, pioneered multiple new recreational concepts in the RV industry. As the previous founder and owner of Zamp Solar, he has extensive relationships in the RV OEM industry.

Strong Insider Ownership

Expion360 is owned and managed by a team with a strong track record in the RV and clean energy spaces. In addition, our company insiders owned over 59% equity in the company immediately prior to the offering, signaling a strong commitment and personal investment in the company.

Expansion into New Markets

While RV and marine applications currently drive revenue, Expion360 has plans to expand into the home energy market in the coming years. We are currently planning to launch the e360 Home Energy Storage system in 2024, providing customers a cost-effective and flexible energy storage system. Our e360 Home Energy Storage system is planned to target entry level customers with its modular design that will allow for DIY expansion. We see the vision of stored energy as a portable, moving concept, where stored energy can be transported from the home to other devices outside of it. Furthermore, Expion360 plans to file for IP protection for Expion360’s “Smart Talk” upon completion of development. “Smart Talk” is designed to allow multiple batteries in a bank to communicate as one and be linked to a network.

Strong Distribution Channels

Expion360 has sales relationships with many major RV and marine retailers and plans to use, what we believe is, a strong reputation in the lithium battery space to create an even stronger distribution channel. John Yozamp has used his decades of experience in the energy and RV industries to cultivate relationships with numerous retailers in the space. Expion360 has already established a sales relationship with Camping World, the largest RV retailer with sales representing around 25% of all new RV’s sold nationwide, as well as Electric World, Patrick Distribution, and NTP-STAG, a leading distributor of aftermarket RV parts.

Looking forward, Expion360 has a chance to further expand revenue in the first half of 2022. We have planned sales relationships with Meyer Distributing and Land ‘n Sea, which have combined annual revenues approaching $200 million. We also plan to begin sales relationships with Lewis Marine Supply, Northern Wholesale Supply, and Lorenz and Jones, which are large wholesalers of RV and boat parts, in 2022.

Recent Developments

In November 2021, the Company entered into two new facility leases that became effective in January 2022 and February 2022. The Company recognized additional lease liability of 2,348,508, representing the present value of the lease payments discounted using effective interest rates between 8.07% and 8.86%, and a corresponding right-of-use asset of $2,348,508.

Company and Other Information

Expion360 Inc. was initially organized as a limited liability company under the name Yozamp Products Company, LLC in the State of Oregon on June 16, 2016, and converted to a Nevada corporation under its current name pursuant to articles of conversion dated as of November 16, 2021. Our principal executive offices are located at 2025 SW Deerhound Avenue, Redmond, OR 97756. Our main telephone number is (541) 797-6714. Our corporate website address is: www.expion360.com The information contained on, or that can be accessed through, our website is not a part of this prospectus and should not be relied upon with respect to this offering.

Expion360, the Expion360 logo and any other current or future trademarks, service marks and trade names appearing in this prospectus are the property of Expion360. Other trademarks and trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

This Prospectus Summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included elsewhere in this prospectus. You should also consider, among other things, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case appearing elsewhere in this prospectus.

Nasdaq Listing and Symbol

Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “XPON”.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we have elected to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	the requirement that we provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	an exemption from the requirement that we hold a non-binding advisory vote on executive compensation or golden parachute arrangements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold securities.

THE OFFERING

Shares of common stock offered by Selling Stockholders	559,431 shares of common stock issuable upon exercise of stock purchase warrants held by the selling stockholders

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders

Proposed Nasdaq Ticker Symbols	Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “XPON”.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” on page 6, together with all of the other information set forth in this prospectus, before deciding to invest in the securities offered by this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully consider the risks described below and the risks and uncertainties described in this prospectus and the other information set forth or incorporated by reference in this prospectus. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock could decline, and you could lose all or part of your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus. See also the information contained under the heading “Cautionary Note Regarding Forward Looking Statements” above.

Risks Related to Our Business

We operate in an extremely competitive industry and are subject to pricing pressures.

We compete with a number of major international manufacturers, assemblers and distributors, as well as a large number of smaller, regional competitors. We anticipate continued competitive pricing pressure as foreign producers are able to employ labor at significantly lower costs than producers in the U.S. expand their export capacity and increase their marketing presence in our major Americas markets. Several of our competitors have strong technical, marketing, sales, manufacturing, distribution and other resources, as well as significant name recognition, established positions in the market and long-standing relationships with OEMs and other customers. Our ability to maintain and improve our operating margins has depended, and continues to depend, on our ability to control and reduce our costs. We cannot assure you that we will be able to continue to control our operating expenses, to raise or maintain our prices or increase our unit volume, in order to maintain or improve our operating results.

We have a history of losses. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.

We have experienced net losses in each period since inception. We generated net losses of $4,720,858 and $876,480 for the years ended December 31, 2021 and 2020, respectively.

Part of our business strategy is to focus on our long-term growth. As a result, our profitability may be lower in the near-term than it would be if our strategy were to maximize short-term profitability. Significant expenditures on sales and marketing efforts, expanding our platform, products, features, and functionality, and expanding our research and development, each of which we intend to continue to invest in, may not ultimately grow our business or cause long-term profitability. If we are ultimately unable to achieve profitability at the level anticipated by industry or financial analysts and our stockholders, our stock price may decline.

Our efforts to grow our business may be costlier than we expect, or our revenue growth rate may be slower than we expect, and we may not be able to increase our revenue enough to offset the increase in operating expenses resulting from these investments. If we are unable to continue to grow our revenue, the value of our business and Class A common stock may significantly decrease.

Our audited financial statements included a statement that there is a substantial doubt about our ability to continue as a going concern and a continuation of negative financial trends could result in our inability to continue as a going concern.

Our audited financial statements as of and for the years ended December 31, 2021 and 2020 were prepared on the assumption that we would continue as a going concern. There is a substantial doubt about our ability to continue as a going concern over the next twelve months and our independent auditors have included a “going concern” explanatory paragraph in their report on our financial statements as of and for the years ended December 31, 2021 and 2020. If our operating results fail to improve, then our financial condition could render us unable to continue as a going concern.

We have substantial customer concentration, with a limited number of customers accounting for a substantial portion of our sales in 2021 and 2020.

We currently derive a significant portion of our revenues from a limited number of customers. During the year ended December 31, 2021, sales to one customer totaled $488,860 and comprised approximately 11% of our total sales. There were no accounts receivable from this customer as of December 31, 2021, however, amounts due from three other customers totaling $324,844, $229,068, and $104,405, respectively, represented approximately 85% of our total accounts receivable at December 31, 2021. During the year ended December 31, 2020, sales to four customers individually totaled $273,102, $250,142, $221,726, and $186,897, and, in the aggregate, totaled $931,867 comprising approximately 57% of our total sales. Amounts due from these customers totaling $45,004, $28,333, $48,390, and $33,906, respectively, represented approximately 69% of total accounts receivable as of December 31, 2020. There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for us to predict the future level of demand for our services that will be generated by these customers or the future demand for the products and services of these customers. If any of these customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce the prices we charge for our products which could have an adverse effect on our margins and financial position and could negatively affect our revenues and results of operations and/or trading price of our common stock. Furthermore, there is inherent risk associated with accounts receivable concentration as a deterioration in the financial condition of a limited number of account debtors, or any other factor which affects their ability or willingness to pay could in turn have a material adverse effect on our financial condition.

We may not be able to successfully manage our growth.

We have been continuously expanding our operations since our founding in 2016. As we continue to grow, we must continue to improve our managerial, technical and operational knowledge and allocation of resources, and to implement an effective management information system. To effectively manage our expanded operations, we need to continue to recruit and train managerial, accounting, internal audit, engineering, assembly and manufacturing, technical, sales and other staff to satisfy our development requirements and there are currently significant labor shortages in the market. In order to fund our ongoing operations and our future growth, we need to have sufficient internal sources of liquidity or access to additional financing from external sources. Furthermore, we will be required to manage relationships with a greater number of customers, suppliers, contractors, service providers, lenders and other third parties. We will need to further strengthen our internal control and compliance functions to ensure that we are able to comply with our legal and contractual obligations and to reduce our operational and compliance risks. We cannot assure you that we will not experience issues such as capital constraints, construction delays, operational difficulties at new locations, or difficulties in expanding our existing business and operations and in recruiting and training an increasing number of personnel to manage and operate the expanded business. Our expansion plans may also adversely affect our existing operations and thereby have a material adverse effect on our business, prospects, financial condition and results of operations.

Our results of operations may be negatively impacted by public health epidemics or outbreaks, including the novel coronavirus (“COVID-19”).

Public health epidemics or outbreaks could adversely impact our business. In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China, infections have been reported globally and causing disruption to many economies. The extent to which the coronavirus continues to impact our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, as well as the distribution and effectiveness of COVID-19 vaccines, among others. In particular, the continued spread of the coronavirus globally could adversely impact our operations, including among others, our manufacturing and supply chain, sales and marketing and could have an adverse impact on our business and our financial results.

Additionally, countries may impose prolonged quarantines and travel restrictions, which may significantly impact the ability of our employees to get to their places of work to produce products, may make it such that we are unable to obtain sufficient components or raw materials and component parts on a timely basis, or at a cost-effective price, or may significantly hamper our products from moving through the supply chain.

Our global operations expose us to risks associated with public health crises and epidemics/pandemics, such as COVID-19. We rely on our production facilities, as well as third-party suppliers and manufacturers, in the United States the People’s Republic of China (“PRC”), and other countries significantly impacted by COVID-19. This outbreak has resulted in the extended shutdown of certain businesses in many of these countries, which has resulted and may continue to result in disruptions or delays to our supply chain. Any disruption in these businesses will likely impact our sales and operating results. COVID-19 has had, and may continue to have, an adverse impact on our operations, supply chains and distribution systems and increase our expenses, including as a result of impacts associated with preventive and precautionary measures that we, other businesses and governments are taking. Due to these impacts and measures, we have experienced, and may continue to experience, significant and unpredictable reductions in demand for certain of our products. The degree and duration of disruptions to business activity are unknown at this time. The rapid spread of a contagious illness such as a novel coronavirus, or fear of such an event, can have a material adverse effect on the demand for our products and services and therefore have a material adverse effect on our business and results of operations.

A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our products. The future impact of the outbreak is highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on our business, financial condition and results of operations. The extent of the impact will depend on future developments, including actions taken to contain COVID-19, and if these impacts persist or exacerbate over an extended period of time.

If we fail to expand our sales and distribution channels, our business could suffer.

If we are unable to expand our sales and distribution channels, we may not be able to increase revenue or achieve market acceptance of our products. We have recently expanded our direct sales force and plan to recruit additional sales personnel. New sales personnel will require training and take time to achieve full productivity, and there is strong competition for qualified sales personnel in our business. In addition, we believe that our future success is dependent upon establishing successful relationships with a variety of distribution partners. To date, we have entered into agreements with only a small number of these distribution partners. We cannot be certain that we will be able to reach agreement with additional distribution partners on a timely basis or at all, or that these distribution partners will devote adequate resources to selling our products. Furthermore, if our distribution partners fail to adequately market or support our products, the reputation of our products in the market may suffer. In addition, we will need to manage potential conflicts between our direct sales force and third-party reselling efforts.

Our ability to expand into international markets is uncertain.

We intend to expand our operations into international markets. In addition to general risks associated with international expansion, such as foreign currency fluctuations and political and economic instability, we face the following risks and uncertainties any of which could prevent us from selling our products in a particular country or harm our business operations once we have established operations in that country:

●	the difficulties and costs of localizing products for foreign markets;

●	the need to modify our products to comply with local requirements in each country; and

●	our lack of a direct sales presence in other countries, our need to establish relationships with distribution partners to sell our products in these markets and our reliance on the capabilities and performance of these distribution partners.

If we are unable to expand into international markets in the manner expected, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Nearly all of our raw materials enter the United States through a limited number of ports and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product deliver difficulties could interfere with our distribution plans and reduce our revenue.

We currently rely exclusively on foreign manufacturers to manufacture the lithium-ion batteries used as raw materials in our products, as well as certain other of our raw materials. We may suffer delays in receiving raw materials due to work stoppages, strikes or lockouts or other bottlenecks at the ports through which our raw materials are shipped. Likewise, we rely on trucking carriers to deliver products from the port of arrival to our distribution facilities and from our distribution facilities to our customers. Additionally, in some cases, third parties sort, store and direct-ship products to our customers. Labor unrest or other disruptions could result in product shortages and delays in distributing our products to retailers, which could materially and adversely affect our business, financial condition, results of operations and prospects.

The uncertainty in global economic conditions could negatively affect the Company’s operating results.

Our operating results are directly affected by the general global economic conditions of the industries in which our major customer groups operate. Our business segments are highly dependent on the economic and market conditions in each of the geographic areas in which we operate. Our products are heavily dependent on the end markets that we serve and our operating results will vary by location, depending on the economic environment in these markets. Sales of our RV and marine power products, for example, depend significantly on demand for new electric products for RV’s and marine applications, which, in turn, depends on end-user demand for RVs and boats. The uncertainty in global economic conditions varies by geographic location, and can result in substantial volatility in global credit markets, particularly in the United States, where we service the vast majority of our debt. These conditions affect our business by reducing prices that our customers may be able or willing to pay for our products or by reducing the demand for our products, which could, in turn, negatively impact our sales and earnings generation and result in a material adverse effect on our business, cash flow, results of operations and financial position.

Government reviews, inquiries, investigations, and actions could harm our business or reputation.

As we operate in various locations around the world, our operations in certain countries are subject to significant governmental scrutiny and may be adversely impacted by the results of such scrutiny. The regulatory environment with regard to our business is evolving, and officials often exercise broad discretion in deciding how to interpret and apply applicable regulations. From time to time, we receive formal and informal inquiries from various government regulatory authorities, as well as self-regulatory organizations, about our business and compliance with local laws, regulations or standards. Any determination that our operations or activities, or the activities of our employees, are not in compliance with existing laws, regulations or standards could result in the imposition of substantial fines, interruptions of business, loss of supplier, vendor, customer or other third-party relationships, termination of necessary licenses and permits, or similar results, all of which could potentially harm our business and/or reputation. Even if an inquiry does not result in these types of determinations, regulatory authorities could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business, and it potentially could create negative publicity which could harm our business and/or reputation.

Our operating results could be adversely affected by changes in the cost and availability of raw materials.

Lithium-ion batteries are our most significant raw material and are used along with significant amounts of plastics, steel, copper and other materials in our assembly and manufacturing processes. We estimate that raw material costs account for over half of our cost of goods sold. The costs of these raw materials, particularly lithium-ion batteries, are volatile and beyond our control. Additionally, availability of the raw materials used to manufacture our products may be limited at times resulting in higher prices and/or the need to find alternative suppliers. Furthermore, the cost of raw materials may also be influenced by transportation costs. Volatile raw material costs can significantly affect our operating results and make period-to-period comparisons extremely difficult. We cannot assure you that we will be able to either hedge the costs or secure the availability of our raw material requirements at a reasonable level or, even with respect to our agreements that adjust pricing to a market-based index for lithium, pass on to our customers the increased costs of our raw materials without affecting demand or that limited availability of materials will not impact our production capabilities. Our inability to raise the price of our products in response to increases in prices of raw materials or to maintain a proper supply of raw materials could have an adverse effect on our revenue, operating profit, and net income.

Increases in costs, disruption of supply or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts could harm our business.

From time to time, we may experience increases in the cost or a sustained interruption in the supply or shortage of our components. For example, a global shortage and component supply disruptions of electronic battery components is currently being reported, and the full impact to us is yet unknown. Other examples of shortages and component supply disruptions could include the supply of electronic components and raw materials (such as resins and other raw metal materials) that go into the production of our components. Any such cost increase or supply interruption could materially and negatively impact our business, prospects, financial condition and operating results. The prices for our components fluctuate depending on market conditions and global demand and could adversely affect our business, prospects, financial condition and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for battery cells. These risks include, but are not limited to:

●	supply shortages caused by the inability or unwillingness of our suppliers and their competitors to build or operate component production facilities to supply the numbers of battery components required to support the rapid growth of the electric RV and marine component vehicle industry and other industries in which we operate as demand for such components increases;

●	disruption in the supply of electronic circuits due to quality issues or insufficient raw materials;

●	a decrease in the number of manufacturers of battery components; and

●	an increase in the cost of raw materials.

We are dependent on the continued supply of battery components for our products. We have, to date, fully qualified only a very limited number of such suppliers and have limited flexibility in changing suppliers, though we are actively engaged in activities to qualify additional suppliers. Any disruption in the supply of battery components could temporarily disrupt production of our products until a different supplier is fully qualified. The cost of our battery products depends in part upon the prices and availability of raw materials such as lithium, nickel, cobalt, and/or other metals. The prices for these materials fluctuate and their available supply may be unstable, depending on market conditions and global demand for these materials, including as a result of increased global production of electric vehicles and energy storage products. Furthermore, fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges. Any reduced availability of these raw materials or substantial increases in the prices for such materials may increase the cost of our components and consequently, the cost of our products. There can be no assurance that we will be able to recoup increasing costs of our components by increasing prices, which in turn could damage our brand, business, prospects, financial condition and operating results.

We could face potential product liability claims relating to products we assemble or manufacture or distribute which could result in significant costs and liabilities, which would reduce our profitability.

We face an inherent business risk of exposure to product liability claims in the event that the use of any of our products results in personal injury or property damage. We are also exposed to potential liability and product performance warranty risks that are inherent in the design, assemble, manufacture and sale of our products. In the event that any of our products prove to be defective, we may be required to recall or redesign such products, which would result in significant unexpected costs. Any insurance we maintain may not be available on terms acceptable to us or such coverage may not be adequate for liabilities actually incurred. Further, any claim or product recall could result in adverse publicity against us, which could adversely affect our sales or increase our costs.

Our operations expose us to litigation, tax, environmental and other legal compliance risks.

We are subject to a variety of litigation, tax, environmental, health and safety and other legal compliance risks. These risks include, among other things, possible liability relating to product liability matters, personal injuries, intellectual property rights, contract-related claims, government contracts, taxes, health and safety liabilities, environmental matters and compliance with competition laws and laws governing improper business practices. We could be charged with wrongdoing as a result of such matters. If convicted or found liable, we could be subject to significant fines, penalties, repayments or other damages (in certain cases, treble damages). In the area of taxes, changes in tax laws and regulations, as well as changes in related interpretations and other tax guidance could materially impact our tax receivables and liabilities and our deferred tax assets and tax liabilities. We plan to manufacture lithium-ion batteries in the future which involves processing, storing, disposing of and otherwise moving large amounts of hazardous materials. As a result, we will be subject to extensive and changing environmental, health and safety laws, and regulations governing, among other things: the generation, handling, storage, use, transportation and disposal of hazardous materials; remediation of polluted ground or water; emissions or discharges of hazardous materials into the ground, air or water; and the health and safety of our employees. Our ongoing compliance with environmental, health and safety laws, regulations and permits could require us to incur significant expenses, limit our ability to modify or expand our facilities or continue production and require us to install additional pollution control equipment and make other capital improvements. In addition, private parties, including employees, could bring personal injury or other claims against us due to the presence of, or exposure to, hazardous substances used, stored or disposed of by us or contained in our products.

Certain environmental laws assess liability on owners or operators of real property for the cost of investigation, removal or remediation of hazardous substances at their current or former properties or at properties at which they have disposed of hazardous substances. These laws may also assess costs to repair damage to natural resources. We may be responsible for remediating damage to our properties caused by former owners by our existing operations or by our future operations.

Changes in environmental and climate laws or regulations could lead to new or additional investment in production designs and could increase environmental compliance expenditures. For example, the United States Environmental Protection Agency has promulgated regulations applicable to projects involving greenhouse gas emissions above a certain threshold, and the United States and certain states within the United States have enacted, or are considering, limitations on greenhouse gas emissions.

Changes in climate change concerns, or in the regulation of such concerns, including greenhouse gas emissions, could subject us to additional costs and restrictions, including increased energy and raw materials costs. Additionally, we cannot assure you that we have been or at all times will be in compliance with environmental laws and regulations or that we will not be required to expend significant funds to comply with, or discharge liabilities arising under, environmental laws, regulations and permits, or that we will not be exposed to material environmental, health or safety litigation. Also, the U.S. Foreign Corrupt Practices Act (“FCPA”) and similar worldwide anti-bribery laws in non-U.S. jurisdictions generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. The FCPA applies to companies, individual directors, officers, employees and agents. Under the FCPA, U.S. companies may be held liable for actions taken by strategic or local partners or representatives. The FCPA also imposes accounting standards and requirements on publicly traded U.S. corporations and their foreign affiliates, which are intended to prevent the diversion of corporate funds to the payment of bribes and other improper payments. Our policies mandate compliance with these antibribery laws. Despite meaningful measures that we undertake to facilitate lawful conduct, which include training and internal control policies, these measures may not always prevent reckless or criminal acts by our employees or agents as we expand our operations from the U.S. domestically to abroad. As a result, we could be subject to criminal and civil penalties, disgorgement, further changes or enhancements to our procedures, policies and controls, personnel changes or other remedial actions. Violations of these laws, or allegations of such violations, could disrupt our operations, involve significant management distraction and result in a material adverse effect on our competitive position, results of operations, cash flows or financial condition.

Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

Many new energy storage technologies have been introduced over the past several years. For certain important and growing markets, such as aerospace and defense, lithium-based battery technologies have a large and growing market share. Our ability to achieve significant and sustained penetration of key developing markets, including the RV and marine markets, will depend upon our success in developing or acquiring these and other technologies, either independently, through joint ventures, or through acquisitions. If we fail to develop or acquire, assemble and manufacture and sell, products that satisfy our customers’ demands, or we fail to respond effectively to new product announcements by our competitors by quickly introducing competitive products, then market acceptance of our products could be reduced and our business could be adversely affected. We cannot assure you that our portfolio of primarily lithium-ion products will remain competitive with products based on new technologies.

We may not be able to adequately protect our proprietary intellectual property and technology.

We rely on a combination of copyright, trademark, patent and trade secret laws, non-disclosure agreements and other confidentiality procedures and contractual provisions to establish, protect and maintain our proprietary intellectual property and technology and other confidential information. Certain of these technologies, especially battery case construction, are important to our business and are not protected by patents. Despite our efforts to protect our proprietary intellectual property and technology and other confidential information, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual property and proprietary technologies. If we are unable to protect our intellectual property and technology, we may lose any technological advantage we currently enjoy and may be required to take an impairment charge with respect to the carrying value of such intellectual property or goodwill established in connection with the acquisition thereof. In either case, our operating results and net income may be adversely affected.

Quality problems with our products could harm our reputation and erode our competitive position.

The success of our business will depend upon the quality of our products and our relationships with customers. In the event that our products fail to meet our customers’ standards, our reputation could be harmed, which would adversely affect our marketing and sales efforts. We cannot assure you that our customers will not experience quality problems with our products.

Any acquisitions that we complete may dilute stockholder ownership interests in the Company, may have adverse effects on our financial condition and results of operations and may cause unanticipated liabilities.

Future acquisitions may involve the issuance of our equity securities as payment, in part or in full, for the businesses or assets acquired. Any future issuances of equity securities would dilute stockholder ownership interests. In addition, future acquisitions might not increase, and may even decrease, our earnings or earnings per share and the benefits derived by us from an acquisition might not outweigh or might not exceed the dilutive effect of the acquisition. We also may incur additional debt or suffer adverse tax and accounting consequences in connection with any future acquisitions.

If our electronic data is compromised, our business could be significantly harmed.

We and our business partners maintain significant amounts of data electronically in locations around the world. This data relates to all aspects of our business, including current and future products and services under development, and also contains certain customer, supplier, partner and employee data. We maintain systems and processes designed to protect this data, but notwithstanding such protective measures, there is a risk of intrusion, cyberattacks, tampering, theft, misplaced or lost data, programming and/or human errors that could compromise the integrity and privacy of this data, improper use of our systems, software solutions or networks, unauthorized access, use, disclosure, modification or destruction of information, defective products, production downtimes and operational disruptions, which in turn could adversely affect our reputation, competitiveness, and results of operations. In addition, we provide confidential and proprietary information to our third-party business partners in certain cases where doing so is necessary to conduct our business. While we obtain assurances from those parties that they have systems and processes in place to protect such data, and where applicable, that they will take steps to assure the protections of such data by third parties, nonetheless those partners may also be subject to data intrusion or otherwise compromise the protection of such data. Any compromise of the confidential data of our customers, suppliers, partners, employees or ourselves, or failure to prevent or mitigate the loss of or damage to this data through breach of our information technology systems or other means could substantially disrupt our operations, harm our customers, employees and other business partners, damage our reputation, violate applicable laws and regulations, subject us to potentially significant costs and liabilities and result in a loss of business that could be material. We operate a number of critical computer systems throughout our business that can fail for a variety of reasons. If such a failure were to occur, we may not be able to sufficiently recover from the failure in time to avoid the loss of data or any adverse impact on certain of our operations that are dependent on such systems. This could result in lost sales and the inefficient operation of our facilities for the duration of such a failure.

We may not be able to maintain adequate credit facilities.

Our ability to continue our ongoing business operations and fund future growth depends on our ability to maintain adequate credit facilities and to comply with the financial and other covenants in such credit facilities or to secure alternative sources of financing. However, such credit facilities or alternate financing may not be available or, if available, may not be on terms favorable to us. If we do not have adequate access to credit, we may be unable to refinance our existing borrowings and credit facilities when they mature and to fund future acquisitions, and this may reduce our flexibility in responding to changing industry conditions.

Our indebtedness could adversely affect our financial condition and results of operations.

As of December 31, 2021, we had $4,269,218 of total liabilities (including operating leases). This level of indebtedness could:

●	increase our vulnerability to adverse general economic and industry conditions, including interest rate fluctuations, because a portion of our borrowings bear, and will continue to bear, interest at floating rates;

●	require us to dedicate a substantial portion of our cash flow from operations to debt service payments, which would reduce the availability of our cash to fund working capital, capital expenditures or other general corporate purposes, including acquisitions;

●	limit our flexibility in planning for, or reacting to, changes in our business and industry;

●	restrict our ability to introduce new products or new technologies or exploit business opportunities;

●	place us at a disadvantage compared with competitors that have proportionately less debt;

●	limit our ability to borrow additional funds in the future, if we need them, due to financial and restrictive covenants in our debt agreements; and

●	have a material adverse effect on us if we fail to comply with the financial and restrictive covenants in our debt agreements.

We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.

Our success depends in part on our ability to attract, retain and motivate senior management and other key employees. Achieving this objective may be difficult due to many factors, including fluctuations in global economic and industry conditions, competitors’ hiring practices, cost reduction activities, and the effectiveness of our compensation programs. Competition for qualified personnel can be very intense. We must continue to recruit, retain and motivate senior management and other key employees sufficient to maintain our current business and support our future projects. We are vulnerable to attrition among our current senior management team and other key employees. A loss of any such personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business, financial condition and results of operations. In addition, if we are unsuccessful in our succession planning efforts, the continuity of our business and results of operations could be adversely affected.

Changes in tax laws or tax rulings could materially affect our financial position, results of operations, and cash flows.

The income and non-income tax regimes we are subject to or operate under are unsettled and may be subject to significant change. Changes in tax laws or tax rulings, or changes in interpretations of existing laws, could materially affect our financial position, results of operations, and cash flows. For example, changes to U.S. tax laws enacted in December 2017 had a significant impact on our tax obligations and effective tax rate beginning 2018. These enactments and future possible guidance from the applicable taxing authorities may have a material impact on the Company’s operating results. The Company closely monitors these proposals as they arise in the countries where it operates. Changes to the statutory tax rate may occur at any time, and any related expense or benefit recorded may be material to the fiscal quarter and year in which the law change is enacted. The Company regularly assesses the likely outcomes of its tax audits and disputes to determine the appropriateness of its tax reserves. However, any tax authority could take a position on tax treatment that is contrary to the Company’s expectations, which could result in tax liabilities in excess of reserves.

A failure to keep pace with developments in technology could impair our operations or competitive position.

Our business continues to demand the use of sophisticated systems and technology. These systems and technologies must be refined, updated and replaced with more advanced systems on a regular basis in order for us to meet our customers’ demands and expectations. If we are unable to do so on a timely basis or within reasonable cost parameters, or if we are unable to appropriately and timely train our employees to operate any of these new systems, our business could suffer. We also may not achieve the benefits that we anticipate from any new system or technology, such as fuel abatement technologies, and a failure to do so could result in higher than anticipated costs or could impair our operating results.

Risks Related to this Offering

Our stock price may fluctuate significantly, and you may be unable to resell your shares at or above the offering price.

The trading price of our securities may be volatile and subject to wide price fluctuations in response to various factors, including:

●	market conditions in the broader stock market;

●	actual or anticipated fluctuations in our quarterly financial condition and results of operations, or those of other companies in our industry;

●	actual or anticipated strategic, technological, or regulatory threats, whether or not warranted by actual events;

●	whether any securities analysts cover our stock;

●	issuance of new or changed securities analysts’ reports or recommendations, if any;

●	investor perceptions of our Company, the lithium battery and accessory industry;

●	the volume of trading in our stock;

●	changes in accounting standards, policies, guidance, interpretations, or principles;

●	sales, or anticipated sales, of large blocks of our stock;

●	additions or departures of key management personnel, creative, or other talent;

●	regulatory or political developments, including changes in laws or regulations that are applicable to our business;

●	litigation and governmental investigations;

●	sales or distributions of our common stock by significant shareholders, the entity through which our controlling shareholder holds its investment, or other insiders;

●	natural disasters and other calamities; and

●	macroeconomic conditions.

Furthermore, the stock market has experienced extreme volatility that in some cases has been unrelated or disproportionate to the operating performance of particular companies. These and other factors may cause the market price and demand for our securities to fluctuate substantially, which may limit or prevent investors from readily selling their securities and it may otherwise negatively affect the liquidity of our securities. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the Company that issued the stock. If any of our stockholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

There is no existing market for our securities, and we do not know if one will develop to provide you with adequate liquidity.

Prior to this offering, there has not been a public market for our securities. An active market for our securities may not develop following the completion of this offering, or if it does develop, may not be maintained. If an active trading market does not develop, or if the volume of trading in that market is limited, you may have difficulty selling any of our securities that you purchase. The initial public offering price for the securities will be determined by negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may be unable to sell securities at prices equal to or greater than the price you paid in this offering.

We do not anticipate paying dividends on our common stock in the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We do not anticipate paying any dividends in the foreseeable future on our common stock. We intend to retain all future earnings for the operation and expansion of our business and the repayment of outstanding debt. Our credit documents contain, and any future indebtedness likely will contain, restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our common stock may be your major source of gain for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will make such a change.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our securities will be influenced by the research and reports that securities or industry analysts publish about us or our business (or the absence of such research or reports). If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock prices or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock prices could decline and such decline could be material.

You may be diluted by the future issuance of additional common stock in connection with our incentive plans, acquisitions or otherwise.

We had 200,000,000 shares of common stock authorized of which 195,700,000 were unissued immediately prior to this offering. Our Articles of Incorporation authorizes us to issue these shares of common stock and options, rights, warrants and appreciation rights relating to common stock for the consideration and on the terms and conditions established by our Board of Directors in its sole discretion, whether in connection with acquisitions or otherwise. We have reserved 1,000,000 shares of common stock for issuance upon the exercise of outstanding stock options under the 2021 Incentive Award Plan, (the “2021 Incentive Award Plan”) and 2,500,000 shares of common stock for issuance pursuant to our 2021 Equity Stock Purchase Plan (the “2021 ESPP”). Any common stock that we issue, including stock issued under our 2021 Incentive Award Plan or other equity incentive plans that we may adopt in the future, as well as under outstanding options would dilute the percentage ownership held by the investors who purchase common stock in this offering.

Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.

If our existing stockholders sell substantial amounts of our securities in the public market following this offering, the market price of our securities could decrease significantly. The perception in the public market that our existing stockholders might sell securities could also depress our market price. As of the date of this offering, we had 4,300,000 shares of common stock outstanding. We, our directors, executive officers and significant stockholders are subject to the lock-up agreements described in “Underwriting” and also to the Rule 144 holding period requirements described in “Shares Eligible for Future Sale.” The underwriter has agreed to allow one shareholder to sell up to 64,000 of its shares prior to the expiration of the lock-up period. Following the expiration of the lock-up period, our principal stockholders will have the right, subject to certain conditions, to require us to register the sale of their shares of our common stock under the Securities Act. After this offering (assuming no exercise of the underwriters’ option to purchase additional shares from us) and the expiration of the lock-up period, additional shares will be eligible for sale in the public market. The market price of shares of our securities may drop significantly when the restrictions on resale by our existing stockholders lapse or when we are required to register the sale of our stockholders’ remaining shares of our common stock. A decline in the price of shares of our securities might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

Our costs could increase significantly as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations.

As a public company, and particularly after we cease to be an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), we could incur significant legal, accounting and other expenses not incurred in previous years. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules promulgated by the Securities and Exchange Commission (“SEC”) and NASDAQ, require us to adopt corporate governance practices applicable to U.S. public companies. These rules and regulations may increase our legal and financial compliance costs.

Sarbanes-Oxley, as well as rules and regulations subsequently implemented by the SEC and NASDAQ, have imposed increased disclosure and enhanced corporate governance practices for public companies. Our efforts to comply with evolving laws, regulations and standards are likely to result in increased expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. We may not be successful in continuing to implement these requirements and implementing them could adversely affect our business, results of operations and financial condition. In addition, if we fail to implement the requirements with respect to our internal accounting and audit functions, our ability to report our financial results on a timely and accurate basis could be impaired.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant reporting obligations and regulatory oversight, and the continuous scrutiny of investors and analysts. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, operating results and financial condition.

We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

As an “emerging growth company,” we plan to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our securities less attractive because we chose to rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We choose to avail ourselves of this extended transition period and defer adoption of certain changes in accounting standards.

As described in Section 101 of the JOBS Act, the “emerging growth company” classification can be retained for up to five years following our IPO or until the earlier occurrence of the following:

1.	the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeded $700 million as of the prior June 30th; or

2.	the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

If some investors find our securities less attractive as a result of any choices to reduce future disclosure, there may be a less active market for our securities and our stock price may be more volatile.

If you purchase securities in this offering, you will suffer immediate and substantial dilution.

You will experience additional dilution upon the exercise of options and warrants to purchase our common stock, including those options currently outstanding and possibly those granted in the future, and the issuance of restricted stock or other equity awards under our stock incentive plans. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial additional dilution. See “Dilution.”

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of Sarbanes-Oxley could have a material adverse effect on our business and stock price.

We are required to comply with certain SEC rules that implement Sections 302 and 404 of Sarbanes-Oxley, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we are required to disclose changes made in our internal control procedures on a quarterly basis, we take advantage of certain exceptions from reporting requirements that are available to “emerging growth companies” under the JOBS Act, each independent registered public accounting firm that performs an audit for us has not been required to attest to and report on our annual assessment of our internal controls over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company” as defined in the JOBS Act. While we expect to be ready to comply with Section 404 of Sarbanes-Oxley by the applicable deadline, we cannot assure you that this will be the case. Furthermore, we may identify material weaknesses that we may be unable to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404 of Sarbanes-Oxley. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may be unable to conclude that we have effective internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley. If we are unable to implement the requirements of Section 404 of Sarbanes-Oxley in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could have a material adverse effect on our business, prospects, results of operations, and financial condition.

Our management has broad discretion as to the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of the shares may not desire or that may not yield a significant return or any return at all. Our management not applying these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

We may not be able to satisfy listing requirements of Nasdaq or obtain or maintain a listing of our common stock on Nasdaq.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq listing requirements, our common stock may be delisted. If we fail to meet any of Nasdaq’s listing standards, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

If our shares of securities become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

Risks Related to Our Capital Structure

Our indebtedness could adversely affect our ability to raise additional capital to fund operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our financial obligations and our creditors have broad remedies in the event of default.

As of December 31, 2021 and 2020, we had total liabilities of $4,269,218 and $2,984,058, respectively. This indebtedness is secured in part by a security interest in substantially all of our assets, and our security agreements includes broad remedies in favor of the lenders, including the right to foreclose on pledged assets in connection with an event of default.

If we cannot generate sufficient cash flow from operations to service our debt, we may need to further refinance our debt, dispose of assets or issue equity to obtain necessary funds. We do not know whether we will be able to do any of this on a timely basis or on terms satisfactory to us, or at all. Our substantial indebtedness could have important consequences, including:

●	our ability to obtain additional debt or equity financing for working capital, capital expenditures, debt service requirements, acquisitions, and general corporate or other purposes may be limited;

●	a portion of our cash flows from operations will be dedicated to the payment of principal and interest on the indebtedness and will not be available for other purposes, including operations, capital expenditures and future business opportunities; and

●	we may be vulnerable in a downturn in general economic conditions or in business or may be unable to carry on capital spending that is important to our growth.

Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, or at all, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. If we issue additional equity securities, existing stockholders may experience dilution, and the new equity securities could have rights senior to those of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our common stock and diluting their interest.

The terms of our security agreement and other debt documents restrict our current and future operations, which could adversely affect our ability to respond to changes in our business and to manage our operations.

Our security agreements and other debt documents contain, and any future indebtedness will likely contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

●	incur additional debt;

●	pay dividends and make other restricted payments;

●	create liens; or

●	sell our collateral, other than inventory in the ordinary course of business.

After this offering, our principal stockholder will continue to have substantial control over us.

After the consummation of this offering, John Yozamp, our CEO and the Chairman of our Board of Directors will beneficially own approximately 24.0% of our outstanding common stock, and approximately 22.9% of our outstanding common stock if the underwriters’ over-allotment option is exercised in full and, together with his brothers, Joel R. Yozamp and James Yozamp, Jr., 37.7% and 35.9%, respectively. As a consequence, Mr. Yozamp and his affiliates, including his brothers, will be able to substantially influence matters requiring stockholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets, and any other significant transaction. The interests of Mr. Yozamp and/or his affiliates may not always align with our interests or the interests of our other stockholders. For instance, this concentration of ownership may have the effect of delaying or preventing a change of control otherwise favored by our other stockholders and could depress our stock price.

Our Articles of Incorporation provides that the Nevada Eighth Judicial District Court of Clark County Nevada shall be the exclusive forum for certain litigation that may be initiated by our stockholders, including claims under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Articles of Incorporation provides that, subject to limited exceptions, the Nevada Eighth Judicial District Court of Clark County Nevada shall be, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of Nevada Revised statutes Chapters 78 or 92A, our Articles of incorporation or our Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our Articles of Incorporation or Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine.

Although these choice of forum provisions would not apply to suits brought to enforce any duty or liability created by the Exchange Act or rules and regulations thereunder, and suits brought to enforce the Securities Act or rules and regulations thereunder are granted concurrent jurisdiction in federal and state courts pursuant to preemptive federal law, these choice of forum provisions may otherwise limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Stockholders who do bring a claim in the Nevada Eighth Judicial District Court of Clark County Nevada could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Nevada. The Nevada Eighth Judicial District Court of Clark County Nevada may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find the choice of forum provision contained in our Articles of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholders.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock and do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. Instead, we currently plan to retain any earnings to finance the growth of our business. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our financial condition, results of operations and capital requirements as well as other factors deemed relevant by our board of directors.

CAPITALIZATION

The following table sets forth our cash and capitalization, as of December 31, 2021 on:

●	an actual basis; and

●	a pro forma as-adjusted basis, giving effect to the issuance and sale of 2,145,000 shares in this offering, at the public offering price of $7.00 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following table should be read in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus.

	As of December 31, 2021
	Actual	Pro Forma Assuming No Exercise of the Over Allotment Option (1)	Pro Forma Assuming Exercise in Full of the Over Allotment Option(1)
Cash and cash equivalents	$773,238	$11,623,838	$13,695,908
Debt
Working capital loans and current debt	701,135	51,135	51,135
Long-term debt, net of discounts	779,486	376,326	376,326
Shareholder loans	825,000	825,000	825,000
Total Debt	2,305,621	1,252,464	1,252,464
Stockholders’ Equity
Common Stock, $0.001 par value per share (200,000,000 authorized shares; 4,300,000 shares issued and outstanding immediately prior to the offering; 6,445,000 shares issued and outstanding immediately after the offering and assuming no exercise of the underwriters’ over-allotment option)	4,300	6,445	6,767
Additional paid-in capital	8,355,140	21,693,594	23,765,342
Accumulated deficit	(6,102,951)	(7,539,794)	(7,539,794)
Total stockholders’ (deficit) equity	2,256,489	14,160,246	16,232,316
Total Capitalization	$2,256,489	$14,160,246	$16,232,316

(1)       After the payoff of debt in principal amount totaling $2,250,000 and related estimated interest expense of approximately $240,000 in aggregate, we would have remaining cash from the proceeds of the offering of $10,850,600, resulting in pro forma cash of $11,623,838. The total debt principal to be paid of $2,250,000, is gross of amortizable debt discount of $1,196,843 at December 31, 2021. Upon payoff, the debt discount is fully amortized to interest expense, which in addition to the payoff of interest estimated at $240,000, increases accumulated deficit by the aggregate of $1,436,843. Principal debt totaling $2,305,621, net of discount of $1,196,843 will be reduced to $1,252,464 ($2,305,621 less paydown of $2,250,000 plus amortization of debt discount of $1,196,843).

(2)       The sale of 2,145,000 shares at the public offering price of $7.00 per share is expected to yield net proceeds after underwriting fees and offering expenses of $13,340,600, which is expected to increase common stock and additional paid in capital by $2,145 and $13,338,455, respectively, resulting in pro forma balances of common stock and additional paid in capital of $6,445 and $21,693,594, respectively. Where we sell all 321,750 shares issuable upon full exercise of the over allotment option, we estimate a net increase in cash after underwriting fees of $2,072,070, with a corresponding increase to equity consisting of an increase of $322 to common stock and $2,071,748 additional paid in capital.

The actual, pro forma and pro forma as adjusted information set forth in the table excludes:

●	options to purchase 30,000 shares of our common stock issued to an individual;

●	warrants to purchase 710,431 shares of our common stock issued to various individuals; and

●	warrants to purchase up to 128,700 shares of our common stock issuable to the underwriters in connection with this offering.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value as of December 31, 2021 was $2,256,489, or $0.52 per share of our common stock. Our historical net tangible book value (deficit) is the amount of our total tangible assets less our total liabilities. We do not currently have any shares of, or securities convertible into preferred stock outstanding. Historical net tangible book value per share represents historical net tangible book value (deficit) divided by the number of shares of our common stock issued as of December 31, 2021. This data is solely based on the historical amounts as shown in our balance sheet as of December 31, 2021.

After giving further effect to our sale of shares in this offering at the initial public offering price of $7.00 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2021 would have been approximately $14,160,246, or approximately $2.20 per share. This represents an immediate increase in pro forma as adjusted net tangible book value per share of $1.67 to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value per share of approximately $4.80 to new investors purchasing common stock in this offering. Dilution per share to new investors purchasing securities in this offering is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the assumed initial public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Initial public offering price per share	$7.00
Historical net tangible book value (deficit) per share as of December 31, 2021	.52
Pro forma net tangible book value (deficit) per share as of December 31, 2021	2.20
Increase in pro forma as adjusted net tangible book value per share attributable to new investors purchasing shares in this offering	1.67
Pro forma as adjusted net tangible book value per share after this offering	2.20
Dilution per share to new investors purchasing shares in this offering	$4.80

If the underwriters exercise their option to purchase additional shares of shares in this offering in full at the assumed initial public offering price of $7.00 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, the pro forma as adjusted net tangible book value per share after this offering would be $2.40 per share, and the dilution in pro forma as adjusted net tangible book value per share to new investors purchasing common stock in this offering would be $4.60 per share.

The following table summarizes, on a pro forma as adjusted basis as of December 31, 2021, the number of shares of common stock purchased from us on an as converted to common stock basis, the total consideration paid, or to be paid, and the average price per share paid, or to be paid, by existing stockholders and by new investors in this offering at the public offering price of $7.00 per share, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
	(in thousands)
Existing stockholders	4,300,000	66.7%	$4,423,158	22.8%	$1.03
New investors	2,145,000	33.3%	$15,015,000	77.2%	$7.00
Total	6,445,000	100%	$19,438,158	100.0%	$3.02

The table above assumes no exercise of the underwriters’ over-allotment option in this offering. If the underwriters’ over-allotment option is exercised in full, the number of shares of our common stock held by existing stockholders would be reduced to 63.5% of the total number of shares of our common stock outstanding after this offering, and the number of shares held by new investors participating in the offering would be increased to 36.45% of the total number of shares outstanding after this offering.

The tables above do not include:

●	outstanding options to purchase 30,000 shares of our common stock issued to an individual;

●	outstanding warrants to purchase 710,431 shares of our common stock issued to various individuals; and

●	warrants to purchase up to 128,700 shares of our common stock issuable to the underwriters in connection with this offering.

To the extent that options are issued and exercised or shares are issued under our 2021 Incentive Award Plan, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

FINANCIAL INFORMATION

Set forth below are our summary historical and as adjusted financial and other data for the periods ending on and as of the dates indicated. Our historical results are not necessarily indicative of future results of operations. The summary of historical financial and other data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and the notes related thereto, included elsewhere in this prospectus.

Balance Sheets

As of December 31,	2021	2020
Assets
Current Assets
Cash and cash equivalents	$773,238	$290,675
Accounts receivable	775,160	208,725
Inventory	2,051,880	368,278
Prepaid/in-transit inventory	1,081,225	353,192
Other current assets	71,703	4,150
Total current assets	4,753,206	1,225,020
Property and equipment	523,419	212,761
Accumulated depreciation	(96,190)	(51,720)
Property and equipment, net	427,229	161,041
Other Assets
Operating leases – right-of-use asset	1,281,371	210,218
Deposits	63,901	8,117
Total assets	$6,525,707	$1,604,396
Liabilities and members’ deficit
Current liabilities
Accounts payable	$63,180	$52,003
Customer deposits	436,648	—
Accrued expenses and other current liabilities	140,618	87,896
Line of credit and short-term revolving loans	550,000	830,000
Current portion of operating lease liability	218,788	68,102
Liability for sale of future revenues, net	11,502	120,844
Note payable in default	100,000	—
Current portion of long-term-debt	51,135	17,440
Liability for refunds	—	58,000
Total current liabilities	1,571,871	1,234,285
Long-term-debt, net of current portion and discount	779,486	248,470
Operating lease liability, net of current portion	1,092,861	153,146
Shareholder promissory notes	825,000	1,075,000
Convertible notes and accrued interest	—	273,157
Total liabilities	4,269,218	2,984,058
Stockholders’ equity (deficit)
Preferred stock, par value $.001; 20,000,000 authorized, zero shares issued and outstanding	—	—
Common stock, par value $.001; 200,000,000 shares authorized; 4,300,000 and 2,430,514 issued and outstanding as of December 31, 2021 and 2020, respectively	4,300	2,431
Additional paid-in capital	8,355,140	—
Accumulated deficit	(6,102,951)	(1,382,093)
Total stockholders’ equity (deficit)	2,256,489	(1,379,662)
Total liabilities and stockholders’ equity (deficit)	$6,525,707	$1,604,396

Statements of Operations

For the years ending December 31,	2021	2020
Sales, net	$4,517,499	$1,571,736
Cost of sales	2,871,770	1,268,769
Gross profit	1,645,729	302,967

Selling, general and administrative	2,909,085	1,056,858
Loss from operations	(1,263,356)	(753,891)

Other (Income) Expense
Grant income		(80,000)
Interest Income	(169)	(851)
(Gain) Loss on disposal of property and equipment	(8,521)	4,574
Debt conversion expense	112,133	—
Extinguishment loss on debt settlement	2,791,087	—
Interest expense	554,044	196,887
Miscellaneous	(372)	—
Total other (income) expense	3,448,202	120,610

Loss before taxes	(4,711,558)	(874,501)

Franchise Taxes	9,300	1,979

Net loss	$(4,720,858)	$(876,480)

Net loss per share (basic and diluted)	$(1.63)	$(.36)
Weighted-average number of shares outstanding	2,888,695	2,430,514

Statements of Cash Flows

Years Ended December 31,	2021	2020
Cash flows from operating activities
Net loss	$(4,720,858)	$(876,480)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	61,084	16,572
Accrued interest on convertible debt	103,701	3,157
Amortization of debt discount (sale of future liabilities)	95,284	4,171
Amortization of debt discount	117,588	—
Debt conversion expense on induced conversion	112,133	—
Extinguishment loss on debt settlement	2,791,087	—
(Gain) Loss on disposal of property and equipment	(8,521)	4,574
Stock based compensation – shares issued	108,900	—
Stock based compensation – stock options issued for services	79,200	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(566,435)	(176,600)
Increase in inventory	(1,683,602)	(5,490)
Increase in prepaid/in-transit inventory	(728,033)	(173,652)
Increase in other current assets	(69,552)	(400)
Increase in deposits	(55,784)	(5,006)
Increase (Decrease) in accounts payable	11,177	(34,403)
Increase in customer deposits and accrued expenses and other current liabilities	494,553	54,146
Increase (Decrease) in liability for refunds	(58,000)	58,000
Increase in right-of-use assets and lease liabilities	19,248	8,819
Net cash used in operating activities	(3,896,830)	(1,122,592)
Cash flows from investing activities
Purchases of property and equipment	(113,694)	(38,427)
Proceeds from disposal of property and equipment	—	1,675
Net cash used in investing activities	(113,694)	(36,752)
Cash flows from financing activities
Borrowings on line of credit and short-term revolving loans	—	970,000
Repayments on line of credit and short-term revolving loans	(280,000)	(192,574)
Proceeds from sale of future revenues, net of discount	125,000	125,000
Payments on liability for sale of future revenues	(329,626)	(8,327)
Proceeds from issuance of convertible notes, net of issuance costs	2,781,000	270,000
Proceeds from issuance of long-term debt, net of issuance costs	1,385,000	150,000
Principal payments on long-term debt	(26,687)	(3,590)
Proceeds from sale of units (LLC)	522,000	—
Proceeds from issuance of common stock	316,400	—
Net cash provided by financing activities	4,493,087	1,310,509
Net change in cash and cash equivalents	482,563	151,165
Cash and cash equivalents, beginning	290,675	139,510
Cash and cash equivalents, ending	$773,238	$290,675
Supplemental disclosure of cash flow information:
Cash paid for interest	$341,257	$196,887
Cash paid for franchise taxes	$1,829	$150
Non-cash operating activities:
Purchases of property and equipment in exchange for issuance of membership interests	$20,000	$—
Reclassification of deposit to property and equipment	$2,000	$—
Acquisition/modification of operating lease right-of-use asset and lease liability	$1,268,089	$180,494
Purchases of property and equipment in exchange for long-term debt	$183,058	$119,500
Reclassification of member’s promissory note to convertible note	$250,000	—
Reclassification of convertible note to long-term debt	$100,000	—
Reclassification of accrued interest to principal of long-term debt	$5,183	—
Conversion of 2020 convertible notes into membership interests	$173,157	—
Conversion of 2021 convertible notes into common stock	$3,282,701	—
Fair value of warrants issued in connection with long-term debt recorded as debt discount and additional paid-in capital	$1,072,160	—
Membership contributions reclassified to additional paid-in capital upon conversion to C corporation	$827,290	—

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and related notes for the fiscal years ended December 31, 2021 and 2020, included in this prospectus.

Overview

We focus on the design, assembly, manufacturing and sales of lithium iron phosphate (LiFePO4) batteries and supporting accessories for RV’s and marine applications with plans to expand into home energy storage products and industrial applications. We design, assemble, manufacture, and distribute high-powered, lithium battery solutions using ground-breaking concepts from a creative sales and marketing approach. Our product-offerings include some of the most dense and minimal-footprint batteries in the RV & Marine industry. We are developing the e360 Home Energy Storage: a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple IP strategies with cutting-edge research, manufacturing processes, and unique products to sustain and scale the business. We currently have over 175 customers consisting of dealers, wholesalers, and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our corporate headquarters are based in Redmond, Oregon, with assembly in the United States and suppliers based in Asia. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our main target markets are the RV & Marine industry. We believe that we are currently well positioned to capitalize off of the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy, where we aim to provide a cost-effective, low barrier of entry, and a do-it-yourself (“DIY”) flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV/Marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding, electric forklift and industrial material handling markets.

Expion360’s VPR 4EVER product line, which is designed for the RV/Marine industry, was launched in December 2020. The VPR 4EVER product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate, detailed-oriented design, engineering and manufacturing, and strong case materials and internal and structural layouts, and are backed by responsive customer service.

Expion360 sees lithium as the element of choice to displace the multi-billion dollar market for antiquated lead-acid batteries (which are using technology initially developed in 1860). Lithium technology offers power-to-weight advantages, increased life cycles, higher performance ratios, better hot-and-cold weather characteristics, zero maintenance, and more.

Recent Developments

In November 2021, the Company entered into two new facility leases that became effective in January 2022 and February 2022. The Company recognized additional lease liability of 2,348,508, representing the present value of the lease payments discounted using effective interest rates between 8.07% and 8.86%, and a corresponding right-of-use asset of $2,348,508.

Key Line Item Descriptions

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the performance obligation(s) are satisfied. Revenue is recognized upon shipment or delivery to the customer as that is when the customer obtains control of the promised goods and the Company’s performance obligation is considered satisfied. As such, accounts receivable is recorded at the time of shipment or will call, when the Company’s right to the consideration becomes unconditional and the Company determines there are no uncertainties regarding payment terms or transfer of control.

Cost of Sales

Our primary cost of sales is related to our direct product and landing costs. Direct labor costs consist of payroll costs (including taxes and benefits) of employees directly engaged in assembly activities. Overhead consists primarily of warehouse rent and utilities. The costs can increase or decrease based on costs of product and assembly parts, purchased at market pricing, customer supply requirements, and the amount of labor required to assemble a product, along with the allocation of fixed overhead.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of salaries, benefits, and sales and marketing costs. Other costs include facility and related costs such as professional fees and other legal expenses, consulting, tax and accounting services, insurance, and IT systems.

A significant portion of our sales and marketing costs will include marketing and sales materials used to promote and sell our products and business development. A significant portion of our general and administrative costs will include costs related to accounting, audit, legal, regulatory, and tax-related services required for us to maintain compliance with exchange listing and SEC regulations, director and officer insurance costs, and investor and public relations costs.

Interest and Other Income, net

Interest expense consists of interest costs on various member promissory notes at a fixed rate of 10% per annum, interest payable monthly, working capital loans with interest rates ranging from 10% to 15% per annum, interest payable monthly; an SBA loan at 3.75% per annum, principal and interest paid monthly; various vehicle and equipment loans with interest rates ranging from 5.45% to 11.21% per annum, principal and interest payable monthly; accrued interest on convertible notes at interest rates ranging from 6% to 10% (all converted in 2021); interest on senior secured notes at a fixed rate of 15% per annum, of which 10% is payable monthly and 5% is deferred until maturity; and amortization of debt discount on convertible notes.

In December 2020 and January 2021, under two separate agreements, Reliant Funding purchased a 50% interest in our future revenues for a total purchase price of $250,000. Pursuant to the agreement, we will repay a total purchase price of $349,750, the difference of which is amortized as interest expense at an effective interest rate of 71%.

Provision for Income Taxes

Until November 2021, the Company was a limited liability company taxed as a Subchapter S corporation and was not a taxpaying entity for federal income tax purposes. The Company’s taxable income or losses were allocated to its members in accordance with their respective ownership percentages. Therefore, no provision or liability for federal income taxes has been included in the accompanying historical financial statements. Certain states impose minimum franchise taxes on entities taxed as an S corporation, accordingly, the accompanying financial statements include provisions for state franchise tax fees.

Effective November 1, 2021, the Company converted from an LLC to a C corporation and, as a result, became subject to corporate federal and state income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company has adopted the provisions in ASC 740, Income Taxes, related to accounting for uncertain tax positions. It requires that the Company recognize the impact of a tax position in the financial statements if the position is more likely than not to be sustained upon examination and on the technical merits of the position. Management has concluded that there were no material unrecognized tax benefits at December 31, 2021 and 2020.

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on the Company’s balance sheet at December 31, 2021 or 2020 and did not recognize interest and/or penalties in the statement of operations for the years ended December 31, 2021 and 2020, since there are no material unrecognized tax benefits. Management believes no material change to the amount of unrecognized tax benefits will occur within the next twelve months.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

Year Ended December 31, 2021, Compared to the Year Ended December 31, 2020

Sales, net

Sales, net for the year ended December 31, 2021 increased by $2,945,763 or 187.4% compared to the year ended December 31, 2020, from $1,571,736 for year ended December 31, 2020, to $4,517,499 for the year ended December 31, 2021. The year over year increase was primarily attributable to the launch of our six new battery products from around November 2020.

Cost of Sales

Total cost of sales was $2,871,770 for the year ended December 31, 2021, and $1,268,769 for the year ended December 31, 2020. From 2020 to 2021, cost of sales increased by $1,603,001 or 126.3%, primarily attributable to expansion of our sales in line with the launch of our six new battery products from around November 2020 and an increase in warehousing costs and labor as we transitioned to a new product line and expanded warehousing capacity to support growth. Cost of sales did not increase by as significant a percentage as sales, net from 2020 to 2021, due to increased efficiencies from our expanded scale of operations.

Gross Profit

As a result of the foregoing, we were able to improve margins through sales growth and our gross profit increased from $302,967 for the year ended December 31, 2020, to $1,645,729 for the year ended December 31, 2021, or by 443.2%.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased by $1,852,227, or 175.3%, to $2,909,085 for the year ended December 31, 2021 compared to $1,056,858 for the year ended December 31, 2020, due to increased costs to support our growth in sales and corporate development and costs incurred in preparation for this offering. The most substantial increases were in salaries and benefits, legal and professional services (primarily in relation to preparations for this offering), sales and marketing, and rents and utilities.

Presented in the table below is the composition of selling, general and administrative expenses:

	Fiscal Year Ended 12/31/2021	Fiscal Year Ended 12/31/2020

Salaries and benefits	$1,232,660	$505,127
Legal and professional	780,449	44,087
Sales and marketing	316,431	185,972
Rents, maintenance, utilities	165,073	47,803
Supplies, office	88,448	46,192
Software, fees, tech support	64,924	16,230
Travel expenses	64,806	24,968
Research and development	58,044	126,218
Insurance	35,563	13,086
Other	102,687	47,175
Total	$2,909,085	$1,056,858

Other (Income) Expense

Our other expenses increased from $120,610 for the year ended December 31, 2020 to $3,448,202 for the year ended December 31, 2021, or by 2,759.0%, which was primarily attributable to an extinguishment loss on debt settlement of $2,791,087, an increase in interest expense, from $196,887 for the year ended December 31, 2020 to $554,044 for the year ended December 31, 2021, which was due to an increase in our borrowings, an increase in the applicable interest rates of new borrowings and amortization of debt discount. Additionally, in 2021, we recorded $112,133 in debt conversion expense.

The extinguishment of debt was related to settlement on convertible notes issued in 2021. The noteholders agreed to settle the debt for an aggregate 1,527,647 shares of common stock with a fair value of $5,545,359 ($3.63 per share). Since this transaction involved contemporaneous issuance of shares of common stock by the Company to the converting noteholders, we evaluated the transaction for modification and extinguishment accounting and determined that the debt was extinguished as a result of the issuance of shares that do not represent the exercise of a conversion right contained in the original terms of the notes at issuance. The settlement of the debt resulted in a recognized loss of $2,262,658 recorded as extinguishment loss on debt settlement on the accompanying statements of operations, calculated as the excess of the fair value of the shares issued over the carrying amount of the debt. In addition, the fair value of warrants of $407,700 issued in exchange for services related to obtain the notes (see Note 21 – Warrants/Options) and the unamortized portion of debt discount remaining at date of settlement of $120,729 were also recorded as extinguishment loss on debt settlement for an aggregate loss of $2,791,087 on the accompanying statements of operations.

Net Loss

We had a net loss of $4,720,858 for the year ended December 31, 2021, as compared to a net loss of $876,480 for the year ended December 31, 2020, an increase of 438.6%, which was primarily due to increased other expense, selling, general and administrative expenses and increased cost of sales.

Liquidity and Capital Resources

Overview

Our operations have been financed primarily through net proceeds from the sale of securities and from borrowings. As of December 31, 2021 and 2020, we had cash and cash equivalents of $773,237 and $290,675, respectively.

Short-term liquidity requirements1

We generally consider our short-term liquidity requirements to consist of those items that are expected to be incurred within the next twelve months and believe those requirements to consist primarily of funds necessary to pay operating expenses, interest and principal payments on our debt, and capital expenditures related to assembly line expansion.

As of December 31, 2021, we expect our short-term liquidity requirements to include (a) approximately $450,000 to $950,000 of capital additions; (b) scheduled debt service payments under our working capital loans and other borrowing programs of approximately $2,540,000, including interest of $240,000; and (c) lease obligation payments of $218,788.

Long-term liquidity requirements

We generally consider our long-term liquidity requirements to consist of those items that are expected to be incurred beyond the next twelve months and believe these requirements consist primarily of funds necessary for eighteen months.

Based on our current business plan, we believe that cash flows from operations, together with the proceeds from this offering will be sufficient to meet our anticipated cash needs for working capital, capital expenditures, and debt service for the next eighteen months. Our ability to make scheduled principal and interest payments, or to refinance our indebtedness, or to fund planned capital expenditures, will depend on future performance, which is subject to general economic conditions, the competitive environment and other factors, including those outlined in the “Risk Factors” section of this prospectus. If our estimates of revenues, expenses, capital or liquidity requirements change or are inadequate to support our growth or if cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity and/or arrange additional debt financing. We may also seek to raise additional equity and/or arrange debt financing to give us the financial flexibility to pursue attractive opportunities that may arise in the future.

Cash Flows

The following table shows a summary of our cash flows for the periods presented:

	Year Ended December 31,
	2021	2020

Net cash used in operating activities	$(3,896,830)	$(1,122,593)
Net cash provided by (used in) investing activities	$(113,694)	$(36,752)
Net cash provided by financing activities	$4,493,087	$1,310,509

Operating Activities

Our largest source of operating cash is cash collection from sales of our products. Our primary uses of cash from operating activities are for increases in inventory purchases and increases in accounts receivable. In the last several years, we have generated negative cash flows from operating activities and have supplemented working capital requirements through net proceeds from the sales of membership interests/common stock and convertible notes and incurrence of indebtedness.

Net cash used in operating activities of $3,896,830 for the year ended December 31, 2021, reflects our net loss of $4,720,858 and increases in inventory of $2,411,635 and accounts receivable of $566,435, which was partially offset by increases in non-cash activities including extinguishment of debt, debt conversion expense, and stock based compensation totaling 3,208,908, accrued expenses and other current liabilities of $494,553.

Net cash used in operating activities of $1,122,593 for the year ended December 31, 2020, reflects our net loss of $876,480, and increases in accounts receivable of $176,600 and inventory of $179,142. These increases were partially offset by a $58,000 increase in liability for refunds estimated for returns.

Investing Activities

Net cash used in investing activities of $113,394 for the year ended December 31, 2021, consisted entirely of purchases of property and equipment.

Net cash used in investing activities of $36,751 for the year ended December 31, 2020, consisted of purchases of property and equipment of $38,426 as partially offset by $1,675 for proceeds from disposal of property and equipment.

Financing Activities

Net cash provided by financing activities of $4,493,087 for the year ended December 31, 2021, consisted of $4,166,000 net proceeds from issuance of convertible notes and long-term debt, proceeds of proceeds of $838,400 from the issuance of membership units/common stock, and proceeds of $125,000 on sale of future revenues. This was partially offset by payments on debt and liability of future revenues of $636,313.

Net cash provided by financing activities of $1,310,509 for the year ended December 31, 2020, primarily consisted of $777,426 net borrowings on line of credit and short-term revolving loans, $270,000 proceeds from issuance of convertible notes and $150,000 proceeds from issuance of long-term debt.

Critical Accounting Policies and Estimates

The above discussion and analysis of our financial condition and results of operations is based upon our financial statements. The preparation of financial statements in conformity with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and disclosures of contingent assets and liabilities. Our significant accounting policies are described in Note 2 of the accompanying financial statements for the years ended December 31, 2021 and 2020. Critical accounting policies are those that we consider to be the most important in portraying our financial condition and results of operations and also require the greatest number of judgments by management. Judgments or uncertainties regarding the application of these policies may result in materially different amounts being reported under different conditions or using different assumptions. We consider the following policies to be the most critical in understanding the judgments that are involved in preparing the financial statements.

Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment. When events or circumstances indicate the carrying value of a long-lived asset may be impaired, the Company estimates the future undiscounted cash flows to be derived from the use and eventual disposition of the asset to assess whether or not a potential impairment exists. If the carrying value exceeds the estimate of future undiscounted cash flows, the impairment is calculated as the excess of the carrying value of the asset over the estimate of its fair value. Fair value is determined primarily using the estimated cash flows discounted at a rate commensurate with the risk involved. No long-lived asset impairment was recognized during the years ended December 31, 2021 and 2020.

Property and Equipment

Property and equipment are stated at cost less depreciation calculated on the straight-line basis over the estimated useful lives of the related assets as follows:

Vehicles and transportation equipment	5 – 7 years
Office furniture and equipment	5 – 7 years
Molds	5 – 10 years
Warehouse equipment	5 – 10 years

Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives. Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in the Statements of Operations.

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset during the lease term, and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating leases are included in ROU assets, current operating lease liabilities, and long-term operating lease liabilities on the Company’s balance sheets. The Company does not have any finance leases.

Lease ROU assets and lease liabilities are initially recognized based on the present value of the future minimum lease payments over the lease term at commencement date calculated using the Company’s incremental borrowing rate applicable to the lease asset, unless the implicit rate is readily determinable. ROU assets also include any lease payments made at or before lease commencement and exclude any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leases with a term of 12 months or less are not recognized on the Company’s balance sheet. The Company’s leases do not contain any residual value guarantees. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

The Company accounts for lease and non-lease components as a single lease component for all its leases.

Product Warranties

The Company sells the majority of its products to customers along with unconditional repair or replacement warranties. The Company’s branded DC mobile chargers are warranted for two years from date of sale and its branded VPR 4EVER Classic and Platinum batteries are warrantied at gradually lesser levels over a twelve-year period from date of sale. The Company determines its estimated liability for warranty claims based on the Company’s experience of the amount of claims actually made. Management estimates no liability as of December 31, 2021 and 2020 because, historically, there have been very few claims and costs for repairs or replacement parts have been nominal. It is reasonably possible that the Company’s estimate of a liability for product liability claims will change in the near term.

Liability for Refunds

The Company does not have a formal return policy but does accept returns under its warranty policies. Returns have historically been minimal. However, during 2020 the Company sold discontinued products and recorded a liability for refunds. As of December 31, 2020, the liability totaled $58,000. Revenue is recorded net of this amount. Any returns of discontinued product are not added back to inventory and therefore related costs are nominal and not recorded as an asset. As of December 31, 2021, all allowable discontinued product had been returned and the Company has no further refund liability.

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the performance obligation(s) are satisfied. Revenue is recognized upon shipment or delivery to the customer as that is when the customer obtains control of the promised goods and the Company’s performance obligation is considered satisfied. As such, accounts receivable is recorded at the time of shipment or will call, when the Company’s right to the consideration becomes unconditional and the Company determines there are no uncertainties regarding payment terms or transfer of control.

Concentration of Major Customers

Customers are considered major customers when net revenue exceeds 10% of total revenue for the period or outstanding receivable balances exceed 10% of total receivables.

During the year ended December 31, 2021, sales to one customer totaled $488,860 comprising approximately 11% of total sales. There were no accounts receivable from this customer as of December 31, 2021, however, amounts due from three other customers totaled $324,844, $229,068, and $104,405, respectively, representing approximately 85% of total accounts receivable at December 31, 2021.

During the year ended December 31, 2020, sales to four customers individually totaled $273,102, $250,142, $221,726, and $186,897, and $931,867 in the aggregate, comprising in aggregate approximately 57% of our total sales. Amounts due from these customers totaled $45,004, $28,333, $48,390, and $33,906, respectively, representing approximately 69% of total accounts receivable as of December 31, 2020.

Shipping and Handling Costs

Shipping and handling fees billed to customers are classified on the Statement of Operations as “Sales, net” and totaled $25,688 and $1,513 for 2021 and 2020, respectively. Shipping and handling costs for shipping product to customers totaled $102,653 and $54,664 for 2021 and 2020, respectively, and are classified in selling, general, and administrative expense in the accompanying Statements of Operations.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense totaled $67,394 and $84,178 for the years ended December 31, 2021 and 2020, respectively, and is included in selling, general, and administrative expense in the accompanying Statements of Operations.

Research and Development

Research and development costs are expensed as incurred. Research and development costs charged to expense amounted to $58,044 and $126,218 for the years ended December 31, 2021 and 2020, respectively, and are included in selling, general and administrative expenses in the accompanying Statements of Operations.

Income Taxes

Until November 2021, the Company was a limited liability company taxed as a Subchapter S corporation and was not a taxpaying entity for federal income tax purposes. The Company’s taxable income or losses were allocated to its members in accordance with their respective ownership percentage. Therefore, no provision or liability for federal income taxes has been included in the accompanying historical financial statements. Certain states impose minimum franchise taxes on entities taxed as an S corporation, accordingly, the accompanying financial statements include provisions for state franchise tax fees.

The Company has adopted the provisions in ASC 740, Income Taxes, related to accounting for uncertain tax positions. It requires that the Company recognize the impact of a tax position in the financial statements if the position is more likely than not to be sustained upon examination and on the technical merits of the position. Management has concluded that there were no material unrecognized tax benefits at December 31, 2021 or 2020.

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on the Company’s balance sheet at December 31, 2021 and 2020 and has not recognized interest and/or penalties in the statement of operations for the years ended December 31, 2021 and 2020, since there are no material unrecognized tax benefits. Management believes no material change to the amount of unrecognized tax benefits will occur within the next twelve months.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (CARES Act). The Cares Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act provides sweeping tax changes in response to the COVID-19 pandemic, some of the more significant provisions are removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act. At December 31, 2021, the Company had not recorded any income tax provision/(benefit) resulting from the CARES Act mainly due the Company’s history of net operating losses generated and the maintenance of a full valuation allowance against its net deferred tax assets.

On December 27, 2020, the United States enacted the Consolidated Appropriations Act of 2021 (“CAA”). The CAA includes provisions extending certain CARES Act provisions and adds coronavirus relief, tax, and health extenders. The Company will continue to evaluate the impact of the CAA and its impact on its financial statements in 2022 and beyond.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurement. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value, as follows:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs. In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, short-term revolving loans, shareholder promissory notes, and notes payable. The fair value of cash and cash equivalents, accounts receivable, accounts payable, short-term revolving loans approximates their respective carrying values because of the short-term nature of those instruments. The fair value of the shareholder promissory notes and notes payable approximates their respective carrying values because the interest rate approximates market rates available to the Company for similar obligations with the same maturities.

Segment Reporting

We currently operate in one reportable segment and our Chief Executive Officer is the chief operating decision maker.

New Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Under ASU 2020-06, the embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost, as long as no other features require bifurcation and recognition as derivatives. Similarly, equity-classified convertible preferred stock instruments will be accounted for as single units of account in equity unless the conversion feature needs to be bifurcated under Topic 815. The new guidance also made amendments to the earnings per share guidance in Topic 260, Earnings Per Share, for convertible instruments, the most significant impact of which is requiring the use of the if-converted method for diluted earnings per share calculation. Further, ASU 2020-06 made revisions to Subtopic 815-40, which provides guidance on how an entity must determine whether a contract qualifies for a scope exception from derivative accounting. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. Adoption of the standard requires using either a modified retrospective or a full retrospective approach. Effective January 1, 2021, the Company early adopted ASU 2020-06 using the modified retrospective approach. Adoption of the new standard did not have a material impact on the Company’s financial statements or disclosures.

In January 2020, the FASB issued ASU 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. The new guidance clarifies the interaction of accounting for the transition into and out of the equity method and the accounting for measuring certain purchased options and forward contracts to acquire investments. ASU 2020-01 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We adopted this guidance on January 1, 2021. The adoption of this guidance did not have an impact on the Company’s financial statements or disclosures. Effective January 1, 2019, the Company adopted the new lease accounting guidance in ASU 2016-02, Leases (Topic 842), as amended. See Note 12 Commitments and Contingencies.

Accounting Guidance Issued but Not Yet Adopted

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers.” ASU 2021-08 requires contract assets and contract liabilities acquired in a business combination to be recognized and measured in accordance with Topic 606, Revenue from Contracts with Customers, on the acquisition date as if the acquirer had entered into the original contract at the same date and on the same terms as the acquiree. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for public business entities. The Company is currently evaluating the impact of this standard on our financial statements.

In May 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the Emerging Issues Task Force).” ASU 2021-04 requires issuers to account for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after the modification or exchange based on the economic substance of the modification or exchange. Under the guidance, an issuer determines the accounting for the modification or exchange based on whether the transaction was done to issue equity, to issue or modify debt, or for other reasons. ASU 2021-04 is applied prospectively and is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on our financial statements.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. This ASU replaces the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information for credit loss estimates on certain types of financial instruments, including trade receivables. In addition, new disclosures are required. The ASU, as subsequently amended, is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adopting this guidance.

Quantitative and Qualitative Disclosures About Market Risk

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

Financial Statements and Supplementary Data

The required financial statements and the notes thereto appear at the end of this prospectus beginning on page F-1.

DESCRIPTION OF BUSINESS

Our Company

We focus on the design, assembly, manufacturing and sales of lithium iron phosphate (LiFePO4) batteries and supporting accessories for RV’s and marine applications with plans to expand into home energy storage products and industrial applications. We design, assemble, manufacture, and distribute high-powered, lithium battery solutions using ground-breaking concepts from a creative sales and marketing approach. Our product-offerings include some of the most dense and minimal-footprint batteries in the RV & Marine industry. We are developing the e360 Home Energy Storage: a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple IP strategies with cutting-edge research, manufacturing processes, and unique products to sustain and scale the business. We currently have over 175 customers consisting of dealers, wholesalers, and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our corporate headquarters are based in Redmond, Oregon, with assembly in the United States and suppliers based in Asia. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our main target markets are the RV & Marine industry. We believe that we are currently well positioned to capitalize off of the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy, where we aim to provide a cost-effective, low barrier of entry, and a do-it-yourself (“DIY”) flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV/Marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding, electric forklift and industrial material handling markets.

Expion360’s VPR 4EVER product line, which is designed for the RV/Marine industry, was launched in December 2020. The VPR 4EVER product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate, detailed-oriented design, engineering and manufacturing, and strong case materials and internal and structural layouts, and are backed by responsive customer service.

Expion360 sees lithium as the element of choice to displace the multi-billion dollar market for antiquated lead-acid batteries (which are using technology initially developed in 1860). Lithium technology offers power-to-weight advantages, increased life cycles, higher performance ratios, better hot-and-cold weather characteristics, zero maintenance, and more.

Management Team

John Yozamp – CEO and Head of Global Sales. John has been our CEO since inception in June 2016. John boasts over 30 years of sales and marketing experience, of which includes 24 years of product concept, development and manufacturing. John was recognized in the HDTV’s “Best New Idea” at the 2008 Chicago Hardware Show. In 2008, John supported the #1 item sold at the Sam’s club individual road show. Just prior to launching Expion360, John was founder, owner, and operator of the largest solar manufacturing company (Zamp solar) in the US focusing on the RV and off grid markets.

Paul Shoun – Chief Operating Officer. Paul has been our Chief Operating Office since March 2020. Paul brings over 30 years of engineering experience, with over 17 years managing a corporate consulting firm. He brings extensive expertise in Project management, product development, engineering leadership, business accounting, ERP/CRM system management, and product marketing. Notable clients include Chrysler, Boeing, Nike IHM, Intel, and Daimler Trucks North America.

Brian Schaffner – Chief Financial Officer. Brian has served as our Chief Financial Officer, beginning in March 2021. He is a seasoned executive having served over the past three decades in a variety of capacities including CEO, CFO, CIO and controller in senior-living, assisted-living, skilled nursing facilities and retail stores. Brian’s instructional experience includes the secondary and university levels with courses including accounting, management, personal finance, welding, auto mechanics and aviation ground school. Brian graduated from Walla Walla College with a Bachelor of Science in Business Administration and Accounting in 1992, and from the University of Phoenix with a Masters in Business Administration in 1997.

Our Market Opportunity

The trend of vehicle electrification is expected to be a significant growth catalyst for lithium compounds over the next decade and beyond. According to a recent report from Allied Market Research Group, the global electric vehicle market was valued at $162.34 billion in 2019, and is projected to reach $802.81 billion by 2027, a CAGR of 22.6%. The North American electric vehicle market was projected to reach $194.20 billion by 2027, a CAGR of 27.5%.

Furthermore, the North American recreational vehicle (RV) market was estimated at roughly $26.7 billion in 2020, and is expected to grow at a 5% CAGR, approaching $35.7 billion by 2026 according to Mordor Intelligence. There are almost 400 national chain RV dealers in the United States according to Mordor Intelligence, further exemplifying the robust market for these vehicles. In addition, according to Mordor Intelligence, the global recreational boating market was valued at $26.0 billion in 2020, and is projected to reach $35.0 billion by 2026, growing at a CAGR of 5.1% from 2020 to 2026.

At the intersection of both these trends lies the rapidly expanding lithium battery market. The market for lithium-ion batteries is expected to grow at 12.3% CAGR between 2021 and 2030, from roughly $41.1 billion to $116.6 billion according to a report by Markets and Markets. The vast expansion of the lithium battery market can be attributed to global trends promoting clean energy, as well as the compact and flexible nature of lithium battery packs which make them easy to install in RV’s and boats. Our technology, which we believe offers industry leading battery pack flexibility for the most efficient energy storage, is poised to be able to offer power to these large vehicles such as RV’s and recreational boats.

Expion360 is focused on expanding its position in the deep cycle, off-grid and stationary energy storage markets. We believe that our products and vision align perfectly with the Biden Administration’s “National Blueprint for Lithium Batteries”.

The Biden Administration has laid out a bold agenda to address the climate crisis and build a clean and equitable energy economy that achieves carbon-pollution-free electricity by 2035 and puts the United States on a path to achieve net-zero emissions, economy-wide. We believe this government support will continue to drive rapid growth in the industry.

Lithium-based batteries power our daily lives, from consumer electronics to national defense. They enable electrification of the transportation sector and provide stationary grid storage, critical to developing the clean-energy economy. The U.S. has a strong research community.

Competitive Strengths

We believe the following strengths differentiate Expion360 and create long-term, sustainable competitive advantages.

Superior Capacity to Lead Acid Competitors

Lead-acid batteries have traditionally been the standard in the RV and marine industries. Our lithium-ion batteries offer superior capacity to our lead-acid competitors. Our batteries utilize lithium-iron phosphate, and therefore, have an expected lifespan of 12 years — three to four times that of certain lead-acid batteries and with ten times the number of charging cycles. Furthermore, our typical battery provides three times the power of the typical, lead-acid battery despite being half the weight (comparing, for example, a typical lead-acid battery like Renogy Deep Cycle AGM, which is rated at 100Ah, to our own LFP 100Ah battery and assuming slow discharge at a .1C rate).

Battery Pack Flexibility

Our battery packs are also highly flexible, designed to be moved and used in various applications seamlessly. We plan to onshore our semi-automated pack assembly in Redmond, Oregon beginning in the fourth quarter of 2022.

This should allow us to use a more flexible approach to forming and creating new battery packs. By onshoring, we expect to be able to react to market demands at a much quicker pace and increase profit levels over our competition.

Strong National Retail Customers

We have a national presence with several large retail customers, such as Camping World.

Long-time RV and Marine Industry Experience and Relationship

John Yozamp, Founder of Expion360, pioneered multiple new recreational concepts in the RV industry. As the previous founder and owner of Zamp Solar, he has extensive relationships in the RV OEM industry.

Strong Insider Ownership

Expion360 is owned and managed by a team with a strong track record in the RV and clean energy spaces. In addition, our company insiders owned over 59% equity in the company immediately prior to the offering, signaling a strong commitment and personal investment in the company.

Expansion into New Markets

While RV and marine applications currently drive revenue, Expion360 has plans to expand into the home energy market in the coming years. We are currently planning to launch the e360 Home Energy Storage system in 2024, providing customers a cost-effective and flexible energy storage system. Our e360 Home Energy Storage system is planned to target entry level customers with its modular design that will allow for DIY expansion. We see the vision of stored energy as a portable, moving concept, where stored energy can be transported from the home to other devices outside of it. Furthermore, Expion360 plans to file for IP protection for Expion360’s “Smart Talk” upon completion of development. “Smart Talk” is designed to allow multiple batteries in a bank to communicate as one and be linked to a network.

Strong Distribution Channels

Expion360 has sales relationships with many major RV and marine retailers and plans to use, what we believe is, a strong reputation in the lithium battery space to create an even stronger distribution channel. John Yozamp has used his decades of experience in the energy and RV industries to cultivate relationships with numerous retailers in the space. Expion360 has already established a sales relationships with Camping World, the largest RV retailer with sales representing around 25% of all new RV’s sold nationwide, as well as Electric World, Patrick Distribution, and NTP-STAG, a leading distributor of aftermarket RV parts.

Looking forward, Expion360 has a chance to further expand revenue in the first half of 2022. We have planned sales relationships with Meyer Distributing and Land ‘n Sea, which have combined annual revenues approaching $200 million. We also plan to begin sales relationships with Lewis Marine Supply, Northern Wholesale Supply, and Lorenz and Jones, which are large wholesalers of RV and boat parts, in 2022.

Product Section

The Company has the following products:

●	Group 24 batteries, the VPR 4EVER Classic 60Ah lithium battery, the VPR 4EVER Classic 80Ah lithium battery, and the VPR 4EVER Platinum 95Ah lithium battery;

●	Group 27 batteries, the VPR 4EVER Classic 100Ah lithium battery and the VPR 4EVER Platinum 120 Ah lithium battery;

●	Custom battery, the VPR 4EVER Platinum 360Ah lithium battery;

●	DC battery charger;

●	Industrial tie downs – 7 models;

●	A battery monitor;

●	A terminal block; and

●	Bus bars

Competitors

Our competitors include Relion, which was acquired by Brunswick Corporation in September 2021, Battle Born Batteries and Dakota Lithium

Supply Chain

As the adoption and popularity of lithium ion batteries continues to increase, we are ever vigilante in studying the possible risks to our supply chain. Our current contract manufacturers that produce our cells have assured us a continued supply for at least the next 5 years. They are based in China, but also have joint venture factories outside of China, and have secured sourcing contracts from Lithium suppliers in South America and Australia.

The potential shortage of lithium has been a discussion in the news for over 10 years, but so far has been mostly speculative. In addition, lithium is used in a variety of different industries, which adds to the uncertainty of future demand, due to the fluctuations in those industries.

From 2010 until 2015, the price of lithium stayed fairly flat. In 2016 the price started to rise, fueled by the fear of material shortages. As a result of the higher prices, new mining operations that had been in development, came online and companies invested in more efficient extraction processes. The increases in production, led to an oversupply of lithium in 2019 and a sharp drop in prices. The lithium prices in 2020 ended below the 2016 prices that started the uptick. As a result, several operations were halted because the mining operations were not as lucrative. These operations still remain viable and are expected to go back into swing production as the market price moves above their target.

In addition to increased mining and newly located reserves, there is also an industry push to provide more efficient ways to extract lithium from the mined ore. One example of this, that we are keeping a close eye on, is a new refining technology developed by EnergyX and currently in large scale testing. Their proprietary process reduces the average extraction time from 18 months to just a few days. It also increases the recovery rate from approximately 30% to over 90%. These technology advancements by EnergyX and several other companies in the industry, will help the global supply be more efficiently captured.

Another development of the past couple years is lithium cell recycling. This process will recapture the raw lithium from the cell, for reuse in future cells. There are three large projects currently underway or slated to start this year. The first recycling plant is scheduled to open in 2022. The ability to recover lithium from these discarded batteries, will provide an additional resource for many years to come.

The bigger issue for the EV market is not the supply of lithium for batteries, but instead the limited rare earth magnets that are required for the electrical motors used in those EV’s. Until suitable alternatives are developed, this will limit the growth of the EV market and their consumption of lithium. This will allow the newer lithium energy storage market to grow at an exponential rate, as seen in the last couple years.

The need for lithium reserves and other rare earth minerals has been an active topic of discussion in our government. Under the DOE, the National Energy Technology Laboratory is helping to manage the “Critical Minerals Sustainability Program”.

This program will not only focus on increasing the reserves of rare earth elements and critical minerals but will provide R&D resources to develop more efficient mining and extraction processes. These new processes will not only extract the rare earth elements but will also extract the critical minerals that are currently discarded as waste during some extraction processes. With governments around the world setting a priority for the increased efficiency to extract these materials, and to support companies that are a part of this global push, we should continue to see huge strides in the supply of lithium.

Facilities

Our corporate headquarters are in Redmond Oregon. This location houses our engineering, sales, accounting, and operations staff. It is also our primary product warehouse. Our headquarters is approximately 14,976 square feet at a cost of $17,971.20 per month. In Q1 of 2022 we added a second distribution warehouse in Elkhart Indiana to service and provide a stocking location for several large manufacturers in the area. Elkhart is the hub for 80% of all RV manufacturing in the United States. Other east coast customers will be supported from this location to reduce shipping times and costs to the customers. The square footage of this facility is approximately 7,000 square feet at a cost of $4,853.00 per month. As part of our onshoring agenda, we have also entered into an agreement to lease another facility in Redmond Oregon. This new facility will be used for our first battery pack assembly plant in the United States. Our current plan would be to have this plant operational and producing the first production parts by fourth quarter of 2022. The square footage of this facility is approximately 31,425 square feet at a cost of $31,425.00 per month.

Employees

As of December 31, 2021, we had 21 full-time employees. None of our employees are covered by collective bargaining agreements and we have never experienced an organized work stoppage, strike or labor dispute. We believe working conditions and compensation packages are competitive with those offered by competitors and consider our relations with our employees to be good.

Legal Proceedings

We are not currently engaged in any material legal proceedings.

OUR MANAGEMENT

Directors and Executive Officers

Below is a list of the names, ages as of December 31, 2021, positions, and a brief account of business experience, of the individuals who serve as the executive officers and directors effective as of the pricing of the offering.

Name	Age	Position
Executive Officers
John Yozamp	55	Chief Executive Officer, Chairman of the Board
Paul Shoun	50	Chief Operating Officer, Director
Brian Schaffner	52	Chief Financial Officer
Non-Employee Director Nominees
George Lefevre(1)(2)(3)	54	Director Nominee
Steven M Shum(1)(2)(3)	50	Director Nominee
David Hendrickson(1)(2)(3)	68	Director Nominee

(1)       Will be a member of our Audit Committee upon appointment

(2)       Will be a member of our Compensation Committee upon appointment to our board of directors

(3)       Will be a member of our Nominating and Corporate Governance Committee upon appointment

Executive Officers

John Yozamp—CEO and Chairman of the Board. John has been our CEO since inception in June 2016. John boasts over 30 years of sales and marketing experience, of which includes 24 years of product concept, development and manufacturing. John was recognized in the HDTV’s “Best New Idea” at the 2008 Chicago Hardware Show. In 2008, John supported the #1 item sold at the Sam’s club individual road show. Just prior to launching Expion360, John was founder, owner, and operator of the largest solar manufacturing company (Zamp solar) in the US focusing on the RV and off grid markets.

Paul Shoun—Chief Operating Officer. Paul has been our COO since inception in June 2016. Paul brings over 30 years of engineering experience, with over 17 years managing a corporate consulting firm. He brings extensive expertise in Project management, product development, engineering leadership, business accounting, ERP/CRM system management, and product marketing. Notable clients include Chrysler, Boeing, Nike IHM, Intel, and Daimler Trucks North America.

Brian Schaffner – Chief Financial Officer. Brian has served as our Chief Financial Officer, beginning in March 2021. He is a seasoned executive having served over the past three decades in a variety of capacities including CEO, CFO, CIO and controller in senior-living, assisted-living skilled nursing facilities and retail stores. Brian’s educational instructional experience includes the secondary and university levels with courses including accounting, management, personal finance, welding, auto mechanics and aviation ground school. Brian graduated from Walla Walla College with a Bachelor of Science in Business Administration and Accounting in 1992, and from the University of Phoenix with a Masters in Business Administration in 1997.

Non-Employee Director Nominees

George Lefevre—Independent Director Nominee. George is a nominee to our board of directors Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, whose formal election will occur concurrent with the effectiveness of this registration statement. Mr. Lefevre is a business consultant focused on business development and structural guidance for companies. From 2009 through 2020, Mr. Lefevre was the founder of HAPA Capital, LLC. HAPA was a consulting firm specializing in bio-technology and frontier technology. From 2014 through 2015, Mr. Lefevre was the CEO of a startup company that completed a change in management effective June 26, 2014, and expanded into hemp and cannabidiol (“CBD”) industry. The expansion was focusing on the development, research, and commercialization of products derived from hemp and cannabis plants. From 1991 to 1998, Mr. Lefevre directly invested in and managed investment portfolios. Mr. Lefevre was also the President of GL Investment Group, a regional investment bank in Southern California where he was directly responsible for providing in excess of $500 million in funding to biotechnology and high-tech companies. Mr. Lefevre graduated from California State University, Long Beach with a Bachelor of Science in Business Administration, majoring in Finance.

Steven M. Shum—Independent Director Nominee. Steve is a nominee to our board of directors Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, whose formal election will occur concurrent with the effectiveness of this registration statement. Steve is the Chief Executive Officer of INVO Bioscience, Inc. (Nasdaq: INVO), a position he has held since October 10, 2019, and is also a director of INVO Bioscience, Inc., a position he has held since October 11, 2017. Previously, Mr. Shum was Interim Chief Executive Officer (from May 2019 to October 7, 2019) and Chief Financial Officer of Eastside Distilling (Nasdaq: ESDI) (from October 2015 to August 2019). Prior to joining Eastside, Mr. Shum served as an Officer and Director of XZERES Corp, a publicly-traded global renewable energy company, from October 2008 until April 2015 in various officer roles, including Chief Operating Officer from September 2014 until April 2015, Chief Financial Officer, Principal Accounting Officer and Secretary from April 2010 until September 2014 (under former name, Cascade Wind Corp) and Chief Executive Officer and President from October 2008 to August 2010. Mr. Shum also serves as the managing principal of Core Fund Management, LP and the Fund Manager of Core Fund, LP. He was a founder of Revere Data LLC (now part of Factset Research Systems, Inc.) and served as its Executive Vice President for four years, heading up the product development efforts and contributing to operations, business development, and sales. He spent six years as an investment research analyst and portfolio manager of D.N.B. Capital Management, Inc. His previous employers include Red Chip Review and Laughlin Group of Companies. He earned a B.S. in Finance and a B.S. in General Management from Portland State University in 1992.

David Hendrickson—Independent Director. David is a nominee to our board of directors Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, whose formal election will occur concurrent with the effectiveness of this registration statement. David is an accomplished business advisor of publicly traded global corporations across many industries. He has an intimate understanding of effective corporate governance and how it affects a company’s valuation. He has served as Chief Executive Officer of DLH International since 2001. His focus includes board governance, organizational development, C-suite buildouts, strategic planning, compensation, marketing and Environmental, Social, and Corporate Governance (ESG) risk factors. Prior to founding DLH International, he was a Senior Partner and Board Member at Heidrick & Struggles International, Inc., in London, Paris, New York and Greenwich. He was a founding partner of the Firm’s Transnational Practice and a senior member of the Firm’s International Technology Practice.

David serves on the advisory board of a private liberal arts college and has served on private company boards. He served as an elected Board Member of the Rainforest Alliance, New York, NY, and the Stanford Institute for the Quantitative Study of Society (SIQSS), Stanford University. He is an active member of the National Association of Corporate Directors.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a governance committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Effective immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, each committee has adopted a written charter that satisfies the applicable rules and regulations of the SEC and Nasdaq, which is available on our website at www.expion360.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our common stock.

Audit Committee

Our Audit Committee will consist of Messrs. Lefevre, Shum and Hendrickson, each of whom meet the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Mr. Shum will be the chair of our Audit Committee and will be our “audit committee financial expert” as such term is defined under SEC rules and regulations. Our audit committee is responsible for, among other things:

●	overseeing the integrity of our financial statements and the other financial information we provide to our stockholders and other interested parties;

●	monitoring the periodic reviews of the adequacy of the auditing, accounting, and financial reporting processes and systems of internal control that are conducted by our independent registered public accounting firm and management;

●	being responsible for the selection, retention, compensation, and termination of our independent registered public accounting firm;

●	overseeing the independence and performance of our independent registered public accounting firm;

●	overseeing compliance with applicable legal and regulatory requirements as they relate to our financial statements and disclosure of financial information to our stockholders and other interested parties;

●	facilitating communication among our independent registered public accounting firm, management, and the board of directors;

●	preparing the audit committee report required by SEC rules and regulations to be included in our annual proxy statement; and

●	performing such other duties and responsibilities as are enumerated in and consistent with the audit.

Our Audit Committee will operate under a written charter to be effective prior to the consummation of this offering, which satisfies the requirements of applicable SEC rules and Nasdaq listing standards.

Compensation Committee

Our Compensation Committee will consist of Messrs. Lefevre, Shum and Hendrickson, each of whom meet the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. In addition, each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 of the Exchange Act. Mr. Hendrickson will be the chair of our Compensation Committee. The Compensation Committee is responsible for, among other things:

●	assisting the board of directors in developing and reviewing compensation programs applicable to our executive officers and directors;

●	overseeing our Company’s overall compensation philosophy, strategy, and objectives;

●	approving the total compensation opportunity, as well as each component of compensation, paid to our executive officers and directors;

●	administering our equity-based and cash-based compensation plans applicable to our directors, officers, and employees;

●	preparing the report of the compensation committee required by SEC rules to be included in our annual proxy statement; and

●	performing such other duties and responsibilities as an enumerated and consistent with the compensation committee charter.

Our Compensation Committee will operate under a written charter to be effective prior to the consummation of this offering, which satisfies the requirements of applicable Nasdaq listing standards.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee will consist of Messrs. Lefevre, Shum and Hendrickson, each of whom meets the requirements for independence under Nasdaq listing standards. Mr. Lefevre will be the chair of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	assisting the board of directors in identifying candidates qualified to serve as directors, consistent with selection criteria approved by the board of directors and the nominating and corporate governance committee;

●	recommending to the board of directors the appointment of director nominees that meet the selection criteria;

●	recommending to the board of directors the appointment of directors to serve on each committee of the board of directors;

●	developing and recommending to the board of directors such corporate governance policies and procedures as the nominating and corporate governance committee determines is appropriate from time to time;

●	overseeing the performance and evaluation of the board of directors, and of each committee of the board of directors; and

●	performing such other duties and responsibilities as are consistent with the nominating and corporate governance committee charter.

Our Nominating and Corporate Governance Committee will operate under a written charter to be effective prior to the consummation of this offering, which satisfies the requirements of applicable Nasdaq listing standards.

Code of Business Conduct and Ethics

Prior to the completion of this offering, our board of directors will adopt a written code of business conduct and ethics that applies to our directors, officers, and employees, including our chief executive officer, chief financial officer, and chief operational officer or persons performing similar functions. The code of business conduct and ethics will be available on the investor relations portion of our website at www.expion360.com upon the completion of this offering.

We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any chief executive officer, chief financial officer, chief operations officer, or persons performing similar functions, or our directors, on our website identified above. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Upon the close of the offering, the composition of our Board Committees will be as follows:

Director	Executive Officer	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John Yozamp	CEO	No	—	—	—
Paul Shoun	COO	No	—	—	—
George Lefevre	Governance Chair	Yes	Yes	Yes	Yes
Steven M. Shum	Audit Chair	Yes	Yes	Yes	Yes
David Hendrickson	Compensation Chair	Yes	Yes	Yes	Yes

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or on our compensation committee.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers (“NEOs”). This discussion contains forward-looking statements that are based on our current plan documents and considerations regarding possible future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Executive Compensation Summary

This section describes our compensation program for our named executive officers (“NEOs”) for fiscal 2020 and 2021. Our named executive officers are:

●	John Yozamp - Chairman and Chief Executive Officer

●	Paul Shoun - Chief Operating Officer, Secretary and Director

●	Brian Schaffner - Chief Financial Officer

●	Paul Colburn (Chief Financial Officer from November 2021 through February 2022)

The following table provides details with respect to the total compensation of our NEOs during the fiscal years ended December 31, 2020 and 2021. Our NEOs are (a) each person who served as our Chief Executive Officer during 2020 and 2021, (b) the next two most highly compensated executive officers serving as of December 31, 2020 and 2021 whose total compensation exceeded $100,000 and (c) any person who could have been included under (b) except for the fact that such persons were not an executive officer on December 31, 2020 or 2021.

2020 and 2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
John Yozamp	2021	197,269	—	—	—	—	—		197,269
(Chairman & CEO)	2020	87,000	—	—	—	—	—		87,000
Paul Shoun	2021	165,824	—	—	—	—	—		165,824
(COO and Director)	2020	91,307		—	—	—			91,307
Brian Schaffner	2021	nil	—	—	—	—	17,700	(1)	17,700
(CFO)	2020	—	—	—	—	—	—		—
Paul Colburn(2)	2021	22,500	—	—	—	—	—		22,500

(1) Brian Schaffner served as a financial consultant during 2021 (prior to his appointment as CFO in February 2022) and received consulting fees for those services.

(2) Paul Colburn served as the Company’s CFO from November 2021 through February 2022.

Employment Agreements and Incentive Compensation

We have entered into employment agreements with our CEO and COO to reflect their current compensation arrangements and to include additional restrictive covenants, including a two-year non-competition provision (as permissible by applicable state law) and a two year no solicitation and no disparagement provision. The employment agreement for each of our CEO and COO provides for continuing at-will employment from the executive until the earlier of the termination of employment of the executive with the Company or the termination of the employment agreement. Under the terms of the employment agreements, each of these officers is entitled to a base salary per annum of $330,000 for our CEO and $260,000 for our COO, eligible for an annual bonuses to be granted by the Board or Compensation Committee based on performance objectives and targets established annually and may receive an annual salary increase commensurate with such officer’s performance during the year. Bonuses and salary increases are at the discretion and established by the Board of Directors. Our CEO and COO are also entitled to participate in the 2021 Incentive Award Plan and in any profit sharing, qualified and nonqualified retirement plans and any health, life, accident, disability insurance, vacation, paid time off, supplemental medical reimbursement insurance, or benefit plans or programs as we may choose to make available now or in the future. Our CEO and COO are also entitled to annual fringe benefits and perquisites and reimbursement for reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred in connection with the performance of their duties. In addition, the employment agreements contain provisions providing for severance payments (including up to 12 months of base salary) and continuation of benefits under certain circumstances including termination by us without cause (as defined in the employment agreement), upon execution of a general release of claims in favor of us. Each employment agreement also contains covenants relating to confidentiality and non-competition (as permissible by applicable state law).

Other than the employment agreements with our CEO and COO, we do not have employment agreements with our other executive officers.

Incentive Compensation Plans

The following summarizes the material terms of our Expion360 Inc. 2021 Incentive Award Plan (the “2021 Incentive Award Plan”) and our 2021 Employee Stock Purchase Plan (the “2021 ESPP”), which will be the long-term incentive compensation plans in which our directors and employees (including our NEOs) are eligible to participate following the consummation of this offering.

2021 Incentive Award Plan

We adopted the 2021 Incentive Award Plan to become effective on the date immediately prior to the date our registration statement of which this prospectus forms a part became effective. The principal purpose of the 2021 Incentive Award Plan is to attract, retain and motivate select employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. The material terms of the 2021 Incentive Award Plan are summarized below.

Share Reserve

Under the 2021 Incentive Award Plan 10% of the fully diluted shares of all classes of the Company’s common stock outstanding immediately following the first date upon which our common stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system will be initially reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, SARs, restricted stock awards, RSUs, performance bonus awards, performance stock unit awards, dividend equivalents or other stock- or cash-based awards. The number of shares initially reserved for issuance or transfer pursuant to awards under the 2021 Incentive Award Plan will be increased by an annual increase on January 1, 2022 and ending January 1, 2031, equal to the lesser of (A) 5% of the shares of all series of our common stock outstanding on the last day of the immediately preceding year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 1,000,000 shares of stock may be issued upon the exercise of incentive stock options (“ISOs”), as adjusted for any equity restructuring.

The following counting provisions will be in effect for the share reserve under the 2021 Incentive Award Plan:

●	to the extent that an award expires, lapses or is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged for cash, surrendered, repurchased or canceled, in any case, in a manner that results in the Company acquiring the underlying shares at a price not greater than the price paid by the participant or not issuing the underlying shares, such unused shares subject to the award at such time will be available for future grants under the 2021 Incentive Award Plan;

●	to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2021 Incentive Award Plan, such tendered or withheld shares will be available for future grants under the 2021 Incentive Award Plan;

●	to the extent shares subject to stock appreciation rights (“SARs”) are not issued in connection with the stock settlement of SARs on exercise thereof, such shares will be available for future grants under the 2021 Incentive Award Plan;

●	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2021 Incentive Award Plan; and

●	shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our future subsidiaries will not be counted against the shares available for issuance under the 2021 Incentive Award Plan.

In addition, the sum of the grant date fair value of all equity-based awards and the maximum that may become payable pursuant to all cash-based awards to any individual for services as a non-employee director during any calendar year may not exceed $1,000,000.

Administration

The compensation committee of our board of directors is expected to administer the 2021 Incentive Award Plan unless our board of directors assumes authority for administration. The board of directors may delegate its powers to a committee, which, to the extent required to comply with Rule 16b-3 under the Exchange Act (“Rule 16b-3”), is intended to be comprised of “non-employee directors” for purposes of Rule 16b-3. The 2021 Incentive Award Plan provides that the board of directors or compensation committee may delegate its authority to grant awards other than to individuals subject to Section 16 of the Exchange Act or to officers or directors to whom authority to grant awards has been delegated.

Subject to the terms and conditions of the 2021 Incentive Award Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2021 Incentive Award Plan. The administrator is also authorized to adopt, amend or rescind rules relating to the administration of the 2021 Incentive Award Plan. Our board of directors may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2021 Incentive Award Plan.

Eligibility

Awards under the 2021 Incentive Award Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our future subsidiaries. Such awards also may be granted to our directors. However, only employees of the Company or certain of the Company’s future subsidiaries may be granted incentive stock options.

Awards

The 2021 Incentive Award Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, RSUs, performance bonus awards, performance stock units, other stock- or cash-based awards and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

●	ISOs will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2021 Incentive Award Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

●	Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock typically may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

●	Restricted Stock Units (“RSUs”) may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, RSUs may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

●	Stock Appreciation Rights (“SARs”) may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any SAR granted under the 2021 Incentive Award Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. SARs under the 2021 Incentive Award Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

●	Performance Bonus Awards and Performance Stock Units are denominated in cash or shares/unit equivalents, respectively, and may be linked to one or more performance or other criteria as determined by the administrator.

●	Other Stock- or Cash-Based Awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock- or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The administrator will determine the terms and conditions of other stock- or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

●	Dividend Equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are converted to cash or shares by such formula and such time as determined by the administrator. In addition, dividend equivalents with respect to an award subject to vesting will either (i) to the extent permitted by applicable law, not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related award.

Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals.

Adjustments of Awards

The administrator has broad discretion to take action under the 2021 Incentive Award Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the administrator will make equitable adjustments to the 2021 Incentive Award Plan and outstanding awards.

Change in Control

In the event of a change in control, unless the administrator elects to terminate an award in exchange for cash, rights or other property, or cause an award to accelerate in full prior to the change in control, such award will continue in effect or be assumed or substituted by the acquirer, provided that any performance-based portion of the award will be subject to the terms and conditions of the applicable award agreement. In the event the acquirer refuses to assume or replace awards granted, prior to the consummation of such transaction, awards issued under the 2021 Incentive Award Plan (other than any portion subject to performance-based vesting) will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. The administrator may also make appropriate adjustments to awards under the 2021 Incentive Award Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions.

Amendment and Termination

The administrator may terminate, amend or modify the 2021 Incentive Award Plan at any time and from time to time. However, we must generally obtain stockholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule), and generally no amendment may materially and adversely affect any outstanding award without the affected participant’s consent. Notwithstanding the foregoing, an option may be amended to reduce the per share exercise price below the per share exercise price of such option on the grant date and options may be granted in exchange for, or in connection with, the cancellation or surrender of options having a higher per share exercise price without receiving additional stockholder approval.

No ISOs may be granted pursuant to the 2021 Incentive Award Plan after the tenth anniversary of the effective date of the 2021 Incentive Award Plan, and no additional annual share increases to the 2021 Incentive Award Plan’s aggregate share limit will occur from and after such anniversary. Any award that is outstanding on the termination date of the 2021 Incentive Award Plan will remain in force according to the terms of the 2021 Incentive Award Plan and the applicable award agreement.

2021 ESPP

We adopted the 2021 ESPP effective on the date immediately prior to the date our registration statement of which this prospectus forms a part became effective. The 2021 ESPP is designed to allow our eligible employees to purchase shares of our common stock, at periodic intervals, with their accumulated payroll deductions. The 2021 ESPP consists of two components: a Section 423 component, which is intended to qualify under Section 423 of the Code and a non-Section 423 component, which need not qualify under Section 423 of the Code. The material terms are summarized below.

Administration

Subject to the terms and conditions of the 2021 ESPP, our compensation committee will administer the 2021 ESPP. Our compensation committee can delegate administrative tasks under the 2021 ESPP to the services of an agent and/or employees to assist in the administration of the 2021 ESPP. The administrator will have the discretionary authority to administer and interpret the ESPP. Interpretations and constructions of the administrator of any provision of the 2021 ESPP or of any rights thereunder will be conclusive and binding on all persons. We will bear all expenses and liabilities incurred by the administrator.

Share Reserve

The number of shares initially reserved for issuance or transfer pursuant to awards under the 2021 Incentive Award Plan will be increased by an annual increase on January 1, 2022 and ending January 1, 2031, equal to the lesser of (A) 1% of the shares of all series of our common stock outstanding on the last day of the immediately preceding year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 2,500,000 shares of stock may be issued upon the exercise of incentive stock options (“ISOs”).

Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the 2021 Equity Incentive Plan but not yet placed under option, as well as the price per share and the number of shares of common stock covered by each option under the 2021 Incentive Award Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the administrator, whose determination in that respect shall be final, binding and conclusive.

Eligibility

Employees eligible to participate in the 2021 ESPP for a given offering period generally include employees who have been employed by us or one of our future subsidiaries for a specified period of time prior to the first day of the offering period, or the enrollment date. Our employees (and, if applicable, any employees of our future subsidiaries) who customarily work less than five months in a calendar year or are customarily scheduled to work less than 20 hours per week will not be eligible to participate in the 2021 ESPP. Finally, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all our classes of stock or of one of our future subsidiaries will not be allowed to participate in the 2021 ESPP.

Effectiveness

We adopted the 2021 ESPP to become effective on the date immediately prior to the date our registration statement of which this prospectus forms a part became effective.

Participation

Employees will enroll under the 2021 ESPP by completing a payroll deduction form permitting the deduction from their compensation of at least 1% of their compensation but not more than 15% of their compensation. Such payroll deductions will be expressed as a whole number percentage, and the accumulated deductions will be applied to the purchase of shares on each purchase date. However, a participant may not purchase more 100,000 shares in each purchase period and, under the Section 423 component, may not accrue the right to purchase shares of common stock at a rate that exceeds $25,000 in fair market value of shares of our common stock (determined at the time the option is granted) for each calendar year the option is outstanding (as determined in accordance with Section 423 of the Code). The administrator has the authority to change the per purchase period limitation for any subsequent offering period.

Offering

Under the 2021 ESPP, participants are offered the option to purchase shares of our common stock at a discount during a series of offering periods, which may be comprised of multiple purchase periods. The administrator may determine the duration and timing of offering periods in its discretion. However, in no event may an offering period be longer than 27 months in length.

The option purchase price will be the lower of 85% of the closing trading price per share of our common stock on the first day of an offering period in which a participant is enrolled or 85% of the closing trading price per share on the purchase date, which will occur on the last day of each purchase period.

Unless a participant has previously canceled his or her participation in the 2021 ESPP before the purchase date, the participant will be deemed to have exercised his or her option in full as of each purchase date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the option purchase price, subject to the participation limitations listed above.

A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant will receive a refund of the participant’s account balance in cash without interest. Following at least one payroll deduction, a participant may also decrease (but not increase) his or her payroll deduction authorization once during any purchase period. If a participant wants to increase or decrease the rate of payroll withholding, he or she may do so effective for the next offering period by submitting a new form before the offering period for which such change is to be effective.

Amendment and Termination

Our board of directors may amend, suspend or terminate the 2021 ESPP at any time. However, the board of directors may not amend the 2021 ESPP without obtaining stockholder approval within twelve months before or after such amendment to the extent required by applicable laws.

Option Exercises and Stock Vested in 2021 and 2020

During 2021 and 2020, there were no option exercises and no vesting of options for any of our named executive officers or senior management employees.

Compensation of Non-Executive Directors

As the appointment of each of our non-executive directors is conditional upon completion of the offering, they had not received any compensation from us immediately prior to the offering.

Director Compensation Arrangements

Our Board of Directors are not remunerated for their services as directors, other than being reimbursed for out-of-pocket expenses incurred in connection with rendering such services.

The independent members of the Board of Directors will each be compensated for their services as directors either through a grant of 12,000 stock option and cash compensation of $55,000 per year or with 30,000 stock options per year. The exercise price per share of the stock options will be equal to the initial public offering price.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We have adopted a Related Party Transaction policy effective January 1, 2022, setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

As of January 1, 2020, the Company had an outstanding principal balance of $250,000 under an unsecured promissory note owed to John Yozamp, Chairman of the Board of Directors and CEO (the “CEO Note”). The CEO Note was converted into a convertible debenture in May 2021 which was subsequently converted into 236,498 shares of our common stock on October 29, 2021.

As of January 1, 2020, the Company had an outstanding principal balance of $262,500 under an unsecured promissory note owed to James Yozamp, a holder of approximately 12.9% of our outstanding capital stock as of December 31, 2021, and brother to John Yozamp, our CEO and Chairman of our Board, (the “James Yozamp Note”), which remained outstanding immediately prior to this offering. The James Yozamp Note requires monthly interest only payments at 10% per annum. The James Yozamp Note matures on December 31, 2024.

On May 21, 2021, in exchange for his $20,000 investment, the Company issued a convertible debenture in principal amount of $20,000 to Paul Shoun, our COO (the “COO Debenture”), which was converted into 17,325 shares of our common stock on October 29, 2021.

As we had not adopted our Related Party Transaction policy prior to the date of the issuances, the issuances of the CEO Note, the James Yozamp Note and the COO Debenture, and the conversions of the CEO Note into a debenture and subsequently into shares, and the COO Debenture into shares, were not approved in accordance with our Related Party Transaction policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 31, 2021, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock; (2) each of our directors; (3) each named executive officer; and (4) all directors and executive officers of the Company as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Expion360, 2025 SW Deerhound Avenue, Redmond, OR 97756.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. All shares of common stock subject to options or warrants exercisable within 60 days of December 31, 2021, are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 4,300,000 shares of common stock outstanding as of December 31, 2021.

Name of Beneficial Owner	Number of Shares Beneficially Owned	% of Class*

5% or Greater Stockholders:

John Yozamp	1,546,287	36.0
AOS Holdings, LLC	637,935	14.9
James Yozamp Jr.	552,673	12.9
Joel R. Yozamp	331,604	7.7

Directors and Named Executive Officers:

John Yozamp (Chairman of the Board and Chief Executive Officer)	1,546,287	36.0
Paul Shoun (Chief Operations Officer and Director)	137,471	3.2
Brian Schaffner (Chief Financial Officer)	—	—
George Lefevre (Director Nominee)	—	—
Steven M. Shum (Director Nominee)	—	—
David Hendrickson (Director Nominee)	—	—

Directors and Executive Officers as a Group (six persons) (6)	1,683,758	39.2

* Based on the 4,300,000 shares of common stock issued and outstanding immediately prior to the offering

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Expion360, 2025 SW Deerhound Avenue, Redmond, Oregon 97756.

SELLING STOCKHOLDERS

An aggregate of up to 482,268 shares of common stock may be offered by certain selling stockholders. The following table sets forth certain information with respect to each selling stockholder for whom we are registering shares for resale to the public. No material relationships exist between any of the selling stockholders and us nor have any such material relationships existed within the past three years.

			Shares Of Common Stock Beneficially
			Owned After Completion Of The
			Offering(2)
	Number of Shares		Percent of	Percent of
	of Common Stock		Common Stock	Common Stock
	Beneficially Owned	Number of Shares of	Beneficially	Beneficially
	Before this	Common Stock	Owned Following	Owned Following
Name and Address of Beneficial Owner	Offering(1)	Offered Hereby	Offering	Offering
Donald A. Foss Revocable Living Trust dated January 1981(3)	301,418	301,418	—	*
Victor Henry David Trione c/o Neoteric, LLC	30,142	30,142	—	*
Seven Hills Healthcare Advisors LLC Defined Benefit
Pension Plan	30,142	30,142	—	*
Eaglevision Ventures, Inc.	28,936	28,936	—	*
John Neary	28,936	28,936	—	*
Park Family Trust Est. Aug 29, 2012(4)	22,606	22,606	—	*
Cheryl Krane	19,291	19,291
Rowland W. Day II and Jaimie D. Day Family Trust U/D/T April 13, 1990	15,071	15,071	—	*
Istvan Elek	15,071	15,071	—	*
SMEA2Z LLC	15,071	15,071	—	*
Dr. SK Rao	15,071	15,071	—	*
Garry Mauro	15,071	15,071	—	*
Ron G. Olthuis	7,535	7,535	—	*
Alessandro Parravicini	7,535	7,535	—	*
Kökény László	7,535	7,535	—	*
* Less than 1%

Except as noted in any footnotes below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(1)       The number of shares of common stock owned prior to the offering in this column assumes the successful completion of our initial public offering, and assumes that each selling stockholder purchases the shares available for purchase pursuant to their Warrants.

(2)       Assumes the sale of all shares offered pursuant to this prospectus. Applicable percentages based on 4,300,000 shares of common stock outstanding as of this prospectus.

DESCRIPTION OF SECURITIES

The following descriptions are summaries of the material terms of our Articles of Incorporation and Bylaws. The descriptions of the common stock and preferred stock give effect to changes to our capital structure that will occur immediately prior to the completion of this offering.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share.

Immediately prior to this offering, 4,300,000 shares of our common stock on a pro forma basis were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. We currently do not have any shares of, or securities convertible into, preferred stock outstanding.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Warrants

Outstanding Warrants

Immediately prior to this offering, we had outstanding warrants to purchase up to 710,431 shares of common stock, of those warrants, warrants to purchase 151,000 of the shares had an exercise price of $2.90 per share and warrants to purchase the remaining 559,431 shares had an exercise price of $3.32 per share.

Options

Outstanding Options

Immediately prior to this offering, we had outstanding options to purchase 30,000 shares of common stock granted to one individual which had an exercise price of $3.32.

Anti-Takeover Effects of Provisions of Our Charter Documents

The provisions of Nevada law and our Bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

Our Articles of Incorporation include a mandatory forum provision that, to the fullest extent permitted by law, the Nevada Eighth Judicial District of Clark County Nevada shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92Aor any provision of the Articles of Incorporation or Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine.

This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or rules and regulations thereunder and would preempt the choice of forum provisions in our Articles of Incorporation with respect to such matters.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 stockholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Articles of Incorporation and Bylaws

Our Articles of Incorporation are silent as to cumulative voting rights in the election of our directors. Nevada law requires the existence of cumulative voting rights to be provided for by a corporation’s Articles of Incorporation. In the event that a few stockholders end up owning a significant portion of our issued and outstanding common stock, the lack of cumulative voting would make it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of us by replacing our Board of Directors. Our Articles of Incorporation and Bylaws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of us.

Registration Rights

In November 2021, the Company issued senior secured promissory notes in aggregate principal amount of $1,600,000. The notes included detachable warrants to purchase 559,431 shares of common stock at an exercise price of $3.32 per share. The warrants are exercisable for a period of 10 years from date of grant. The related subscription agreement included an obligation by the Company to register the shares underlying these warrants upon the Company’s initial public offering. We expect to register the shares underlying these warrants by filing a separate registration statement with the SEC substantially concurrently with this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Pacific Stock Transfer Company. Pacific Stock Transfer Company’s address and phone number is: 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119; telephone number (800) 785-7782.

Listing

Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “XPON”.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our securities. Future sales of substantial amounts of shares of our common stock or securities convertible into our common stock, including shares issued upon the exercise of outstanding options or warrants, in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

After our initial public offering, we will have outstanding 6,445,000 shares of our common stock, based on the number of shares outstanding as of December 31, 2021. This includes 2,145,000 shares that we are selling in our initial public offering, which shares may be resold in the public market immediately following our initial public offering, and assumes no additional exercise of outstanding options or warrants.

As a result of the lock-up agreements and market standoff provisions described below and subject to the provisions of Rules 144 and 701 under the Securities Act, these restricted securities will be available for sale in the public market as follows:

●	on the date of this prospectus, none of these restricted securities will be available for sale in the public market.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. Subject to those same restrictions, the selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such security beneficial owner before the offering; (4) the amount to be offered for the security beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such security beneficial owner after the offering is complete.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. Subject to those same restrictions, the selling stockholders may also (i) sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities and (ii) enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). No underwriter of our initial public offering is entitled to receive any reimbursement for expenses in connection with the sale of shares by a selling stockholder.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

MARKET PRICE AND DIVIDENDS

Market for Common Stock

Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock, or securities or instruments convertible into shares of our common stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after the offering concludes, due to the contractual and legal restrictions described below, there may be resales of substantial amounts of our common stock in the public market after those restrictions lapse. This could adversely affect the market price of our common stock prevailing at that time.

Upon the completion of the offering, a total of 6,445,000 shares of our common stock 6,766,750 shares if the underwriters exercise their option to purchase additional shares in full) will be outstanding. This number excludes any issuance of an aggregate of additional shares of common stock that could occur in connection with the conversion of our outstanding convertible warrants.

All shares of common stock sold in this offering by us will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act. Shares of our common stock not sold in this offering are “restricted securities” within the meaning of Rule 144 and would be tradable only if they are sold pursuant to an effective registration statement filed under the Securities Act, or if they qualify for an exemption from registration, including under Rule 144.

Holders of Common Stock

Immediately prior to this offering, 4,300,000 shares of our common stock were outstanding.

Warrants and Stock Options

Immediately prior to this offering, we had outstanding warrants to purchase up to 710,431 shares of common stock, of those warrants, warrants to purchase 151,000 of the shares had an exercise price of $2.90 per share and warrants to purchase the remaining 559,431 shares had an exercise price of $3.32 per share. Immediately prior to this offering, we had outstanding options to purchase 30,000 shares of common stock granted to one individual which had an exercise price of $3.32.

Dividend Policy

We have never declared nor paid any cash dividends on our common stock, and we do not anticipate that we will pay any cash dividends on our common stock in the foreseeable future. Any future determination regarding the payment of cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board of directors may deem relevant at that time.

Equity Compensation Plan Information

No securities were issued and outstanding under our equity compensation plans immediately prior to the offering as the adoption of these plans is contingent upon the completion of the offering.

EXPERTS

The Company’s consolidated financial statements as of and for the years ended December 31, 2021 and 2020 appearing elsewhere in this prospectus have been included herein in reliance upon the report of M&K CPAS PLLC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of M&K CPAS PLLC as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Rowland Day of Bigfork, Montana and Parr Brown Gee & Loveless, PC, Salt Lake City, Utah. Sheppard, Mullin, Richter & Hampton LLP, New York, New York, is acting as counsel to the underwriters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 relating to the securities being offered through this prospectus. As permitted by the rules and regulations of the SEC, the prospectus does not contain all the information described in the registration statement. For further information about us and our securities, you should read our registration statement, including the exhibits and schedules. In addition, we will be subject to the requirements of the Securities Exchange Act of 1934, as amended, following the offering and thus will file reports, proxy statements and other information with the SEC. These SEC filings and the registration statement are available to you over the Internet at the SEC’s website at http://www.sec.gov/. You may also read and copy any document we file with the SEC at the SEC’s public reference room in at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Statements contained in this prospectus as to the contents of any agreement or other document are not necessarily complete and, in each instance, you should review the agreement or document which has been filed as an exhibit to the registration statement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Expion360 Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Expion360 Inc. (the Company) as of December 31, 2021 and 2020, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial states have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company sustained recurring losses and negative cash flows from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Convertible Notes Payable

As discussed in note 10, the Company received proceeds in exchange of convertible notes with warrants during the year. In anticipation of conversion from an LLC to a C corporation, the notes and warrants were modified and the debt was settled.

Auditing management’s evaluation of a gain or loss on debt extinguishment used significant judgement.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant support.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2021.

Houston, Texas

March 3, 2022

Expion360 Inc.

Balance Sheets

As of December 31,	2021	2020
Assets
Current Assets
Cash and cash equivalents	$773,238	$290,675
Accounts receivable	775,160	208,725
Inventory	2,051,880	368,278
Prepaid/in-transit inventory	1,081,225	353,192
Prepaid expenses and other current assets	71,703	4,150
Total current assets	4,753,206	1,225,020

Property and equipment	523,419	212,761
Accumulated depreciation	(96,190)	(51,720)
Property and equipment, net	427,229	161,041

Other Assets
Operating leases - right-of-use asset	1,281,371	210,218
Deposits	63,901	8,117
Total assets	$6,525,707	$1,604,396

Liabilities and stockholders’ equity (deficit)

Current liabilities
Accounts payable	$63,180	$52,003
Customer deposits	436,648	—
Accrued expenses and other current liabilities	140,618	87,896
Line of credit and short-term revolving loans	550,000	830,000
Current portion of operating lease liability	218,788	68,102
Liability for sale of future revenues, net	11,502	120,844
Note payable in default	100,000	—
Current portion of long-term-debt	51,135	17,440
Liability for refunds	—	58,000
Total current liabilities	1,571,871	1,234,285

Long-term-debt, net of current portion and discount	779,486	248,470
Operating lease liability, net of current portion	1,092,861	153,146
Shareholder promissory notes	825,000	1,075,000
Convertible notes and accrued interest	—	273,157
Total liabilities	4,269,218	2,984,058

Stockholders’ equity (deficit)

Preferred stock, par value $.001; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.001; 200,000,000 shares authorized; 4,300,000 and 2,430,514 issued and outstanding as of December 31, 2021 and 2020, respectively	4,300	2,431
Additional paid-in capital	8,355,140	—
Accumulated deficit	(6,102,951)	(1,382,093)

Total stockholders’ equity (deficit)	2,256,489	(1,379,662)
Total liabilities and stockholders’ equity (deficit)	$6,525,707	$1,604,396

 See accompanying notes to the financial statements

Expion360 Inc.

Statements of Operations for the Years Ended December 31, 2021 and 2020

For the years ending December 31,	2021	2020
Sales, net	$4,517,499	$1,571,736

Cost of sales	2,871,770	1,268,769

Gross profit	1,645,729	302,967

Selling, general and administrative	2,909,085	1,056,858

Loss from operations	(1,263,356)	(753,891)

Other (Income) Expense
Grant income	—	(80,000)
Interest Income	(169)	(851)
(Gain) Loss on disposal of property and equipment	(8,521)	4,574
Debt conversion expense	112,133	—
Extinguishment loss on debt settlement	2,791,087
Interest expense	554,044	196,887
Miscellaneous	(372)	—
Total other (income) expense	3,448,202	120,610
Loss before taxes	(4,711,558)	(874,501)

Franchise Taxes	9,300	1,979
Net loss	$(4,720,858)	$(876,480)

Net loss per membership unit (basic and diluted)	$(1.63)	$(.36)
Weighted-average number of membership units outstanding	2,888,695	2,430,514

See accompanying notes to the financial statements

Expion360 Inc.

Statements of Stockholders’ Equity (Deficit) for years ended December 31, 2021 and 2020

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance at December 31, 2019	2,430,514	$2,431	—	$(505,613)	$(503,182)
Net loss	—	—	—	(876,480)	(876,480)
Balance at December 31, 2020	2,430,514	$2,431	$—	$(1,382,093)	$(1,379,662)

Issuance of shares upon conversion of convertible notes	59,515	59	173,098	—	173,157
Effect of induced conversion of debt	—	—	112,133	—	112,133
Issuance of shares in exchange for building signage	6,667	7	19,993	—	20,000
Issuance of shares for cash (LLC)	156,768	157	521,843	—	522,000
Issuance of shares upon settlement of convertible notes	1,527,647	1,527	5,543,832	—	5,545,359
Issuance of shares in exchange for services	30,000	30	108,870	—	108,900
Issuance of shares for cash	88,889	89	316,311	—	316,400
Issuance of detachable warrants to long-term debt	—	—	809,806	—	809,806
Issuance of warrants to underwriters	—	—	262,354	—	262,354
Issuance of warrants in exchange for services	—	—	407,700	—	407,700
Issuance of options in exchange for services	—	—	79,200	—	79,200
Net loss	—	—	—	(4,720,858)	(4,720,858)
Balance at December 31, 2021	4,300,000	$4,300	$8,355,140	(6,102,951)	$2,256,489

See accompanying notes to the financial statements

Expion360 Inc.
Statements of Cash Flows for the years ended December 31, 2021 and 2020

Years Ended December 31,	2021	2020
Cash flows from operating activities

Net loss	$(4,720,858)	$(876,480)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	61,084	16,572
Accrued interest on convertible debt	103,701	3,157
Amortization of debt discount (sale of future liabilities)	95,284	4,171
Amortization of debt discount – notes	117,588	—
Debt conversion expense on induced conversion of convertible notes	112,133	—
Extinguishment loss on debt settlement	2,791,087	—
(Gain) Loss on disposal of property and equipment	(8,521)	4,574
Stock based compensation – shares issued for services	108,900	—
Stock based compensation – stock options issued for services	79,200	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(566,435)	(176,600)
Increase in inventory	(1,683,602)	(5,490)
Increase in prepaid/in-transit inventory	(728,033)	(173,652)
Increase in other current assets	(69,552)	(400)
Increase in deposits	(55,784)	(5,006)
Increase (Decrease) in accounts payable	11,177	(34,403)
Increase in customer deposits and accrued expenses and other current liabilities	494,553	54,146
Increase (Decrease) in liability for refunds	(58,000)	58,000
Increase in right-of-use assets and lease liabilities	19,248	8,819
Net cash used in operating activities	(3,896,830)	(1,122,592)

Cash flows from investing activities
Purchases of property and equipment	(113,694)	(38,427)
Proceeds from disposal of property and equipment	—	1,675
Net cash used in investing activities	(113,694)	(36,752)

Cash flows from financing activities
Borrowings on line of credit and short-term revolving loans	—	970,000
Repayments on line of credit and short-term revolving loans	(280,000)	(192,574)
Proceeds from sale of future revenues, net of discount	125,000	125,000
Payments on liability for sale of future revenues	(329,626)	(8,327)
Proceeds from issuance of convertible notes, net of issuance costs	2,781,000	270,000
Proceeds from issuance of long-term debt, net of issuance costs	1,385,000	150,000
Principal payments on long-term debt	(26,687)	(3,590)
Proceeds from sale of units (LLC)	522,000	—
Proceeds from issuance of common stock	316,400	—
Net cash provided by financing activities	4,493,087	1,310,509

Net change in cash and cash equivalents	482,563	151,165
Cash and cash equivalents, beginning	290,675	139,510
Cash and cash equivalents, ending	$773,238	$290,675

Expion360 Inc.

Statements of Cash Flows for the years ended December 31, 2021 and 2020

Supplemental disclosure of cash flow information:
Cash paid for interest	$341,257	$196,887
Cash paid for franchise taxes	1,829	$150

Non-cash operating activities:
Purchases of property and equipment in exchange for membership interests	$20,000	$—
Purchases of property and equipment in exchange for long-term debt	$183,058	$119,500
Reclassification of deposit to property and equipment	$2,000	$—
Reclassification of member’s promissory note to convertible note	$250,000	$—
Reclassification of convertible note to long-term debt	$100,000	$—
Reclassification of accrued interest to principal of long-term debt	$5,183	$—
Acquisition/modification of operating lease right-of-use asset and lease liability	$1,268,089	$180,494
Conversion of 2020 convertible notes to membership interests	$173,157	$—
Conversion of 2021 convertible notes into common stock	$3,282,701	$—
Fair value of warrants issued in connection with long-term debt recorded as discount and additional paid-in capital	$1,072,160	$—
Membership contributions transferred to additional paid-in capital upon conversion from LLC to C corporation	$827,290	$—

See accompanying notes to the financial statements

Expion360 Inc.

Notes to Financial Statements

1. Organization and Nature of Operations

Expion360 Inc. (formerly Yozamp Products Company, LLC dba Expion360) (“the Company”) was incorporated in the state of Nevada in November 2021. Effective November 1, 2021, the Company converted to a C corporation. Prior to conversion, the Company was a limited liability company (LLC) with an indefinite life organized in the State of Oregon in June 2016. The LLC elected to be treated as a Subchapter S corporation effective January 1, 2017. Net profits and losses of the LLC and all distributions were allocated among the members in proportion to the ownership units held. The Original LLC Agreement was amended and restated on January 1, 2021 to add additional members and a non-voting class of member units. Upon conversion to a C corporation, all existing LLC members at the time of conversion were issued shares of common stock and became shareholders of the Company. (See Note 16 – Conversion to C Corporation).

The Company designs, assembles, and distributes premium lithium batteries for all RV, Marine, Golf, Industrial, Residential and Off-The-Grid needs. The Company uses Lithium-ion Phosphate (LiFePO4) as its battery chemistry. LiFePO4 chemistry is considered a top choice for high energy density, dependability, longevity, and safety, providing the ability to power anything, anywhere.

Beginning in March 2020, the COVID-19 pandemic and the measures imposed to contain this pandemic have disrupted and are expected to continue to impact the Company’s business. The magnitude of the impact of the COVID-19 pandemic on the Company’s productivity, results of operations and financial position, and its disruption to the Company’s business and battery development and timeline, will depend in part, on the length and severity of these restrictions and on the Company’s ability to conduct business in the ordinary course.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Unless otherwise noted, all references to shares and shareholders in the accompanying financial statements have been restated retrospectively, to reflect the equity structure of the C corporation as of the beginning of the first period presented.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no impact on net earnings, financial position, or cash flows.

Going Concern

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding before the Company achieves sustainable revenues and profit from operations. The Company expects to continue to incur additional losses for the foreseeable future, and the Company will need to raise additional debt or equity financing.

As presented in the accompanying financial statements, the Company has sustained recurring losses and negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern within twelve months after the date that the financial statements for the year ended December 31, 2021 are issued. However, management is working to address its cash flow challenges, including outside financing, alternative supply chain resources, and in-house assembly lines.

Expion360 Inc.

Notes to Financial Statements

The growing movement for green energy, has sparked increasing demand for lithium-ion batteries, which is the most prolific battery technology in use today. The Company’s sales in 2021 increased nearly threefold compared to 2020 and product demand continues to rise. During 2021, the Company received additional financing totaling approximately $5 million through equity purchases, convertible notes, and long-term debt. An initial public offering (“IPO”) is planned for first quarter of 2022. The funding will be used, in part, to build in-house assembly lines to improve the cash-flow cycle, side stepping the four-month turn around that the Company currently experiences from suppliers in China. A distribution/assembly warehouse has been secured in Indiana to better service customers throughout the U.S. beginning in the first quarter of 2022. Additionally, management has secured a secondary source for lithium-ion phosphate cells used in its batteries that is based in Denmark, should supply issues with China arise. Management believes that these factors will contribute to achieving profitability. However, there can be no assurance that the Company will be successful in achieving its objectives, including addressing its cash flow challenges.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary materially from the estimates that were used. The Company’s significant accounting estimates include the carrying value of accounts receivable and inventory, the depreciable lives of fixed assets, and reserves for returns and allowances.

Future events, including the extent and the duration of the COVID-19 related economic impacts, and their effects cannot be predicted with certainty and, accordingly, the Company’s accounting estimates require the exercise of judgment

Cash and Cash Equivalents

The Company considers all cash amounts which are not subject to withdrawal restrictions or penalties, and all highly liquid investments purchased with an original maturity of three months or less from the date of purchase to be cash equivalents. The Company maintains its cash balances with high-quality financial institutions located in the United States. Accounts are secured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per institution. At times, balances may exceed federally insured limits. The Company has not experienced any losses in such accounts and management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents. At December 31, 2021, cash balances exceeded FDIC limits by approximately $562,000.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, are due within a year or less, and generally do not bear any interest. The Company performs ongoing credit evaluations of its customers and generally requires no collateral. An allowance for uncollectible accounts is recorded to reduce accounts receivable to the estimated amount that will be collected. The allowance is based upon management’s review of the accounts receivable aging and specific identification of potentially uncollectible balances. Recoveries of accounts previously written off and adjustments to the allowance for uncollectible accounts are recorded as adjustments to bad debt expense. There was no allowance for doubtful accounts at December 31, 2021 and 2020, as management believed all outstanding amounts to be fully collectible.

Customer Deposits

At December 31, 2021, the Company had customer deposits totaling $436,648 for a custom order.

Expion360 Inc.

Notes to Financial Statements

Inventory

Inventory is stated at the lower of cost (first in, first out) or net realizable value and consists of batteries and accessories, resale items, components, and related landing costs. Through 2020, the Company operated primarily as a distributor and inventory as of December 31, 2020 totaling $368,278 consisted of inventory parts and products purchased for resale. The Company began in-house assembly in 2021 and as of December 31, 2021, inventory consisted of finished assemblies totaling $985,537 and raw materials (inventory components, parts, and packaging) totaling $1,066,343. In 2021, the valuation of inventory included fixed production overhead costs based on normal capacity of the assembly warehouse.

The Company periodically reviews its inventory for evidence of slow-moving or obsolete inventory and provides for an allowance when considered necessary. The Company determined that no such reserve was necessary as of December 31, 2021 and December 31, 2020. The Company prepays for inventory purchases from foreign suppliers. Prepaid inventory totaled $1,081,225 and $353,192 at December 31, 2021 and December 31, 2020, respectively, and included inventory in transit where title has passed to the Company but has not yet been physically received.

Vendor and Foreign Concentrations of Inventory Suppliers

During 2021 and 2020, approximately 90% of inventory purchases were made from foreign suppliers in China and Hong Kong. An adverse change in either the economic or political conditions abroad could negatively impact the Company’s supply chain. The inability to obtain product to meet sales demand could adversely affect results of operations, however, the Company has secured a secondary source for lithium-ion phosphate cells used in its batteries from a supplier in Denmark, enabling the Company to source materials outside of China in the event it becomes necessary to do so.

Property and Equipment

Property and equipment are stated at cost less depreciation calculated on the straight-line basis over the estimated useful lives of the related assets as follows:

Vehicles and transportation equipment	5 - 7 years
Office furniture and equipment	5 - 7 years
Molds	5 – 10 years
Warehouse equipment	5 - 10 years

Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.

Betterments, renewals, and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in the Statements of Operations.

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset during the lease term, and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating leases are included in ROU assets, current operating lease liabilities, and long-term operating lease liabilities on the Company’s Balance Sheets. The Company does not have any finance leases.

Lease ROU assets and lease liabilities are initially recognized based on the present value of the future minimum lease payments over the lease term at commencement date calculated using the Company’s incremental borrowing rate applicable to the lease asset, unless the implicit rate is readily determinable. ROU assets also include any lease payments made at or before lease commencement and exclude any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leases with a term of 12 months or less are not recognized on the Company’s Balance Sheet. The Company’s leases do not contain any residual value guarantees. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

The Company accounts for lease and non-lease components as a single lease component for all its leases.

Expion360 Inc.

Notes to Financial Statements

Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment. When events or circumstances indicate the carrying value of a long-lived asset may be impaired, the Company estimates the future undiscounted cash flows to be derived from the use and eventual disposition of the asset to assess whether or not a potential impairment exists. If the carrying value exceeds the estimate of future undiscounted cash flows, the impairment is calculated as the excess of the carrying value of the asset over the estimate of its fair value. Fair value is determined primarily using the estimated cash flows discounted at a rate commensurate with the risk involved. No long-lived asset impairment was recognized during the years ended December 31, 2021 and 2020.

Product Warranties

The Company sells the majority of its products to customers along with unconditional repair or replacement warranties. The Company’s branded DC mobile chargers are warranted for two years from date of sale and its branded VPR 4EVER Classic and Platinum batteries are warranted at gradually lesser levels over a twelve-year period from date of sale. The Company determines its estimated liability for warranty claims based on the Company’s experience of the amount of claims actually made. Management estimates no liability as of December 31, 2021 and 2020 because, historically, there have been very few claims and costs for repairs or replacement parts have been nominal. It is reasonably possible that the Company’s estimate of a liability for product liability claims will change in the near term.

Liability for Refunds

The Company does not have a formal return policy but does accept returns under its warranty policies. Returns have historically been minimal. However, during 2020 the Company sold discontinued products and recorded a liability for refunds. As of December 31, 2020, the liability totaled $58,000. As of December 31, 2021, all allowable discontinued product had been returned and the Company has no further refund liability. Revenue is recorded net of this amount. Any returns of discontinued product are not added back to inventory and therefore related costs are nominal and not recorded as an asset.

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the performance obligation(s) are satisfied. Revenue is recognized upon shipment or delivery to the customer, as that is when the customer obtains control of the promised goods and the Company’s performance obligation is considered satisfied. As such, accounts receivable is recorded at the time of shipment or will call, when the Company’s right to the consideration becomes unconditional and the Company determines there are no uncertainties regarding payment terms or transfer of control.

Concentration of Major Customers

Customers are considered major customers when net revenue exceeds 10% of total revenue for the period or outstanding receivable balances exceed 10% of total receivables.

During the year ended December 31, 2021, sales to one customer totaled $488,860 comprising approximately 11% of total sales. There were no accounts receivable from this customer as of December 31, 2021, however, amounts due from three other customers totaled $324,844, $229,068, and $104,405, respectively, representing approximately 85% of total accounts receivable at December 31, 2021.

During the year ended December 31, 2020, sales to four customers totaled $273,102, $250,142, $221,726, and $186,897 comprising approximately 57% of total sales. Amounts due from these customers totaled $45,004, $28,333, $48,390, and $33,906, respectively, representing approximately 69% of total accounts receivable at December 31, 2020.

Expion360 Inc.

Notes to Financial Statements

Shipping and Handling Costs

Shipping and handling fees billed to customers are classified on the Statement of Operations as “Sales, net” and totaled $25,688 and $1,513 during the years ended December 2021 and 2020, respectively. Shipping and handling costs for shipping product to customers totaled $102,653 and $54,664 during the years ended December 31, 2021 and 2020, respectively, and are classified in selling, general and administrative expense in the accompanying Statements of Operations.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense totaled $67,394 and $84,178 for the years ended December 31, 2021 and 2020, respectively, and is included in selling, general and administrative expense in the accompanying Statements of Operations.

Research and Development

 Research and development costs are expensed as incurred. Research and development costs charged to expense amounted to $58,044 and $126,218 for the years ended December 31, 2021 and 2020, respectively, and are included in selling, general and administrative expenses in the accompanying Statements of Operations.

Income Taxes

From January 1, 2017 to October 31, 2021, the Company was not subject to federal or state income taxes since it was a limited liability company taxed as an S corporation. The Company’s taxable income or losses was allocated to its members in accordance with their respective ownership percentage. Therefore, no provision or liability for federal income taxes had been included in the accompanying financial statements. Certain states impose minimum franchise taxes on entities taxed as an S corporation, accordingly, the accompanying financial statements include provisions for state franchise tax fees.

Effective November 1, 2021, the Company converted from an LLC to a C corporation and, as a result, became subject to corporate federal and state income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of exiting assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (CARES Act). The Cares Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act provides sweeping tax changes in response to the COVID-19 pandemic, some of the more significant provisions are removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act. At December 31, 2021 and 2020, the Company has not recorded any income tax provision/(benefit) resulting from the CARES Act, mainly due the Company’s history of net operating losses generated.

Expion360 Inc.

Notes to Financial Statements

On December 27, 2020, the United States enacted the Consolidated Appropriations Act of 2021 (“CAA”). The CAA includes provisions extending certain CARES Act provisions and adds coronavirus relief, tax and health extenders. The Company will continue to evaluate the impact of the CAA and its impact on its financial statements in 2021 and beyond.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurement. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value, as follows:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

 Level 2: Observable prices that are based on inputs not quoted on active markets but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

 Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs. In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

 The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, short-term revolving loans, shareholder promissory notes, convertible notes, and long-term debt. The fair value of cash and cash equivalents, accounts receivable, accounts payable, and short-term revolving loans approximates their respective carrying values because of the short-term nature of those instruments. The fair value of the shareholder promissory notes, convertible notes, and long-term debt approximates their respective carrying values because the interest rate approximates market rates available to the Company for similar obligations with the same maturities.

Segment Reporting

We currently operate in one reportable segment and our Chief Executive Officer is the chief operating decision maker.

Basic and Diluted Net Loss Per Share

The basis net loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the period. Diluted earnings or loss per share adjusts the basic earnings or loss per share for the potentially dilutive impact of securities (e.g., options and warrants).

As of December 31, 2021, the Company has outstanding warrants and options (see Note 20 – Warrants/Options) convertible into 740,431 shares of common stock. For the year ended December 31, 2021, the basic loss and diluted loss per share was $1.63. For the year ended December 31, 2020, the Company did not have any dilutive securities and the basic net loss per share of $0.36 equaled the diluted net loss per share.

We calculate basic and diluted net loss per share using the weighted average number of common shares outstanding during the periods presented. In periods of a net loss position, basic and diluted weighted average common shares are the same. For the diluted earnings per share calculation, we adjust the weighted average number of common shares outstanding to include dilutive stock options, warrants, unvested restricted stock units and shares associated with the conversion of the Convertible Senior Notes and convertible preferred stock outstanding during the periods. We use the if-converted method for calculating any potential dilutive effect of the Convertible Senior Notes and convertible preferred stock on diluted net loss per share.

The following shows the amounts used in computing net loss per share:

December 31,	2021	2020
Net loss	$(4,720,858)	$(876,480)
Weighted average common shares outstanding – basic and diluted	2,888,695	2,430,514
Basic and diluted net loss per share	$(1.63)	$(0.36)

The following table sets forth the number of shares excluded from the computation of diluted loss per share, as their inclusion would have been ant--dilutive.

December 31,	2021	2020
Stock options	30,000	—
Warrants	710,431	—
Basic and diluted net loss per share	740,430	—

Expion360 Inc.

Notes to Financial Statements

New Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Under ASU 2020- 06, the embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost, as long as no other features require bifurcation and recognition as derivatives. Similarly, equity-classified convertible preferred stock instruments will be accounted for as single units of account in equity unless the conversion feature needs to be bifurcated under Topic 815. The new guidance also made amendments to the earnings per share guidance in Topic 260, Earnings Per Share, for convertible instruments, the most significant impact of which is requiring the use of the if-converted method for diluted earnings per share calculation. Further, ASU 2020-06 made revisions to Subtopic 815-40, which provides guidance on how an entity must determine whether a contract qualifies for a scope exception from derivative accounting. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. Adoption of the standard requires using either a modified retrospective or a full retrospective approach. Effective January 1, 2021, the Company early adopted ASU 2020-06 using the modified retrospective approach. Adoption of the new standard did not have a material impact on the Company’s financial statements or disclosures.

In January 2020, the FASB issued ASU 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. The new guidance clarifies the interaction of accounting for the transition into and out of the equity method and the accounting for measuring certain purchased options and forward contracts to acquire investments. ASU 2020-01 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Effective January 1, 2021, the Company adopted ASU 2020-01. The adoption of this guidance did not have an impact on the Company’s financial statements or disclosures.

Accounting Guidance Issued but Not Yet Adopted

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers.” ASU 2021-08 requires contract assets and contract liabilities acquired in a business combination to be recognized and measured in accordance with Topic 606, Revenue from Contracts with Customers, on the acquisition date as if the acquirer had entered into the original contract at the same date and on the same terms as the acquiree. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for public business entities. The Company is currently evaluating the impact of this standard on our financial statements.

In May 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the Emerging Issues Task Force).” ASU 2021-04 requires issuers to account for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after the modification or exchange based on the economic substance of the modification or exchange. Under the guidance, an issuer determines the accounting for the modification or exchange based on whether the transaction was done to issue equity, to issue or modify debt, or for other reasons. ASU 2021-04 is applied prospectively and is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on our financial statements.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. This ASU replaces the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information for credit loss estimates on certain types of financial instruments, including trade receivables. In addition, new disclosures are required. The ASU, as subsequently amended, is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adopting this guidance.

Yozamp Products Company, LLC

Notes to Financial Statements

3.	Property and Equipment, Net

Property and equipment consist of the following:

December 31,	2021	2020

Vehicles and transport	$298,752	$104,238
Office furniture and equipment	105,003	59,339
Leasehold improvements	59,316	2,904
Warehouse equipment	44,356	30,288
Molds	15,992	15,992

	523,419	212,761

Less: accumulated depreciation	(96,190)	(51,720)

Property and equipment, net	$427,229	$161,041

The Company recorded $61,084 and $16,572 of depreciation expense related to its property and equipment for the years ended December 31, 2021 and 2020, respectively.

4.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

December 31,	2021	2020

Commissions	$29,120	4.171
Accrued interest	26,301	39,985
Credit cards	23,933	20,312
Rebate liability	23,010	—
Deferred income and deposit (sublease)	13,690	—
Accrued salaries and payroll liabilities	12,449	21,599
Franchise tax	9,300	1,829
Other	2,815	—
Accrued expenses and other current liabilities	$140,618	$87,896

5.	Liability for Sale of Future Revenues.

On December 8, 2020 and January 26,2021, Reliant Funding, under two separate ACH Total Receipts Purchase Agreements (“Purchase Agreements”), purchased a 50% interest in the Company’s future revenues for a total aggregate purchase price of $250,000. Pursuant to the terms of the Purchase Agreements, the purchased percentage shall continue to be owned by Reliant Funding, until the Company has paid the full purchased amount of $349,750. Repayment of the purchased amount is achieved through 252 daily bank account withdrawals of $1,388 through December 15, 2021 and $694 thereafter through January 26, 2022. During the years ended December 31, 2021 and 2020, the Company repaid a total of $329,626 and $8,327, respectively, including $95,283 and $4,172, respectively, of interest at an effective annual interest rate of approximately 71%. At December 31, 2021 and 2020, the Company has a total remaining liability related to the Purchase Agreements of $11,502 and $120,844, respectively, and total remaining payments of $11,797 and $166,548 (including interest), respectively. The Purchase Agreements are secured by substantially all assets of the Company.

Expion360 Inc.

Notes to Financial Statements

6.	Line of Credit and Short-Term Revolving Loans

In August 2019, the Company entered into a Financing and Security Agreement (“FSA”) with Celtic Bank Corporation (“Celtic”). Pursuant to the FSA, Celtic provided a revolving line of credit plan under which the Company may obtain draws from Celtic. Draws were subject to a draw credit limit and amounts available for draws increased to the extent draws are repaid. The interest that each draw bore on the unpaid principal balance and the amounts and number of consecutive periodic installments was established at the time of draw. The FSA was guaranteed by the Company’s majority member/shareholder. Repayment was achieved through weekly withdrawals of principal and interest at an effective annual interest rate of approximately 41%. During the year ended December 31, 2020, the Company’s draws totaled $70,000. All draws were paid in full during the year ended December 31, 2020 and the FSA was terminated.

From January 2020 to October 2020, the Company received proceeds totaling $900,000 pursuant to four unsecured Working Capital Loan Agreements (“WC Loans”) with two different outside investors. Pursuant to the terms of the WC Loans, the Company may borrow, repay and reborrow loans within the limit established within each WC Loan.

The terms of each WC Loan are summarized below:

●	$150,000 limit - dated January 25, 2020; monthly interest-only payments at 10% annual interest, principal payment of $70,000 paid during the year ended December 31, 2020, balance of $80,000 due 12 months from date of issue and paid in full at maturity in 2021.

●	$150,000 limit - dated January 28, 2020; monthly interest-only payments at 12% annual interest; principal due 12 months from date of issue. This note was modified effective January 1, 2021 to extend the maturity date to December 31, 2021 (see below) and was paid in full during the year ended December 31, 2021.

●	$200,000 limit – dated March 22, 2020; monthly interest-only payments at 15% annual interest; principal due 12 months from date of issue. This note was modified effective January 1, 2021 to extend the maturity date to December 31, 2021 (see below). The Company paid $50,000 towards the principal balance during the year ended December 31, 2021.

●	$400,000 limit – dated August 31, 2020; monthly interest-only payments at 10% annual interest; pursuant to the WC Loan, the maturity was to be determined by mutual agreement and was to be at least 30 days after a maturity date is agreed upon. The note was modified effective January 1, 2021 to establish a maturity date of December 31, 2021 (see below).

As of December 31, 2021, a balance of $550,000 remains outstanding under the WC Loan Agreements and in accordance with the modified terms, the Company is subject to monthly extended maturity interest of one percent on the ending outstanding monthly balance which increases one percent for each month beyond the extended maturity date.

At December 31, 2020, $830,000 was outstanding under the WC Loan Agreements. Effective January 1, 2021, as noted above, three of the working capital loan agreements, all from the same investor, were modified. The modification was to extend the maturity date on two of the notes from January 28, 2021 and March 22, 2021 to December 31, 2021, and to establish a maturity date of December 31, 2021 for the WC Loan that left the maturity date open to negotiations in the original agreement.

All fees incurred in connection with obtaining and modifying these agreements were nominal and, given the short-term maturity of one year, were expensed as incurred. There was no accounting impact to the financial statements related to the modifications.

Expion360 Inc.

Notes to Financial Statements

7.	Long-Term Debt

Long-term debt consists of the following at December 31, 2021 and December 31, 2020:

	2021	2020
Senior secured promissory notes – various investors. Monthly payments of interest only at 10% plus deferred interest of 5% accrued monthly to be paid at maturity. A minimum of one year interest is due at maturity. Matures the earlier of (a) May 15, 2023, (b) the closing of a qualified subsequent financing or (c) the closing of a change of control. The notes are senior to all other debt and are secured by substantially all assets of the Company. The notes include detachable warrants to purchase 482,268 shares of common stock at an exercise price of $3.32 per share (see Note 21 – Stockholders’ Equity (Deficit)). Debt issuance costs and discount totaling $1,287,160 at date of issuance are being amortized and recognized as additional interest expense over the term of the notes using the straight-line method because it is not substantially different from the effective interest rate method. We determined the expected life of the notes to be the contractual term. Interest expense related to these notes includes amortization of debt issuance costs and discount in the amount of $90,317 for the year ended December 31, 2021.	$1,600,000	$—
Note payable – bank. Payable in monthly installments of $332, including interest at 5.8% per annum, due August 2025, secured by equipment and personally guaranteed by a member/shareholder.	13,135	16,260
Note payable – credit union. Payable in monthly installments of $508, including interest at 5.45% per annum, due July 2026, secured by a vehicle and personally guaranteed by a member/shareholder.	24,259
Note payable – credit union. Payable in monthly installments of $1,131, including interest at 5.45% per annum, due October 2027, secured by a vehicle and personally guaranteed by a member, debt and vehicle transferred to shareholder in November 2021.	—	70,380
Note payable – SBA. Economic Injury Disaster Loan payable in monthly installments of $731, including interest at 3.75% per annum, due May 2050, and personally guaranteed by a member/shareholder.	153,193	150,000
Note payable – individual. Monthly payments of interest only at 10% per annum, matured December 31, 2021 resulting in the entire principal balance recorded in current portion of long-term debt on the accompanying Balance Sheets; pursuant to the note, the past due balance is subject to 1% additional monthly interest which increases one percent for each month beyond maturity date unsecured.	100,000	—
Note payable – finance company. Payable in monthly installments of $994, including interest at 8.5% per annum, due July 2026, secured by a vehicle and personally guaranteed by a member/shareholder.	45,832	—
Note payable – finance company. Payable in monthly installments of $2,204, including interest at 11.21% per annum, due August 2026, secured by a vehicle and personally guaranteed by a member/shareholder	96,155	—
Note payable – finance company. Payable in monthly installments of $834, including interest at 7.29% per annum, due October 2027, secured by a vehicle and personally guaranteed by a member/shareholder	47,445	—
Note payable – finance company. Payable in monthly installments of $834, including interest at 7.29% per annum, due October 2027, secured by a vehicle and personally guaranteed by a member/shareholder.	47,445	—
Total	$2,127,464	$265,910

Less unamortized debt issuance costs and discount	(1,196,843)	—
Less current portion	(51,135)	(17,440)
Less note payable in default	(100,000)	—

Long-term debt, net of unamortized debt discount and current portion	$779,486	$248,470

Future maturities of long-term debt are as follows:

Years ending December 31,

2022	$151,135
2023	1,654,104
2024	59,078
2025	63,229
2026	47,210
Thereafter	152,708

Total	$2,127,464

8.	Shareholder Promissory Notes

As of December 31, 2021 and 2020, the Company had an outstanding principal balance of $825,000 and $1,075,000, respectively due to shareholders (formerly LLC members) under unsecured Promissory Notes Agreements (“Notes”). The Notes require monthly interest-only payments at 10% per annum. The Notes mature at various dates from August 2023 to December 2024 as follows: August 2023 - $500,000; January 2024 - $125,000; and December 2024 - $200,000. Interest paid to the shareholders under the Notes totaled $121,908 and $77,604 during the years ended December 31, 2021 and 2020, respectively. There was no accrued interest as of December

Expion360 Inc.

Notes to Financial Statements

31, 2021 related to these Notes. At December 31, 2020, included in accrued expenses and other current liabilities on the accompanying Balance Sheet is $29,902 of accrued interest on these Notes.

On May 15, 2021, the Company modified one shareholder Note in the amount of $250,000 to be a convertible note for the same amount. The shareholder also invested additional proceeds of $24,000 for a total convertible note of $274,000. The convertible note included detachable warrants to purchase 548,000 shares of the Company’s common stock. The convertible note bore interest at a rate of 10% per annum, had an initial maturity of two years from date of issue, and was convertible at $.50 per share. The modification resulted in a new effective annual interest rate of 9.15%. There was no accounting impact to the financial statements related to these modifications. On October 29, 2021, concurrent with the anticipated conversion from an LLC to a C corporation, the convertible note and warrants were modified under a Convertible Debenture Exercise and Waiver and Release Agreement and the shareholder agreed to convert the note and accrued interest into 236,498 shares of common stock resulting in a conversion price of $1.21 per share (see Note 10 – 2021 Convertible Notes/Extinguishment Loss on Debt Settlement).

9.	2020 Convertible Notes

In August and October of 2020, the Company received proceeds totaling $270,000 from the issuance of four Convertible Notes (“Notes”). The Notes accrued monthly interest at 6% per annum and included two options for conversion: (1) Automatic conversion of the principal balance and accrued interest into new financing securities issued in a new financing round of at least $1 million, not including the Notes — the conversion price to equal 85% of the price per unit at which the investor in the new financing purchased their equity securities; and (2) Optional conversion in founder securities if (a) the Company gives the investor notice of its intent to prepay the Note or (b) the Company has not consummated a new financing prior to maturity. The conversion price was equal to $17 million divided by the number of founder securities outstanding at the date of the Notes (100,000 LLC units), or $170 per unit. The Notes were to mature three years from date of issue. The outstanding balance at December 31, 2020 was $273,157, including accrued interest of $3,157, which was recognized as interest expense during 2020.

Under the first conversion option, the conversion was contingent upon a future event, and therefore the difference between the conversion price and the fair value of the equity units on the commitment date (transaction date) was not recognized. Under the second option, the conversion price of $170 exceeded the fair value of the Company’s units of $85 at date of issue and therefore no beneficial conversion feature was recorded.

In late 2020, all convertible debt holders were offered the opportunity for early conversion of their convertible notes into Class B LLC member units effective January 1, 2021. Three of the four convertible note holders converted notes with a principal balance of $170,000 and accrued interest of $3,157 into 2,338 Class B member units (the equivalent of 59,515 shares of common stock) at per unit conversion prices ranging from $67 - $76 (per share prices ranging from $2.66 - $3.00). In accordance with FASB ASC 470-20, Debt with Conversion and Other Options, the fair value of the additional units issued under the induced conversion over the value of the number of units issuable under the original terms of the convertible note agreements is recognized as debt conversion expense. Accordingly, upon early conversion on January 1, 2021, the Company recognized $112,133 of debt conversion expense with a corresponding entry to equity of $285,290 consisting of the $173,157 of principal and accrued interest converted and the excess fair value of $112,133.

The fourth convertible note holder opted out of the early conversion and instead, the original note was modified into a term loan effective January 1, 2021. The modification included the elimination of the conversion feature, an increase in the interest rate from the original 6% per annum to 10% per annum, to be paid monthly instead of accrued, and an earlier maturity date of December 31, 2021. The modification resulted in a new effective annual interest rate of 9.58%, and a revised one-year maturity on December 31, 2021 (see Note 6 – Line of Credit and Short-Term Revolving Loans). There was no accounting impact to the financial statements related to this modification.

10.	2021 Convertible Notes/Extinguishment Loss on Debt Settlement

From May to September 2021, the Company received gross proceeds of $2,929,000 from the issuance of unsecured convertible notes (the “Notes”), of which $44,000 was received from existing Shareholders (Members). Additionally, a shareholder/member converted a promissory note to a convertible note identical in terms discussed below (see Note 8 – Shareholder Promissory Notes).

At the option of the Note holders and after the completion of a merger with a Special Purpose Acquisition Company (“SPAC”) or an Initial Public Offering (“IPO”), the holder could convert all or a part of the outstanding principal and accrued interest into shares of common stock of the merged or public company. The Notes included detachable warrants (“Warrants”) to purchase 3,862,000 shares of the merged or public company. The Notes bore interest at a rate of 10% per annum, had an initial maturity of two years from date of issue, and were convertible at per-share prices ranging from $0.50 to $2.50. Effective January 1, 2021, the Company early adopted ASU 2020-06, and accordingly, no beneficial conversion features were recognized. The Notes were accounted for in accordance with ASC 470-20, Debt with Conversion and Other Options (“ASC 470-20”) and ASC 815-40, Contracts in Entity’s Own Equity (“ASC 815-40”). Under ASC 815-40, to qualify for equity classification (or nonbifurcation, if embedded) the instrument (or embedded feature) must be both (1) indexed to the issuer’s stock and (2) meet the requirements of the equity classification guidance. Based upon the Company’s analysis, it was determined the Notes do contain embedded features indexed to its own stock, but do not meet the requirements for bifurcation and recognition as derivatives, and therefore do not need to be separately recognized. Accordingly, the proceeds received from the issuance of the Notes were recorded as a single liability measured at amortized cost on the consolidated Balance Sheet. The Company incurred $148,000 of debt issuance costs relating to the issuance of the Notes, which were recorded as a reduction to the Notes on the Balance Sheet. The debt issuance costs were being amortized and recognized as additional interest expense over the term of the notes using the straight-line method because it is not substantially different from the effective interest rate. Amortization of debt discount totaled $27,271 through the effective date of the conversion from LLC to a C corporation (see Note 16 – Conversion to C Corporation). Since the Warrants were not exercisable until a merger with a SPAC or an IPO, there was no impact on the financial statements at date of grant.

On October 29, 2021, in anticipation of conversion from LLC to a C corporation, the Notes and Warrants were modified under Convertible Debenture Exercise and Waiver and Release Agreements with the individual creditors. The Note holders agreed to settle the debt for an aggregate 1,527,647 shares of common stock with a fair value of $5,545,359 ($3.63 per share). Since this transaction involved contemporaneous issuance of shares of common stock by the Company to the Note holders, we evaluated the transaction for modification and extinguishment accounting and determined that the debt was extinguished as a result of the issuance of shares that do not represent the exercise of a conversion right contained in the original terms of the Notes at issuance.

The settlement of the debt resulted in a recognized loss of $2,262,658 recorded as extinguishment loss on debt settlement on the accompanying Statements of Operations, calculated as the excess of the fair value of shares issued over the carrying amount of the debt. In addition, the fair value of warrants of $407,700 issued in exchange for services related to the extinguished debt (see Note 21 – Stockholders’ Equity (Deficit)) and the unamortized portion of debt discount remaining at date of settlement of $120,729 were also recorded as extinguishment loss on debt settlement for an aggregate loss of $2,791,087 on the accompanying Statements of Operations.

11.	PPP Grant Income

On April 13, 2020, the Company received proceeds of $70,000 under the Paycheck Protection Program (“PPP”) provision of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP provided funding to small businesses through the federally guaranteed loans administered through Section 7(a) of the Small Business Act. The Company also received proceeds of $10,000 under the COVID-19 Economic Injury Disaster Loans (EIDL) program. During 2020 the Company incurred sufficient payroll costs and retained sufficient levels of employment and employee pay to obtain forgiveness. The proceeds were recorded as grant income in 2020.

12.	Trust Agreement for Designated Beneficiaries

In March 2020, the LLC members established a Trust for the granting of membership interests to three individuals. At the time of grant, the existing LLC members (“Settlors’) transferred 8% of the ownership and membership interests (8,000 membership units, equivalent to 192,234 shares of common stock) of the Company to a Trust for the purpose of holding the vested interests for the three beneficiaries. The Settlors continued to hold title to the membership interests conveyed to the Trust until the Company operating agreement was restated, and the Settlors continued to receive their pro rata distribution of profits and losses from the interests until that occurred. At the date of issuance, the fair value of the membership interests issued was determined to be nominal and no expense was recorded in connection with the grants. The operating agreement was amended and restated effective January 1, 2021 and the units/shares were allocated from the Trust to the grantees.

Expion360 Inc.

Notes to Financial Statements

13.	Commitments and Contingencies

Operating Leases

The Company leases its warehouses and office space under long-term lease arrangements. None of its leases include characteristics specified in ASC 842, Leases, that require classification as financing leases, and accordingly, these leases are accounted for as operating leases. The Company does not recognize a right-of-use asset and lease liability for short term leases, which have terms of 12 months or less. For longer-term lease arrangements that are recognized on the Company’s Balance Sheet, the right-of-use asset and lease liability are initially measured at the commencement date based upon the present values of the lease payments due under the leases.

The implicit interest rates of the Company’s lease arrangements are generally not readily determinable and as such, the Company applies an incremental borrowing rate, which is established based upon the information available at the lease commencement date, to determine the present value of lease payments due under the arrangement. Under ASC 842, the incremental borrowing rate (IBR) for leases must be (1) a rate of interest over a similar term, and (2) for an amount that is equal to the lease payments. The Company uses both the Federal Reserve Economic Data (FRED) U.S. corporate debt effective yield and the U.S. Treasury rates adjusted for credit spread as the primary data points for purposes of determining the IBR.

During the years ended December 31, 2021 and 2020, the Company entered into two long-term, non-cancelable operating lease agreements for office and warehouse space resulting in the Company recognizing an additional lease liability totaling of $1,268,089 and $136,388, respectively, representing the present value of the lease payments discounted using effective interest rates of 7.47% and 11.2%, respectively, and a corresponding right-of-use assets of $1,268,089 and $136,388, respectively. The lease entered into in 2021 expires in January 2028 and contains one three-year option to renew. The lease entered into in 2020 expires in January 2023. The leases generally provide for annual increases based on a fixed amount and generally require the Company to pay real estate taxes, insurance, and repairs. Both leases are guaranteed by the majority shareholder.

In July 2020, an existing lease was modified to extend the expiration date from February 2023 to February 2025. The lease modification resulted in a new lease liability of $116,476, which represents the present value of the remaining lease payments of $157,886 discounted using an effective interest rate of 13.4%, and a corresponding right-of-use asset of $116,476. Accordingly, the balance of the original lease liability and right-of-use asset were adjusted as of the modification date to reflect the modified lease liability and right-of-use asset amounts.

Expion360 Inc.

Notes to Financial Statements

The following is a summary of total lease costs:

December 31,	2021	2020
Operating lease cost	$304,082	$81,066
Short-term lease costs	4,846	19,535
Variable lease costs	—	—
Sublease income	(75,061)	—
	$233,867	$100,601

The weighted-average remaining lease term is 5.64 years and 3.14 years as of December 31, 2021 and 2020, respectively. The weighted average discount rate is 8.02% and 12.37%, as of December 31, 2021 and 2020, respectively. Operating cash flows from the operating leases totaled $177,688 and $53,582 for 2021 and 2020, respectively.

The total lease liability as of December 31, 2021 and 2020 was $1,311,649 and $221,248, respectively.

The following is a maturity analysis of the annual undiscounted cash flows of the operating lease liabilities as of December 31, 2021:

Total

2022	$315,547
2023	272,571
2024	269,408
2025	247,853
2026	249,396
Thereafter	278,336

Total future minimum lease payments	$1,633,111

Less imputed interest	(321,462)

Total	$1,311,649

Current lease liability	$218,788

Noncurrent lease liability	1,092,861

Total	$1,311,649

Subleases

Effective March 1, 2021 and July 1, 2021, the Company entered into subleases for suites under two of its existing operating leases with similar terms as the Company’s lease agreements. Because the Company is not relieved of its primary obligations under the original lease, the Company accounts for the subleases as a lessor. Sublease rental income is recorded based on the contractual rental payments which are not substantially different from recognition on a straight-line basis over the lease term and totaled $75,061 during the year ended December 31, 2021. As of December 31, 2021, deferred income totaling $10,192, representing January 2022 sublease rental income, and a lease deposit of $3,498 is aggregated and included in accrued expenses and other current liabilities on the accompanying Balance Sheets.

The total future minimum sublease payments as of December 31, 2021:

Total

2022	$97,239
2023	43,284
2024	36,242
2025	6,070

Total future minimum lease payments	$182,835

Litigation

The Company may be involved from time to time in litigation or claims arising in the ordinary course of its business. While the ultimate liability, if any, arising from these claims cannot be determined with certainty, the Company believes that the resolution of any such matters will not likely have a material adverse effect on the Company’s financial statements.

Expion360 Inc.

Notes to Financial Statements

14.	401(k) Plan

During 2021, the Company adopted a 401(k) Plan (“Plan”) for the benefit of its employees. Employees may contribute to the Plan within defined limits as defined by the Internal Revenue Service. Substantially all employees are eligible to participate. The Company has the option to make profit sharing contributions at its discretion. No profit sharing contributions have been made.

15.	Issuance of Shares/Membership Units

On January 1, 2021, the Company issued 2,338 Class B member units (equivalent to 59,515 shares of common stock) upon the conversion of convertible notes and accrued interest totaling $173,157 (see Note 9 – 2020 Convertible Notes).

On January 1, 2021, the Company issued 262 Class B membership units (equivalent to 6,667 shares of common stock) in exchange for building signage valued at $20,000.

In March and April of 2021, the Company sold 6,157 Class B membership units (equivalent to 156,768 shares of common stock) to three new members for gross proceeds of $522,000.

In November 2021, the Company issued 30,000 shares of common stock in exchange for services. The Company recognized an expense of $108,900 with a corresponding increase to paid-in capital. The per-share fair value of $3.63 was based on the per-share price of stock sale transactions around the date of issuance.

16.	Conversion to a C Corporation

Effective November 1, 2021, the Company converted from an LLC to a C corporation under the State of Nevada statutes in anticipation of an upcoming initial public offering and changed its name to Expion360 Inc. The membership units of the existing LLC members and all existing convertible note holders (see Note 10 - 2021 Convertible Notes/Extinguishment Loss on Debt Settlement) converted into an aggregate of 4,181,111 shares of common stock. Additionally, investors purchased 88,889 shares of common stock for total proceeds of $316,400 and 30,000 shares of common stock were issued in exchange for legal services. The 30,000 shares issued in exchange for legal services were valued at $108,900 at date of grant based on the per share price of $3.63 paid for shares issued at the time of the conversion to a C corporation. The Company’s issued and outstanding shares of common stock totaled 4,300,000 upon conversion to a C corporation and as of December 31, 2021.

17.	Interest Expense

During the year ended December 31, 2021, interest expense of $554,044, as shown on the accompanying Statements of Operations includes interest expense related to amortization of debt discount totaling $117,587 (See Note 7 – Long-Term Debt and Note 10 -2021 Convertible Notes/Extinguishment Loss on Debt Settlement).

18.	Income Taxes

In anticipation of an initial public offering, the Company converted from a limited liability company to a C corporation, a taxable entity, effective November 1, 2021.

For 2020 through October 31, 2021, the Company has been treated as an S corporation for federal and state income tax purposes, such that the Company’s taxable income is reported by members in their respective tax returns.

The Company was only subject to state franchise taxes and fees. For the years ended December 31, 2021 and 2020, the Company incurred a provision for state franchise taxes of $9,300 and $1,979, respectively.

The federal and state income tax provision is summarized as follows:

Year Ended December 31,	2021	2020
Current
Federal	—	$—
State franchise fees	9,300	1,979
	$9,300	$1,979

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows for the two months ended December 31, 2021:

Deferred tax assets:	Total
Net operating losses	$151,797
Stock based compensation	150,524
Other	17,927
Subtotal	320,248
Valuation allowance	(297,815)
Deferred tax liabilities:
Depreciation	(22,433)
Net deferred tax asset

Expion360 Inc.

Notes to Financial Statements

For financial reporting purposes, the Company incurred losses for the two months ended December 31, 2021 and for each period since inception. Accordingly, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2021, the Company had approximately $579,000 of federal and state net operating losses.

A reconciliation between the amount of income tax benefit determined by applying the U.S statutory income tax rate to pre-tax loss is as follows:

Total
Income tax provision at federal statutory rate	$(746,778)
State taxes	(59,202)
Stock based compensation	491,727
Other	16,438
Valuation allowance	(297,815)
Net deferred tax asset	—

Tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The aggregate changes in the balance of gross unrecognized tax benefits, which excludes penalties and interest, for the year ended December 31, 2021 is zero.

The Company is subject to taxation in the United States and Oregon. There are no ongoing examinations by taxing authorities at this time. The Company’s various tax years 2017 through 2021 remain open for examination by various taxing jurisdictions.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2021, the Company has not accrued any penalties or interest related to uncertain tax positions.

19.	Related Party Transactions

During the years ended December 31, 2021 and 2020, related party transactions consisted of Shareholder Promissory Notes, one of which was modified in May 2021 to be a convertible note with warrants. During the year ended December 31, 2021, the Company also received proceeds totaling $44,000 for the issuance of convertible notes from existing LLC members. The notes included warrants to purchase common stock. The notes and warrants were subsequently modified (see Note 8 – Shareholder Promissory Notes and Note 10 – 2021 Convertible Notes/Extinguishment Loss on Debt Settlement).

20.	Stock Option Plans

2021 Employee Stock Option Plan

The purpose of the Company’s 2021 Employee Stock Option Plan is to assist eligible employees of the Company in acquiring a stock ownership in the Company and to help such employees provide for their future security and to encourage them to remain in the employment of the Company. The plan consists of a Section 423 Component and Non-Section 423 Component. The Section 423 Component is intended to qualify as an employee stock purchase plan and also authorizes the grant of options. Options granted under the Non-Section 423 Component shall be granted pursuant to separate offerings containing sub-plans. The Company may make one or more offerings under the plan. The duration and timing of each offering period may be established or changed by the board, but in no event may an offering period exceed 27 months and in no event may the purchase period for the option exceed the duration of the offering period under which it is established. On each exercise date for an offering period, each participant shall automatically be deemed to have exercised the option to purchase the largest number of whole shares which can be purchased under the offering. Option awards are generally granted with an exercise price equal to 85% of the lesser of the fair market value of a share on (a) the applicable grant date and (b) the applicable exercise date, or such other price as designated by the administrator, provided that in no event shall the option price be less that the per share par value price. The maximum number of shares granted under the plan shall not exceed 2,500,000 shares. No awards have been granted to date under the plan.

2021 Incentive Award Plan

The purpose of the Company’s 2021 Incentive Award Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Various stock-based awards may be granted under the plan to eligible employees, consultants, and non-employee directors. The number of shares issued under the plan is subject to limits and is adjusted annually. No more than 1,000,000 shares may be issued pursuant to the exercise of incentive stock options. The number of shares granted, the exercise price, and the terms will be determined at date of grant, however, the exercise price shall not be less than 100% of the fair value on the grant date (110% for options granted to greater than 10% shareholders) and the term shall not exceed ten years. No awards have been granted to date under the plan.

Expion360 Inc.

Notes to Financial Statements

21.	Stockholders’ Equity (Deficit)

The Company is authorized to issue an aggregate of 220,000,000 shares of capital stock, par value $0.001 per share, consisting of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2021, 4,300,000 shares of common stock were issued and outstanding and as of December 31, 2020, 100,000 membership units, the equivalent to 2,430,514 shares of common stock, were issued and outstanding. No shares of preferred stock have been issued as of December 31, 2021 or 2020.

A holder of common stock is entitled to one vote for each share of common stock. The holders of common stock have no conversion, redemption or preemptive rights and shall be entitled to receive dividends when, as, and if declared by the board of directors. Upon dissolution, liquidation, or winding up of the Company, after payment or provision for payment of debts and other liabilities of the Company, subject to the rights, if any, of the holders of any class or series stock having a preference over the right to participate with common stock with respect to the distribution of assets of the Company upon such dissolution, liquidation, or winding up of the Company, the holders of common stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares of common stock held.

Since no shares of preferred stock have been issued, no rights and privileges of preferred stockholders have been defined.

In November 2021, the Company received gross proceeds of $1,600,000 ($1,385,000, net of issuance costs of $215,000), for the issuance of senior secured promissory notes (see Note 7 – Long-Term Debt). The notes include detachable warrants to purchase 482,268 shares of common stock at an exercise price of $3.32 per share. The warrants are exercisable for a period of 10 years from date of grant. Of the total gross proceeds received of $1,600,000, $809,806 was allocated to the warrants and $790,194 to the notes, based on their relative fair values. The relative fair value of the warrants of $809,806 at the time of issuance was recorded as additional paid-in capital with a corresponding debt discount reducing the carrying value of the notes.

Additionally, the Company issued 77,163 warrants to purchase shares of common stock to underwriters in connection with obtaining the notes. The warrants are exercisable at $3.32 per share for a period of 10 years from date of grant. The fair value of the warrants of $262,354 was recorded as additional paid-in capital and reduced the carrying value of the notes. The total discount on the notes of $1,287,160, including cash paid for fees of $215,000, is being amortized to interest expense over the term of the notes using the straight-line method because it is not substantially different from the effective interest rate method. As of December 31, 2021, $90,317 was amortized to expense and the unamortized discount on the notes is $1,196,843. The fair value of the warrants was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $3.63, expected dividend yield of 0%, expected volatility of 110.8%, risk-free interest rate of 1.63% and expected life based on contractual life of 10 years.

The Company also issued warrants to purchase 151,000 shares of common stock in in exchange for prior services related to the extinguished 2021 convertible notes. The warrants are exercisable at $2.90 per share for a period of 3 years from date of grant. The fair value of the warrants of $407,700 was recorded as additional paid-in-capital and expensed to extinguishment loss on debt settlement (see Note 10 - 2021 Convertible Notes/Extinguishment Loss on Debt Settlement).

In November 2021, the Company issued 30,000 options for the purchase of common stock in exchange for legal services. The options issued were not issued under the Company’s stock option plans (see Note 20 – Stock Option Plans). The options are exercisable at $3.32 per share for a period of 3 years from date of grant. The fair value of the options of $79,200 was recorded as additional paid-in capital with a corresponding charge to legal expense.

The fair value of the warrants and options was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $3.63, expected dividend yield of 0%, expected volatility of 122.7%, risk-free interest rate of 0.71% and expected life based on contractual life of 3 years.

As of December 31,2021, total of 710,431 warrants and 30,000 options were outstanding, all of which are exercisable at any time at the option of the holder. Of the warrants, a total of 559,431 warrants are exercisable at $3.32 per share and have a remaining life of approximately 9.92 years and 151,000 are exercisable at $2.90 per share and have a remaining life of approximately 2.83 years. The 30,000 options have an exercise price of $3.32 per share and a remaining life of approximately 2.83 years.

Common Stock Reserved for Future Issuance

As of December 31, 2021, approximately 740,431 shares of common stock were issuable upon conversion or exercise of rights granted under warrant and stock option agreements as follows:

Exercise of warrants	710,431
Exercise of stock options	30,000
Total shares of common stock reserved for future issuances	740,431

Expion360 Inc.

Notes to Financial Statements

22.	Subsequent Events

The date to which events occurring after December 31, 2021, the date of the most recent Balance Sheets, have been evaluated for possible adjustment to the financial statements or disclosures is March 3, 2022, which is the date the financial statements were issued.

Significant events occurring subsequent to December 31, 2021 consist of the following:

In October and November 2021, the Company entered into two new long-term, non-cancelable operating lease agreements for office and warehouse space effective January 1, 2022 and February 1, 2022. One lease expires in January 2029 and contains one three-year option to renew. The lease requires monthly payments of $31,425 and provides for annual increases based on a fixed percentage amount. The second lease expires in January 2027 and contains one five-year option to renew. The lease requires monthly payments of $4,853 and provides for annual CPI increases. Both leases require the Company to pay real estate taxes, insurance, and repairs. The Company is currently assessing the lease liability and right-of-use asset to be recognized on the commencement date for accounting purposes.

Effective January 1, 2022, the Company entered into a one-month sublease agreement for the second lease noted above.:

Yozamp Products Company, LLC

Notes to Financial Statements

2021 Incentive Award Plan

The purpose of the Company’s 2121 Incentive Award Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company be providing these individuals with equity ownership opportunities. Various stock- based awards may be granted under the plan to eligible employees, consultants, and non-employee directors. The number of shares issued under the plan is subject to limits and is adjusted annually. No more than 1,000,000 shares may be issued pursuant to the exercise of incentive stock options. The number of shares granted, the exercise price, and the terms will be determined at date of grant, however, the exercise prices shall not be less than 100% of the fair value on the grant date (110% for options granted to greater than 10% shareholders) and the term shall not exceed ten years. No awards have been granted to date under the plan.

Other

In November 2021, the Company issued 30,000 options independently of any of the above described plans. The Company is currently assessing the fair value of the options and the impact, if any, on the financial statements.

[ANNEX A: Current Report on Form 8-K filed with the SEC on April 6, 2022]

A-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): March 31, 2022

Expion360 Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-262285	87-2701049
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2025 SW Deerhound Avenue
Redmond, OR	97756
(Address of principal executive offices)	(Zip Code)

(541) 797-6714

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.001 par value	XPON	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry into Material Definitive Agreement.

On March 31, 2022, the registration statement on Form S-1 (File No. 333-262285), as amended (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Expion260 Inc., a Nevada corporation (the “Company”), was declared effective by the U.S. Securities and Exchange Commission.

On April 5, 2022, the Company consummated the IPO of 2,145,000 shares of its common stock. The shares were sold at a price of $7.00 per share, generating gross proceeds to the Company of $15,015,000.

In connection with the IPO, the Company entered into the following agreement previously filed as an exhibit to the Company’s Registration Statement:

·	An Underwriting Agreement, dated March 31, 2022, between the Company and Alexander Capital, LP as Representative of the underwriters named therein, which contains customary representations and warranties and indemnification of the underwriters by the Company and is attached as Exhibit 1.1 hereto and incorporated by this reference.

Item 3.02	Unregistered Sale of Equity Securities

Concurrent with the closing of the IPO, the Company issued warrants to purchase an aggregate of 128,700 shares of its common stock to Alexander Capital LP and Paulson Investment Company LLC (as apportioned in accordance with agreements amongst them), or their designees, at an exercise price of $9.10 per share. The warrants are initially exercisable on September 27, 2022, and expire on March 31, 2027, pursuant to the terms and conditions of the Warrant Agreements, the form of which is attached as Exhibit 4.1 and incorporated herein by reference. The warrants were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02	Election of Directors

The Company elected three directors (the “New Directors”) to its Board of Directors which elections became effective upon the IPO. The New Directors are George Lefevre, Steven M. Shum and David Hendrickson. Each of the New Directors has been appointed a member of the Company’s Audit, Compensation and Nominating and Corporate Governance committees. Mr. Shum has been appointed Chair of the Audit Committee, Mr. Lefevre has been appointed Chair of the Nominating and Corporate Governance Committee and Mr. Hendrickson has been appointed Chair of the Compensation Committee. Each of the New Directors meets the requirements for independence under the Nasdaq listing standards and the SEC rules and regulations. None of the New Directors is party to any arrangement or understanding with any persons pursuant to which they were appointed as directors, nor party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.05	Amendments to the Registrant’s Code of Ethics.

The Company previously adopted its Code of Business Conduct and Ethics which became effective upon the IPO. A copy of the Company’s Code of Business Conduct and Ethics is attached as Exhibit 1.1 hereto and incorporated by this reference.

Item 8.01	Other Events.

On April 1, 2022, the Company issued a press release announcing the IPO. A copy of the press release is furnished herewith as Exhibit 99.1

On April 5, 2022, the Company issued a press release announcing the closing of the IPO. A copy of the press release is furnished herewith as Exhibit 99.2

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

1.1	Underwriting Agreement dated March 31, 2022, between the Company and Alexander Capital, LP as Representative of the Underwriters.
4.1	Form of Warrant Agreement.
14.1	Expion360 Inc.’s Code of Business Conduct and Ethics.
99.1	Press Release dated March 31, 2022.
99.2	Press Release dated April 5, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPION360 INC.

Date: April 5, 2022	By:	/s/ John Yozamp
John Yozamp
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement dated March 31, 2022, between the Company and Alexander Capital, LP as Representative of the Underwriters.
4.1	Form Warrant Agreement
14.1	Expion360 Inc.’s Code of Business Conduct and Ethics.
99.1	Press Release dated March 31, 2022.
99.2	Press Release dated April 5, 2022.

Exhibit 1.1

UNDERWRITING AGREEMENT

between

EXPION360 INC.

and

ALEXANDER CAPITAL, LP

as Representative of the Several Underwriters

EXPION360 INC.

UNDERWRITING AGREEMENT

New York, New York
March 31, 2022

Alexander Capital, LP

17 State Street, 5th Floor

New York, NY 10004

As Representative of the several Underwriters named on Schedule 1 attached hereto

Ladies and Gentlemen:

The undersigned, Expion360 Inc., a corporation formed under the laws of the State of Nevada (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of Expion360 Inc., the “Company”), hereby confirms its agreement (this “Agreement”) with Alexander Capital, LP (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.	Purchase and Sale of Shares.

1.1                Firm Shares.

1.1.1.         Nature and Purchase of Firm Shares.

(i)                  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, an aggregate of 2,145,000 shares (“Firm Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

(ii)                The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price of $6.44 per share (92% of the per Firm Share offering price). The Firm Shares are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2.         Shares Payment and Delivery.

(i)                  Delivery and payment for the Firm Shares shall be made at 10:00 a.m., Eastern time, on the second (2nd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the third (3rd) Business Day following the Effective Date if the Registration Statement is declared effective after 4:01 p.m., Eastern time) or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of Sheppard, Mullin, Richter & Hampton LLP, 30 Rockefeller Plaza, New York, NY 10112 (“Representative Counsel”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(ii)                Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Representative for all of the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

1.2                Over-allotment Option.

1.2.1.         Option Shares. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares, the Company hereby grants to the Underwriters an option to purchase up to 321,750 additional shares of Common Stock, representing fifteen percent (15%) of the Firm Shares sold in the offering, from the Company (the “Over-allotment Option”). Such 321,750 additional shares of Common Stock, the net proceeds of which will be deposited with the Company’s account, are hereinafter referred to as “Option Shares.” The purchase price to be paid per Option Share shall be equal to the price per Firm Share set forth in Section 1.1.1 hereof. The Firm Shares and the Option Shares are hereinafter referred to together as the “Public Securities.” The offering and sale of the Public Securities is hereinafter referred to as the “Offering.”

1.2.2.         Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within forty five (45) days after the Closing Date. The Underwriters shall not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which shall not be later than one (1) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Representative Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Option Shares specified in such notice and (ii) each of the Underwriters, acting severally and not jointly, shall purchase that portion of the total number of Option Shares then being purchased as set forth in Schedule 1 opposite the name of such Underwriter.

1.2.3.         Payment and Delivery. Payment for the Option Shares shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Option Shares (or through the facilities of DTC) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least one (1) full Business Day prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representative for applicable Option Shares.

1.3 Representative’s Warrants.

1.3.1. Purchase Warrants. The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Closing Date and Option Closing Date, as applicable, a warrant (“Representative’s Warrant”) for the purchase of an aggregate number of shares of Common Stock representing eight percent (8%) of the Public Securities, for an aggregate purchase price of $100.00. The Representative’s Warrant agreement, in the form attached hereto as Exhibit A (the “Representative’s Warrant Agreement”), shall be exercisable, in whole or in part, commencing on a date which is one hundred eighty (180) days after the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per share of Common Stock of $9.10, which is equal to 130% of the initial public offering price of the Firm Shares. The Representative’s Warrant Agreement and the shares of Common Stock issuable upon exercise thereof are hereinafter referred to together as the “Representative’s Securities.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Warrant Agreement and the underlying shares of Common Stock during the one hundred eighty (180) days immediately following the date of effectiveness or commencement of sales of the offering and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant Agreement, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days immediately following the date of effectiveness or commencement of sales of the offering to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

1.3.2. Delivery. Delivery of the Representative’s Warrant Agreement shall be made on the Closing Date or the Option Closing Date(s), as applicable, and shall be issued in the name or names and in such authorized denominations as the Representative may request.

2.                   Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1                Filing of Registration Statement.

2.1.1.         Pursuant to the Securities Act. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, and an amendment or amendments thereto, on Form S-1 (File No. 333-262285), including any related prospectus or prospectuses, for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement became effective (including the Preliminary Prospectus included in the registration statement, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations (the “Rule 430A Information”)), is referred to herein as the “Registration Statement.” If the Company files any registration statement pursuant to Rule 462(b) of the Securities Act Regulations, then after such filing, the term “Registration Statement” shall include such registration statement filed pursuant to Rule 462(b). The Registration Statement has been declared effective by the Commission on the date hereof.

       Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “Preliminary Prospectus.” The Preliminary Prospectus, subject to completion, dated March 23, 2022, that was included in the Registration Statement immediately prior to the Applicable Time is hereinafter called the “Pricing Prospectus.” The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement.

“Applicable Time” means 5:30p.m., Eastern time, on the date of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Public Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Securities or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule 2-B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 2-A hereto, all considered together.

2.1.2.         Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 001-41347) providing for the registration pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the shares of Common Stock. The registration of the shares of Common Stock under the Exchange Act has been declared effective by the Commission on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.2                Stock Exchange Listing. The shares of Common Stock have been approved for listing on The Nasdaq Capital Market (the “Exchange”) under the symbol “XPON”, and the Company has taken no action designed to, or likely to have the effect of, delisting the shares of Common Stock from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.3                No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

2.4                Disclosures in Registration Statement.

2.4.1.         Compliance with Securities Act and 10b-5 Representation.

(i)                  Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)                Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)              The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus hereto does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus the name of each Underwriter and corresponding share amounts set forth in the table of Underwriters, the concession amount set forth in the second paragraph under the subsection “Commissions and Expenses” and the information under the subsections “Discretionary Sales,” “Electronic Distribution,” “Stabilization, Short Positions and Penalty Bids,” “Other Relationships,” and “Selling Restrictions” (the “Underwriters’ Information”); and

(iv)               Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

2.4.2.         Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations.

2.4.3.         Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Preliminary Prospectus.

2.4.4.         Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign regulation on the Offering and the Company’s business as currently contemplated are correct in all material respects and no other such regulations are required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

2.5                Changes After Dates in Registration Statement.

2.5.1.         No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the financial position or results of operations of the Company, nor any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

2.5.2.         Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.6                Independent Accountants. To the knowledge of the Company, M&K CPAS PLLC (the “Auditor”), whose report is filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board. The Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.7                Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being a subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its Subsidiaries, or, other than in the course of business, any grants under any stock compensation plan, and (d) there has not been any material adverse change in the Company’s long-term or short-term debt.

2.8                Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date and any Option Closing Date, there will be no stock options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible or exercisable into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.9                Valid Issuance of Securities, etc.

2.9.1.         Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements.

2.9.2.         Securities Sold Pursuant to this Agreement. The Public Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The Public Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.10             Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

2.11             Validity and Binding Effect of Agreements. This Agreement and the Representative’s Warrant Agreement   have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.12             No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement, the Representative’s Warrant Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s Certificate of Incorporation (as the same may be amended or restated from time to time, the “Charter”) or the by-laws (as the same may be amended or restated from time to time, the “By-laws”) of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof except in the case of clauses (i) and (iii) for any such breach, conflict, violation default, lien, charge or encumbrance that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

2.13             No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not (i) in violation of any term or provision of its Charter or By-laws, (ii) in violation of any franchise, license or permit or (iii) any violation of applicable law, rule, regulation, judgment or decree of any Governmental Entity except in the case of clause (ii) for any such violation that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

2.14             Corporate Power; Licenses; Consents.

2.14.1.      Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.14.2.      Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement and the Representative’s Warrant Agreement and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications that have already been obtained or made and (ii) with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.15             D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”) as supplemented by all information concerning the Company’s directors, officers and principal stockholders as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as well as in the Lock-Up Agreement (as defined in Section 2.24 below), provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become materially inaccurate and incorrect.

2.16             Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or in connection with the Company’s listing application for the listing of the Public Securities on the Exchange.

2.17             Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Nevada as of the date hereof, and is duly qualified to do business and is in good standing in each other jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to be so qualified, singularly or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

2.18             Insurance. The Company carries or is entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks which the Company believes are adequate, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

2.19             Transactions Affecting Disclosure to FINRA.

2.19.1.      Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.19.2.      Payments Within Twelve (12) Months. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii)  any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

2.19.3.      Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.19.4.      FINRA Affiliation. To the Company’s knowledge, there is no (i) officer or director of the Company, (ii) beneficial owner of 5% or more of any class of the Company's securities or (iii) beneficial owner of the Company's unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

2.19.5.      Information. All information provided by the Company in its FINRA questionnaire to Representative Counsel specifically for use by Representative Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

2.20             Foreign Corrupt Practices Act. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.21             Compliance with OFAC. None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.22             Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.23             Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Representative Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.24             Lock-Up Agreements. Schedule 3 hereto contains a complete and accurate list of the Company’s officers, directors and each owner of the Company’s outstanding shares of Common Stock (or securities convertible or exercisable into shares of Common Stock) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement.

2.25             Subsidiaries. All direct and indirect Subsidiaries of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not result in a Material Adverse Change. The Company’s ownership and control of each Subsidiary is as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.26             Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

2.27             Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Exchange Act, the Exchange Act Regulations, the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the listing rules of the Exchange. At least one member of the Audit Committee of the Board of Directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent,” as defined under the listing rules of the Exchange.

2.28             Sarbanes-Oxley Compliance.

2.28.1.      Disclosure Controls. The Company has taken all necessary actions to ensure that, in the time periods required, the Company will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.28.2.      Compliance. The Company is, or at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act then applicable to it.

2.29             Accounting Controls. The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

2.30             No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

2.31             No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

2.32             Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.32, reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.32, reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.32, reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the Pricing Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

2.33             Taxes. Each of the Company and its Subsidiaries has (i) filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (ii) except as would not reasonably be expected to have individually or in the aggregate a material adverse effect on the Company, has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

2.34             ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

2.35             Compliance with Laws. The Company: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (B) has not received any warning letter, untitled letter or other correspondence or notice from any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

2.36             Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the time of effectiveness of the Registration Statement and any amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Public Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

2.37             Real Property. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

2.38             Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or its Subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus which have not been described or incorporated by reference as required.

2.39             Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its Subsidiaries to or for the benefit of any of the officers or directors of the Company, its Subsidiaries or any of their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.40             Smaller Reporting Company.  As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act Regulations.

2.41             Industry Data.  The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.42             Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly in or through any Person authorized to act on its behalf in any Testing-the Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

2.43             Testing-the-Waters Communications. The Company has not (i) alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the written consent of the Representative and with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company confirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule 2-C hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

2.44             Electronic Road Show. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) of the Securities Act Regulations such that no filing of any “road show” (as defined in Rule 433(h) of the Securities Act Regulations) is required in connection with the Offering.

2.45             Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the shares of Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

2.46             Reserved.

2.47             Environmental Laws. Except as set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company and its Subsidiaries (i) are in material compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws ”); (ii) have received and are in material compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

2.48             Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and, to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. Except as disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

2.49             Compliance with Data Privacy Laws. The Company and its Subsidiaries are in material compliance with all applicable state and federal data privacy and security laws and regulations, including, without limitation, HIPAA, and the Company and its Subsidiaries are in compliance with the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have, to the knowledge of the Company, made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

3.	Covenants of the Company. The Company covenants and agrees as follows:

3.1                Amendments to Registration Statement. The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2                Federal Securities Laws.

3.2.1.         Compliance. The Company, subject to Section 3.2.2, shall comply with the requirements of Rule 430A of the Securities Act Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of the receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Securities. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

3.2.2.         Continued Compliance. The Company shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Public Securities as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Public Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within 48 hours prior to the Applicable Time. The Company shall give the Representative notice of its intention to make any such filing from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the Over-allotment Option specified in Section 1.2 hereof and will furnish the Representative with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

3.2.3.         Exchange Act Registration. For a period of three (3) years after the date of this Agreement, the Company shall use commercially reasonable efforts to maintain the registration of the shares of Common Stock under the Exchange Act. The Company shall not deregister the shares of Common Stock under the Exchange Act without the prior written consent of the Representative.

3.2.4.         Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it shall not make any offer relating to the Public Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative shall be deemed to have consented to each Issuer General Use Free Writing Prospectus hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.2.5.         Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company shall promptly notify the Representative and shall promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

3.3                Delivery to the Underwriters of Registration Statements. The Company has delivered or made available or shall deliver or make available to the Representative and counsel for the Representative, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.4                Delivery to the Underwriters of Prospectuses. The Company has delivered or made available or will deliver or make available to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.5                Effectiveness and Events Requiring Notice to the Representative. The Company shall use commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months after the Applicable Time, and shall notify the Representative immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.5 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein not misleading, or (b) in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall make every reasonable effort to obtain promptly the lifting of such order.

3.6                Review of Financial Statements. For a period of five (5) years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the three (3) fiscal quarters immediately preceding the announcement of any quarterly financial information.

3.7                Listing. The Company shall use commercially reasonable efforts to maintain the listing of the shares of Common Stock (including the Public Securities) on the Exchange for at least three (3) years from the date of this Agreement.

3.8                Financial Public Relations Firm. As of the Effective Date, the Company shall have retained a financial public relations firm reasonably acceptable to the Representative and the Company, which shall initially be Capital Market Access LLC, which firm shall be experienced in assisting issuers in initial public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Representative for a period of not less than two (2) years after the Effective Date.

3.9                Reports to the Representative.

3.9.1.         Periodic Reports, etc. For a period of three (3) years after the date of this Agreement, the Company shall furnish or make available to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) five (5) copies of each registration statement filed by the Company under the Securities Act; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and Representative Counsel in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section 3.9.1.

3.9.2.         Transfer Agent; Transfer Sheets. For a period of three (3) years after the date of this Agreement, the Company shall retain a transfer agent and registrar acceptable to the Representative (the “Transfer Agent”) and shall furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. Pacific Stock Transfer Company is acceptable to the Representative to act as Transfer Agent for the shares of Common Stock.

3.9.3.         Trading Reports. During such time as the Public Securities are listed on the Exchange, the Company shall provide to the Representative, at the Company’s expense, such reports published by the Exchange relating to price trading of the Public Securities, as the Representative shall reasonably request. Documents made freely available by the Exchange through its website shall be deemed to have been delivered to the Representative pursuant to this Section 3.9.3.

3.10             Payment of Expenses; General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the shares of Common Stock to be sold in the Offering (including the Option Shares) with the Commission; (b) all Public Filing System filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Public Securities on the Exchange and such other stock exchanges as the Company and the Representative together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of the Public Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees); (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Securities under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (g) the costs and expenses of a public relations firm; (hi) the costs of preparing, printing and delivering certificates representing the Public Securities; (i) fees and expenses of the transfer agent for the shares of Common Stock; (j) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (k) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (l) the costs associated with one set of bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee shall provide within a reasonable time after the Closing Date in such quantities as the Representative may reasonably request; (m) the fees and expenses of the Company’s accountants; (n) the fees and expenses of the Company’s legal counsel and other agents and representatives; (o) fees and expenses of the Representative’s legal counsel not to exceed $150,000; (p) the costs associated with the Underwriter’s use of Ipreo’s book-building, prospectus tracking and compliance software for the Offering; and (q) the Underwriters’ actual accountable “road show” expenses. The expenses to be paid by the Company and reimbursed to the Underwriters under this Section 3.10 shall not exceed $175,000 without the prior approval of the Company. In addition, the Company shall be responsible for all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $7,500 in the aggregate (which amounts are included in the $175,000 cap referred to above). The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters.

3.11             Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.12             Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by an independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the date of this Agreement.

3.13             Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.14             Internal Controls. The Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.15             Accountants. As of the date of this Agreement, the Company shall retain an independent registered public accounting firm reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement. The Representative acknowledges that the Auditor is acceptable to the Representative.

3.16             FINRA. The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 5% or more of any class of the Company's securities or (iii) any beneficial owner of the Company's unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

3.17             No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.18             Company Lock-Up Agreements.

3.18.1.      Restriction on Sales of Capital Stock. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this Section 3.18.1 shall not apply to (i) the shares of Common Stock to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, which is disclosed in the Registration Statement, Disclosure Package and Prospectus, provided that such options, warrants, and securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, or (iii) the issuance by the Company of stock options or shares of capital stock of the Company under any equity compensation plan of the Company, provided that in each of (ii) and (iii) above, the underlying shares shall be restricted from sale during the entire Lock-Up Period.

3.19             Release of D&O Lock-up Period. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreements described in Section 2.24 hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

3.20             Blue Sky Qualifications. The Company shall use commercially reasonable efforts, in cooperation with the Underwriters, if necessary, to qualify the Public Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Public Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.21             Reporting Requirements. The Company, during the period when a prospectus relating to the Public Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Public Securities as may be required under Rule 463 under the Securities Act Regulations.

3.22             Emerging Growth Company Status. The Company shall promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Public Securities within the meaning of the Securities Act and (ii) fifteen (15) days following the completion of the Lock-Up Period.

4.                   Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

4.1                Regulatory Matters.

4.1.1.         Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement has become effective not later than 5:30 p.m., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. The Prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

4.1.2.         FINRA Clearance. On or before the date of this Agreement, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3.         Exchange Stock Market Clearance. On the Closing Date, the Company’s shares of Common Stock, including the Firm Shares, shall have been approved for listing on the Exchange, subject only to official notice of issuance. On the first Option Closing Date (if any), the Company’s shares of Common Stock, including the Option Shares, shall have been approved for listing on the Exchange, subject only to official notice of issuance.

4.2                Company Counsel Matters.

4.2.1.         Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received the favorable opinion of Parr Brown Gee & Loveless LLP, counsel to the Company, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

4.2.2.         Reserved.

4.2.3.         Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Representative shall have received the favorable opinions of each counsel listed in Sections 4.2.1 and 4.2.2, dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of the Option Closing Date, the statements made by such counsels in their respective opinions delivered on the Closing Date.

4.2.4.         Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Representative Counsel if requested. The opinion of Parr Brown Gee & Loveless shall include a statement to the effect that it may be relied upon by Representative Counsel in its opinion delivered to the Underwriters.

4.3                Comfort Letters.

4.3.1.         Cold Comfort Letter. At the time this Agreement is executed you shall have received a cold comfort letter from the Auditor containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Representative and in form and substance satisfactory in all respects to you and to the Auditor, dated as of the date of this Agreement.

4.3.2.         Bring-down Comfort Letter. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditor reaffirms the statements made in the letter furnished pursuant to Section 4.3.1, except that the specified date referred to shall be a date not more than three (3) Business Days prior to the Closing Date or the Option Closing Date, as applicable.

4.4                Officers’ Certificates.

4.4.1.         Officers’ Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer, its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) to their knowledge after reasonable investigation, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Prospectus.

4.4.2.         Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that each of the Charter and Bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5                No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no Material Adverse Change or development involving a prospective Material Adverse Change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may result in a Material Adverse Change, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6                Delivery of Agreements.

4.6.1.         Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Representative executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 3 hereto.

4.6.2.         Representative’s Warrant Agreement. On the Closing Date, the Company shall have delivered to the Representative executed copies of the Representative’s Warrant Agreement.

4.7                Additional Documents. At the Closing Date and at each Option Closing Date (if any) Representative Counsel shall have been furnished with such documents and opinions as they may require for the purpose of enabling Representative Counsel to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Public Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Representative Counsel.

5.	Indemnification.

5.1                Indemnification of the Underwriters.

5.1.1.         General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives, partners, shareholders, affiliates, counsel, and agents and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”), against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries (a “Claim”), (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, the Pricing Disclosure Package, any Preliminary Prospectus, the Prospectus, or in any Issuer Free Writing Prospectus or in any Written Testing-the-Waters Communication (as from time to time each may be amended and supplemented); (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (C) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information or (ii) otherwise arising in connection with or allegedly in connection with the Offering. The Company also agrees that it will reimburse each Underwriter Indemnified Party for all fees and expenses (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) (collectively, the “Expenses”), and further agrees wherever and whenever possible to advance payment of Expenses as they are incurred by an Underwriter Indemnified Party in investigating, preparing, pursuing or defending any Claim.

5.1.2.         Procedure. If any action is brought against an Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the approval of such Underwriter Indemnified Party) and payment of actual expenses if an Underwriter Indemnified Party requests that the Company do so. Such Underwriter Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, and shall be advanced by the Company. The Company shall not be liable for any settlement of any action effected without its consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Underwriters, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Underwriter Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Underwriter Indemnified Party, acceptable to such Underwriter Indemnified Party, from all liabilities, expenses and claims arising out of such action for which indemnification or contribution may be sought and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Underwriter Indemnified Party.

5.2                Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Public Securities or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication.

5.3                Contribution.

5.3.1.         Contribution Rights. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5.1 or 5.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the Offering of the Public Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Public Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Common Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5.3.1 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 5.3.1 shall be deemed to include, for purposes of this Section 5.3.1, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.3.1 in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering of the Public Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2.         Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. Each Underwriter’s obligations to contribute pursuant to this Section 5.3.2 are several and not joint.

6.	Default by an Underwriter.

6.1                Default Not Exceeding 10% of Firm Shares or Option Shares. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Shares or the Option Shares, if the Over-allotment Option is exercised hereunder, and if the number of the Firm Shares or Option Shares with respect to which such default relates does not exceed in the aggregate ten percent (10%) of the number of Firm Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Firm Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2                Default Exceeding 10% of Firm Shares or Option Shares. In the event that the default addressed in Section 6.1 relates to more than ten percent (10%) of the Firm Shares or Option Shares, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Shares or Option Shares to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than ten percent (10%) of the Firm Shares or Option Shares, you do not arrange for the purchase of such Firm Shares or Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to you to purchase said Firm Shares or Option Shares on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Shares or Option Shares to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.10 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Firm Shares; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3                Postponement of Closing Date. In the event that the Firm Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion Representative’s Counsel may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such shares of Common Stock.

7.	Additional Covenants.

7.1                Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as members of the Board of Directors and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act, with the Exchange Act and with the listing rules of the Exchange or any other national securities exchange, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one (1) member of the Audit Committee of the Board of Directors qualifies as an “audit committee financial expert,” as such term is defined under Regulation S-K and the listing rules of the Exchange.

7.2                Prohibition on Press Releases and Public Announcements. The Company shall not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m., Eastern time, on the first (1st) Business Day following the forty-fifth (45th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

7.3                Right of First Refusal. Provided that the Firm Shares are sold in accordance with the terms of this Agreement, the Representative shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of thirty six (36) months after the date the Offering is completed, to act as lead or joint-lead investment banker, lead or joint book-runner, and/or lead or joint placement agent, at the Representative’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such thirty six (36) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Representative for such Subject Transactions. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner and/or placement agent in a Subject Transaction without the express written consent of the Representative.

The Company shall notify the Representative of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by email with a confirmatory phone call.  If the Representative fails to exercise its Right of First Refusal with respect to any Subject Transaction within ten (10) Business Days after the email and confirmatory phone call of such written notice, then the Representative shall have no further claim or right with respect to the Subject Transaction. The Representative may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Representative shall not adversely affect the Representative’s Right of First Refusal with respect to any other Subject Transaction during the thirty six (36) month period agreed to above.

8.	Effective Date of this Agreement and Termination Thereof.

8.1                Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2                Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange or the Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares; or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Securities or to enforce contracts made by the Underwriters for the sale of the Public Securities.

8.3                Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriters, pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of Representative Counsel) up to $175,000; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement. Notwithstanding the foregoing, any advance received by the Representative will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

8.4                Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8.5                Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Public Securities.

9.	Miscellaneous.

9.1                Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing.

If to the Representative:

Alexander Capital, LP

17 State Street, 5th Floor

New York, NY 10004

Attn: Jonathan Gazdak, Head of Investment Banking

Email: jgazdak@alexandercapitallp.com

with a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112

Attn: Richard A. Friedman, Esq.

Email: Rafriedman@sheppardmullin.com

If to the Company:

Expion360 Inc.
2025 SW Deerhound Avenue

Redmond, OR 97756

Attn: John Yozamp, Chief Executive Officer

Email: john@expion360.com

with a copy (which shall not constitute notice) to:

Rowland Day, Esq.

465 Big Echo Bay

Bigfork, Montana 59911

Email: rday@rdaylaw.com

Parr Brown Gee & Loveless

101 South 200 East, Suite 700

Salt Lake City, UT 84111

Attn: Dane Johansen

Email: djohansen@parrbrown.com

9.2                Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3                Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4                Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of that certain engagement letter between the Company and The Paulson Investment Company, LLC dated September 22, 2021, as amended, shall remain in full force and effect.

9.5                Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.6                Governing Law; Consent to Jurisdiction; Trial by Jury. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.7                Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8                Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

EXPION360 INC.

By: \s\ John Yozamp

Name: John Yozamp
Title: Chief Executive Officer

Confirmed as of the date first written above mentioned, on behalf of itself and as Representative of the several Underwriters named on Schedule 1 hereto:

ALEXANDER CAPITAL, LP

By: \s\ Jonathan Gazdak

Name: Jonathan Gazdak

Title: Head of Investment Banking

SCHEDULE 1

Underwriter	Total Number of Firm Shares to be Purchased	Number of Additional Option Shares to be Purchased if the Over-Allotment Option is Fully Exercised
Alexander Capital LP	1,073,573	161,036
Revere Securities LLC	785,714	117,857
Paulson Investment Company LLC	285,714	42,857

TOTAL	2,145,000	321,750

SCHEDULE 2-A

Pricing Information

Number of Firm Shares: 2,145,000

Number of Option Shares: 321,750

Public Offering Price per Share: $7.00

Underwriting Discount per Share: $0.56

Proceeds to Company per Share (before expenses): $13,813,000

SCHEDULE 2-B

Issuer General Use Free Writing Prospectuses

Free Writing Prospectus filed with the SEC on March 23, 2022

SCHEDULE 2-C

Written Testing-the-Waters Communications

None.

SCHEDULE 3

List of Lock-Up Parties

John Yozamp

Paul Shoun

Brian Schaffner

AOS Holdings, LLC

James Yozamp Jr.

Joel R. Yozamp

Richard Blum

Steven E. Nelson and Mary Beth Nelson as trustees of the Nelson Revocable Living Trust Dated December 12, 1991

George D. Tilton and Kelly D. Tilton

Samuel I Lewis and Jennifer T. Lewis JTWROS

Marty Scott

Michael Douglas

Charles H. Douthit

Darren Scharf

The Jar by Karin, LLC

The Steve Charron Separate Property Trust Dated July 22, 2004

H. Porter Burns

Rick Hetherington

Larry & Bobby Oliver

Branden Hurt

Ravi Prasad

Terry J. Zolotoff and Patricia Zolotoff

Rowland Day

Antonia Richardson

Eric Davidson

Karmic Payback

Kerry Kennedy

Roy Mullin

Allen Sanders

Donald A. Foss Revocable Living Trust

Victor Henry David Trione

Seven Hills Healthcare Advisors LLC

Eaglevision Ventures, Inc.

John Neary

Park Family Trust

Cheryl Krane

Rowland W. Day II and Jaimie D. Day Family Trust

SMEA2Z LLC

Dr. SK Rao

Garry Mauro

Ron G. Olthuis

EXHIBIT A

Form of Representative’s Warrant Agreement

See Exhibit 4.1 attached to this Current Report on Form 8-K

EXHIBIT B

Lock-Up Agreement

[ ], 2022

Alexander Capital, LP

17 State Street, 5th Floor

New York, NY 10007

As Representative of the several Underwriters named on Schedule 1 attached hereto

Ladies and Gentlemen:

The undersigned understands that Paulson Investment Company, LLC (the “Representative”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Expion360 Inc., a corporation formed under the laws of the State of Nevada (collectively with its subsidiaries and affiliates the “Company”), providing for the initial public offering (the “Public Offering”) of common stock, no par value per share, of the Company (the “Common Stock”).

To induce the Representative to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, during the period commencing on the date hereof and ending on the date which is 180 days after the date of the Underwriting Agreement relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned or a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the undersigned is a corporation, partnership, limited liability company or other business entity, (i) any transfers of Lock-Up Securities to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (ii) distributions of Lock-Up Securities to members, partners, stockholders, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned; (e) if the undersigned is a trust, to a trustee or beneficiary of the trust; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) (d) or (e), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made; (f) the receipt by the undersigned from the Company of Common Stock upon the vesting of restricted stock awards or stock units or upon the exercise of options to purchase the Company’s Common Stock issued under an equity incentive plan of the Company or an employment or consulting arrangement (the “Plan Shares”) or the transfer of Common Stock or any securities convertible into Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, but only to the extent such right expires during the Lock-up Period, provided that no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made within 180 days after the date of the Underwriting Agreement, and after such 180th day, if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that the purpose of such transfer was in connection with a “cashless” or “net exercise” of the security or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further, that the Plan Shares shall be subject to the terms of this lock-up agreement; (g) the transfer of Lock-Up Securities pursuant to agreements described in the Pricing Prospectus under which the Company has the option to repurchase such securities or a right of first refusal with respect to the transfer of such securities, provided that if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such schedule or report describing the purpose of the transaction; (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (1) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such public announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period; (i) the conversion of the outstanding preferred stock of the Company into Common Stock, provided that such Common Stock remain subject to the terms of this agreement; (j) the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this lock-up agreement for the balance of the Lock-Up Period, and provided further, that any filing under Section 13 or Section 16(a) of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law; and (k) the transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control (as defined below) of the Company after the closing of the Public Offering and approved by the Company’s board of directors; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement. For purposes of clause (k) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date hereof to and including the 34th day following the expiration of the Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Securities that the undersigned may purchase in the Public Offering; (ii) the Representative agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representative will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

The undersigned understands that the Company and the Representative are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by March 31, 2022, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

[SIGNATURE PAGE FOLLOWS]

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

Delivery of a signed copy of this lock-up agreement by facsimile, electronic signature or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

This lock-up agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address: ____________________________________

____________________________________

____________________________________

[SIGNATURE PAGE TO EXPION360 INC. LOCK-UP AGREEMENT]

EXHIBIT C

Form of Press Release

EXPION360 INC.

[Date]

Expion360 Inc. (the “Company”) announced today that Paulson Investment Company, LLC, acting as representative for the underwriters in the Company’s recent public offering of  _______ shares of the Company’s common stock, is [waiving] [releasing] a lock-up restriction with respect to _________  shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on  _________, 20___, and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

 Exhibit 4.1

Form of Representative’s Warrant Agreement

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN (I) THE BENCHMARK COMPANY, LLC, OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF THE BENCHMARK COMPANY, LLC OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO [________________] [DATE THAT IS 180 DAYS FROM THE EFFECTIVE DATE OF THE OFFERING]. VOID AFTER 5:00 P.M., EASTERN TIME, [___________________] [DATE THAT IS FIVE YEARS FROM THE EFFECTIVE DATE OF THE OFFERING].

WARRANT TO PURCHASE COMMON STOCK

EXPION360 INC.

Warrant Shares: _______

Initial Exercise Date: ______, 202__

THIS WARRANT TO PURCHASE COMMON STOCK (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after ____, 202__ (the “Initial Exercise Date”) and, in accordance with FINRA Rule 5110(g)(8)(A), prior to at 5:00 p.m. (New York time) on the date that is five (5) years following the Effective Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Expion360 Inc., a Nevada corporation (the “Company”), up to ______ shares of common stock, $0.001par value per share (the “Common Stock”), of the Company (the “Warrant Shares”), as subject to adjustment hereunder. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Effective Date” means the effective date of the registration statement on Form S-1 (File No. 333-261829), including any related prospectus or prospectuses, for the registration of the Company’s Common Stock and the Warrant Shares under the Securities Act, that the Company has filed with the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of a share of Common Stock for such date (or the nearest preceding date) on the OTCQB or OTCQX as applicable, (c) if Common Stock is not then listed or quoted for trading on the OTCQB or OTCQX and if prices for Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of the Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Exercise.

a)                  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise Form annexed hereto. Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within two (2) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)                  Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $_______[1], subject to adjustment hereunder (the “Exercise Price”).

c)                  Cashless Exercise. If there is not an effective registration statement registering the Warrant Shares, then in lieu of exercising this Warrant by delivering the aggregate Exercise Price by wire transfer or cashier’s check, at the election of the Holder, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a “cashless exercise,” the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares.  The Company agrees not to take any position contrary to this Section 2(c).

 Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

d)                 Mechanics of Exercise.

                                           i.            Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by its transfer agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder, or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 and, in either case, the Warrant Shares have been sold by the Holder prior to the Warrant Share Delivery Date (as defined below), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). If the Warrant Shares can be delivered via DWAC, the transfer agent shall have received from the Company, at the expense of the Company, any legal opinions or other documentation required by it to deliver such Warrant Shares without legend (subject to receipt by the Company of reasonable back up documentation from the Holder, including with respect to affiliate status) and, if applicable and requested by the Company prior to the Warrant Share Delivery Date, the transfer agent shall have received from the Holder a confirmation of sale of the Warrant Shares (provided the requirement of the Holder to provide a confirmation as to the sale of Warrant Shares shall not be applicable to the issuance of unlegended Warrant Shares upon a cashless exercise of this Warrant if the Warrant Shares are then eligible for resale pursuant to Rule 144(b)(1)). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the second (2nd) Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after the second (2nd) Trading Day following such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

                                                                                          ii.            Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

                                                                                        iii.            Rescission Rights. If the Company fails to cause its transfer agent to deliver to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise; provided, however, that the Holder shall be required to return any Warrant Shares or Common Stock subject to any such rescinded exercise notice concurrently with the return to Holder of the aggregate Exercise Price paid to the Company for such Warrant Shares and the restoration of Holder’s right to acquire such Warrant Shares pursuant to this Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

                                                                                        iv.            Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

                                                                                          v.            No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

                                                                                        vi.            Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

                                                                                      vii.            Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

                                                                                      viii.            Signature. This Section 2 and the exercise form attached hereto set forth the totality of the procedures required of the Holder in order to exercise this Warrant.  Without limiting the preceding sentences, no ink-original exercise form shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any exercise form be required in order to exercise this Warrant.  No additional legal opinion, other information or instructions shall be required of the Holder to exercise this Warrant.  The Company shall honor exercises of this Warrant and shall deliver Warrant Shares underlying this Warrant in accordance with the terms, conditions and time periods set forth herein.

e)                  Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a)                  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. For the purposes of clarification, the Exercise Price of this Warrant will not be adjusted in the event that the Company or any subsidiary thereof, as applicable, sells or grants any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock equivalents, at an effective price per share less than the Exercise Price then in effect.

b)                  [RESERVED]

c)                  Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)                 Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend (other than cash dividends) or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). To the extent that this Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

e)                  Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable by holders of Common Stock as a result of such Fundamental Transaction for each share of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

f)                   Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g)                  Notice to Holder.

                                                                                            i.            Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

                                                                                          ii.            Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed a notice to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to provide such notice or any defect therein shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a)                  Transferability. Pursuant to FINRA Rule 5110(e)(1), neither this Warrant nor any Warrant Shares issued upon exercise of this Warrant shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which this Warrant is being issued, except the transfer of any security:

                                                             i.                        by operation of law or by reason of reorganization of the Company;

                                                             ii.                        to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction in this Section 4(a) for the remainder of the time period;

                                                             iii.                        if the aggregate amount of securities of the Company held by the Holder or related person do not exceed 1% of the securities being offered;

                                                             iv.                        that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

                                                             v.                        the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction in this Section 4(a) for the remainder of the time period.

Subject to the foregoing restriction, any applicable securities laws and the conditions set forth in Section 4(d), this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)                  New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)                  Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)                 Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Registration Rights.

5.1. Demand Registration.

5.1.1          Grant of Right. The Company, upon written demand (a “Demand Notice”) of the Holder(s) of at least 51% of the Warrants and/or the underlying Warrant Shares, agrees to register, on one (1) occasion, all or any portion of the Warrant Shares underlying the Warrants (collectively, the “Registrable Securities”). On such occasion, the Company will file a registration statement with the Commission covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its reasonable best efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback registration rights pursuant to Section 5.2 hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated. The demand for registration may be made at any time beginning on the Initial Exercise Date and expiring on the fifth anniversary of the date of the Underwriting Agreement (as defined below) in accordance with FINRA Rule 5110(g)(8)(C). The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of the Warrants and/or the Registrable Securities within ten (10) days after the date of the receipt of any such Demand Notice.

5.1.2           Terms. The Company shall bear all fees and expenses attendant to the registration of the Registrable Securities pursuant to Section 5.1.1, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its reasonable best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such States as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause: (i) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (ii) the principal shareholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 5.1.1 to remain effective for a period of at least twelve (12) consecutive months after the date that the Holders of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities. The Holders shall only use the prospectuses provided by the Company to sell the Warrant Shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission. Notwithstanding the provisions of this Section 5.1.2, the Holder shall be entitled to a demand registration under Section 5.1.1 on only one (1) occasion and such demand registration right shall terminate on the fifth anniversary of the date of the Underwriting Agreement (as defined below) in accordance with FINRA Rule 5110(g)(8)(C).

5.2	“Piggy-Back” Registration.

5.2.1          Grant of Right. In addition to the demand right of registration described in Section 5.1 hereof, the Holder shall have the right, for a period of no more than two (2) years from the Initial Exercise Date in accordance with FINRA Rule 5110(g)(8)(D), to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or Form S-4 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of Warrant Shares which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities.

5.2.2           Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 5.2.1 hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company during the two (2) year period following the Initial Exercise Date until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 5.2.1; provided, however, that such registration rights shall terminate on the second (2nd) anniversary of the Initial Exercise Date.

5.3	General Terms

5.3.1          Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 5.1 of the Underwriting Agreement, dated June 3, 2021, by and between the Company and The Benchmark Company, LLC as representatives of the underwriters set forth therein (the “Underwriting Agreement”). The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5.2 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

5.3.2           Exercise of Warrants. Nothing contained in this Warrant shall be construed as requiring the Holder(s) to exercise their Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

5.3.3           Documents Delivered to Holders. The Company shall furnish to each Holder participating in any of the foregoing offerings and to each underwriter of any such offering, if any, a signed counterpart, addressed to such Holder or underwriter, of: (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a “cold comfort” letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent registered public accounting firm which has issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

5.3.4           Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to this Section 5, which managing underwriter shall be reasonably satisfactory to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their Warrant Shares and their intended methods of distribution.

5.3.5           Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

5.3.6           Damages. Should the registration or the effectiveness thereof required by Sections 5.1 and 5.2 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

Section 6. Miscellaneous.

a)                  No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b)                  Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)                  Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d)                 Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)                  Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Underwriting Agreement.

f)                   Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)                  Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Underwriting Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)                  Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Underwriting Agreement.

i)                    Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)                    Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)                  Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)                    Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)                Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)                  Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

EXPION360 INC.

By:__________________________________________ Name: Title:

NOTICE OF EXERCISE

TO: EXPION360 INC.

_________________________

(1)   The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)   Please register and issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)   Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________

Date: ________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature: _____________________________

Holder’s Address: _____________________________

_____________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

[1] 130% of the public offering price per share of common stock in the offering.

Exhibit 14.1

Exhibit 99.1

Expion360 Announces Pricing of Initial Public Offering

Miami FL March 31, 2022 – Expion360 Inc. (“Expion360” NASDAQ Symbol “XPON” “the Company”), an industry expert in lithium battery products; specializing in recreational vehicles, overland and marine, today announced the pricing of its initial public offering of 2,145,000 shares of its common stock at an initial public offering price of $7.00 per share. In addition, Expion360 granted the underwriters a 45-day option to purchase up to 321,750 additional shares of common stock at the initial public offering price, less underwriting discounts, and commissions, to cover over-allotments, if any.

The shares of common stock are expected to begin trading on the Nasdaq Stock Market on April 1, 2022, under the ticker symbol “XPON”. The offering is expected to close on April 5, 2022, subject to customary closing conditions.

The gross proceeds from the offering to Expion360, before deducting underwriting discounts and commissions and other offering expenses payable by Expion360, are expected to be $15.015 million, excluding any exercise of the underwriters’ option to purchase additional shares.

Paulson Investment Company LLC and Alexander Capital, LP are serving as joint bookrunners for the offering.

A registration statement relating to the shares being sold in this offering was declared effective by the U.S. Securities and Exchange Commission on March 31, 2022. The offering is being made only by means of a prospectus. A copy of the prospectus relating to the offering may be obtained for free on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus relating to this offering, when available, may be obtained by contacting Expion360 Inc., 2025 SW Deerhound Avenue Redmond, OR 97756 or by calling (541) 797-6714.

All investments involve risk and loss of principal is possible.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Expion360

Expion360 is an industry expert in lithium battery products; specializing in recreational vehicles, overland and marine. Our immediate focus is on marine and RV lithium battery products, with strategic opportunities in a variety of other verticals. We are focused on sourcing, assembling and white-labelling components and finished products in our markets.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements, including with respect to the proposed initial public offering. Management has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While they believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond management's control. These statements involve risks and uncertainties that may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:

Alexander Capital, LP

Chris Carlin

ccarlin@alexandercapitallp.com

(646) 787-8890

Paulson Investment Company

John Dalfonsi

jdalfonsi@paulsoninvestment.com

(949) 500-4930

 Exhibit 99.2

Expion360, Inc. Announces Closing of Initial Public Offering

REDMOND, Ore., April 5, 2022 – Expion360, Inc. (NASDAQ: XPON), an industry leader for lithium batteries and accessories for recreational vehicles, outdoor, marine, residential, and industrial, today announced the closing of its initial public offering of 2,145,000 shares of common stock at a public offering price of $7.00 per share, before underwriting discounts and commissions.

Expion360’s common stock began trading on the NASDAQ Capital Market under the ticker symbol “XPON” on April 1, 2022.

Expion360 has granted underwriters a 45-day option to purchase up to 321,750 additional shares of common stock at the initial public offering price, less the underwriting discount, to cover over-allotments, if any.

Alexander Capital, LP is acting as sole book-running manager and Paulson Investment Company, LLC is acting as co-manager for the offering.

A registration statement on Form S-1 (File No. 333-262285) relating to the securities being sold in the offering was declared effective by the Securities and Exchange Commission on March 31, 2022. The offering is being made only by means of a prospectus. A copy of the final prospectus related to the offering, when available, may be obtained from Alexander Capital, LP, 17 State Street 5th Floor, New York, NY 10004, Attention: Equity Capital Markets, or by calling (212) 687-5650 or emailing info@alexandercapitallp.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

The law office of Rowland Day, Bigfork, Montana, and Dane Johansen of Parr Brown Gee & Loveless, Salt Lake City, Utah served as legal counsel for Expion360 in connection with the stock offering. Richard Friedman and Greg Carney of Sheppard Mullin Richter and Hampton LLP served as legal counsel for the underwriters.

About Expion360

Expion360 is an industry leader of premium lithium batteries and accessories for recreational vehicles, outdoor, marine, residential, and industrial. The company sources, assembles and white-labels components and finished products. Its 360 (12V/360Ah) is 3.5x the capacity of average RV battery and is unique in form factor. Founded in 2016 by the company’s CEO, John Yozamp, Expion360 designs and engineers its batteries out of its headquarters in Redmond, Oregon. For more information visit, expion360.com.

Forward-Looking Statements and Safe Harbor Notice

All statements other than statements of historical facts included in this press release are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include our expectations and those statements that use forward-looking words such as "projected," "expect," "possibility" and "anticipate." The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties and assumptions. Actual results could differ materially from current projections or implied results. Investors should read the risk factors set forth in the Company's Prospectus on Form S-1 filed with the SEC on January 21, 2022, subsequent filings and future periodic reports filed with the SEC. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

The Company cautions that statements and assumptions made in this news release constitute forward-looking statements and make no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management undertake no obligation to revise these statements following the date of this news release.

Investor Contact:

Ronald Both or Justin Lumley

CMA Investor Relations

Tel (949) 432-7566

Email contact

Media Contact:

Tim Randall

CMA Media Relations
Tel (949) 432-7572

Email Contact

[ANNEX B: Quarterly Report on Form 10-Q filed with the SEC on May 12, 2022]

B-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2022

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______ to ______.

Commission File Number 333-262285

EXPION360 INC.

(Exact name of registrant as specified in its charter)

Nevada (state or other jurisdiction of incorporation or organization)	81-2701049 (IRS Employer Identification No.)

2025 SW Deerhound Ave Redmond OR 97756

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (541) 797-6714

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par	XPON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to filing requirements for the past 90 days. Yes ☐ No ☒

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

☐ Large Accelerated Filer	☐ Accelerated Filer	☒ Non-Accelerated Filer	☒ Smaller Reporting Company	☒ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Indicate the number of shares outstanding of each of the Registrant’s classes of common stock, as of the latest practicable date.

Title or class	Shares outstanding as of May 5, 2022
Common Stock, $.001 par	6,790,560

TABLE OF CONTENTS

PART I - FINANCIAL INFORMATION	5
ITEM 1. FINANCIAL STATEMENTS	5
1. Organization and Nature of Operations	11
2. Summary of Significant Accounting Policies	11
3. Property and Equipment, Net	17
4. Accrued Expenses and Other Current Liabilities	17
5. Liabilities for Sale of Future Revenues	17
6. Line of Credit and Short-Term Revolving Loans	18
7. Long-Term Debt	20
8. Shareholder Promissory Notes	21
9. 2020 Convertible Notes	21
10. 2021 Convertible Notes/Extinguishment Loss on Debt Settlement	22
11. Trust Agreement for Designated Beneficiaries	22
12. Commitments and Contingencies	23
13. 401(k) Plan	24
14. Issuance of Shares/Membership Units	24
15. Conversion to a C Corporation	25
16. Interest Expense	25
17. Income Taxes	25
18. Related Party Transactions	25
19. Stock Option Plans	25
20. Stockholders’ Equity	25
21. Subsequent Events	26
ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	27
OVERVIEW	27
COMPETITIVE STRENGTHS	30
RECENT DEVELOPMENTS AND TRENDS	29
KEY LINE ITEMS	29
RESULTS OF OPERATIONS	30
LIQUIDITY AND CAPITAL RESOURCES	31
CRITICAL ACCOUNTING POLICIES AND ESTIMATES	33
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS	33
NOTICE REGARDING TRADEMARKS	34
ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	34

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

Expion360 Inc.

Balance Sheets

	(Unaudited) March 31, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$799,349	$773,238
Accounts receivable	579,638	775,160
Inventory	2,303,497	2,051,880
Prepaid/in-transit inventory	294,846	1,081,225
Prepaid expenses and other current assets	95,112	71,703
Deferred IPO costs	423,634	—
Total current assets	4,496,076	4,753,206

Property and equipment	704,527	523,419
Accumulated depreciation	(125,216)	(96,190)
Property and equipment, net	579,311	427,229

Other Assets
Operating leases – right-of-use asset	3,527,335	1,281,371
Deposits	63,901	63,901
Total other assets	3,591,236	1,345,272
Total assets	$8,666,623	$6,525,707

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$341,700	$63,180
Customer deposits	423,985	436,648
Accrued expenses and other current liabilities	266,700	140,618
Line of credit and short-term revolving loans	550,000	550,000
Current portion of operating lease liability	466,013	218,788
Liability for sale of future revenues, net	—	11,502
Note payable in default	100,000	100,000
Current portion of long-term debt	50,465	51,135
Total current liabilities	2,198,863	1,571,871

Long-term debt, net of current portion and discount	982,735	779,486
Operating lease liability, net of current portion	3,100,389	1,092,861
Shareholder promissory notes	825,000	825,000
Total liabilities	7,106,987	4,269,218

 5

 Expion360 Inc. Balance Sheets - Continued

Stockholders’ equity
Preferred stock, par value $.001; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.001; 200,000,000 shares authorized; 4,300,000 issued and outstanding as of March 31, 2022 and December 31, 2021	4,300	4,300
Additional paid-in capital	8,355,140	8,355,140
Accumulated deficit	(6,799,804)	(6,102,951)
Total stockholders’ equity	1,559,636	2,256,489
Total liabilities and stockholders’ equity	$8,666,623	$6,525,707

The accompanying notes are an integral part of these financial statements

 6

Expion360 Inc.

Statements of Operations for the Three Months Ended March 31, 2022 and 2021 (Unaudited)

	2022	2021
Sales, net	$2,155,345	$884,993

Cost of sales	1,293,490	609,971

Gross profit	861,855	275,022

Selling, general and administrative	1,196,376	317,415

Loss from operations	(334,521)	(42,393)

Other (Income)
Interest Income	—	(147)
Debt conversion expense	—	112,133
Interest expense	362,114	92,814
Miscellaneous	68	—
Total other expense	362,182	204,800
Loss before taxes	(696,703)	(247,193)

Franchise taxes	150	—
Net loss	$(696,853)	$(247,193)

Net loss per share (basic and diluted)	$(0.16)	$(0.10)
Weighted-average number of common shares outstanding	4,300,000	2,501,929

The accompanying notes are an integral part of these financial statements

 7

Expion360 Inc.

Statements of Stockholders’ Equity (Deficit) for Three Months ended March 31, 2022 and 2021 (Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance at December 31, 2020	2,430,514	$2,431	$—	$(1,382,093)	$(1,379,662)
Issuance of membership units (shares) upon conversion of convertible notes	59,515	59	173,098	—	173,157
Effect of induced conversion of debt	—	—	112,133	—	112,133
Issuance of membership units (shares) in exchange for building signage	6,667	7	19,993	—	20,000
Issuance of membership units (shares) for cash	81,106	81	269,919	—	270,000
Net loss	—	—	—	(247,193)	(247,193)
Balance at March 31, 2021	2,577,802	$2,577	$575,143	$(1,629,286)	$(1,051,565)

Balance at December 31, 2021	4,300,000	$4,300	$8,355,140	$(6,102,951)	$2,256,489
Net loss	—	—	—	(696,853)	(696,853)
Balance at March 31, 2022	4,300,000	$4,300	$8,355,140	(6,799,804)	$1,559,636

The accompanying notes are an integral part of these financial statements

 8

Expion360 Inc.
Statements of Cash Flows for the Three Months ended March 31, 2022 and 2021 (Unaudited)

	2022	2021
Cash flows from operating activities

Net loss	$(696,853)	$(247,193)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	29,026	10,314
Amortization of debt discount (sale of future revenues)	295	33,471
Amortization of debt discount - notes	214,527	—
Debt conversion expense on induced conversion of convertible notes	—	112,133

Changes in operating assets and liabilities:
(Increase) Decrease in accounts receivable	195,522	(230,779)
Increase in inventory	(251,617)	(67,304)
Decrease in prepaid/in-transit inventory	786,379	149,777
Increase in prepaid expenses and other current assets	(23,409)	(5,461)
Increase in deposits	—	(17,971)
Increase (Decrease) in accounts payable	278,520	(19,261)
Decrease in customer deposits	(12,663)	—
Increase (Decrease) in accrued expenses and other current liabilities	(22,088)	9,775
Decrease in liability for refunds	—	(33,020)
Increase in right-of-use assets and lease liabilities	8,789	7,067
Net cash provided by (used in) operating activities	506,428	(298,452)

Cash flows from investing activities
Purchases of property and equipment	(32,938)	(27,424)
Net cash used in investing activities	(32,938)	(27,424)

Cash flows from financing activities
Increase in deferred IPO costs	(423,634)	—
Proceeds from sale of future revenues	—	125,000
Payments on liability for sale of future revenues	(11,797)	(72,865)
Principal payments on long-term debt	(11,948)	(3,823)
Proceeds from issuance of membership units (shares)	—	270,000
Net cash provided by (used in) financing activities	(447,379)	318,312

Net change in cash and cash equivalents	26,111	(7,564)
Cash and cash equivalents, beginning	773,238	290,675
Cash and cash equivalents, ending	$799,349	$283,111

 9

 Expion360 Inc.

Statements of Cash Flows for the Three Months ended March 31, 2022 and 2021 (Unaudited) - Continued

Supplemental disclosure of cash flow information:
Cash paid for interest	$119,854	$87,354
Cash paid for franchise taxes	$150	$—

Non-cash operating activities:
Purchases of property and equipment in exchange for membership units (shares) of common stock	$—	$20,000
Purchases of property and equipment in exchange for accrued expenses and other current liability	$148,170	$16,633
Reclassification of deposit to property and equipment	$—	$2,000
Reclassification of convertible note to long-term debt	$—	$100,000
Acquisition of operating lease right-of-use asset and lease liability	$2,348,509	$1,268,089
Conversion of 2020 convertible notes to membership units (shares) of common stock	$—	$173,157

The accompanying notes are an integral part of these financial statements

 10

1.    Organization and Nature of Operations

Expion360 Inc. (formerly Yozamp Products Company, LLC dba Expion360) (“the Company”) was incorporated in the state of Nevada in November 2021. Effective November 1, 2021, the Company converted to a C corporation. Prior to conversion, the Company was a limited liability company (LLC) with an indefinite life organized in the State of Oregon in June 2016. The LLC elected to be treated as a Subchapter S corporation effective January 1, 2017. Net profits and losses of the LLC and all distributions were allocated among the members in proportion to the ownership units held. The Original LLC Agreement was amended and restated on January 1, 2021 to add additional members and a non-voting class of member units. Upon conversion to a C corporation, all existing LLC members at the time of conversion were issued shares of common stock and became shareholders of the Company. (See Note 15 – Conversion to a C Corporation).

The Company designs, assembles, and distributes premium lithium batteries for RV, Marine, Golf, Industrial, Residential, and Off-The-Grid needs. The Company uses lithium iron phosphate (LiFePO4) batteries. LiFePO4 batteries are considered a top choice for high energy density, dependability, longevity, and safety, providing the ability to power anything, anywhere.

Beginning in March 2020, the COVID-19 pandemic and the measures imposed to contain this pandemic have disrupted and are expected to continue to impact the Company’s business. The magnitude of the impact of the COVID-19 pandemic on the Company’s productivity, results of operations and financial position, and its disruption to the Company’s business and battery development and timeline, will depend in part, on the length and severity of these restrictions and on the Company’s ability to conduct business in the ordinary course.

2.    Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information, and pursuant to the instructions to Form 10-Q and Article 10 of Regulation S-X promulgated by the Securities and Exchange Commission (SEC). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statement presentation. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the three months ended March 31, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022. The unaudited interim condensed financial statements should be read in conjunction with the Company’s financial statements and related notes as of and for the year ended December 31, 2021, as disclosed in the Company’s prospectus, dated March 31, 2022, filed with the SEC in accordance with Rule 424(b) of the Securities Act on April 4, 2022 (the “Prospectus”) in connection with the Company’s initial public offering.

Unless otherwise noted, all references to shares and shareholders in the accompanying financial statements have been restated retrospectively, to reflect the equity structure of the C corporation as of the beginning of the first period presented.

Liquidity and Capital Resources

The Company has sustained recurring losses up until first quarter of 2022 and has negative cash flows from operations through December 31, 2021. Over the past year, the Company’s growth has been funded through a combination of private equity, third party debt, and working capital loans. Throughout 2021, the Company incurred substantial costs and expenses to build its infrastructure and prepare for growth, including the addition of new facilities, human resources with competitive benefits, and incurred legal, tax and accounting fees in preparation for an initial public offering (IPO).

The Company’s sales for the three months ended March 2022 increased 143% over sales for the three months ended March 31, 2021, as product demand continued to rise.

On April 1, 2022, the Company completed an initial public offering (see Note 21 – Subsequent Events). Net proceeds from the IPO totaled $15,735,870, net of issuance costs of $1,531,380, of which approximately $2,250,000 was used to pay down principal on high interest-bearing debt, which will help to improve monthly cash flows going forward. The remaining proceeds will be used, in part, to stock inventory and keep up with demand and to build in-house assembly lines to improve the cash-flow cycle, side-stepping the four-month turn-around that the Company currently experiences from suppliers in China. In the first quarter of 2022, a distribution warehouse was set up in Indiana to better service customers throughout the U.S. Additionally, management has secured a secondary source for lithium-ion phosphate cells used in its batteries that is based in Denmark, should supply disruption issues with China arise. Management believes that these factors will contribute to achieving operating efficiency and profitability. However, there can be no assurance that the Company will be successful in achieving its objectives, including achieving operating efficiency and profitability.

 11

The Company believes that as a result of the IPO, it currently has sufficient cash to meet its funding requirements over the next eighteen months. However, the Company has experienced and continues to experience negative operating margins, although, as noted above, achieved positive cash flows from operations for the three months ended March 31, 2022. The Company expects that it may need to raise additional capital in the future to expand its presence in the marketplace and achieve operating efficiencies, and to accomplish its long-term business plan over the next several years. There can be no assurance as to the availability or terms upon which such financing and capital might be available.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary materially from the estimates that were used. The Company’s significant accounting estimates include the carrying value of accounts receivable and inventory, the depreciable lives of fixed assets, and reserves for returns and allowances.

Future events, including the extent and the duration of the COVID-19-related economic impacts and their effects, cannot be predicted with certainty and, accordingly, the Company’s accounting estimates require the exercise of judgment.

Cash and Cash Equivalents

The Company considers all cash amounts which are not subject to withdrawal restrictions or penalties and all highly liquid investments purchased with an original maturity of three months or less from the date of purchase to be cash equivalents. The Company maintains its cash balances with high-quality financial institutions located in the United States. Accounts are secured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per institution. At times, balances may exceed federally insured limits. The Company has not experienced any losses in such accounts and management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents. At March 31, 2022, cash balances exceeded FDIC limits by approximately $373,380.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, are due within a year or less, and generally do not bear any interest. The Company performs ongoing credit evaluations of its customers and generally requires no collateral. An allowance for uncollectible accounts is recorded to reduce accounts receivable to the estimated amount that will be collected. The allowance is based upon management’s review of the accounts receivable aging and specific identification of potentially uncollectible balances. Recoveries of accounts previously written off and adjustments to the allowance for uncollectible accounts are recorded as adjustments to bad debt expense. There was no allowance for doubtful accounts at March 31, 2022 and December 31, 2021, as management believed all outstanding amounts to be fully collectible.

Customer Deposits

At March 31, 2022 and December 31, 2021, the Company had customer deposits totaling $423,985 and $436,648, respectively, for a custom order.

Inventory

Inventory is stated at the lower of cost (first in, first out) or net realizable value and consists of batteries and accessories, resale items, components, and related landing costs. Through 2020, the Company operated primarily as a distributor, and inventory consisted of inventory parts and products purchased for resale. The Company began in-house assembly in 2021 and as of March 31, 2022 and December 31, 2021, inventory consisted of finished assemblies totaling $1,039,554 and $985,537, respectively, and raw materials (inventory components, parts, and packaging) totaling $1,263,943 and $1,066,343, respectively. The valuation of inventory includes fixed production overhead costs based on normal capacity of the assembly warehouse.

The Company periodically reviews its inventory for evidence of slow-moving or obsolete inventory and provides for an allowance when considered necessary. The Company determined that no such reserve was necessary as of March 31, 2022 and December 31, 2021. The Company prepays for inventory purchases from foreign suppliers. Prepaid inventory totaled $294,846 and $1,081,225 at March 31, 2022 and December 31, 2021, respectively, and included inventory in transit where title had passed to the Company but had not yet been physically received.

 12

Vendor and Foreign Concentrations of Inventory Suppliers

During the three months ended March 31, 2022 and 2021, approximately 59% and 93%, respectively, of inventory purchases were made from foreign suppliers in China and Hong Kong. An adverse change in either the economic or political conditions abroad could negatively impact the Company’s supply chain. The inability to obtain product to meet sales demand could adversely affect results of operations. However, the Company has secured a secondary source for lithium iron phosphate cells used in its batteries from a supplier in Denmark, enabling the Company to source materials outside of China in the event it becomes necessary to do so.

Property and Equipment

Property and equipment are stated at cost less depreciation calculated on the straight-line basis over the estimated useful lives of the related assets as follows:

Vehicles and transportation equipment	5 - 7 years
Office furniture and equipment	3 - 7 years
Molds	5 – 10 years
Warehouse equipment	3 - 10 years

Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.

Betterments, renewals, and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in the Statements of Operations.

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset during the lease term, and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating leases are included in ROU assets, current operating lease liabilities, and long-term operating lease liabilities on the Company’s Balance Sheets. The Company does not have any finance leases.

Lease ROU assets and lease liabilities are initially recognized based on the present value of the future minimum lease payments over the lease term at commencement date calculated using the Company’s incremental borrowing rate applicable to the lease asset, unless the implicit rate is readily determinable. ROU assets also include any lease payments made at or before lease commencement and exclude any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leases with a term of 12 months or less are not recognized on the Company’s Balance Sheet. The Company’s leases do not contain any residual value guarantees. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

The Company accounts for lease and non-lease components as a single lease component for all its leases.

Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment. When events or circumstances indicate the carrying value of a long-lived asset may be impaired, the Company estimates the future undiscounted cash flows to be derived from the use and eventual disposition of the asset to assess whether or not a potential impairment exists. If the carrying value exceeds the estimate of future undiscounted cash flows, the impairment is calculated as the excess of the carrying value of the asset over the estimate of its fair value. Fair value is determined primarily using the estimated cash flows discounted at a rate commensurate with the risk involved. No long-lived asset impairment was recognized during the three months ended March 31, 2022 and 2021.

Product Warranties

The Company sells the majority of its products to customers along with unconditional repair or replacement warranties. The Company’s branded DC mobile chargers are warranted for two years from date of sale and its branded VPR 4EVER Classic and Platinum batteries are warranted at gradually lesser levels over a twelve-year period from date of sale. The Company determines its estimated liability for warranty claims based on the Company’s experience of the amount of claims actually made. Management estimates no liability as of March 31, 2022 and December 31, 2021 because, historically, there have been very few claims and costs for repairs or replacement parts have been nominal. It is reasonably possible that the Company’s estimate of a liability for product liability claims will change in the near term.

 13

Liability for Refunds

The Company does not have a formal return policy but does accept returns under its warranty policies. Returns have historically been minimal. However, during 2020 the Company sold discontinued products and recorded a liability for refunds. As of December 31, 2020, the liability totaled $58,000. During the three months ended March 31, 2021, the Company issued credit totaling $33,020 reducing the liability to $24,980 as of March 31, 2021. As of December 31, 2021, all allowable discontinued product had been returned and the Company has no further refund liability. Revenue is recorded net of this amount. Any returns of discontinued product are not added back to inventory and therefore related costs are nominal and not recorded as an asset.

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the performance obligation(s) are satisfied. Revenue is recognized upon shipment or delivery to the customer, as that is when the customer obtains control of the promised goods and the Company’s performance obligation is considered satisfied. As such, accounts receivable is recorded at the time of shipment or will call, when the Company’s right to the consideration becomes unconditional and the Company determines there are no uncertainties regarding payment terms or transfer of control.

Concentration of Major Customers

Customers are considered major customers when net revenue exceeds 10% of total revenue for the period or outstanding receivable balances exceed 10% of total receivables.

During the three months ended March 31, 2022, sales to one customer totaled $896,984, comprising approximately 42% of total sales. Accounts receivable from this customer totaled $114,674, representing approximately 20% of total accounts receivable as of March 31, 2022. Amounts from two additional customers totaled $151,494 and $73,065, representing in aggregate approximately 39% of total accounts receivable as of March 31, 2022.

During the three months ended March 31, 2021, sales to two customers totaled $143,652 and $123,980, respectively, comprising approximately 16% and 14%, respectively, of total sales. Accounts receivable from these customers totaled $59,340 and $123,980, representing in aggregate approximately 42% of total accounts receivable as of March 31, 2021.

Shipping and Handling Costs

Shipping and handling fees billed to customers are classified on the Statement of Operations as “Sales, net” and totaled $4,151 and $5,191 during the three months ended March 31, 2022 and 2021, respectively. Shipping and handling costs for shipping product to customers totaled $38,724 and $24,634 during the three months ended March 31, 2022 and 2021, respectively, and are classified in selling, general and administrative expense in the accompanying Statements of Operations.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense totaled $35,946 and $14,069 for the three months ended March 31, 2022 and 2021, respectively, and is included in selling, general and administrative expense in the accompanying Statements of Operations.

Research and Development

Research and development costs are expensed as incurred. Research and development costs charged to expense amounted to $5,316 and $6,759 for the three months ended March 31, 2022 and 2021, respectively, and are included in selling, general and administrative expenses in the accompanying Statements of Operations.

Income Taxes

From January 1, 2017 to October 31, 2021, the Company was not subject to federal or state income taxes since it was a limited liability company taxed as an S corporation. The Company’s taxable income or losses were allocated to its members in accordance with their respective ownership percentage. Therefore, no provision or liability for federal income taxes had been included in the accompanying financial statements. Certain states impose minimum franchise taxes on entities taxed as an S corporation. Accordingly, the accompanying financial statements include provisions for state franchise tax fees.

Effective November 1, 2021, the Company converted from an LLC to a C corporation and, as a result, became subject to corporate federal and state income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of exiting assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

 14

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (CARES Act). The Cares Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act provides sweeping tax changes in response to the COVID-19 pandemic. Some of the more significant provisions are removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act. At March 31, 2022 and December 31, 2021, the Company has not recorded any income tax provision/(benefit) resulting from the CARES Act, mainly due to the Company’s history of net operating losses generated.

On December 27, 2020, the United States enacted the Consolidated Appropriations Act of 2021 (“CAA”). The CAA includes provisions extending certain CARES Act provisions and adds coronavirus relief, tax and health extenders. The Company will continue to evaluate the impact of the CAA and its impact on its financial statements in 2022 and beyond.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurement. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value, as follows:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs. In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, short-term revolving loans, shareholder promissory notes, convertible notes, and long-term debt. The fair value of cash and cash equivalents, accounts receivable, accounts payable, and short-term revolving loans approximates their respective carrying values because of the short-term nature of those instruments. The fair value of the shareholder promissory notes, convertible notes, and long-term debt approximates their respective carrying values because the interest rate approximates market rates available to the Company for similar obligations with the same maturities.

Segment Reporting

We currently operate in one reportable segment and our Chief Executive Officer is the chief operating decision maker.

Basic and Diluted Net Loss Per Share

The basic net loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the period. Diluted earnings or loss per share adjusts the basic earnings or loss per share for the potentially dilutive impact of securities (e.g., options and warrants).

As of March 31, 2022, the Company has outstanding warrants and options convertible into 740,431 shares of common stock (see Note 20 – Stockholders’ Equity). For the three months ended March 31, 2022, the basic loss and diluted loss per share was ($.16). For the three months ended March 31, 2021, the Company did not have any dilutive securities and the basic net loss per share of ($.10) equaled the diluted net loss per share.

We calculate basic and diluted net loss per share using the weighted average number of common shares outstanding during the periods presented. In periods of a net loss position, basic and diluted weighted average common shares are the same. For the diluted earnings per share calculation, we adjust the weighted average number of common shares outstanding to include dilutive stock options, warrants, unvested restricted stock units and shares associated with the conversion of any convertible notes or preferred stock, when applicable. We use the if-converted method for calculating any potential dilutive effect of convertible notes and convertible preferred stock on diluted net loss per share.

 15

The following shows the amounts used in computing net loss per share:

	March 31, 2022	March 31, 2021
Net loss	$(696,853)	$(247,193)
Weighted average common shares outstanding – basic and diluted	4,300,000	2,501,929
Basic and diluted net loss per share	$(0.16)	$(0.10)

The following table sets forth the number of shares excluded from the computation of diluted loss per share, as their inclusion would have been anti-dilutive.

	March 31, 2022	March 31, 2021
Stock options	30,000	—
Warrants	710,431	—
	740,430	—

New Accounting Pronouncements

In May 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the Emerging Issues Task Force).” ASU 2021-04 requires issuers to account for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after the modification or exchange based on the economic substance of the modification or exchange. Under the guidance, an issuer determines the accounting for the modification or exchange based on whether the transaction was done to issue equity, to issue or modify debt, or for other reasons. ASU 2021-04 is applied prospectively and is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. The Company adopted this standard in the first quarter of fiscal 2022, which did not have a material impact on the Company’s financial statements or disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Under ASU 2020-06, the embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost, as long as no other features require bifurcation and recognition as derivatives. Similarly, equity-classified convertible preferred stock instruments will be accounted for as single units of account in equity unless the conversion feature needs to be bifurcated under Topic 815. The new guidance also made amendments to the earnings per share guidance in Topic 260, Earnings Per Share, for convertible instruments, the most significant impact of which is requiring the use of the if-converted method for diluted earnings per share calculation. Further, ASU 2020-06 made revisions to Subtopic 815-40, which provides guidance on how an entity must determine whether a contract qualifies for a scope exception from derivative accounting. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. Adoption of the standard requires using either a modified retrospective or a full retrospective approach. Effective January 1, 2021, the Company early adopted ASU 2020-06 using the modified retrospective approach. Adoption of the new standard did not have a material impact on the Company’s financial statements or disclosures.

In January 2020, the FASB issued ASU 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. The new guidance clarifies the interaction of accounting for the transition into and out of the equity method and the accounting for measuring certain purchased options and forward contracts to acquire investments. ASU 2020-01 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Effective January 1, 2021, the Company adopted ASU 2020-01. The adoption of this guidance did not have an impact on the Company’s financial statements or disclosures.

 16

Accounting Guidance Issued but Not Yet Adopted

In March 2022, the FASB issued ASU 2022-02, “Financial Instruments—Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures,” which addresses and amends areas identified by the FASB as part of its post-implementation review of the accounting standard that introduced the current expected credit losses (“CECL”) model. The amendments eliminate the accounting guidance for troubled debt restructurings by creditors that have adopted the CECL model and enhance the disclosure requirements for loan refinancings and restructurings made with borrowers experiencing financial difficulty. In addition, the amendments require disclosure of current-period gross write-offs for financing receivables and net investment in leases by year of origination in the vintage disclosures. For entities, such as Expion360 Inc., that have not yet adopted the CECL accounting model in ASU 2016-13, the effective date for the amendments in ASU 2022-02 is the same as the effective date in ASU 2016-13 (i.e., fiscal years beginning after December 15, 2022, including interim periods within those fiscal years). The Company is currently evaluating the impact of this standard on our financial statements.

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers.” ASU 2021-08 requires contract assets and contract liabilities acquired in a business combination to be recognized and measured in accordance with Topic 606, Revenue from Contracts with Customers, on the acquisition date as if the acquirer had entered into the original contract at the same date and on the same terms as the acquiree. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for public business entities. The Company is currently evaluating the impact of this standard on our financial statements.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. This ASU replaces the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information for credit loss estimates on certain types of financial instruments, including trade receivables. In addition, new disclosures are required. The ASU, as subsequently amended, is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adopting this guidance.

3.    Property and Equipment, Net

Property and equipment consist of the following:

	March 31, 2022	December 31, 2021

Vehicles and transport	$298,752	$298,752
Leasehold improvements	207,486	59,316
Office furniture and equipment	131,039	105,003
Warehouse equipment	51,258	44,356
Molds	15,992	15,992
	704,527	523,419

Less: accumulated depreciation	(125,216)	(96,190)
Property and equipment, net	$579,311	$427,229

 17

The Company recorded $29,026 and $10,314 of depreciation expense related to its property and equipment for the three months ended March 31, 2022 and 2021, respectively.

4.    Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	March 31, 2022	December 31, 2021

Accrued salaries and payroll liabilities	$135,270	$12,449
Accrued interest	54,035	26,301
Rebate liability	26,015	23,010
Commissions	19,046	29,120
Deferred income and deposit (sublease)	14,038	13,690
Franchise tax	9,300	9,300
Credit cards	6,928	23,933
Other	2,068	2,815
Accrued expenses and other current liabilities	$266,700	$140,618

5.    Liabilities for Sale of Future Revenues

On December 8, 2020 and January 26, 2021, Reliant Funding, under two separate ACH Total Receipts Purchase Agreements (“Purchase Agreements”), purchased a 50% interest in the Company’s future revenues for a total aggregate purchase price of $250,000. Pursuant to the terms of the Purchase Agreements, the purchased percentage shall continue to be owned by Reliant Funding, until the Company has paid the full purchased amount of $349,750. Repayment of the purchased amount is achieved through 252 daily bank account withdrawals of $1,388 through December 15, 2021 and $694 thereafter through January 26, 2022. During the three months ended March 31, 2022 and 2021, the Company repaid a total of $11,797 and $72,865, respectively, including $295 and $33,471, respectively, of interest at an effective annual interest rate of approximately 71%. As of March 31, 2022 the Company had no remaining liability related to the Purchase Agreements. As of December 31, 2021, the Company had a total remaining liability related to the Purchase Agreements of $11,502 and total remaining payments of $11,797 (including interest). The Purchase Agreements were secured by substantially all of the assets of the Company.

6.    Line of Credit and Short-Term Revolving Loans

From January 2020 to October 2020, the Company received proceeds totaling $900,000 pursuant to four unsecured Working Capital Loan Agreements (“WC Loans”) with two different outside investors. Pursuant to the terms of the WC Loans, the Company may borrow, repay and reborrow loans within the limit established within each WC Loan.

 18

The terms of each WC Loan are summarized below:

·	$150,000 limit - dated January 25, 2020; monthly interest-only payments at 10% annual interest, principal payment of $70,000 paid during the year ended December 31, 2020, balance of $80,000 due 12 months from date of issue and paid in full at maturity in 2021.

·	$150,000 limit - dated January 28, 2020; monthly interest-only payments at 12% annual interest; principal due 12 months from date of issue. This note was modified effective January 1, 2021 to extend the maturity date to December 31, 2021 (see below) and was paid in full with a payment of $50,000 in July 2021 and $100,000 in September 2021.

·	$200,000 limit – dated March 22, 2020; monthly interest-only payments at 15% annual interest; principal due 12 months from date of issue. This note was modified effective January 1, 2021 to extend the maturity date to December 31, 2021. The Company paid $50,000 towards the principal balance in November 2021. The balance of $150,000 was paid in full in April 2022 (see below).

·	$400,000 limit – dated August 31, 2020; monthly interest-only payments at 10% annual interest; pursuant to the WC Loan, the maturity was to be determined by mutual agreement and was to be at least 30 days after a maturity date is agreed upon. The note was modified effective January 1, 2021 to establish a maturity date of December 31, 2021, and was paid in full in April 2022 (see below).

Effective January 1, 2021, as noted above, three of the working capital loan agreements, all from the same investor, were modified. The modification was to extend the maturity date on two of the notes from January 28, 2021 and March 22, 2021 to December 31, 2021, and to establish a maturity date of December 31, 2021 for the WC Loan that left the maturity date open to negotiations in the original agreement.

As of March 31, 2022 and December 31, 2021, a balance of $550,000 remains outstanding under the WC Loan Agreements and in accordance with the modified terms, the Company is subject to monthly extended maturity interest of one percent on the ending outstanding monthly balance which increases one percent for each month beyond the extended maturity date. The Company remained in compliance with all interest payments and paid the WC Loans in full in April 2022 (see Note 21 – Subsequent Events).

All fees incurred in connection with obtaining and modifying these agreements were nominal and, given the short-term maturity of one year, were expensed as incurred. There was no accounting impact to the financial statements related to the modifications.

 19

7.     Long-Term Debt

Long-term debt consists of the following at March 31, 2022 and December 31, 2021:

	March 31, 2022	December 31, 2021
Senior secured promissory notes – various investors. Monthly payments of interest only at 10% plus deferred interest of 5% accrued monthly to be paid at maturity. A minimum of one year interest is due at maturity. Matures the earlier of (a) May 15, 2023, (b) the closing of a qualified subsequent financing or (c) the closing of a change of control. The notes are senior to all other debt and are secured by substantially all assets of the Company. The notes include detachable warrants to purchase 482,268 shares of common stock at an exercise price of $3.32 per share (see Note 21 – Stockholders’ Equity). Debt issuance costs and discount totaling $1,287,160 at date of issuance are being amortized and recognized as additional interest expense over the term of the notes using the straight-line method because it is not substantially different from the effective interest rate method. We determined the expected life of the notes to be the contractual term. Interest expense related to these notes includes amortization of debt issuance costs and discount in the amount of $214,527 for the three months ended March 31, 2022. Paid in full in April 2022 (see Note 21 – Subsequent Events)	$1,600,000	$1,600,000
Note payable – bank. Payable in monthly installments of $332, including interest at 5.8% per annum, due August 2025, secured by equipment and personally guaranteed by a shareholder.	12,325	13,135
Note payable – credit union. Payable in monthly installments of $508, including interest at 5.45% per annum, due July 2026, secured by a vehicle and personally guaranteed by a shareholder.	23,060	24,259
Note payable – SBA. Economic Injury Disaster Loan payable in monthly installments of $731, including interest at 3.75% per annum, due May 2050, and personally guaranteed by a shareholder.	152,435	153,193
Note payable – individual. Monthly payments of interest only at 10% per annum, matured December 31, 2021 resulting in the entire principal balance recorded in current portion of long-term debt on the accompanying Balance Sheets; pursuant to the note, the past due balance is subject to 1% additional monthly interest which increases one percent for each month beyond maturity date, unsecured. The Company remained in compliance with the extended maturity interest payments; paid in full in April 2022 (see Note 21 – Subsequent Events)	100,000	100,000
Note payable – finance company. Payable in monthly installments of $994, including interest at 8.5% per annum, due July 2026, secured by a vehicle and personally guaranteed by a shareholder.	43,809	45,832
Note payable – finance company. Payable in monthly installments of $2,204, including interest at 11.21% per annum, due August 2026, secured by a vehicle and personally guaranteed by a shareholder.	92,294	96,155
Note payable – finance company. Payable in monthly installments of $834, including interest at 7.29% per annum, due October 2027, secured by a vehicle and personally guaranteed by a member/shareholder.	45,797	47,445
Note payable – finance company. Payable in monthly installments of $834, including interest at 7.29% per annum, due October 2027, secured by a vehicle and personally guaranteed by a shareholder.	45,797	47,445
Total	$2,115,517	$2,127,464
Less unamortized debt issuance costs and discount	(982,317)	(1,196,843)
Less current portion	(50,465)	(51,135)
Less note payable in default (paid April 2022)	(100,000)	(100,000)
Long-term debt, net of unamortized debt discount and current portion	$982,735	$779,486

 20

Future maturities of long-term debt are as follows:

Years ending March 31,
2023	$150,465
2024	1,655,061
2025	60,133
2026	63,362
2027	39,441
Thereafter	147,055
Total	$2,115,517

8.     Shareholder Promissory Notes

As of March 31, 2022 and December 31, 2021, the Company had an outstanding principal balance of $825,000 due to shareholders (formerly LLC members) under unsecured Promissory Notes Agreements (“Notes”). The Notes require monthly interest-only payments at 10% per annum. The Notes mature at various dates from August 2023 to December 2024 as follows: August 2023 - $500,000; January 2024 - $125,000; and December 2024 - $200,000. Interest paid to the shareholders under the Notes totaled $20,627 and $26,876 during the three months ended March 31, 2022 and March 31, 2021, respectively. There was no accrued interest as of March 31, 2022 and December 31, 2021 related to these Notes.

On May 15, 2021, the Company modified one shareholder Note in the amount of $250,000 to be a convertible note for the same amount. The shareholder also invested additional proceeds of $24,000 for a total convertible note of $274,000. The convertible note included detachable warrants to purchase 548,000 shares of the Company’s common stock. The convertible note bore interest at a rate of 10% per annum, had an initial maturity of two years from date of issue, and was convertible at $.50 per share. The modification resulted in a new effective annual interest rate of 9.15%. There was no accounting impact to the financial statements related to these modifications. On October 29, 2021, concurrent with the anticipated conversion from an LLC to a C corporation, the convertible note and warrants were modified under a Convertible Debenture Exercise and Waiver and Release Agreement and the shareholder agreed to convert the note and accrued interest into 236,498 shares of common stock resulting in a conversion price of $1.21 per share (see Note 10 – 2021 Convertible Notes/Extinguishment Loss on Debt Settlement).

9.    2020 Convertible Notes

In August and October of 2020, the Company received proceeds totaling $270,000 from the issuance of four Convertible Notes (“Notes”). The Notes accrued monthly interest at 6% per annum and included two options for conversion: (1) Automatic conversion of the principal balance and accrued interest into new financing securities issued in a new financing round of at least $1 million, not including the Notes — the conversion price to equal 85% of the price per unit at which the investor in the new financing purchased their equity securities; and (2) Optional conversion in founder securities if (a) the Company gives the investor notice of its intent to prepay the Note or (b) the Company has not consummated a new financing prior to maturity. The conversion price was equal to $17 million divided by the number of founder securities outstanding at the date of the Notes (100,000 LLC units), or $170 per unit. The Notes were to mature three years from date of issue. The outstanding balance at December 31, 2020 was $273,157, including accrued interest of $3,157, which was recognized as interest expense during 2020.

Under the first conversion option, the conversion was contingent upon a future event, and therefore the difference between the conversion price and the fair value of the equity units on the commitment date (transaction date) was not recognized. Under the second option, the conversion price of $170 exceeded the fair value of the Company’s units of $85 at date of issue and therefore no beneficial conversion feature was recorded.

In late 2020, all convertible debt holders were offered the opportunity for early conversion of their convertible notes into Class B LLC member units effective January 1, 2021. Three of the four convertible note holders converted notes with a principal balance of $170,000 and accrued interest of $3,157 into 2,338 Class B member units (the equivalent of 59,515 shares of common stock) at per unit conversion prices ranging from $67 - $76 (per share prices ranging from $2.66 - $3.00). In accordance with FASB ASC 470-20, Debt with Conversion and Other Options, the fair value of the additional units issued under the induced conversion over the value of the number of units issuable under the original terms of the convertible note agreements is recognized as debt conversion expense. Accordingly, upon early conversion on January 1, 2021, the Company recognized $112,133 of debt conversion expense with a corresponding entry to equity of $285,290 consisting of the $173,157 of principal and accrued interest converted and the excess fair value of $112,133.

 21

The fourth convertible note holder opted out of the early conversion and instead, the original note with a principal balance of $100,000 was modified into a term loan effective January 1, 2021 (see Note 7 – Long Term Debt). The modification included the elimination of the conversion feature, an increase in the interest rate from the original 6% per annum to 10% per annum, to be paid monthly instead of accrued, and an earlier maturity date of December 31, 2021. The modification resulted in a new effective annual interest rate of 9.58%, and a revised one-year maturity on December 31, 2021 (see Note 6 – Line of Credit and Short-Term Revolving Loans). There was no accounting impact to the financial statements related to this modification. The note was paid in full in April 2022 (see Note 21 – Subsequent Events)

10.    2021 Convertible Notes/Extinguishment Loss on Debt Settlement

From May to September 2021, the Company received gross proceeds of $2,929,000 from the issuance of unsecured convertible notes (the “Notes”), of which $44,000 was received from existing shareholders. Additionally, a shareholder converted a promissory note to a convertible note identical in terms discussed below (see Note 8 – Shareholder Promissory Notes).

At the option of the Note holders and after the completion of a merger with a Special Purpose Acquisition Company (“SPAC”) or an Initial Public Offering (“IPO”), the holder could convert all or a part of the outstanding principal and accrued interest into shares of common stock of the merged or public company. The Notes included detachable warrants (“Warrants”) to purchase 3,862,000 shares of the merged or public company. The Notes bore interest at a rate of 10% per annum, had an initial maturity of two years from date of issue, and were convertible at per-share prices ranging from $0.50 to $2.50. Effective January 1, 2021, the Company early adopted ASU 2020-06, and accordingly, no beneficial conversion features were recognized. The Notes were accounted for in accordance with ASC 470-20, Debt with Conversion and Other Options (“ASC 470-20”) and ASC 815-40, Contracts in Entity’s Own Equity (“ASC 815-40”). Under ASC 815-40, to qualify for equity classification (or nonbifurcation, if embedded) the instrument (or embedded feature) must be both (1) indexed to the issuer’s stock and (2) meet the requirements of the equity classification guidance. Based upon the Company’s analysis, it was determined the Notes do contain embedded features indexed to its own stock, but do not meet the requirements for bifurcation and recognition as derivatives, and therefore do not need to be separately recognized. Accordingly, the proceeds received from the issuance of the Notes were recorded as a single liability measured at amortized cost on the consolidated Balance Sheet. The Company incurred $148,000 of debt issuance costs relating to the issuance of the Notes, which were recorded as a reduction to the Notes on the Balance Sheet. The debt issuance costs were being amortized and recognized as additional interest expense over the term of the Notes using the straight-line method because it is not substantially different from the effective interest rate. Amortization of debt discount totaled $27,271 through the effective date of the conversion from LLC to a C corporation (see Note 15 – Conversion to a C Corporation). Since the Warrants were not exercisable until a merger with a SPAC or an IPO, there was no impact on the financial statements at date of grant.

On October 29, 2021, in anticipation of conversion from LLC to a C corporation, the Notes and Warrants were modified under Convertible Debenture Exercise and Waiver and Release Agreements with the individual creditors. The Note holders agreed to settle the debt for an aggregate of 1,527,647 shares of common stock with a fair value of $5,545,359 ($3.63 per share). Since this transaction involved contemporaneous issuance of shares of common stock by the Company to the Note holders, we evaluated the transaction for modification and extinguishment accounting and determined that the debt was extinguished as a result of the issuance of shares that do not represent the exercise of a conversion right contained in the original terms of the Notes at issuance.

The settlement of the debt resulted in a recognized loss of $2,262,658 recorded as extinguishment loss on debt settlement in November 2021, calculated as the excess of the fair value of shares issued over the carrying amount of the debt. In addition, the fair value of warrants of $407,700 issued in exchange for services related to the extinguished debt (see Note 20 – Stockholders’ Equity) and the unamortized portion of debt discount remaining at date of settlement of $120,729 were also recorded as extinguishment loss on debt settlement for an aggregate loss of $2,791,087.

11.    Trust Agreement for Designated Beneficiaries

In March 2020, the LLC members established a Trust for the granting of membership interests to three individuals. At the time of grant, the existing LLC members (“Settlors”) transferred 8% of the ownership and membership interests (8,000 membership units, equivalent to 192,234 shares of common stock) of the Company to a Trust for the purpose of holding the vested interests for the three beneficiaries. The Settlors continued to hold title to the membership interests conveyed to the Trust until the Company operating agreement was restated, and the Settlors continued to receive their pro rata distribution of profits and losses from the interests until that occurred. At the date of issuance, the fair value of the membership interests issued was determined to be nominal and no expense was recorded in connection with the grants. The operating agreement was amended and restated effective January 1, 2021 and the units/shares were allocated from the Trust to the grantees.

 22

12.    Commitments and Contingencies

Operating Leases

The Company leases its warehouses and office space under long-term lease arrangements. None of its leases include characteristics specified in ASC 842, Leases, that require classification as financing leases, and accordingly, these leases are accounted for as operating leases. The Company does not recognize a right-of-use asset and lease liability for short term leases, which have terms of 12 months or less. For longer-term lease arrangements that are recognized on the Company’s Balance Sheet, the right-of-use asset and lease liability are initially measured at the commencement date based upon the present values of the lease payments due under the leases.

The implicit interest rates of the Company’s lease arrangements are generally not readily determinable and as such, the Company applies an incremental borrowing rate, which is established based upon the information available at the lease commencement date, to determine the present value of lease payments due under the arrangement. Under ASC 842, the incremental borrowing rate (IBR) for leases must be (1) a rate of interest over a similar term, and (2) for an amount that is equal to the lease payments. The Company uses both the Federal Reserve Economic Data (FRED) U.S. corporate debt effective yield and the U.S. Treasury rates adjusted for credit spread as the primary data points for purposes of determining the IBR.

During the three months ended March 31, 2022, the Company entered into two new long-term, non-cancelable operating lease agreements for office and warehouse space resulting in the Company recognizing an additional lease liability totaling of $238,947 and $2,109,562, respectively, representing the present value of the lease payments discounted using an effective interest rate of 8.07% and 8.86%, respectively, and corresponding right-of-use assets of $238,947 and $2,109,562, respectively. The leases expire in December 2026 and December 2028, respectively. The second lease contains one three-year option to renew. The lease is guaranteed by the majority shareholder.

During the three months ended March 31, 2021, the Company entered into a long-term, non-cancelable operating lease agreement for office and warehouse space resulting in the Company recognizing an additional lease liability totaling of $1,268,089, representing the present value of the lease payments discounted using an effective interest rate of 7.47% and a corresponding right-of-use asset of $1,268,089. The lease expires in January 2028 and contains one three-year option to renew. The lease is guaranteed by the majority shareholder.

The Company has two other leases that expire in January 2023 and February 2025. The leases generally provide for annual increases based on a fixed amount and generally require the Company to pay real estate taxes, insurance, and repairs. Both leases are guaranteed by the majority shareholder.

The following is a summary of total lease costs during the three months ended:
	March 31, 2022	March 31, 2021
Operating lease cost	$164,230	$61,312
Short-term lease costs	1,968	517
Variable lease costs	—	—
Sublease income	(48,598)	(3,477)
Lease Cost	$117,600	$58,352

The weighted-average remaining lease term is 6.16 years and 5.64 years as of March 31, 2022 and December 31, 2021, respectively. The weighted average discount rate is 8.52% and 8.02%, as of March 31, 2022 and December 31, 2021, respectively. Operating cash flows from the operating leases totaled $93,755 and $31,856 for the three months ended March 31, 2022 and 2021, respectively.

The total lease liability as of March 31, 2022 and December 31, 2021 was $3,566,402 and $1,311,649, respectively.

The following is a maturity analysis of the annual undiscounted cash flows of the operating lease liabilities as of March 31, 2022, for years ending March 31:

Total

2023	$750,783
2024	713,822
2025	729,599
2026	717,328
2027	722,542
Thereafter	992,735
Total future minimum lease payments	$4,626,809
Less imputed interest	(1,060,407)
Total	$3,566,402

Current lease liability	$466,013
Noncurrent lease liability	$3,100,389
Total	$3,566,402

 23

Subleases

The Company subleases office and warehouse space under three of its existing operating leases with similar terms as the Company’s lease agreements. Because the Company is not relieved of its primary obligations under the original lease, the Company accounts for the subleases as a lessor. Sublease rental income is recorded based on the contractual rental payments which are not substantially different from recognition on a straight-line basis over the lease term and totaled $48,598 and $3,477 during the three months ended March 31, 2022 and 2021, respectively. As of March 31, 2022 and December 31, 2021, deferred income and a sublease deposit totaled $14,038 and $13,690, respectively, and is included in accrued expenses and other current liabilities on the accompanying Balance Sheets.

The following are the total future minimum sublease payments as of March 31, 2022:

Years ending March 31,

2023	$91,132
2024	35,447
2025	33,384
Total future minimum lease payments	$159,963

Litigation

The Company may be involved from time to time in litigation or claims arising in the ordinary course of its business. While the ultimate liability, if any, arising from these claims cannot be determined with certainty, the Company believes that the resolution of any such matters will not likely have a material adverse effect on the Company’s financial statements.

13.    401(k) Plan

During 2021, the Company adopted a 401(k) Plan (“Plan”) for the benefit of its employees. Employees may contribute to the Plan within defined limits as defined by the Internal Revenue Service. Substantially all employees are eligible to participate. The Company has the option to make profit sharing contributions at its discretion. No profit-sharing contributions have been made.

14.    Issuance of Shares/Membership Units

On January 1, 2021, the Company issued 2,338 Class B member units (equivalent to 59,515 shares of common stock) upon the conversion of convertible notes and accrued interest totaling $173,157 (see Note 9 – 2020 Convertible Notes).

On January 1, 2021, the Company issued 262 Class B membership units (equivalent to 6,667 shares of common stock) in exchange for building signage valued at $20,000.

In March 2021, the Company sold 3,185 Class B membership units (equivalent to 81,106 shares of common stock) to three new members for gross proceeds of $270,000.

15.    Conversion to a C Corporation

Effective November 1, 2021, the Company converted from an LLC to a C corporation under the State of Nevada statutes in anticipation of an upcoming initial public offering, and changed its name to Expion360 Inc. The membership units of the existing LLC members and all existing convertible note holders (see Note 10 - 2021 Convertible Notes/Extinguishment Loss on Debt Settlement) converted into an aggregate of 4,181,111 shares of common stock. Additionally, investors purchased 88,889 shares of common stock for total proceeds of $316,400 and 30,000 shares of common stock were issued in exchange for legal services. The 30,000 shares issued in exchange for legal services were valued at $108,900 at date of grant based on the per share price of $3.63 paid for shares issued at the time of the conversion to a C corporation. The Company’s issued and outstanding shares of common stock totaled 4,300,000 upon conversion to a C corporation.

 24

16.    Interest Expense

During the three months ended March 31, 2022, interest expense of $362,114, as shown on the accompanying Statements of Operations, includes interest expense related to amortization of debt discount totaling $214,527 (See Note 7 – Long-Term Debt).

17.    Income Taxes

In anticipation of an initial public offering, the Company converted from a limited liability company to a C corporation, a taxable entity, effective November 1, 2021.

Through October 31, 2021, the Company had been treated as an S corporation for federal and state income tax purposes, such that the Company’s taxable income is reported by members in their respective tax returns. The Company was only subject to state franchise taxes and fees. For the three months ended March 31, 2022 and 2021, the Company incurred a provision for state franchise fees of $150 and zero, respectively.

Since converting to a C corporation, the Company has incurred losses and consequently has recorded no provision for state or federal income taxes for the three months ended March 31, 2022. The Company maintains a full valuation allowance on all deferred tax assets, as it has concluded that it is more likely than not that these assets will not be realized. As of March 31, 2022 and December 31, 2021, there were no material unrecognized tax benefits included in the accompanying balance sheets that would, if recognized, affect the effective tax rate.

18.    Related Party Transactions

During the three months ended March 31, 2022 and 2021, related party transactions consisted of Shareholder Promissory Notes, one of which was modified in May 2021 to be a convertible note with warrants. During the year ended December 31, 2021, the Company also received proceeds totaling $44,000 for the issuance of convertible notes from existing LLC members/shareholders. The notes included warrants to purchase common stock. The notes and warrants were subsequently modified (see Note 8 – Shareholder Promissory Notes and Note 10 – 2021 Convertible Notes/Extinguishment Loss on Debt Settlement).

19.    Stock Option Plans

The Company has adopted the 2021 Employee Stock Option Plan and the 2021 Incentive Award Plan, which will become effective upon an initial public offering.

20.    Stockholders’ Equity

The Company is authorized to issue an aggregate of 220,000,000 shares of capital stock, par value $0.001 per share, consisting of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of March 31, 2022 and December 31, 2021, 4,300,000 shares of common stock were issued and outstanding and as of March 31, 2021, 2,501,927 shares of common stock, were issued and outstanding. No shares of preferred stock have been issued.

A holder of common stock is entitled to one vote for each share of common stock. The holders of common stock have no conversion, redemption or preemptive rights and shall be entitled to receive dividends when, as, and if declared by the board of directors. Upon dissolution, liquidation, or winding up of the Company, after payment or provision for payment of debts and other liabilities of the Company, subject to the rights, if any, of the holders of any class or series stock having a preference over the right to participate with common stock with respect to the distribution of assets of the Company upon such dissolution, liquidation, or winding up of the Company, the holders of common stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares of common stock held.

Since no shares of preferred stock have been issued, no rights and privileges of preferred stockholders have been defined.

In November 2021, the Company received gross proceeds of $1,600,000 ($1,385,000, net of issuance costs of $215,000), for the issuance of senior secured promissory notes (see Note 7 – Long-Term Debt). The notes include detachable warrants to purchase 482,268 shares of common stock at an exercise price of $3.32 per share. The warrants are exercisable for a period of 10 years from date of grant. Of the total gross proceeds received of $1,600,000, $809,806 was allocated to the warrants and $790,194 to the notes, based on their relative fair values. The relative fair value of the warrants of $809,806 at the time of issuance was recorded as additional paid-in capital with a corresponding debt discount reducing the carrying value of the notes. Additionally, the Company issued 77,163 warrants to purchase shares of common stock to underwriters in connection with obtaining the notes. The warrants are exercisable at $3.32 per share for a period of 10 years from date of grant. The fair value of the warrants of $262,354 was recorded as additional paid-in capital and reduced the carrying value of the notes. The total discount on the notes of $1,287,160, including cash paid for fees of $215,000, is being amortized to interest expense over the term of the notes using the straight-line method because it is not substantially different from the effective interest rate method. As of March 31, 2022 and December 31, 2021, $214,527 and $90,317, respectively, was amortized to expense and the unamortized discount on the note as of March 31, 2022 and December 31, 2021 was $982,317 and $1,196,843, respectively. The fair value of the warrants was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $3.63, expected dividend yield of 0%, expected volatility of 110.8%, risk-free interest rate of 1.63% and expected life based on contractual life of 10 years.

 25

The Company also issued warrants to purchase 151,000 shares of common stock in in exchange for prior services related to the extinguished 2021 convertible notes. The warrants are exercisable at $2.90 per share for a period of 3 years from date of grant. The fair value of the warrants of $407,700 was recorded as additional paid-in-capital and expensed to extinguishment loss on debt settlement (see Note 10 - 2021 Convertible Notes/Extinguishment Loss on Debt Settlement).

In November 2021, the Company issued 30,000 options for the purchase of common stock in exchange for legal services. The options issued were not issued under the Company’s stock option plans (see Note 19 – Stock Option Plans). The options are exercisable at $3.32 per share for a period of 3 years from date of grant. The fair value of the options of $79,200 was recorded as additional paid-in capital with a corresponding charge to legal expense.

The fair value of the warrants and options was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $3.63, expected dividend yield of 0%, expected volatility of 122.7%, risk-free interest rate of 0.71% and expected life based on contractual life of 3 years.

As of March 31, 2022 and December 31, 2021, a total of 710,431 warrants and 30,000 options were outstanding, all of which are exercisable at any time at the option of the holder. Of the warrants, a total of 559,431 warrants are exercisable at $3.32 per share and have a remaining life of approximately 9.92 years and 151,000 are exercisable at $2.90 per share and have a remaining life of approximately 2.83 years. The 30,000 options have an exercise price of $3.32 per share and a remaining life of approximately 2.83 years. There were no options or warrants issued as of March 31, 2021.

Common Stock Reserved for Future Issuance

As of March 31, 2022 and December 31, 2021, approximately 740,431 shares of common stock were issuable upon conversion or exercise of rights granted under warrant and stock option agreements. Additionally, as of March 31, 2022, 35,714 shares of common stock are reserved for issuance under a service agreement. The following is a summary of common stock shares reserved for future issuance as of March 31, 2022:

Exercise of warrants	710,431
Issuance of shares pursuant to a services agreement	35,714
Exercise of stock options	30,000
Total shares of common stock reserved for future issuances	776,145

21.    Subsequent Events

The date to which events occurring after March 31, 2022, the date of the most recent Balance Sheets, have been evaluated for possible adjustment to the financial statements or disclosures is May 5, 2022, which is the date the financial statements were issued.

On April 1, 2022, the Company completed an initial public offering. A total of 2,466,750 shares of common stock were sold at $7 per share in the IPO, including 321,750 shares sold to underwriters, for total gross proceeds of $17,267,250, or net proceeds of $15,735,870 after issuance costs of $1,531,380. The net proceeds of $15,735,870 resulted in an increase to common stock of $2,467, representing 2,466,750 shares at $.001 par value, and an increase to additional paid in capital of $15,733,403. During the three months ended March 31, 2022, the Company incurred additional costs related to the IPO of $423,634, which are shown as Deferred IPO costs on the accompanying Balance Sheets. These costs, plus any IPO-related costs incurred subsequent to March 31, 2022, shall reduce additional paid-in capital.

Upon the completion of the IPO, both of the Company’s stock option plans became effective (see Note 19 – Stock Option Plans) and the Company has reserved 3,500,000 additional shares of common stock pursuant to the plans.

In March 2022, the Company entered into a services agreement with a consultant whereby the Company is committed to pay the consultant $250,000 in shares of common stock valued at $7 per share, restricted under SEC rule 144, to be earned and distributed in three installments commencing with the date of the IPO. In April and May of 2022, the consultant earned, and the Company issued, the first two installments totaling 23,810 shares.

 26

From the IPO proceeds, in April 2022 the Company paid off working capital loans totaling $550,000 (see Note 6 – Line of Credit and Short-Term Revolving Loans) and notes payable of $100,000 and $1,600,000 (see Note 7 – Long-Term Debt), plus related interest totaling $213,895.

In May 2022, the Board of Directors and the Compensation Committee of the Company approved awards of 930,000 stock options to certain advisors, officers, employee directors, non-employee directors, and other employees pursuant to the Corporation’s 2021 Incentive Award Plan.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related condensed notes thereto, which are included in Part I of this report. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties that may adversely impact our operations and financial results. These risks and uncertainties are discussed in the Company’s prospectus, dated March 31, 2022, filed with the SEC in accordance with Rule 424(b) of the Securities Act on April 4, 2022 (the “Prospectus”) in connection with the Company’s initial public offering.

OVERVIEW

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes thereto, which are included in Part I of this report.

We focus on the design, assembly, manufacturing, and sales of lithium iron phosphate (LiFePO4) batteries and supporting accessories for recreational vehicles (“RVs”) and marine applications with plans to expand into home energy storage products and industrial applications. We design, manufacture, and distribute high-powered, lithium battery solutions using ground-breaking concepts with a creative sales and marketing approach. Our product offerings include some of the most dense and minimal-footprint batteries in the RV & Marine industry. We are developing the e360 Home Energy Storage: a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple IP strategies with cutting-edge research, manufacturing processes, and unique products to sustain and scale the business. We currently have customers consisting of dealers, wholesalers, and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our corporate headquarters are based in Redmond, Oregon, with assembly in the United States and suppliers based in Asia. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our main target markets are the RV & Marine industry. We believe that we are currently well positioned to capitalize on the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy storage, where we aim to provide a cost-effective, low barrier of entry, and a do-it-yourself (“DIY”) flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV/Marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding electric forklift and industrial material handling markets.

Expion360’s VPR 4EVER product line, which is manufactured for the RV/Marine industry, was launched in December 2020. The VPR 4EVER product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate, detailed-oriented design, engineering, and manufacturing, and strong case materials and internal and structural layouts, and are backed by responsive customer service.

COMPETITIVE STRENGTHS

We believe the following strengths differentiate Expion360 and create long-term sustainable competitive advantages.

Superior Capacity to Lead Acid Competitors

Lead-acid batteries have always been the standard in RV and marine transportation vehicles. Our lithium-ion batteries offer superior capacity to our lead-acid competitors. Our batteries utilize lithium iron phosphate, and therefore, are expected to have a lifespan of approximately 12 years — three to four times that of certain lead-acid batteries and with ten times the number of charging cycles. Furthermore, our typical battery provides three times the power of the typical, lead-acid battery despite being half the weight (comparing, for example, a typical lead-acid battery like Renogy Deep Cycle AGM, which is rated at 100Ah, to our own LFP 100Ah battery and assuming slow discharge at a .1C rate).

 27

Battery Pack Flexibility

Our battery packs are also highly flexible, designed to be moved and used in various applications seamlessly. We plan to onshore our semi-automated pack assembly in Redmond, Oregon beginning in the fourth quarter of 2022. This should allow us to use a more flexible approach to forming and creating new battery packs. By onshoring, we expect to be able to react to market demands at a much quicker pace and increase profit levels over our competition.

Strong National Retail Customers

We have a national presence with several large retail customers, such as Camping World.

Long-time RV and Marine Industry Experience and Relationship

John Yozamp, Founder of Expion360, pioneered multiple new recreational concepts in the RV industry. As the founder and previous owner of Zamp Solar, he has extensive relationships in the RV OEM industry.

Strong Insider Ownership

Expion360 is owned and managed by a team with a strong track record in the RV and clean energy spaces. In addition, our company insiders owned over 59% equity in the company immediately prior to the initial public offering, signaling a strong commitment and personal investment in the company.

 28

Expansion into New Markets

While RV and marine applications currently drive revenue, Expion360 has plans to expand into the home energy market in the coming years. Our e360 Home Energy Storage system is planned to target entry level customers with its modular design that will allow for DIY expansion. We see the vision of stored energy as a portable, moving concept, where stored energy can be transported from the home to other devices outside of it. Furthermore, Expion360 plans to file for IP protection for Expion360’s “Smart Talk” upon completion of development. “Smart Talk” is designed to allow multiple batteries in a bank to communicate as one and be linked to a network.

Strong Distribution Channels

Expion360 has sales relationships with many major RV and marine retailers and plans to use what we believe is a strong reputation in the lithium battery space to create an even stronger distribution channel. John Yozamp has used his decades of experience in the energy and RV industries to cultivate relationships with numerous retailers in the space. Expion360 has already established a sales relationship with Camping World, the largest RV retailer with sales representing around 25% of all new RVs sold nationwide, as well as Electric World, Patrick Distribution, and NTP-STAG, a leading distributor of aftermarket RV parts.

RECENT DEVELOPMENTS AND TRENDS

In addition to the recent developments identified in in the Company’s prospectus, dated March 31, 2022, filed with the SEC in accordance with Rule 424(b) of the Securities Act on April 4, 2022 (the “Prospectus”) in connection with the Company’s initial public offering, our business in 2022 has been impacted, and we believe will continue to be impacted by the following recent events and trends:

On April 1, 2022, the Company completed an initial public offering. A total of 2,466,750 shares of common stock were sold at $7 per share in the IPO, including 321,750 shares sold to underwriters, for total gross proceeds of $17,267,250, or net proceeds of $15,735,870 after issuance costs of $1,531,380. During the three months ended March 31, 2022, the Company incurred additional costs related to the IPO of $423,634, which are recorded as deferred costs as of March 31, 2022. These costs, plus any IPO-related costs incurred subsequent to March 31, 2022, shall reduce additional paid-in capital.

From the IPO proceeds, in April 2022 the Company paid off working capital loans totaling $550,000 (see Note 6 – Line of Credit and Short-Term Revolving Loans) and notes payable of $1.7 million, plus related interest totaling $213,895.

We experienced overall improvements in sales trends in the three-month period ended March 31, 2022.

Our new leased distribution center in Elkhart, Indiana became operational in first quarter of 2022 and our new leased facility in Redmond, Oregon is under development with roughly $950,000 of proceeds from the IPO earmarked for the construction of a new assembly line and associated equipment for quality testing and material handling.

KEY LINE ITEMS

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. Materially, all of our sales are within the United States.

 29

Cost of Sales

Our primary cost of sales is related to our direct product and landing costs. Direct labor costs consist of payroll costs (including taxes and benefits) of employees directly engaged in assembly activities. Overhead consists primarily of warehouse rent and utilities. The costs can increase or decrease based on costs of product and assembly parts, purchased at market pricing, customer supply requirements, and the amount of labor required to assemble a product, along with the allocation of fixed overhead.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of salaries, benefits, and sales and marketing costs. Other costs include facility and related costs, professional fees and other legal expenses, consulting, tax and accounting services, sales and marketing expenses.

Interest and Other Income, net

Interest expense consists of interest costs on loans with interest rates ranging from 10% to 15% and amortization of debt issuance costs.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

RESULTS OF OPERATIONS

The following table sets forth certain operational data as a percentage of sales.

	Three Months Ended
	March 31,
	2022	2021
Net sales	100%	100%
Cost of sales	60.0	68.9
Gross profit	40.0	31.1
Selling, general, and administrative expenses	55.5	35.9
Loss from operations	(15.5)	(4.8)
Other expense — net	16.8	23.1
Loss before income taxes	(32.3)	(27.9)
Net loss	(32.3)	(27.9)

Sales

Sales for the three months ended March 31, 2022 increased by 143.5%, or approximately $1.27 million, compared to the corresponding period in 2021. The increase was primarily attributable to an increase in our overall sales volume.

Cost of Sales

Total cost of sales for the three months ended March 31, 2022 increased by 112.1%, or approximately $684,000, compared to the corresponding period in 2021, but decreased as a percentage of sales by 8.9%. The increase in costs and decrease as a percentage of sales is primarily attributed to improved efficiencies due to the increase in our overall sales volume.

 30

Gross Profit

Our gross profit as a percentage of sales increased to 40.0% for the three months ended March 31, 2022, compared to 31.1% for the three months ended March 31, 2021. The increase in gross profit was primarily attributable to our expanded product line of six new batteries that was launched in late 2020, which gained continuous momentum and increased demand throughout 2021 and into first quarter of 2022.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the three months ended March 31, 2022 increased by 277%, or approximately $879,000, compared to the corresponding period in 2021 due to increased costs to support our growth in sales and business development efforts along with various expenses incurred in preparation for our initial public offering. The most substantial increases were in salaries and benefits, legal and professional services (primarily in relation to preparation for our initial public offering), sales and marketing, and rents and utilities.

Presented in the table below is the composition of selling, general and administrative expenses:

	Three Months Ended 3/31/22	Three Months Ended 3/31/21

Salaries and benefits	$622,674	$132,571
Sales and marketing	160,038	56,486
Rents, maintenance, utilities	134,505	47,462
Legal and professional	106,568	7,149
Software, fees, tech support	38,923	16,480
Travel expenses	33,487	6,884
Supplies, office	30,891	18,469
Depreciation	27,434	9,102
Insurance	19,587	4,585
Research and development	5,316	6,759
Other	16,953	11,468
Total	$1,196,376	$317,415

Other Expense

Our other expense for the three months ended March 31, 2022 and 2021 was approximately $362,000 and $205,000, respectively. Other expense for the three months ended March 31, 2022 is made up almost entirely of interest expense, of which $214,527 was attributable to the amortization of debt discount, including $178,693 of non-cash amortization related to warrants issued in connection with debt. The remaining interest of $147,587, attributed to debt obligations, increased approximately $55,000 compared to the corresponding period in 2021. The change is primarily related to a higher average debt balance during the three months ended March 31, 2022 compared to the corresponding period in 2021. The remaining balance of other expense during the three months ended March 31, 2021, totaling approximately $112,000, was related to debt conversion expense on an induced conversion that occurred on January 1, 2021. The expense was calculated as the fair value of the additional units issued under the induced conversion over the value of the number of units issuable under the original terms of the convertible notes that were converted.

Net Loss

Our net loss for the three months ended March 31, 2022 and 2021 was $696,853 and $247,193, respectively. The increase in net loss was primarily the result of increased selling, general, and administrative expenses as we invested in human resources, facilities, and business development in preparation of our expanded growth objectives along with an increase in legal and professional costs associated with the initial public offering.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2022 and December 31, 2021, our current assets exceeded current liabilities by approximately $2.3 million and $3.2 million respectively, and we had cash and cash equivalents of approximately $799,000 and $773,000, respectively. On April 1, 2022, we closed our initial public offering which resulted in approximately $15.7 million of net proceeds.

 31

Short-term liquidity requirements

We generally consider our short-term liquidity requirements to consist of those items that are expected to be incurred within the next twelve months and believe those requirements to consist primarily of funds necessary to pay operating expenses, interest and principal payments on our debt, and capital expenditures related to assembly line expansion. As of March 31, 2022, we expect our short-term liquidity requirements to include (a) approximately $950,000 of capital additions; (b) principal debt payments totaling approximately $2.3 million, of which $2.25 million and related interest totaling approximately $214,000, was paid in April 2022 with the proceeds received from the IPO; and (c) lease obligation payments of approximately $751,000, including imputed interest. Additionally, we anticipate we will invest approximately $7.25 million in working capital and inventory, $850,000 in sales and marketing, $675,000 in research and development, and $1.13 million in general corporate purposes.

Long-term liquidity requirements

We generally consider our long-term liquidity requirements to consist of those items that are expected to be incurred beyond the next twelve months and believe these requirements consist primarily of funds necessary for eighteen months.

Based on our current business plan, we believe that cash flows from operations, together with the proceeds from the initial public offering will be sufficient to meet our anticipated cash needs for working capital, capital expenditures, and debt service over the next eighteen months. Our ability to make scheduled principal and interest payments, or to refinance our indebtedness, or to fund planned capital expenditures, will depend on future performance, which is subject to general economic conditions, the competitive environment, and other factors, including those outlined in the “Risk Factors” section of this prospectus. If our estimates of revenues, expenses, capital, or liquidity requirements change or are inadequate to support our growth or if cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity and/or arrange additional debt financing. We may also seek to raise additional equity and/or arrange debt financing to give us the financial flexibility to pursue attractive opportunities that may arise in the future.

Cash flows provided by (used in) operating activities

We generated positive cash flows from operating activities of approximately $506,000 for the three months ended March 31, 2022, compared to negative cash flows of approximately $298,000 for the corresponding period in 2021. Significant factors affecting operating cash flows during the periods included:

For the three months ended March 31, 2022, our loss of $696,853 was adjusted and reduced by non-cash transactions including amortization of debt discount of approximately $215,000 and depreciation of approximately $29,000. For the three months ended March 31, 2021, our loss of $247,193 was adjusted and reduced by non-cash transactions including a debt conversion expense on induced conversion of approximately $112,000 and depreciation of approximately $10,000.

·	Cash provided by (used for) accounts receivable was approximately $196,000 and ($231,000), representing a decrease (increase) in accounts receivable for the three months ended March 31, 2022 and 2021, respectively. This is primarily due to increased revenues in December 2021 compared to December 2020. The Company’s receivables have historically been collected within 30 to 45 days. As of December 31, 2021, accounts receivable totaled approximately $775,000 compared to approximately $209,000 as of December 31, 2020, whereas net sales for the month of March 2022 were approximately $636,000, compared to approximately $608,000 in March 2021. Thus, accounts receivables, which consists primarily of March sales, decreased as of March 31, 2022 compared to March 31, 2021.

·	The decrease in accounts receivable for the three months ended March 31, 2022 is offset by an increase in accounts payable of approximately $279,000 compared to a decrease in of approximately $19,000 for the corresponding period in 2021. This is primarily attributed to an increase in operational costs and expenses to support growth and the IPO.

·	Cash provided by inventory and prepaid inventories was approximately $535,000 and $82,000 for the three months ended March 31, 2022 and 2021, respectively. The increase in cash provided by inventory and prepaid inventory is primarily due to significant prepayments of inventory to China suppliers that were made in the 4th quarter of 2021 in order to have sufficient inventory for projected sales in the first quarter 2022. Turnaround time for receiving inventory from foreign sources can take up to 120 days, with prepayments required. Sales for the three months ended March 31, 2022 increased over sales for the three months ended March 31, 2021 by approximately $1.27 million.

Cash flows used in investing activities

We used cash in investing activities of approximately $33,000 and $27,000 for the three months ended March 31, 2022 and 2021, respectively. Cash used in financing activities was entirely used for capital purchases of property and equipment related to expanding and improving our facilities and infrastructure. We anticipate that we will spend between $450,000 and $950,000 in 2022 as we expand our production facilities and build new assembly lines.

 32

Cash flows provided by (used in) financing activities

Cash provided by (used in) financing activities was approximately ($447,000) and $318,000 for the three months ended March 31, 2022 and 2021, respectively. For the three months ended March 31, 2022 we paid down debt principal of approximately $24,000 compared to $77,000 for the three months ended March 31, 2021. During the three months ended March 31, 2021, we obtained working capital financing of $125,000 and, received proceeds from the sale of shares of $270,000 compared to no inflows from debt or equity transactions during the three months ended March 31, 2022. Deferred IPO costs for the three months ended March 31, 2022 was approximately $424,000, which was not applicable to the corresponding period in 2021.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our financial results are affected by the selection and application of accounting policies and methods. Critical accounting policies are those that we consider to be the most important in portraying our financial condition and results of operations and also require the greatest number of judgments by management. Judgments or uncertainties regarding the application of these policies may result in materially different amounts being reported under different conditions or using different assumptions. In the three months ended March 31, 2022, there were no changes to the application of critical accounting policies previously disclosed in the Company’s prospectus, dated March 31, 2022, filed with the SEC in accordance with Rule 424(b) of the Securities Act on April 4, 2022 (the “Prospectus”) in connection with the Company’s initial public offering.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements in this report, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including, without limitation, any projections of earnings, revenues or other financial items, any statements of the plans and objectives of our management for future operations, any statements concerning proposed new products or services, any statements regarding the integration, development, or commercialization of the business or any assets acquired from other parties, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this report are made as of the date hereof and are based on information available to us as of such date. We assume no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “should,” “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “potential,” “forecasts,” “continue,” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct. Actual results will likely differ, and could differ materially, from those projected or assumed in the forward-looking statements. Prospective investors are cautioned not to unduly rely on any such forward-looking statements.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

·	We operate in an extremely competitive industry and are subject to pricing pressures.
·	We have a history of losses. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.
·	Our results of operation may be negatively impacted by public health epidemics or outbreaks, including the novel coronavirus (“COVID-19”).
·	If we fail to expand our sales and distribution channels, our business could suffer.
·	Our ability to expend into international markets is uncertain.

 33

·	Nearly all of our raw materials enter the United States through a limited number of ports and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product delivery difficulties could interfere with our distribution plans and reduce our revenue.
·	The uncertainty in global economic conditions could negatively affect the Company’s operating results.
·	Government reviews, inquiries, investigations, and actions could harm our business or reputation.
·	Our operating results could be adversely affected by changes in the cost and availability of raw materials.
·	Increases in costs, disruption of supply, or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts could harm our business.
·	We could face potential product liability claims relating to products we assemble, manufacture, or distribute, which could result in significant costs and liabilities, which would reduce our profitability.
·	Our operations expose us to litigation, tax, environmental, and other legal compliance risks.
·	Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.
·	Quality problems with our products could harm our reputation and erode our competitive position.
·	We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.
·	Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.
·	Our management team has limited experience managing a public company.
·	We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Our actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and we assume no obligation to update or disclose revisions to those estimates. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections.

NOTICE REGARDING TRADEMARKS

This report includes trademarks, tradenames, and service marks that are our property or the property of others. Solely for convenience, such trademarks and tradenames sometimes appear without any “™” or “®” symbol. However, failure to include such symbols is not intended to suggest, in any way, that we will not assert our rights or the rights of any applicable licensor, to these trademarks and tradenames.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Quantitative and qualitative disclosures about market risk are disclosed in the Company’s prospectus, dated March 31, 2022, filed with the SEC in accordance with Rule 424(b) of the Securities Act on April 4, 2022 (the “Prospectus”) in connection with the Company’s initial public offering. In the three months ended March 31, 2022, there were not material changes from the information provided therein.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management is responsible for establishing and maintaining adequate disclosure controls and procedures for our company. Consequently, our management, with the participation of our chief executive officer and chief financial officer, evaluated the effectiveness of our disclosure controls and procedures pursuant to Rule 13a-15 under the Exchange Act as of March 31, 2022. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints and that management is required to apply its judgment in evaluating the benefits of possible controls and procedures relative to their costs. Based on that evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures are designed at a reasonable assurance level and are effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure.

 34

Changes in Internal Control Over Financial Reporting

During the three months ended March 31, 2022, there were no changes in our internal control over financial reporting that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934).

PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

We are currently not involved in any material legal proceedings.

ITEM 1A. RISK FACTORS

In addition to other information set forth in this report, readers should carefully consider the factors discussed in the Company’s prospectus, dated March 31, 2022, filed with the SEC in accordance with Rule 424(b) of the Securities Act on April 4, 2022 (the “Prospectus”) in connection with the Company’s initial public offering. Any of the risk factors disclosed in our reports could materially affect our business, financial condition or future results. The risks described here are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results, particularly in light of the precarious and unpredictable nature of the COVID-19 pandemic, containment measures, the potential for future waves of outbreaks and the related impacts to economic and operating conditions.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS INDEX

The following exhibits are filed as part of, or incorporated by reference into, this Quarterly Report.

31.1	Certification of Principal Executive Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of Principal Financial Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2022.
32.2	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

 35

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 12, 2022	/s/ John Yozamp John Yozamp Chief Executive Officer
Date: May 12, 2022	/s/ Brian Schaffner Brian Schaffner Chief Financial Officer

36

EXHIBIT 31.1

CERTIFICATION

I, John Yozamp, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q (the “Report”) of Expion360 Inc. (the “Registrant”);

2.             Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

3.             Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this Report;

4.          The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Report is being prepared;

b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with general accepted accounting principles;

c)	evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this Report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Report based on such evaluation; and

d)	disclosed in this Report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.         The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: May 12, 2022	/s/ John Yozamp
John Yozamp
Chief Executive Officer (principal executive officer)

36

EXHIBIT 31.2

CERTIFICATION

I, Brian Schaffner, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q (the “Report”) of Expion360 Inc. (the “Registrant”);

2.             Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

3.             Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this Report;

4.          The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Report is being prepared;

b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with general accepted accounting principles;

c)	evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this Report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Report based on such evaluation; and

d)	disclosed in this Report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.         The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: May 12, 2022	/s/ Brian Schaffner
Brian Schaffner
Chief Financial Officer
(principal financial officer)

37

EXHIBIT 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Expion360 Inc. (the “Company”) for the quarter ended March 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, John Yozamp, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2022	/s/ John Yozamp
John Yozamp
Chief Executive Officer
(principal executive officer)

This certification accompanies the foregoing Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

38

EXHIBIT 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Expion360 Inc. (the “Company”) for the quarter ended March 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, John Yozamp, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2022	/s/ John Yozamp
John Yozamp
Chief Executive Officer
(principal executive officer)

This certification accompanies the foregoing Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

39

EXHIBIT 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Expion360 Inc. (the “Company”) for the quarter ended March 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Brian Schaffner, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 6, 2022	/s/ Brian Schaffner
Brian Schaffner
Chief Financial Officer
(principal financial officer)

This certification accompanies the foregoing Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

40

[ANNEX C: Current Report on Form 8-K filed with the SEC on May 13, 2022]

C-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): May 13, 2022

Expion360 Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-262285	87-2701049
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2025 SW Deerhound Avenue
Redmond, OR	97756
(Address of principal executive offices)	(Zip Code)

(541) 797-6714

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.001 par value	XPON	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry Into a Material Definitive Agreement

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02	Appointment of Principal Officers

Effective May 10, 2022, Expion360 Inc. (the “Company”) appointed Greg Aydelott, age 49, as its Chief Accounting Officer. Mr. Aydelott has no family relationship with any director or executive officer of the Company, nor any person nominated or chosen by the Company to become a director or executive officer of the Company.

Prior to his appointment as Chief Accounting Officer of the Company, Mr. Aydelott served as the Controller of the Company from February 22, 2022 until May 10, 2022. Before joining the Company, Mr. Aydelott worked at Samaritan Health Services in Corvallis, Oregon from June 2021 to March 2022, where he served as Sr. Financial Analyst. Samaritan Health Services is a regional hospital system serving three counties and has no affiliation with the Company. Before joining Samaritan Health Services in June 2021, Mr. Aydelott was Director of Business Operations of Mission Senior Living in Carson City, Nevada from January 2016 to June 2021. Mission Senior Living is a growing senior housing company with communities in four states and has no affiliation with the Company.

Mr. Aydelott and the Company entered into a standard employment agreement, pursuant to which the Company agreed to provide Mr. Aydelott a base salary of $108,000 per year, an annual bonus award based on the achievement of performance objectives and targets established annually by the Company’s Board of Directors or Compensation Committee, and standard employee benefits. The employment agreement has a one-year term that renews automatically unless terminated by the Company or Mr. Aydelott. In addition, the Company’s Board of Directors granted Mr. Aydelott an option to purchase 50,000 shares of common stock of the Company at an exercise price equal to the closing price of the stock on the date of grant. Such option was granted on May 2, 2022 in anticipation of Mr. Aydelott’s appointment as Chief Accounting Officer the following week.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPION360 INC.

Date: May 13, 2022	By:	/s/ John Yozamp
John Yozamp
Chief Executive Officer

[ANNEX D: Current Report on Form 8-K filed with the SEC on June 9, 2022]

D-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): May 31, 2022

Expion360 Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-262285	87-2701049
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2025 SW Deerhound Avenue
Redmond, OR	97756
(Address of principal executive offices)	(Zip Code)

(541) 797-6714

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.001 par value	XPON	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01	Other Events

Expion360 Inc. (the “Company”) entered into a non-binding letter of intent (the “Letter of Intent”) dated May 31, 2022, with a manufacturer of lithium battery production equipment (the “Equipment Manufacturer”) to negotiate definitive agreements for the Company’s purchase, and installation at the Company’s leased facilities in Redmond, Oregon, of equipment capable of manufacturing up to two-hundred and fifty thousand Type 26650 lithium battery cells per day. In addition to the purchase of the lithium battery manufacturing equipment, the Letter of Intent contemplates the Equipment Manufacturer licensing the intellectual property to the Company necessary to operate the lithium battery manufacturing equipment in exchange for certain royalty payments. The purchase, installation and operation of the lithium battery manufacturing equipment are subject to the negotiation of definitive agreements with the Equipment Manufacturer and other uncertainties, including those identified in the Risk Factors section of the Company’s prospectus dated March 31, 2022, as filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPION360 INC.

Date: June 9, 2022	By:	/s/ John Yozamp
John Yozamp
Chief Executive Officer

[ANNEX E: Quarterly Report on Form 10-Q filed with the SEC on August 11, 2022]

E-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2022

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______ to ______.

Commission File Number 001-41347

EXPION360 INC.

(Exact name of registrant as specified in its charter)

Nevada (state or other jurisdiction of incorporation or organization)	81-2701049 (IRS Employer Identification No.)

2025 SW Deerhound Ave Redmond OR 97756

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (541) 797-6714

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	XPON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

☐ Large Accelerated Filer	☐ Accelerated Filer	☒ Non-Accelerated Filer	☒ Smaller Reporting Company	☒ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Indicate the number of shares outstanding of each of the Registrant’s classes of common stock, as of the latest practicable date.

Title or class	Shares outstanding as of August 4, 2022
Common Stock, $.001 par	6,802,464

2

3

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

Expion360 Inc.

Balance Sheets

	(Unaudited) June 30, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$10,390,476	$773,238
Accounts receivable	800,277	775,160
Inventory	2,758,157	2,051,880
Prepaid/in-transit inventory	1,367,219	1,081,225
Prepaid expenses and other current assets	138,555	71,703
Total current assets	15,454,684	4,753,206

Property and equipment	1,014,386	523,419
Accumulated depreciation	(163,496)	(96,190)
Property and equipment, net	850,890	427,229

Other Assets
Operating leases – right-of-use asset	3,403,588	1,281,371
Deposits	224,595	63,901
Total other assets	3,628,183	1,345,272
Total assets	$19,933,757	$6,525,707

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$206,912	$63,180
Customer deposits	249,109	436,648
Accrued expenses and other current liabilities	261,589	140,618
Line of credit and short-term revolving loans	—	550,000
Current portion of operating lease liability	465,789	218,788
Liability for sale of future revenues, net	—	11,502
Note payable in default	—	100,000
Current portion of long-term debt	77,714	51,135
Total current liabilities	1,261,113	1,571,871

Long-term debt, net of current portion and discount	504,330	779,486
Operating lease liability, net of current portion	2,987,698	1,092,861
Shareholder promissory notes	825,000	825,000
Total liabilities	5,578,141	4,269,218

4

Expion360 Inc. Balance Sheets - Continued
Stockholders’ equity	(Unaudited) June 30, 2022	December 31, 2021
Preferred stock, par value $.001; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.001; 200,000,000 shares authorized; 6,802,464 and 4,300,000 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	6,802	4,300
Additional paid-in capital	25,239,654	8,355,140
Accumulated deficit	(10,890,840)	(6,102,951)
Total stockholders’ equity	14,355,616	2,256,489
Total liabilities and stockholders’ equity	$19,933,757	$6,525,707

The accompanying notes are an integral part of these financial statements

5

Expion360 Inc.

Statements of Operations (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Sales, net	$2,202,720	$993,773	$4,358,064	$1,878,766
Cost of sales	1,496,394	617,505	2,789,884	1,227,476
Gross profit	706,326	376,268	1,568,180	651,290
Selling, general and administrative	3,621,572	417,426	4,817,948	734,841
Loss from operations	(2,915,246)	(41,158)	(3,249,768)	(83,551)

Other (Income) / Expense
Interest income	(94)	(12)	(94)	(160)
Debt conversion expense	—	—	—	112,133
Interest expense	1,175,719	89,290	1,537,832	182,104
Other expense	15	—	83	—
Total other expense	1,175,640	89,278	1,537,821	294,078
Loss before taxes	(4,090,886)	(130,436)	(4,787,589)	(377,628)

Franchise taxes	150	—	300	—
Net loss	$(4,091,036)	$(130,436)	$(4,787,889)	$(377,628)

Net loss per share (basic and diluted)	$(0.62)	$(0.05)	$(0.88)	$(0.15)
Weighted-average number of common shares outstanding	6,638,825	2,653,464	5,469,413	2,577,696

The accompanying notes are an integral part of these financial statements

6

Expion360 Inc.

Statements of Stockholders’ Equity (Deficit) for Six Months ended June 30, 2022 and 2021 (Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance at December 31, 2020	2,430,514	$2,431	$—	$(1,382,093)	$(1,379,662)
Issuance of shares upon conversion of convertible notes	59,515	59	173,098	—	173,157
Effect of induced conversion of debt	—	—	112,133	—	112,133
Issuance of shares in exchange for building signage	6,667	7	19,993	—	20,000
Issuance of shares for cash	81,106	81	269,919	—	270,000
Net loss	—	—	—	(247,193)	(247,193)
Balance at March 31, 2021	2,577,802	$2,577	$575,143	$(1,629,286)	$(1,051,565)
Issuance of shares for cash	75,662	76	251,924	—	252,000
Net loss	—	—	—	(130,435)	(130,435)
Balance at June 30, 2021	2,653,464	$2,654	$827,067	$(1,759,721)	(930,000)

Balance at December 31, 2021	4,300,000	$4,300	$8,355,140	$(6,102,951)	$2,256,489
Net loss	—	—	—	(696,853)	(696,853)
Balance at March 31, 2022	4,300,000	$4,300	$8,355,140	$(6,799,804)	$1,559,636
Issuance of shares, net of issuance costs	2,466,750	2,466	14,770,021	—	14,772,487
Issuance of shares in exchange for IPO services	35,714	36	(36)	—	—
Issuance of stock options	—	—	2,114,529	—	2,114,529
Net loss	—	—	—	(4,091,036)	(4,091,036)
Balance at June 30, 2022	6,802,464	$6,802	$25,239,654	(10,890,840)	$14,355,616

The accompanying notes are an integral part of these financial statements

7

Expion360 Inc.
Statements of Cash Flows for the Six Months ended June 30 (Unaudited)

	2022	2021
Cash flows from operating activities

Net loss	$(4,787,889)	$(377,628)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	67,306	21,754
Accrued interest on convertible notes	—	14,464
Amortization of debt discount (sale of future revenues)	295	65,921
Amortization of debt discount - notes	1,196,843	4,721
Debt conversion expense on induced conversion of convertible notes	—	112,133
Increase in allowance for doubtful accounts	19,604	—
Stock-based compensation	2,114,529	—

Changes in operating assets and liabilities:
Increase in accounts receivable	(44,721)	(95,418)
(Increase) Decrease in inventory	(706,277)	54,563
Increase in prepaid/in-transit inventory	(285,994)	(697,798)
Increase in prepaid expenses and other current assets	(66,852)	(6,218)
Increase in deposits	(160,694)	(17,971)
Increase (Decrease) in accounts payable	(27,131)	8,192
Decrease in customer deposits	(187,539)	—
Decrease in accrued expenses and other current liabilities	120,971	34,410
Decrease in liability for refunds	—	(49,372)
Increase in right-of-use assets and lease liabilities	19,621	11,128
Net cash used in operating activities	(2,727,928)	(917,119)

Cash flows from investing activities
Purchases of property and equipment	(138,674)	(68,428)
Net cash used in investing activities	(138,674)	(68,428)

Cash flows from financing activities
Payments on line of credit and short-term revolving loans	(550,000)	(80,000)
Proceeds from sale of future revenues	—	125,000
Payments on liability for sale of future revenues	(11,797)	(161,691)
Principal payments on long-term debt	(1,726,850)	(8,206)
Proceeds from issuance of convertible notes, net of discount	—	1,017,000
Net proceeds from issuance of common stock	14,772,487	522,000
Net cash provided by financing activities	12,483,840	1,414,103

Net change in cash and cash equivalents	9,617,238	428,556
Cash and cash equivalents, beginning	773,238	290,675
Cash and cash equivalents, ending	$10,390,476	$719,231

8

 Expion360 Inc.

Statements of Cash Flows for the Six Months ended June 30, 2022 and 2021 (Unaudited) - Continued

Supplemental disclosure of cash flow information:	2022	2021
Cash paid for interest	$360,067	$109,131
Cash paid for franchise taxes	$300	$150

Non-cash operating activities:
Convertible notes and accrued interest converted to common stock	$—	$173,157
Reclassification of accrued interest to long-term debt	$—	$5,183
Reclassification of modified convertible note to long-term debt	$—	$100,000
Reclassification of modified member promissory note to convertible notes	$—	$250,000
Issuance of common stock in exchange for property and equipment	$—	$20,000
Acquisition/modification of operating lease right-of-use asset and lease liability	$2,348,509	$1,268,089
Purchases of property and equipment in exchange for long-term debt	$181,430	$—
Purchases of property and equipment in exchange for short-term payable	$170,863	$—

The accompanying notes are an integral part of these financial statements

9

1.    Organization and Nature of Operations

Expion360 Inc. (formerly Yozamp Products Company, LLC dba Expion360) (“the Company”) was incorporated in the state of Nevada in November 2021. Effective November 1, 2021, the Company converted to a C corporation. Prior to conversion, the Company was a limited liability company (LLC) with an indefinite life organized in the State of Oregon in June 2016. The LLC elected to be treated as a Subchapter S corporation effective January 1, 2017. Net profits and losses of the LLC and all distributions were allocated among the members in proportion to the ownership units held. The Original LLC Agreement was amended and restated on January 1, 2021 to add additional members and a non-voting class of member units. Upon conversion to a C corporation, all existing LLC members at the time of conversion were issued shares of common stock and became shareholders of the Company. (See Note 11 – Conversion to a C Corporation).

The Company designs, assembles, and distributes premium lithium batteries for RV, Marine, Golf, Industrial, Residential, and Off-The-Grid needs. The Company uses lithium iron phosphate (LiFePO4) batteries. LiFePO4 batteries are considered a top choice for high energy density, dependability, longevity, and safety, providing the ability to power anything, anywhere.

Beginning in March 2020, the COVID-19 pandemic and the measures imposed to contain this pandemic have disrupted and may continue to impact the Company’s business. The magnitude of the impact of the COVID-19 pandemic on the Company’s productivity, results of operations, and financial position, and its disruption to the Company’s business and battery development and timeline, will depend in part on the length and severity of these restrictions and on the Company’s ability to conduct business in the ordinary course.

2.    Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information, and pursuant to the instructions to Form 10-Q and Article 10 of Regulation S-X promulgated by the Securities and Exchange Commission (SEC). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statement presentation. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the three and six month periods ended June 30, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022. The unaudited interim financial statements should be read in conjunction with the Company’s financial statements and related notes as of and for the year ended December 31, 2021, as disclosed in the Company’s prospectus, dated March 31, 2022, filed with the SEC in accordance with Rule 424(b) of the Securities Act on April 4, 2022 (the “Prospectus”) in connection with the Company’s initial public offering.

Unless otherwise noted, all references to shares and shareholders in the accompanying financial statements have been restated retrospectively, to reflect the equity structure of the C corporation as of the beginning of the first period presented.

Liquidity and Capital Resources

The Company has sustained recurring losses and has negative cash flows from operations for the six months ended June 30, 2022. Historically, the Company’s growth has been funded through a combination of sales of equity interests, third party debt, and working capital loans. The Company’s sales for the six months ended June 2022 increased 132% over sales for the six months ended June 30, 2021, as product demand continued to rise. On April 1, 2022, the Company completed an initial public offering and listing of its shares on the Nasdaq Stock Market (IPO). Proceeds from the IPO, net of costs, totaled $14,772,487, of which approximately $2,464,000 was used to pay down principal and accrued interest on high interest-bearing debt, which will help to improve monthly cash flows going forward. The remaining proceeds will be used, in part, to stock inventory to keep up with demand and to build in-house assembly lines to improve the cash-flow cycle, side-stepping the four-month turnaround that the Company currently experiences from suppliers in China. In the first half of 2022, a distribution warehouse was set up in Indiana to better service customers throughout the U.S and an assembly facility was leased in Redmond, Oregon for future expansion of the in-house assembly lines. Additionally, management has secured a secondary source for lithium iron phosphate cells used in its batteries that is based in Denmark, should supply disruption issues with China arise. Management believes that these factors will contribute to achieving operating efficiency and profitability. However, there can be no assurance that the Company will be successful in achieving its objectives, including achieving operating efficiency and profitability.

10

The Company believes that as a result of the IPO, it currently has sufficient cash to meet its funding requirements for at least twelve months after the date of the issuance of these financial statements. However, the Company has experienced and continues to experience negative operating margins. The Company expects that it may need to raise additional capital in the future to expand its presence in the marketplace and achieve operating efficiencies, and to accomplish its long-term business plan over the next several years. There can be no assurance as to the availability or terms upon which such financing and capital might be available.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary materially from the estimates that were used. The Company’s significant accounting estimates include the carrying value of accounts receivable and inventory, the depreciable lives of fixed assets, and stock-based compensation.

Future events, including the extent and the duration of the COVID-19-related economic impacts and their effects, cannot be predicted with certainty and, accordingly, the Company’s accounting estimates require the exercise of judgment.

Cash and Cash Equivalents

The Company considers all cash amounts which are not subject to withdrawal restrictions or penalties and all highly liquid investments purchased with an original maturity of three months or less from the date of purchase to be cash equivalents. The Company maintains its cash balances with high-quality financial institutions located in the United States. Accounts are secured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per institution. At times, balances may exceed federally insured limits. The Company has not experienced any losses in such accounts and management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents. As of June 30, 2022, cash balances exceeded FDIC limits by $2,050,818.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, are due within a year or less, and generally do not bear any interest. The Company performs ongoing credit evaluations of its customers and generally requires no collateral. An allowance for uncollectible accounts is recorded to reduce accounts receivable to the estimated amount that will be collected. The allowance is based upon management’s review of the accounts receivable aging and specific identification of potentially uncollectible balances. Recoveries of accounts previously written off and adjustments to the allowance for uncollectible accounts are recorded as adjustments to bad debt expense. The allowance for doubtful accounts totaled $19,604 as of June 30, 2022. There was no allowance for doubtful accounts as of December 31, 2021, as management believed all outstanding amounts to be fully collectible.

Customer Deposits

As of June 30, 2022 and December 31, 2021, the Company had customer deposits totaling $249,109 and $436,648, respectively.

11

Inventory

Inventory is stated at the lower of cost (first in, first out) or net realizable value and consists of batteries and accessories, resale items, components, and related landing costs. The Company began in-house assembly in 2021 and as of June 30, 2022 and December 31, 2021, inventory consisted of finished assemblies totaling $1,455,428 and $985,537, respectively, and raw materials (inventory components, parts, and packaging) totaling $1,302,729 and $1,066,343, respectively. The valuation of inventory includes fixed production overhead costs based on normal capacity of the assembly warehouse.

The Company periodically reviews its inventory for evidence of slow-moving or obsolete inventory and provides for an allowance when considered necessary. The Company determined that no such reserve was necessary as of June 30, 2022 and December 31, 2021. The Company prepays for inventory purchases from foreign suppliers. Prepaid inventory totaled $1,367,219 and $1,081,225 at June 30, 2022 and December 31, 2021, respectively, and included inventory in transit where title had passed to the Company but had not yet been physically received.

Vendor and Foreign Concentrations of Inventory Suppliers

During the three months ended June 30, 2022 and 2021, approximately 96% and 93%, respectively, of inventory purchases were made from foreign suppliers in China and Hong Kong. During the six months ended June 30, 2022 and 2021, approximately 91% and 92%, respectively, of inventory purchases were made from foreign suppliers in China and Hong Kong. An adverse change in either the economic or political conditions abroad could negatively impact the Company’s supply chain. The inability to obtain product to meet sales demand could adversely affect results of operations. However, the Company has secured a secondary source for lithium iron phosphate cells used in its batteries from a supplier in Denmark, enabling the Company to source materials outside of China in the event it becomes necessary to do so.

Property and Equipment

Property and equipment are stated at cost less depreciation calculated on the straight-line basis over the estimated useful lives of the related assets as follows:

Vehicles and transportation equipment	5 - 7 years
Office furniture and equipment	3 - 7 years
Warehouse equipment	3 - 10 years
Tooling and molds	5 - 10 years
Manufacturing equipment	3 - 10 years
QA equipment	3 - 10 years

Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.

Betterments, renewals, and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in the Statements of Operations.

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset during the lease term, and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating leases are included in ROU assets, current operating lease liabilities, and long-term operating lease liabilities on the Company’s Balance Sheets. The Company does not have any finance leases.

Lease ROU assets and lease liabilities are initially recognized based on the present value of the future minimum lease payments over the lease term at commencement date calculated using the Company’s incremental borrowing rate applicable to the lease asset, unless the implicit rate is readily determinable. ROU assets also include any lease payments made at or before lease commencement and exclude any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leases with a term of 12 months or less are not recognized on the Company’s Balance Sheet. The Company’s leases do not contain any residual value guarantees. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

12

The Company accounts for lease and non-lease components as a single lease component for all its leases.

Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment. When events or circumstances indicate the carrying value of a long-lived asset may be impaired, the Company estimates the future undiscounted cash flows to be derived from the use and eventual disposition of the asset to assess whether or not a potential impairment exists. If the carrying value exceeds the estimate of future undiscounted cash flows, the impairment is calculated as the excess of the carrying value of the asset over the estimate of its fair value. Fair value is determined primarily using the estimated cash flows discounted at a rate commensurate with the risk involved. No long-lived asset impairment was recognized during the three months or six months ended June 30, 2022 and 2021.

Product Warranties

The Company sells the majority of its products to customers along with conditional repair or replacement warranties. The Company’s branded DC mobile chargers are warranted for two years from date of sale and its branded VPR 4EVER Classic and Platinum batteries are warranted at gradually lesser levels over a twelve-year period from date of sale. The Company determines its estimated liability for warranty claims based on the Company’s experience of the amount of claims actually made. Management estimates no liability as of June 30, 2022 and December 31, 2021 because, historically, there have been very few claims and costs for repairs or replacement parts have been nominal. It is reasonably possible that the Company’s estimate of a liability for product liability claims will change in the near term.

Liability for Refunds

The Company does not have a formal return policy but does accept returns under its warranty policies. Returns have historically been minimal. However, during 2020 the Company sold discontinued products and recorded a liability for refunds. As of December 31, 2020, the liability totaled $58,000. During the three months and six months ended June 30, 2021, the Company issued credits totaling $16,352 and $49,372, respectively, which were included in the refund liability as of December 31, 2020. As of December 31, 2021, all allowable discontinued products have been returned and the Company had no further refund liability. Revenue is recorded net of this amount. Any returns of discontinued product are not added back to inventory and therefore related costs are nominal and not recorded as an asset.

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the performance obligation(s) are satisfied. Revenue is recognized upon shipment or delivery to the customer, as that is when the customer obtains control of the promised goods and the Company’s performance obligation is considered satisfied. As such, accounts receivable is recorded at the time of shipment or will call, when the Company’s right to the consideration becomes unconditional and the Company determines there are no uncertainties regarding payment terms or transfer of control.

13

Concentration of Major Customers

A customer is considered a major customer when net revenue attributable to the customer exceeds 10% of total revenue for the period or outstanding receivable balances exceed 10% of total receivables.

During the three months ended June 30, 2022, sales to two customers totaled $350,583 and $321,597, respectively, comprising approximately 16% and 15% of total sales, respectively. During the six months ended June 30, 2022, sales to one customer totaled $1,218,581, comprising approximately 28% of total sales. Accounts receivable from this customer totaled $281,474, representing approximately 35% of total accounts receivable as of June 30, 2022. Accounts receivable from two additional customers totaled $115,399 and $87,318, representing approximately 14% and 11%, respectively of total accounts receivable as of June 30, 2022.

During the three months ended June 30, 2021, sales to two customers totaled $217,664 and $172,376, respectively, comprising approximately 22% and 18%, respectively, of total sales. During the six months ended June 30, 2021, sales to two customers totaled $316,028 and $237,264, respectively, comprising approximately 17% and 13%, respectively, of total sales. Accounts receivable from these customers totaled $71,378 and $32,898, representing approximately 23% and 11% of total accounts receivable as of June 30, 2021. Accounts receivable from two additional customers totaled $54,614 and $39,900, representing approximately 18% and 13%, respectively of total accounts receivable as of June 30, 2021.

Shipping and Handling Costs

Shipping and handling fees billed to customers are classified on the Statement of Operations as “Sales, net” and totaled $7,230 and $9,781 during the three months ended June 30, 2022 and 2021, respectively and $11,380 and $14,973 during the six months ended June 30, 2022 and 2021, respectively. Shipping and handling costs for shipping product to customers totaled $43,934 and $25,096 during the three months ended June 30, 2022 and 2021, respectively, and $82,658 and $49,730 during the six months ended June 30, 2022 and 2021, respectively, and are classified in selling, general and administrative expense in the accompanying Statements of Operations.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense totaled $34,808 and $21,456 for the three months ended June 30, 2022 and 2021, respectively and $70,754 and $35,525 for the six months ended June 30, 2022 and 2021, respectively, and is included in selling, general and administrative expense in the accompanying Statements of Operations.

Research and Development

Research and development costs are expensed as incurred. Research and development costs charged to expense amounted to $100,905 and $4,952 for the three months ended June 30, 2022 and 2021, respectively and $106,221 and $11,712 for the six months ended June 30, 2022 and 2021, respectively, and are included in selling, general and administrative expenses in the accompanying Statements of Operations.

Income Taxes

From January 1, 2017 to October 31, 2021, the Company was not subject to federal or state income taxes since it was a limited liability company taxed as an S corporation. The Company’s taxable income or losses were allocated to its members in accordance with their respective ownership percentages. Therefore, no provision or liability for federal income taxes was included in the accompanying financial statements for the relevant periods in 2021. Certain states impose minimum franchise taxes on entities taxed as an S corporation. Accordingly, the accompanying financial statements include provisions for state franchise tax fees.

Effective November 1, 2021, the Company converted from an LLC to a C corporation and, as a result, became subject to corporate federal and state income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of exiting assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

14

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (CARES Act). The Cares Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act provides sweeping tax changes in response to the COVID-19 pandemic. Some of the more significant provisions are removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act. As of June 30, 2022 and December 31, 2021, the Company has not recorded any income tax provision/(benefit) resulting from the CARES Act, mainly due to the Company’s history of net operating losses.

On December 27, 2020, the United States enacted the Consolidated Appropriations Act of 2021 (“CAA”). The CAA includes provisions extending certain CARES Act provisions and adds coronavirus relief, tax and health extenders. The Company will continue to evaluate the impact of the CAA and its impact on its financial statements in 2022 and beyond.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurement. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value, as follows:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs. In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, short-term revolving loans, shareholder promissory notes, and long-term debt. The fair value of cash and cash equivalents, accounts receivable, accounts payable, and short-term revolving loans approximates their respective carrying values because of the short-term nature of those instruments. The fair value of the shareholder promissory notes, convertible notes, and long-term debt approximates their respective carrying values because the interest rate approximates market rates available to the Company for similar obligations with the same maturities.

Segment Reporting

We currently operate in one reportable segment. An operating segment is defined as a component of an enterprise for which discrete financial information is available and is reviewed regularly by the Chief Operating Decision Maker (“CODM”) to evaluate performance and make operating decisions. The Company has identified its CODM as the Chief Executive Officer.

15

Basic and Diluted Net Loss Per Share

The basic net loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the period. Diluted earnings or loss per share adjusts the basic earnings or loss per share for the potentially dilutive impact of securities (e.g., options and warrants).

We calculate basic and diluted net loss per share using the weighted average number of common shares outstanding during the periods presented. In periods of a net loss position, basic and diluted weighted average common shares are the same. For the diluted earnings per share calculation, we adjust the weighted average number of common shares outstanding to include dilutive stock options, warrants, unvested restricted stock units and shares associated with the conversion of any convertible notes or preferred stock, when applicable. We use the if-converted method for calculating any potential dilutive effect of convertible notes and convertible preferred stock on diluted net loss per share.

The following shows the amounts used in computing net loss per share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(4,091,036)	$(130,436)	$(4,787,889)	$(377,629)
Weighted average common shares outstanding – basic and diluted	6,638,825	2,653,464	5,469,413	2,577,696
Basic and diluted net loss per share	$(0.62)	$(0.05)	$(0.88)	$(0.15)

As of June 30, 2022 and December 31, 2021, the Company has outstanding warrants and options convertible into 1,717,936 and 740,431 shares of common stock, respectively. The following table sets forth the number of shares excluded from the computation of diluted loss per share, as their inclusion would have been anti-dilutive.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Stock options	859,500	—	859,500	—
Warrants	858,436	—	858,436	—
	1,717,936	—	1,717,936	—

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation—Stock Compensation”, which requires compensation costs to be recognized at grant date fair value over the requisite service period of each of the awards. The Company recognizes forfeitures of awards as they occur.

The fair value of stock options is determined using the Black-Scholes-Merton option pricing model. In order to calculate the fair value of the options, certain assumptions are made regarding the components of the model, including risk-free interest rate, volatility, expected dividend yield and expected life. Changes to assumptions could cause significant adjustments to the valuation.

New Accounting Pronouncements

In May 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the Emerging Issues Task Force).” ASU 2021-04 requires issuers to account for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after the modification or exchange based on the economic substance of the modification or exchange. Under the guidance, an issuer determines the accounting for the modification or exchange based on whether the transaction was done to issue equity, to issue or modify debt, or for other reasons. ASU 2021-04 is applied prospectively and is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. The Company adopted this standard in the first quarter of fiscal 2022, which did not have a material impact on the Company’s financial statements or disclosures.

16

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Under ASU 2020-06, the embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost, as long as no other features require bifurcation and recognition as derivatives. Similarly, equity-classified convertible preferred stock instruments will be accounted for as single units of account in equity unless the conversion feature needs to be bifurcated under Topic 815. The new guidance also made amendments to the earnings per share guidance in Topic 260, Earnings Per Share, for convertible instruments, the most significant impact of which is requiring the use of the if-converted method for diluted earnings per share calculation. Further, ASU 2020-06 made revisions to Subtopic 815-40, which provides guidance on how an entity must determine whether a contract qualifies for a scope exception from derivative accounting. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. Adoption of the standard requires using either a modified retrospective or a full retrospective approach. Effective January 1, 2021, the Company early adopted ASU 2020-06 using the modified retrospective approach. Adoption of the new standard did not have a material impact on the Company’s financial statements or disclosures.

In January 2020, the FASB issued ASU 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. The new guidance clarifies the interaction of accounting for the transition into and out of the equity method and the accounting for measuring certain purchased options and forward contracts to acquire investments. ASU 2020-01 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Effective January 1, 2021, the Company adopted ASU 2020-01. The adoption of this guidance did not have an impact on the Company’s financial statements or disclosures.

Accounting Guidance Issued but Not Yet Adopted

In March 2022, the FASB issued ASU 2022-02, “Financial Instruments—Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures,” which addresses and amends areas identified by the FASB as part of its post-implementation review of the accounting standard that introduced the current expected credit losses (“CECL”) model. The amendments eliminate the accounting guidance for troubled debt restructurings by creditors that have adopted the CECL model and enhance the disclosure requirements for loan refinancings and restructurings made with borrowers experiencing financial difficulty. In addition, the amendments require disclosure of current-period gross write-offs for financing receivables and net investment in leases by year of origination in the vintage disclosures. For entities, such as Expion360 Inc., that have not yet adopted the CECL accounting model in ASU 2016-13, the effective date for the amendments in ASU 2022-02 is the same as the effective date in ASU 2016-13 (i.e., fiscal years beginning after December 15, 2022, including interim periods within those fiscal years). The Company is currently evaluating the impact of this standard on our financial statements.

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers.” ASU 2021-08 requires contract assets and contract liabilities acquired in a business combination to be recognized and measured in accordance with Topic 606, Revenue from Contracts with Customers, on the acquisition date as if the acquirer had entered into the original contract at the same date and on the same terms as the acquiree. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for public business entities. The Company is currently evaluating the impact of this standard on our financial statements.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. This ASU replaces the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information for credit loss estimates on certain types of financial instruments, including trade receivables. In addition, new disclosures are required. The ASU, as subsequently amended, is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adopting this guidance.

17

3.    Property and Equipment, Net

Property and equipment consist of the following:

	June 30, 2022	December 31, 2021

Vehicles and transport	$506,988	$298,752
Leasehold improvements	285,352	59,316
Office furniture and equipment	143,197	105,003
Warehouse equipment	51,258	44,356
Tooling and Molds	15,992	15,992
Manufacturing equipment	7,800	—
QA equipment	3,799	—
Property and equipment, gross	1,014,386	523,419

Less: accumulated depreciation	(163,496)	(96,190)
Property and equipment, net	$850,890	$427,229

Depreciation expense was $38,280 and $11,440 for the three months ended June 30, 2022 and 2021, respectively. Depreciation expense was $67,306 and $21,754 for the six months ended June 30, 2022 and 2021, respectively.

4.    Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	June 30, 2022	December 31, 2021

Accrued salaries and payroll liabilities	$157,234	$12,449
Commissions	26,072	29,120
Rebate liability	26,015	23,010
Credit cards	21,067	23,933
Deferred income and deposit (sublease)	14,168	13,690
Franchise tax	8,360	9,300
Accrued interest	7,224	26,301
Other	1,449	2,815
Accrued expenses and other current liabilities	$261,589	$140,618

5.    Liabilities for Sale of Future Revenues

On December 8, 2020 and January 26, 2021, Reliant Funding, under two separate ACH Total Receipts Purchase Agreements (“Purchase Agreements”), purchased a 50% interest in the Company’s future revenues for a total aggregate purchase price of $250,000. Pursuant to the terms of the Purchase Agreements, the purchased percentage continued to be owned by Reliant Funding, until the Company paid the full purchased amount of $349,750. Repayment of the purchased amount was achieved through 252 daily bank account withdrawals of $1,388 through December 15, 2021 and $694 thereafter through January 26, 2022. During the three months ended June 30, 2022 and 2021, the Company repaid a total of $11,797 and $88,826, respectively, including $295 and $32,449, respectively, of interest. During the six months ended June 30, 2021, the Company repaid a total of $161,691, including $65,921 of interest. Interest was recognized at an effective annual interest rate of approximately 71%. As of June 30, 2022 the Company had no remaining liability related to the Purchase Agreements. As of December 31, 2021, the Company had a total remaining liability related to the Purchase Agreements of $11,502 and total remaining payments of $11,797 (including interest). The Purchase Agreements were secured by substantially all of the assets of the Company.

18

6.    Short-Term Revolving Loans

From January 2020 to October 2020, the Company received funds totaling $900,000 under four unsecured Working Capital Loan Agreements (“WC Loans”) from two different third-party lenders. As of December 31, 2021, a balance of $550,000 remained outstanding under the WC Loan Agreements and in accordance with the modified terms, the Company was subject to monthly extended maturity interest of one percent on the ending outstanding monthly balance which increased one percent for each month beyond the extended maturity date. The WC Loans were repaid in full in April 2022.

The terms of each WC Loan are summarized below:

●	$150,000 limit - dated January 25, 2020; monthly interest-only payments at 10% annual interest, principal payment of $70,000 paid during the year ended December 31, 2020, balance of $80,000 due 12 months from date of issue and paid in full at maturity in 2021.

●	$150,000 limit - dated January 28, 2020; monthly interest-only payments at 12% annual interest; principal due 12 months from date of issue. This note was modified effective January 1, 2021 to extend the maturity date to December 31, 2021 (see below) and was paid in full with a payment of $50,000 in July 2021 and $100,000 in September 2021.

●	$200,000 limit – dated March 22, 2020; monthly interest-only payments at 15% annual interest; principal due 12 months from date of issue. This note was modified effective January 1, 2021 to extend the maturity date to December 31, 2021. The Company paid $50,000 towards the principal balance in November 2021. The balance of $150,000 was paid in full in April 2022 (see below).

●	$400,000 limit – dated August 31, 2020; monthly interest-only payments at 10% annual interest; pursuant to the WC Loan, the maturity was to be determined by mutual agreement and was to be at least 30 days after a maturity date is agreed upon. The note was modified effective January 1, 2021 to establish a maturity date of December 31, 2021, and was paid in full in April 2022 (see below).

Effective January 1, 2021, as noted above, three of the working capital loan agreements, all from the same investor, were modified. The modification was to extend the maturity date on two of the notes from January 28, 2021 and March 22, 2021 to December 31, 2021, and to establish a maturity date of December 31, 2021 for the WC Loan that left the maturity date open to negotiations in the original agreement.

As of December 31, 2021, a balance of $550,000 remained outstanding under the WC Loan Agreements and in accordance with the modified terms, the Company was subject to monthly extended maturity interest of one percent on the ending outstanding monthly balance which increased one percent for each month beyond the extended maturity date. The Company remained in compliance with all interest payments and paid the WC Loans in full in April 2022.

All fees incurred in connection with obtaining and modifying these agreements were nominal and, given the short-term maturity of one year, were expensed as incurred. There was no accounting impact to the financial statements related to the modifications.

19

7.     Long-Term Debt

Long-term debt consisted of the following at June 30, 2022 and December 31, 2021:

	June 30, 2022	December 31, 2021
Senior secured promissory notes – various investors. Monthly payments of interest only at 10% plus deferred interest of 5% accrued monthly to be paid at maturity. A minimum of one year interest is due at maturity. Matures the earlier of (a) May 15, 2023, (b) the closing of a qualified subsequent financing or (c) the closing of a change of control. The notes are senior to all other debt and are secured by substantially all assets of the Company. The notes included detachable warrants to purchase 482,268 shares of common stock at an exercise price of $3.32 per share (see Note 12 – Stockholders’ Equity). Debt issuance costs and discount totaling $1,287,160 at date of issuance were being amortized and recognized as additional interest expense over the term of the notes using the straight-line method because it was not substantially different from the effective interest rate method. We determined the expected life of the notes to be the contractual term. Interest expense related to these notes includes amortization of debt issuance costs and discount in the amount of $982,317 and $1,196,843, respectively, for the three months and six months ended June 30, 2022. Paid in full in April 2022	$—	$1,600,000
Note payable – bank. Payable in monthly installments of $332, including interest at 5.8% per annum, due August 2025, secured by equipment and personally guaranteed by a shareholder.	11,504	13,135
Note payable – credit union. Payable in monthly installments of $508, including interest at 5.45% per annum, due July 2026, secured by a vehicle and personally guaranteed by a shareholder.	21,845	24,259
Note payable – SBA. Economic Injury Disaster Loan payable in monthly installments of $731, including interest at 3.75% per annum, due May 2050, and personally guaranteed by a shareholder.	151,670	153,193
Note payable – individual. Monthly payments of interest only at 10% per annum, matured December 31, 2021 resulting in the entire principal balance recorded in current portion of long-term debt on the accompanying Balance Sheets; pursuant to the note, the past due balance is subject to 1% additional monthly interest which increases one percent for each month beyond maturity date, unsecured. The Company remained in compliance with the extended maturity interest payments; paid in full in April 2022	—	100,000
Note payable – finance company. Payable in monthly installments of $994, including interest at 8.5% per annum, due July 2026, secured by a vehicle and personally guaranteed by a shareholder.	41,742	45,832
Note payable – finance company. Payable in monthly installments of $2,204, including interest at 11.21% per annum, due August 2026, secured by a vehicle and personally guaranteed by a shareholder.	88,310	96,155
Notes payable – The Company has six and two notes payable to GM Financial for vehicles at June 30, 2022 and December 31, 2021. In April 2022, the Company secured a commercial line up to $300,000 to be used to finance vehicle purchases. The agreement expires in April 2023 but prevailing GM Financial existing term notes will remain. The notes are payable in aggregate monthly installments of $4,676, including interest at rates ranging from 5.89% to 7.29% per annum, mature at various dates from October 2027 to May of 2028, and are secured by the related vehicles. Two of the notes are personally guaranteed by John Yozamp, CEO.	266,973	94,890
Total	$582,044	$2,127,464
Less unamortized debt issuance costs and discount	—	(1,196,843)
Less current portion	(77,714)	(51,135)
Less note payable in default (paid April 2022)	—	(100,000)
Long-term debt, net of unamortized debt discount and current portion	$504,330	$779,486

20

Future maturities of long-term debt are as follows:

Years ending June 30,
2023	$77,714
2024	84,029
2025	90,922
2026	95,037
2027	62,046
Thereafter	172,296
Total	$582,044

8.     Shareholder Promissory Notes

As of June 30, 2022 and December 31, 2021, the Company had an outstanding principal balance of $825,000 due to shareholders under unsecured Promissory Notes Agreements (“Notes”). The Notes require monthly interest-only payments at 10% per annum. The Notes mature at various dates from August 2023 to December 2024 as follows: August 2023 - $500,000; January 2024 - $125,000; and December 2024 - $200,000. Interest paid to the shareholders under the Notes totaled $13,751 and $25,961 during the three months ended June 30, 2022 and June 30, 2021, respectively. Interest paid to the shareholders totaled $34,378 and $52,837 during the six months ended June 30, 2022 and 2021, respectively. Accrued interest due to the shareholders totaled $6,876 as of June 30, 2022. There was no accrued interest as of December 31, 2021 or June 30, 2022 related to these Notes.

On May 15, 2021, the Company modified one shareholder Note in the amount of $250,000 to be a convertible note for the same amount. The shareholder also invested additional proceeds of $24,000 for a total convertible note of $274,000. The convertible note included detachable warrants to purchase 548,000 shares of the Company’s common stock. The convertible note bore interest at a rate of 10% per annum, had an initial maturity of two years from date of issue, and was convertible at $.50 per share. The modification resulted in a new effective annual interest rate of 9.15%. There was no accounting impact to the financial statements related to these modifications. On October 29, 2021, concurrent with the anticipated conversion from an LLC to a C corporation, the convertible note and warrants were modified under a Convertible Debenture Exercise and Waiver and Release Agreement and the shareholder agreed to convert the note and accrued interest into 236,498 shares of common stock resulting in a conversion price of $1.21 per share (see Note 9 –Convertible Notes).

9.    Convertible Notes

2020 Convertible Notes – Converted January 1, 2021

In August and October of 2020, the Company received proceeds totaling $270,000 from the issuance of four Convertible Notes (“Notes”). The Notes accrued monthly interest at 6% per annum and included two options for conversion: (1) Automatic conversion of the principal balance and accrued interest into new financing securities issued in a new financing round of at least $1 million, not including the Notes — the conversion price to equal 85% of the price per unit at which the investor in the new financing purchased their equity securities; and (2) Optional conversion in founder securities if (a) the Company gives the investor notice of its intent to prepay the Note or (b) the Company has not consummated a new financing prior to maturity. The conversion price was equal to $17 million divided by the number of founder securities outstanding at the date of the Notes (100,000 LLC units), or $170 per unit. The Notes were to mature three years from date of issue. The outstanding balance at December 31, 2020 was $273,157, including accrued interest of $3,157, which was recognized as interest expense during 2020.

21

Under the first conversion option, the conversion was contingent upon a future event, and therefore the difference between the conversion price and the fair value of the equity units on the commitment date (transaction date) was not recognized. Under the second option, the conversion price of $170 exceeded the fair value of the Company’s units of $85 at date of issue and therefore no beneficial conversion feature was recorded.

In late 2020, all convertible debt holders were offered the opportunity for early conversion of their convertible notes into Class B LLC member units effective January 1, 2021. Three of the four convertible note holders converted notes with a principal balance of $170,000 and accrued interest of $3,157 into 2,338 Class B member units (the equivalent of 59,515 shares of common stock) at per unit conversion prices ranging from $67 - $76 (per share prices ranging from $2.66 - $3.00). In accordance with FASB ASC 470-20, Debt with Conversion and Other Options, the fair value of the additional units issued under the induced conversion over the value of the number of units issuable under the original terms of the convertible note agreements is recognized as debt conversion expense. Accordingly, upon early conversion on January 1, 2021, the Company recognized $112,133 of debt conversion expense with a corresponding entry to equity of $285,290 consisting of the $173,157 of principal and accrued interest converted and the excess fair value of $112,133.

The fourth convertible note holder opted out of the early conversion and instead, the original note with a principal balance of $100,000 was modified into a term loan effective January 1, 2021 (see Note 7 – Long Term Debt). The modification included the elimination of the conversion feature, an increase in the interest rate from the original 6% per annum to 10% per annum, to be paid monthly instead of accrued, and an earlier maturity date of December 31, 2021. The modification resulted in a new effective annual interest rate of 9.58%, and a revised one-year maturity on December 31, 2021 (see Note 6 –Short-Term Revolving Loans). There was no accounting impact to the financial statements related to this modification. The note was paid in full in April 2022.

2021 Convertible Notes/Extinguishment Loss on Debt Settlement

From May to September 2021, the Company received gross proceeds of $2,929,000 from the issuance of unsecured convertible notes (the “Notes”), of which $44,000 was received from existing shareholders. Of the total proceeds, $1,359,000 was received during the three months ended June 30, 2021. Additionally, in May 2021, a shareholder converted a promissory note to a convertible note identical in terms discussed below (see Note 8 – Shareholder Promissory Notes).

At the option of the Note holders and after the completion of a merger with a Special Purpose Acquisition Company (“SPAC”) or an Initial Public Offering (“IPO”), the holder could convert all or a part of the outstanding principal and accrued interest into shares of common stock of the merged or public company. The Notes included detachable warrants (“Warrants”) to purchase 3,862,000 shares of the merged or public company. The Notes bore interest at a rate of 10% per annum, had an initial maturity of two years from date of issue, and were convertible at per-share prices ranging from $0.50 to $2.50. Effective January 1, 2021, the Company early adopted ASU 2020-06, and accordingly, no beneficial conversion features were recognized. The Notes were accounted for in accordance with ASC 470-20, Debt with Conversion and Other Options (“ASC 470-20”) and ASC 815-40, Contracts in Entity’s Own Equity (“ASC 815-40”). Under ASC 815-40, to qualify for equity classification (or nonbifurcation, if embedded) the instrument (or embedded feature) must be both (1) indexed to the issuer’s stock and (2) meet the requirements of the equity classification guidance. Based upon the Company’s analysis, it was determined the Notes do contain embedded features indexed to its own stock, but do not meet the requirements for bifurcation and recognition as derivatives, and therefore do not need to be separately recognized. Accordingly, the proceeds received from the issuance of the Notes were recorded as a single liability measured at amortized cost on the consolidated Balance Sheet. The Company incurred $148,000 of debt issuance costs relating to the issuance of the Notes, which were recorded as a reduction to the Notes on the Balance Sheet. Of this amount, $92,000 was incurred during the three months ended June 30, 2021. The debt issuance costs were being amortized and recognized as additional interest expense over the term of the Notes using the straight-line method because it is not substantially different from the effective interest rate. Amortization of debt discount totaled $4,721 during the three and six months ended June 30, 2021 and $27,271 through the effective date of the conversion from LLC to a C corporation (see Note 11 – Conversion to a C Corporation). Since the Warrants were not exercisable until a merger with a SPAC or an IPO, there was no impact on the financial statements at date of grant.

22

On October 29, 2021, in anticipation of conversion from LLC to a C corporation, the Notes and Warrants were modified under Convertible Debenture Exercise and Waiver and Release Agreements with the individual creditors. The Note holders agreed to settle the debt for an aggregate of 1,527,647 shares of common stock with a fair value of $5,545,359 ($3.63 per share). Since this transaction involved contemporaneous issuance of shares of common stock by the Company to the Note holders, we evaluated the transaction for modification and extinguishment accounting and determined that the debt was extinguished as a result of the issuance of shares that do not represent the exercise of a conversion right contained in the original terms of the Notes at issuance.

The settlement of the debt resulted in a recognized loss of $2,262,658 recorded as extinguishment loss on debt settlement in November 2021, calculated as the excess of the fair value of shares issued over the carrying amount of the debt. In addition, the fair value of warrants of $407,700 issued in exchange for services related to the extinguished debt (see Note 12 – Stockholders’ Equity) and the unamortized portion of debt discount remaining at date of settlement of $120,729 were also recorded as extinguishment loss on debt settlement for an aggregate loss of $2,791,087.

10.    Commitments and Contingencies

Operating Leases

The Company leases its warehouses and office space under long-term lease arrangements. None of its leases include characteristics specified in ASC 842, Leases, that require classification as financing leases, and accordingly, these leases are accounted for as operating leases. The Company does not recognize a right-of-use asset and lease liability for short term leases, which have terms of 12 months or less. For longer-term lease arrangements that are recognized on the Company’s Balance Sheet, the right-of-use asset and lease liability are initially measured at the commencement date based upon the present values of the lease payments due under the leases.

The implicit interest rates of the Company’s lease arrangements are generally not readily determinable and as such, the Company applies an incremental borrowing rate, which is established based upon the information available at the lease commencement date, to determine the present value of lease payments due under the arrangement. Under ASC 842, the incremental borrowing rate (IBR) for leases must be (1) a rate of interest over a similar term, and (2) for an amount that is equal to the lease payments. The Company uses both the Federal Reserve Economic Data (FRED) U.S. corporate debt effective yield and the U.S. Treasury rates adjusted for credit spread as the primary data points for purposes of determining the IBR.

In the first quarter of 2022, the Company entered into two new long-term, non-cancelable operating lease agreements for office and warehouse space resulting in the Company recognizing an additional lease liability totaling of $2,348,509, representing the present value of the lease payments discounted using an effective interest rate of 8.07% and 8.86, and corresponding right-of-use assets of $2,348,509. The leases expire in December 2026 and December 2028. The second lease contains one three-year option to renew. The lease is guaranteed by a shareholder.

In the first quarter of 2021, the Company entered into a long-term, non-cancelable operating lease agreement for office and warehouse space resulting in the Company recognizing an additional lease liability totaling of $1,268,089, representing the present value of the lease payments discounted using an effective interest rate of 7.47% and a corresponding right-of-use asset of $1,268,089. The lease expires in January 2028 and contains one three-year option to renew. The lease is guaranteed by a shareholder.

The Company has two other leases that expire in January 2023 and February 2025. The leases generally provide for annual increases based on a fixed amount and generally require the Company to pay real estate taxes, insurance, and repairs. Both leases are guaranteed by a shareholder.

23

The following is a summary of total lease costs during the three months and six months ended June 30, 2022 and 2021:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating lease cost	$198,794	$80,931	$363,154	$142,244
Short-term lease costs	790	1,204	2,627	1,719
Variable lease costs	—	—	—	—
Sublease income	(24,743)	(20,840)	(73,342)	(24,317)
Lease Cost	$174,841	$61,295	$292,439	$119,646

The weighted-average remaining lease term was 5.93 years and 5.64 years as of June 30, 2022 and December 31, 2021, respectively. The weighted average discount rate was 8.51% and 8.02%, as of June 30, 2022 and December 31, 2021, respectively. Operating cash flows from the operating leases totaled $112,914 and $47,522 for the three months ended June 30, 2022 and 2021, respectively and $206,670 and $79,378 for the six months ended June 30, 2022 and 2021, respectively.

The total lease liability as of June 30, 2022 and December 31, 2021 was $3,453,487 and $1,311,649, respectively.

The following is a maturity analysis of the annual undiscounted cash flows of the operating lease liabilities as of June 30, 2022, for years ending June 30:

Total
2023	$740,262
2024	718,452
2025	725,785
2026	722,239
2027	713,042
Thereafter	819,067
Total future minimum lease payments	4,438,847
Less imputed interest	(985,360)
Total	$3,453,487

Current lease liability	$465,789
Noncurrent lease liability	2,987,698
Total	$3,453,487

Subleases

The Company subleases office and warehouse space under three of its existing operating leases with similar terms as the Company’s lease agreements. Because the Company is not relieved of its primary obligations under the original lease, the Company accounts for the subleases as a lessor. Sublease rental income is recorded based on the contractual rental payments which are not substantially different from recognition on a straight-line basis over the lease term and totaled $24,743 and $20,840 during the three months ended June 30, 2022 and 2021, respectively, and $73,342 and $24,317 during the six months ended June 30, 2022 and 2021, respectively. As of June 30, 2022 and December 31, 2021, deferred income and a sublease deposit totaled $14,168 and $13,690, respectively, and is included in accrued expenses and other current liabilities on the accompanying Balance Sheets.

24

The following are the total future minimum sublease payments as of June 30, 2022:

Years ending June 30,
2023	$94,663
2024	20,559
2025	20,559
Total future minimum lease payments	$135,781

Litigation

The Company may be involved from time to time in litigation or claims arising in the ordinary course of its business. While the ultimate liability, if any, arising from these claims cannot be determined with certainty, the Company believes that the resolution of any such matters will not likely have a material adverse effect on the Company’s financial statements.

11.    Conversion to a C Corporation

Effective November 1, 2021, the Company converted from an LLC to a C corporation under the State of Nevada statutes in anticipation of an upcoming initial public offering, and changed its name to Expion360 Inc. The membership units of the existing LLC members and all existing convertible note holders (see Note 9 - Convertible Notes) converted into an aggregate of 4,181,111 shares of common stock. Additionally, investors purchased 88,889 shares of common stock for total proceeds of $316,400 and 30,000 shares of common stock were issued in exchange for legal services. The 30,000 shares issued in exchange for legal services were valued at $108,900 at date of grant based on the per share price of $3.63 paid for shares issued at the time of the conversion to a C corporation. The Company’s issued and outstanding shares of common stock totaled 4,300,000 upon conversion to a C corporation.

12.    Stockholders’ Equity

The Company is authorized to issue an aggregate of 220,000,000 shares of capital stock, par value $0.001 per share, consisting of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of June 30, 2022 and December 31, 2021, 6,802,464 and 4,300,000 shares, respectively, of common stock were issued and outstanding. No shares of preferred stock have been issued.

A holder of common stock is entitled to one vote for each share of common stock. The holders of common stock have no conversion, redemption or preemptive rights and shall be entitled to receive dividends when, as, and if declared by the board of directors. Upon dissolution, liquidation, or winding up of the Company, after payment or provision for payment of debts and other liabilities of the Company, subject to the rights, if any, of the holders of any class or series stock having a preference over the right to participate with common stock with respect to the distribution of assets of the Company upon such dissolution, liquidation, or winding up of the Company, the holders of common stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares of common stock held.

Since no shares of preferred stock have been issued, no rights and privileges of preferred stockholders have been defined.

Initial Public Offering

On April 1, 2022, the Company completed an initial public offering (“IPO”). A total of 2,466,750 shares of common stock were sold at $7.00 per share in the IPO, for total gross proceeds of $17,267,250. The Company incurred IPO costs of $2,494,763 resulting in net proceeds of $14,772,487. Additionally, during the three months ended June 30, 2022, the Company issued 35,714 shares of common stock at $7.00 per share to an outside third party in exchange for IPO services. The fair value of the shares of $249,998 were recorded as an increase to common stock of $36 (35,714 shares at $.001 par value) and additional paid in capital of $249,962 and a corresponding reduction to additional paid in capital of $249,998, resulting in a net decrease in additional paid in capital of $36.

25

Issuance of Shares

Prior to conversion from an LLC to a C corporation, the following membership units were issued and included in the membership units that were converted into 4,181,111 shares of common stock upon the Company’s conversion to a C corporation (see Note 11 – Conversion to a C corporation).

●	On January 1, 2021, 8,000 membership units (equivalent to 192,234 shares) that were held in Trust were granted to three individuals.

●	On January 1, 2021, the Company issued 2,338 Class B member units (equivalent to 59,515 shares of common stock) upon the conversion of convertible notes and accrued interest totaling $173,157 (see Note 9 - Convertible Notes).

●	On January 1, 2021, the Company issued 262 Class B membership units (equivalent to 6,667 shares of common stock) in exchange for building signage valued at $20,000.

●	In March 2021, the Company sold 3,185 Class B membership units (equivalent to 81,106 shares of common stock) to two new members for gross proceeds of $270,000.

●	In April 2021, the company sold 2,972 Class B membership units (equivalent to 75,662 shares of common stock) to one new member for gross proceeds of $252,000.

Warrants/Options

On April 1, 2022, the Company issued warrants to IPO underwriters to purchase 148,005 shares of common stock at an exercise price of $9.10 per share. The warrants are exercisable 180 days after grant (September 27, 2022) and expire 5 years from date of grant (March 31, 2027). The fair value of the warrants was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $7, expected dividend yield of 0%, expected volatility of 110.03%, risk-free interest rate of 2.55% and expected life based on contractual life of 5 years. The fair value of $916,238 was recorded as an increase in additional-paid-in capital and a reduction to additional paid-in capital since the warrants were issued as IPO fees to underwriters, resulting in a zero impact to additional paid-in capital.

In November 2021, the Company issued 482,268 detachable warrants with secured promissory notes (see Note 7 – Long-Term Debt) for the purchase of common stock The relative fair value of the warrants of $809,806 at the time of issuance was recorded as additional paid-in capital with a corresponding debt discount reducing the carrying value of the notes. Additionally, the Company issued 77,163 warrants to purchase shares of common stock to underwriters in connection with obtaining the notes. The fair value of the warrants of $262,354 was recorded as additional paid-in capital and reduced the carrying value of the notes. The warrants are exercisable at $3.32 per share for a period of 10 years from date of grant. The fair value of the warrants was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $3.63, expected dividend yield of 0%, expected volatility of 110.8%, risk-free interest rate of 1.63% and expected life based on contractual life of 10 years.

Also in November 2021, the Company issued warrants to purchase 151,000 shares of common stock in in exchange for prior services related to extinguished 2021 convertible notes and 30,000 options for the purchase of common stock in exchange for legal services. The warrants are exercisable at $2.90 per share for a period of three years from the date of grant. The options are exercisable at $3.32 per share for a period of three years from the date of grant. The options issued were not issued under the Company’s stock option plans. The fair value of the warrants of $407,700 was recorded as additional paid-in-capital and expensed to extinguishment loss on debt settlement (see Note 9 – Convertible Notes.) The fair value of the options of $79,200 was recorded as additional paid-in capital with a corresponding charge to legal expense. The fair value of the warrants and options was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $3.63, expected dividend yield of 0%, expected volatility of 122.7%, risk-free interest rate of 0.71% and expected life based on contractual life of three years.

26

As of June 30, 2022 and December 31, 2021, a total of 858,436 and 710,431 warrants were issued and outstanding, respectively. As of June 30, 2022 and December 31, 2021, a total of 30,000 options, which were not issued under a specified plan, were outstanding. As of June 30, 2022, below is a summary of the various warrants/options issued and outstanding:

Number of warrants/options	Exercise Price	Weighted Average Remaining Life (Yrs)
559,431	$3.32	9.40
151,000	$2.90	2.36
30,000	$3.32	2.36
148,005	$9.10	4.75
888,436

Stock Option Plans

As of June 30, 2022, the Company had adopted two stock-based compensation plans, the 2021 Incentive Award Plan and the 2021 Employee Stock Purchase Plan, both of which are described below and became effective upon the initial public offering. On May 2, 2022, the Company granted 829,500 options under the 2021 Incentive Award Plan. No shares have been issued to date under the 2021 Employee Stock Purchase Plan. The compensation cost that has been charged against operations was $2,114,529 for the three and six month periods ended June 30, 2022.

2021 Incentive Award Plan

The purpose of the Company’s 2021 Incentive Award Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Various stock-based awards may be granted under the plan to eligible employees, consultants, and non-employee directors. The number of shares issued under the plan is subject to limits and is adjusted annually. No more than 1,000,000 shares may be issued pursuant to the exercise of incentive stock options. The aggregate share limit will be subject to an annual increase on the first day of each calendar year ending on and including January 1, 2031, by a number of shares equal to the lesser of (i) a number equal to 5% of the aggregate number of shares of the Company's common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the Company's board or committee. As of June 30, 2022, the aggregate number of shares that can be issued under the Plan is 859,500 of which 829,500 have been granted. The number of shares granted, the exercise price, and the terms will be determined at date of grant, however, the exercise price shall not be less than 100% of the fair value on the grant date (110% for options granted to greater than 10% shareholders) and the term shall not exceed ten years.

2021 Employee Stock Purchase Plan

The purpose of the Company’s 2021 Employee Stock Purchase Plan is to assist eligible employees of the Company in acquiring a stock ownership in the Company and to help such employees provide for their future security and to encourage them to remain in the employment of the Company. The plan consists of a Section 423 Component and Non-Section 423 Component. The Section 423 Component is intended to qualify as an employee stock purchase plan and also authorizes the grant of options. Options granted under the Non-Section 423 Component shall be granted pursuant to separate offerings containing sub-plans. The Company may make one or more offerings under the plan. The duration and timing of each offering period may be established or changed by the board, but in no event may an offering period exceed 27 months and in no event may the purchase period for the option exceed the duration of the offering period under which it is established. On each exercise date for an offering period, each participant shall automatically be deemed to have exercised the option to purchase the largest number of whole shares which can be purchased under the offering. Option awards are generally granted with an exercise price equal to 85% of the lesser of the fair market value of a share on (a) the applicable grant date and (b) the applicable exercise date, or such other price as designated by the administrator, provided that in no event shall the option price be less that the per share par value price. The maximum number of shares granted under the plan shall not exceed 2,500,000 shares.

27

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model. The option-pricing model requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term. Expected volatility was calculated based upon similar traded companies’ historical share price movements as adequate historical experience is not available to provide a reasonable estimate. Expected term is calculated based on the simplified method as adequate historical experience is not available to provide a reasonable estimate. The simplified method will continue to apply until enough historical experience is available to provide a reasonable estimate of the expected term. The risk-free interest rate is calculated based on the yield from U.S. Treasury zero-coupon bonds with an equivalent term. The Company has historically not paid dividends and have no foreseeable plans to pay dividends.

The Company has computed the fair value of all options granted during the six months ended June 30, 2022 using the following assumptions:

Expected volatility	109.48% - 113.32%
Expected dividends	None
Expected term (in years)	2.5 – 5.01
Risk free rate	2.83% – 3.01%

The following table summarizes the Company’s stock option activity under the 2021 Incentive Plan:

(in thousands except number of options and per options data)	Number of options	Weighted average exercise price	Weighted average remaining contractual term (in years)	Aggregate intrinsic value (1)
Outstanding at beginning of period	—	$—	—	—
Granted	829,500	3.43	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Outstanding at end of period	829,500	$3.43	8.76	$—
Exercisable at end of period	829,500	$3.43	8.76	$—

(1)	The aggregate intrinsic value of options outstanding and options exercisable as of June 30, 2022 is $0, as all options are out of the money.

The weighted-average grant-date fair value of the options granted during the three and six months ended June 30, 2022 to employees and non-employees was $1,847,193 and $267,336, respectively. All options were immediately vested and there was no unrecognized compensation expense as of June 30, 2022.

Common Stock Reserved for Future Issuance

The following is a summary of common stock shares reserved for future issuance as of June 30, 2022:

Exercise of warrants	858,436
Exercise of options unrelated to any Plan	30,000
Exercise of stock options – 2021 Incentive Award Plan	829,500
Total shares of common stock reserved for future issuances	1,717,936
13.	Income Taxes

In anticipation of an initial public offering, the Company converted from a limited liability company to a C corporation, a taxable entity, effective November 1, 2021.

28

Through October 31, 2021, the Company was treated as an S corporation for federal and state income tax purposes, such that the Company’s taxable income is reported by members in their respective tax returns. The Company was only subject to state franchise taxes and fees. For the three and six months ended June 30, 2022 the Company incurred a provision for state franchise fees of $150 and $300, respectively. There was no provision recorded for the three and six months ended June 30, 2021.

Since converting to a C corporation, the Company has incurred losses and consequently has recorded no provision for state or federal income taxes for the three and six months ended June 30, 2022. The Company maintains a full valuation allowance on all deferred tax assets, as it has concluded that it is more likely than not that these assets will not be realized. As of June 30, 2022 and December 31, 2021, there were no material unrecognized tax benefits included in the accompanying balance sheets that would, if recognized, affect the effective tax rate.

14.	401(k) Plan

The Company adopted a 401(k) Plan (“Plan”) for the benefit of its employees. Employees may contribute to the Plan within defined limits as defined by the Internal Revenue Service. Substantially all employees are eligible to participate. The Company has the option to make profit sharing contributions at its discretion. No profit-sharing contributions have been made.

15.	Related Party Transactions

As of June 30, 2022 and December 31, 2021, related party transactions consisted of Shareholder Promissory Notes (see Note 8 – Shareholder Promissory Notes).

16.	Subsequent Events

The date to which events occurring after June 30, 2022, the date of the most recent Balance Sheets, have been evaluated for possible adjustment to the financial statements or disclosures is August 4, 2022, which is the date the financial statements were issued. There were no material subsequent events that require recognition of additional disclosure in these financial statements.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related condensed notes thereto, which are included in Part I of this report and the consolidated financial statements of the Company and notes thereto for the years ended December 31, 2020 and 2021, included in the Company’s prospectus, dated March 31, 2022, filed with the SEC in accordance with Rule 424(b) of the Securities Act on April 4, 2022 (the “Prospectus”) in connection with the Company’s initial public offering. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties that may adversely impact our operations and financial results. These risks and uncertainties are discussed in the Prospectus.

OVERVIEW

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes thereto, which are included in Part I of this report.

We focus on the design, assembly, manufacturing, and sales of lithium iron phosphate (LiFePO4) batteries and supporting accessories for recreational vehicles (“RVs”) and marine applications with plans to expand into home energy storage products and industrial applications. We design, manufacture, and distribute high-powered, lithium battery solutions using ground-breaking concepts with a creative sales and marketing approach. Our product offerings include some of the most dense and minimal-footprint batteries in the RV & Marine industry. We are developing the e360 Home Energy Storage: a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple IP strategies with cutting-edge research, manufacturing processes, and unique products to sustain and scale the business. We currently have customers consisting of dealers, wholesalers, and original equipment manufacturers who are driving revenue and brand awareness nationally.

29

Our corporate headquarters are based in Redmond, Oregon, with assembly in the United States and suppliers based in Asia. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our main target markets are the RV & Marine industry. We believe that we are currently well positioned to capitalize on the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy storage, where we aim to provide a cost-effective, low barrier of entry, and a do-it-yourself (“DIY”) flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV/Marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding electric forklift and industrial material handling markets.

Expion360’s VPR 4EVER product line, which is manufactured for the RV/Marine industry, was launched in December 2020. The VPR 4EVER product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate, detailed-oriented design, engineering, and manufacturing, and strong case materials and internal and structural layouts, and are backed by responsive customer service.

COMPETITIVE STRENGTHS

We believe the following strengths differentiate Expion360 and create long-term sustainable competitive advantages.

Superior Capacity to Lead Acid Competitors

Lead-acid batteries have always been the standard in RV and marine transportation vehicles. Our lithium-ion batteries offer superior capacity to our lead-acid competitors. Our batteries utilize lithium iron phosphate, and therefore, are expected to have a lifespan of approximately 12 years — three to four times that of certain lead-acid batteries and with ten times the number of charging cycles. Furthermore, our typical battery provides three times the power of the typical, lead-acid battery despite being half the weight (comparing, for example, a typical lead-acid battery like Renogy Deep Cycle AGM, which is rated at 100Ah, to our own LFP 100Ah battery and assuming slow discharge at a .1C rate).

Battery Pack Flexibility

Our battery packs are also highly flexible, designed to be moved and used in various applications seamlessly. We plan to onshore our semi-automated pack assembly in Redmond, Oregon beginning in the fourth quarter of 2022. This should allow us to use a more flexible approach to forming and creating new battery packs. By onshoring, we expect to be able to react to market demands at a much quicker pace and increase profit levels over our competition.

Strong National Retail Customers

We have a national presence with several large retail customers, such as Camping World.

Long-time RV and Marine Industry Experience and Relationship

John Yozamp, Founder of Expion360, pioneered multiple new recreational concepts in the RV industry. As the founder and previous owner of Zamp Solar, he has extensive relationships in the RV OEM industry.

30

Strong Insider Ownership

Expion360 is managed by a team with a strong track record in the RV and clean energy spaces. In addition, our company insiders own significant equity in the company, signaling a strong commitment and personal investment.

Expansion into New Markets

While RV and marine applications currently drive revenue, Expion360 has plans to expand into the home energy market in the coming years. Our e360 Home Energy Storage system is planned to target entry level customers with its modular design that will allow for DIY expansion. We see the vision of stored energy as a portable, moving concept, where stored energy can be transported from the home to other devices outside of it. Furthermore, Expion360 plans to file for IP protection for Expion360’s “Smart Talk” upon completion of development. “Smart Talk” is designed to allow multiple batteries in a bank to communicate as one and be linked to a network.

Strong Distribution Channels

Expion360 has sales relationships with many major RV and marine retailers and plans to use what we believe is a strong reputation in the lithium battery space to create an even stronger distribution channel. John Yozamp has used his decades of experience in the energy and RV industries to cultivate relationships with numerous retailers in the space. Expion360 has already established a sales relationship with Camping World, the largest RV retailer with sales representing around 25% of all new RVs sold nationwide, as well as Electric World, and NTP-STAG, a leading distributor of aftermarket RV parts.

RECENT DEVELOPMENTS AND TRENDS

In addition to the recent developments identified in in the Company’s prospectus, dated March 31, 2022, filed with the SEC in accordance with Rule 424(b) of the Securities Act on April 4, 2022 (the “Prospectus”) in connection with the Company’s initial public offering, our business in 2022 has been impacted, and we believe will continue to be impacted by the following recent events and trends:

On April 1, 2022, the Company completed an initial public offering. A total of 2,466,750 shares of common stock were sold at $7.00 per share in the IPO, for total gross proceeds of $17,267,250, or net proceeds of $14,772,487 after issuance costs of $2,494,763, which has substantially improved our working capital position. The Company also issued 35,714 shares and 148,005 warrants to outside third parties and underwriters in connection with the IPO. The total estimated fair value of the shares and warrants were $249,998 and $916,238, respectively. IPO-related costs incurred reduced additional paid-in capital and therefore, the issuance of these shares and warrants resulted in no impact to the financial statements.

From the IPO proceeds, in April 2022 the Company paid off working capital loans totaling $550,000 (see Note 6 – Line of Credit and Short-Term Revolving Loans) and notes payable of $1.7 million, plus related interest totaling $213,895.

We experienced overall improvements in sales trends in the three and six month periods ended June 30, 2022.

Our new leased distribution center in Elkhart, Indiana became operational in the first quarter of 2022 and our new leased facility in Redmond, Oregon is under development with roughly $950,000 of proceeds from the IPO earmarked for the construction of a new assembly line and associated equipment for quality testing and material handling. Total capital expenditures related to the new assembly line and associated equipment for the three and six months ended June 30, 2022 was approximately $460,000.

The Company’s 2021 Incentive Award Plan and 2021 Employee Stock Purchase Plan both became effective upon the initial public offering. The stock option plans are described in detail in Note 12 – Stockholders’ Equity of the financial statements. In May 2022, 829,500 shares were granted under the 2021 Incentive Award Plan which resulted in a fair value stock-based compensation expense of $2,114,529, which is included in selling, general, and administrative expenses on the accompanying financial statements.

31

KEY LINE ITEMS

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. Materially, all of our sales are within the United States.

Cost of Sales

Our primary cost of sales is related to our direct product and landing costs. Direct labor costs consist of payroll costs (including taxes and benefits) of employees directly engaged in assembly activities. Overhead consists primarily of warehouse rent and utilities. The costs can increase or decrease based on costs of product and assembly parts, purchased at market pricing, customer supply requirements, and the amount of labor required to assemble a product, along with the allocation of fixed overhead.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of salaries, benefits, and sales and marketing costs. Other costs include facility and related costs, professional fees and other legal expenses, consulting, tax and accounting services, sales and marketing expenses.

Interest and Other Income, net

Interest expense consists of interest costs on loans with interest rates ranging from 3.75% to 11.21% and amortization of debt issuance costs. As of June 30, 2022, all debt issuance costs have been fully amortized.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

RESULTS OF OPERATIONS

The following table sets forth certain operational data as a percentage of sales.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	67.9	62.1	64.0	65.3
Gross profit	32.1	37.9	36.0	34.7
Selling, general, and administrative expenses	164.4	42.0	110.6	39.1
Loss from operations	(132.4)	(4.1)	(74.6)	(4.4)
Other expense — net	53.4	9.0	35.3	15.7
Loss before income taxes	(185.7)	(13.1)	(109.9)	(20.1)
Net loss	(185.7)	(13.1)	(109.9)	(20.1)

Sales

Sales for the three months ended June 30, 2022 increased by 121.7%, or approximately $1.21 million, compared to the corresponding period in 2021. Sales for the six months ended June 30, 2022 increased by 132.0%, or approximately $2.48 million, compared to the corresponding period in 2021. The increases were primarily attributable to increases in our overall sales volumes as a result of our expanded product offerings and distribution network.

32

Cost of Sales

Total cost of sales for the three months ended June 30, 2022 increased by 142.3%, or approximately $879,000, compared to the corresponding period in 2021, and increased as a percentage of sales by 5.8%. Total cost of sales for the six months ended June 30, 2022 increased by 127.3%, or approximately $1.56 million, compared to the corresponding period in 2021, but decreased as a percentage of sales by 1.3%. The increase in the cost of sales during the three months ended June 30, 2022 over the corresponding period in 2021 was primarily related to increases in landing costs, which the Company is currently monitoring. The reduction in cost of sales as a percentage of sales for the six months ended June 30, 2022 compared to the corresponding period in 2021 is primarily attributable to improved efficiencies due to the increase in our overall sales volume.

Gross Profit

Our gross profit as a percentage of sales decreased to 32.1% for the three months ended June 30, 2022, compared to 37.9% for the three months ended June 30, 2021. Our gross profit as a percentage of sales increased to 36.0% for the six months ended June 30, 2022, compared to 34.7% for the six months ended June 30, 2021. The increase in gross profit for the six month period was primarily attributable to our expanded product line of six new batteries that was launched in late 2020, which gained continuous momentum and increased demand throughout 2021 and into second quarter of 2022.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the three months ended June 30, 2022 increased by 767.6%, or approximately $3.2 million, compared to the corresponding period in 2021. Selling, general and administrative expenses for the six months ended June 30, 2022 increased by 555.6%, or approximately $4.08 million, compared to the corresponding period in 2021 due to increased costs to support our growth in sales and business development efforts along with various expenses that were incurred due to planning and preparing for our initial public offering. The most substantial increases were in salaries and benefits, of which $2,114,529 was a non-cash expense attributable to stock-based compensation, legal and professional services incurred in anticipation of our initial public offering, sales and marketing, and rents and utilities.

Presented in the table below is the composition of selling, general and administrative expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Salaries and benefits	$2,804,205	$188,080	$3,430,567	$320,818
Sales and marketing	151,701	88,210	311,738	144,696
Rents, maintenance, utilities	177,794	41,630	310,797	89,092
Legal and professional	155,964	16,549	262,532	23,699
Software, fees, tech support	37,138	18,344	76,061	34,824
Travel expenses	36,506	6,018	73,154	15,753
Supplies, office	56,077	22,787	86,968	41,255
Depreciation	35,459	10,182	62,893	19,284
Insurance	19,813	2,775	39,401	7,360
Research and development	107,058	4,953	112,375	12,212
Other	39,857	17,898	51,462	25,848
Total	$3,621,572	$417,426	$4,817,948	$734,841

Other Expense

Our other expense for the three months ended June 30, 2022 and 2021 was approximately $1.18 million and $89,000, respectively. Our other expense for the six months ended June 30, 2022 and 2021 was approximately $1.54 million and $294,000, respectively. Other expense for the three and six months ended June 30, 2022 was made up almost entirely of interest expense. For the three months ended June 30, 2022 and 2021, interest expense attributable to non-cash amortization of debt discount totaled $982,317 and $4,721, respectively. However, during the three months ended June 30, 2021, non-cash interest expense of $112,133 was also recognized in connection with an induced conversion that occurred on January 1, 2021. During the six months ended June 30, 2022 and 2021, non-cash amortization of debt discount totaled $1,196,843 and $4,721, respectively. Interest expense attributable to debt obligations totaled $193,402 and $84,569 during the three months ended June 30, 2022 and 2021, respectively, and $340,990 and $177,383 during the six months ended June 30, 2022 and 2021, respectively. These increases are primarily related to higher average debt balances during the three and six months ended June 30, 2022 compared to the corresponding period in 2021. However, in April 2022, with the use of proceeds from the IPO, the Company paid off approximately $2.46 million in debt with interest rates ranging from 10 to 15%.

33

Net Loss

Our net loss for the three months ended June 30, 2022 and 2021 was $4.09 million and $130,000, respectively. Our net loss for the six months ended June 30, 2022 and 2021 was $4.79 million and $378,000, respectively. The increase in net loss was primarily the result of increased selling, general, and administrative expenses as we invested in human resources, facilities, and business development in preparation of our expanded growth objectives along with an increase in legal and professional costs in anticipation of our initial public offering. Additionally, for the three and six months ended June 30, 2022, the Company recognized approximately $2.1 million in non-cash expenses related to stock-based compensation, which was non-existent in the corresponding periods in 2021. Further, and as noted above, for the three and six months ended June 30, 2022, the company recognized non-cash interest expense of approximately $1.2 million. Therefore, of the $4.79 million net loss for the three and six months ended June 30, 2022, a total of $3.3 million was non-cash expenses.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2022 and December 31, 2021, our current assets exceeded current liabilities by approximately $14.2 million and $3.2 million respectively, and we had cash and cash equivalents of approximately $10.39 million and $773,000, respectively. On April 1, 2022, we closed our initial public offering which resulted in approximately $14.7 million of net proceeds.

Short-term liquidity requirements

We generally consider our short-term liquidity requirements to consist of those items that are expected to be incurred within the next twelve months and believe those requirements to consist primarily of funds necessary to pay operating expenses, interest and principal payments on our debt, and capital expenditures related to assembly line expansion. As of June 30, 2022, we expect our short-term liquidity requirements to include (a) approximately $390,000 of capital additions; (b) principal debt payments totaling approximately $78,000; and (c) lease obligation payments of approximately $740,000, including imputed interest.

Long-term liquidity requirements

We generally consider our long-term liquidity requirements to consist of those items that are expected to be incurred beyond the next twelve months and believe these requirements consist primarily of funds necessary for eighteen months.

Based on our current business plan, we believe that cash flows from operations, together with the proceeds from the initial public offering will be sufficient to meet our anticipated cash needs for working capital, capital expenditures, and debt service for at least the next fifteen months. Our ability to make scheduled principal and interest payments, or to refinance our indebtedness, or to fund planned capital expenditures, will depend on future performance, which is subject to general economic conditions, the competitive environment, and other factors, including those outlined in the “Risk Factors” section of this prospectus. If our estimates of revenues, expenses, capital, or liquidity requirements change or are inadequate to support our growth or if cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity and/or arrange additional debt financing. We may also seek to raise additional equity and/or arrange debt financing to give us the financial flexibility to pursue attractive opportunities that may arise in the future.

34

Cash flows used in operating activities

We generated negative cash flows from operating activities of approximately $2.73 million for the six months ended June 30, 2022, compared to negative cash flows of approximately $917,000 for the corresponding period in 2021. Significant factors affecting operating cash flows during the periods included:

For the six months ended June 30, 2022, our loss of $4,787,889 was adjusted and reduced by non-cash transactions including stock-based compensation of approximately of $2.1 million, amortization of debt discount on convertible notes of approximately $1.2 million and depreciation of approximately $67,000. For the six months ended June 30, 2021, our loss of $377,628 was adjusted and reduced by non-cash transactions including amortization of debt discount on convertible notes of approximately $5,000, a debt conversion expense on induced conversion of approximately $112,000 and depreciation of approximately $22,000.

●	Cash used for accounts receivable was approximately ($45,000) and ($95,000), representing an increase in accounts receivable for the six months ended June 30, 2022 and 2021, respectively. These increases correspond with increases in sales.

●	Accounts payable and accrued expenses increased by approximately $94,000 during the six months ended June 30, 2022 compared to approximately $43,000 for the corresponding period in 2021. This is primarily attributed to increased costs and expenses.

●	Other significant changes include a decrease in customer deposits of approximately $187,000 during the six months ended June 30, 2022, representing a use of cash that did not exist in the corresponding period in 2021. Additionally, long-term deposits increased by approximately $161,000 during the six months ended June 30, 2022 compared to $18,000 for the corresponding period in 2021, primarily due to new leases and deposits on capital purchases.

●	Cash used for inventory and prepaid inventories was approximately $992,000 and $643,000 for the six months ended June 30, 2022 and 2021, respectively. These increases are primarily due to significant purchases and prepayments of inventory to Chinese suppliers that were made in the 2nd quarter of 2022 in order to have sufficient inventory for projected sales in 2022. Turnaround time for receiving inventory from foreign sources can take up to 120 days, with prepayments required. Sales for the six months ended June 30, 2022 increased over sales for the six months ended June 30, 2021 by approximately $2.48 million.

Cash flows used in investing activities

We used cash in investing activities of approximately $139,000 and $68,000 for the six months ended June 30, 2022 and 2021, respectively. Cash used in investing activities was entirely used for capital purchases of property and equipment related to expanding and improving our facilities and infrastructure. We anticipate that we will spend between $450,000 and $950,000 in 2022 as we expand our production facilities and build new assembly lines.

Cash flows provided by financing activities

Cash provided by financing activities was approximately $12,483,840 and $1,414,103 for the six months ended June 30, 2022 and 2021, respectively. For the six months ended June 30, 2022 we paid down debt principal of approximately $2.29 million compared to $250,000 for the six months ended June 30, 2021. During the six months ended June 30, 2022, the Company issued no new debt resulting in cash proceeds, whereas during the six months ended June 30, 2021, we obtained working capital financing of $125,000 and received proceeds from the issuance of convertible notes of $1,017,000 . During the six months ended June 30, 2022, we received net cash proceeds of $14,772,487 from the sale of common stock compared to $522,000 during the six months ended June 30, 2021.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

35

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our financial results are affected by the selection and application of accounting policies and methods. Critical accounting policies are those that we consider to be the most important in portraying our financial condition and results of operations and require the greatest number of judgments by management. Judgments or uncertainties regarding the application of these policies may result in materially different amounts being reported under different conditions or using different assumptions. In the six months ended June 30, 2022, there were no changes to the application of critical accounting policies previously disclosed in the Company’s prospectus, dated March 31, 2022, filed with the SEC in accordance with Rule 424(b) of the Securities Act on April 4, 2022 (the “Prospectus”) in connection with the Company’s initial public offering, other than the following:

The Company accounts for stock-based compensation in accordance with ASXC 718, “Compensation – Stock Compensation,” which requires compensation costs to be recognized at grant fair date value over the requisite service period of each of the awards. The Company recognizes forfeitures of awards as they occur.

The fair value of stock options is determined using the Black-Scholes-Merton option pricing model. In order to calculate the fair value of the options, certain assumptions are made regarding the components of the mode3l, including risk-free interest rate, volatility, expected dividend yield, and expected life. Changes to assumptions could cause significant adjustments to the valuation.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements in this report, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including, without limitation, any projections of earnings, revenues or other financial items, any statements of the plans and objectives of our management for future operations, any statements concerning proposed new products or services, any statements regarding the integration, development, or commercialization of the business or any assets acquired from other parties, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this report are made as of the date hereof and are based on information available to us as of such date. We assume no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “should,” “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “potential,” “forecasts,” “continue,” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct. Actual results will likely differ, and could differ materially, from those projected or assumed in the forward-looking statements. Prospective investors are cautioned not to unduly rely on any such forward-looking statements.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	We operate in an extremely competitive industry and are subject to pricing pressures.
●	We have a history of losses. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.
●	Our results of operation may be negatively impacted by public health epidemics or outbreaks, including the novel coronavirus (“COVID-19”).
●	If we fail to expand our sales and distribution channels, our business could suffer.
●	Our ability to expend into international markets is uncertain.

36

●	Nearly all of our raw materials enter the United States through a limited number of ports, and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product delivery difficulties could interfere with our distribution plans and reduce our revenue.
●	The uncertainty in global economic conditions could negatively affect the Company’s operating results.
●	Government reviews, inquiries, investigations, and actions could harm our business or reputation.
●	Our operating results could be adversely affected by changes in the cost and availability of raw materials.
●	Increases in costs, disruption of supply, or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts could harm our business.
●	We could face potential product liability claims relating to products we assemble, manufacture, or distribute, which could result in significant costs and liabilities, which would reduce our profitability.
●	Our operations expose us to litigation, tax, environmental, and other legal compliance risks.
●	Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.
●	Quality problems with our products could harm our reputation and erode our competitive position.
●	We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.
●	Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.
●	Our management team has limited experience managing a public company.
●	We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Our actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and we assume no obligation to update or disclose revisions to those estimates. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections.

NOTICE REGARDING TRADEMARKS

This report includes trademarks, tradenames, and service marks that are our property or the property of others. Solely for convenience, such trademarks and tradenames sometimes appear without any “™” or “®” symbol. However, failure to include such symbols is not intended to suggest, in any way, that we will not assert our rights or the rights of any applicable licensor, to these trademarks and tradenames.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Quantitative and qualitative disclosures about market risk are disclosed in the Company’s prospectus, dated March 31, 2022, filed with the SEC in accordance with Rule 424(b) of the Securities Act on April 4, 2022 (the “Prospectus”) in connection with the Company’s initial public offering. During the three and six months ended June 30, 2022, there were not material changes from the information provided therein.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management is responsible for establishing and maintaining adequate disclosure controls and procedures for our company. Consequently, our management, with the participation of our chief executive officer and chief financial officer, evaluated the effectiveness of our disclosure controls and procedures pursuant to Rule 13a-15 under the Exchange Act as of June 30, 2022. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and that management is required to apply its judgment in evaluating the benefits of possible controls and procedures relative to their costs. Based on that evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures are designed at a reasonable assurance level and are effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure.

37

Changes in Internal Control Over Financial Reporting

During the six months ended June 30, 2022, there were no changes in our internal control over financial reporting that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934).

PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

We are currently not involved in any material legal proceedings.

ITEM 1A. RISK FACTORS

Any of the risk factors disclosed in our reports could materially affect our business, financial condition or future results. The risks described here are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results, particularly in light of the precarious and unpredictable nature of the COVID-19 pandemic, containment measures, the potential for future waves of outbreaks and the related impacts to economic and operating conditions.

Cautionary Note Regarding Forward-Looking Statements

These reports contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions, or the negative of these terms or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

Summary of Risk Factors

● We operate in an extremely competitive industry and are subject to pricing pressures.

● We have a history of losses. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.

● Our audited financial statements included a statement that there is a substantial doubt about our ability to continue as a going concern and a continuation of negative financial trends could result in our inability to continue as a going concern.

● Our results of operations may be negatively impacted by public health epidemics or outbreaks, including the novel coronavirus (“COVID-19”).

● If we fail to expand our sales and distribution channels, our business could suffer.

● Our ability to expand into international markets is uncertain.

● Nearly all of our raw materials enter the United States through a limited number of ports and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product deliver difficulties could interfere with our distribution plans and reduce our revenue.

● The uncertainty in global economic conditions could negatively affect the Company’s operating results.

● Government reviews, inquiries, investigations, and actions could harm our business or reputation.

● Our operating results could be adversely affected by changes in the cost and availability of raw materials.

● Increases in costs, disruption of supply or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts could harm our business.

● We could face potential product liability claims relating to products we assemble, manufacture or distribute which could result in significant costs and liabilities, which would reduce our profitability.

● Our operations expose us to litigation, tax, environmental and other legal compliance risks.

● Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

● Quality problems with our products could harm our reputation and erode our competitive position.

● We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.

● Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.

● Our management team has limited experience managing a public company.

● We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5. OTHER INFORMATION

None.

38

ITEM 6. EXHIBITS INDEX

The following exhibits are filed as part of, or incorporated by reference into, this Quarterly Report.

31.1	Certification of Principal Executive Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of Principal Financial Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2022.
32.2	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

39

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 11, 2022	By:	/s/ John Yozamp
John Yozamp
Chief Executive Officer

Date: August 11, 2022	By:	/s/ Brian Schaffner
Brian Schaffner
Chief Financial Officer

40

EXHIBIT 31.1

CERTIFICATION

I, John Yozamp, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q (the “Report”) of Expion360 Inc. (the “Registrant”);

2.             Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

3.             Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this Report;

4.          The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Report is being prepared;

b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with general accepted accounting principles;

c)	evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this Report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Report based on such evaluation; and

d)	disclosed in this Report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.         The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: August 11, 2022	/s/ John Yozamp
John Yozamp
Chief Executive Officer (principal executive officer)

41

EXHIBIT 31.2

CERTIFICATION

I, Brian Schaffner, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q (the “Report”) of Expion360 Inc. (the “Registrant”);

2.             Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

3.             Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this Report;

4.          The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Report is being prepared;

b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with general accepted accounting principles;

c)	evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this Report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Report based on such evaluation; and

d)	disclosed in this Report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.         The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: August 11, 2022	/s/ Brian Schaffner
Brian Schaffner
Chief Financial Officer
(principal financial officer)

42

EXHIBIT 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Expion360 Inc. (the “Company”) for the quarter ended June 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, John Yozamp, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2022	/s/ John Yozamp
John Yozamp
Chief Executive Officer
(principal executive officer)

This certification accompanies the foregoing Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

43

EXHIBIT 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Expion360 Inc. (the “Company”) for the quarter ended June 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Brian Schaffner, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2022	/s/ Brian Schaffner
Brian Schaffner
Chief Financial Officer
(principal financial officer)

This certification accompanies the foregoing Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

44

[ANNEX F: Quarterly Report on Form 10-Q filed with the SEC on November 10, 2022]

F-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2022

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______ to ______.

Commission File Number 001-41347

EXPION360 INC.

(Exact name of registrant as specified in its charter)

Nevada (state or other jurisdiction of incorporation or organization)	81-2701049 (IRS Employer Identification No.)

2025 SW Deerhound Ave Redmond OR 97756

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (541) 797-6714

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	XPON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

☐ Large Accelerated Filer	☐ Accelerated Filer	☒ Non-Accelerated Filer	☒ Smaller Reporting Company	☒ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Indicate the number of shares outstanding of each of the Registrant’s classes of common stock, as of the latest practicable date.

Title or class	Shares outstanding as of November 3, 2022
Common Stock, $.001 par	6,802,464

TABLE OF CONTENTS

PART I - FINANCIAL INFORMATION	5
ITEM 1. FINANCIAL STATEMENTS	5
1. Organization and Nature of Operations	11
2. Summary of Significant Accounting Policies	11
3. Property and Equipment, Net	19
4. Accrued Expenses and Other Current Liabilities	20
5. Liabilities for Sale of Future Revenues	20
6. Short-Term Revolving Loans	20
7. Long-Term Debt	21
8. Shareholder Promissory Notes	22
9. Convertible Notes	23
10. Commitments and Contingencies	24
11. Conversion to a C Corporation	26
12. Stockholders’ Equity	26
13. Income Taxes	30
14. 401(k) Plan	30
15. Related Party Transactions	30
16. Subsequent Events	30
ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	30
OVERVIEW	30
COMPETITIVE STRENGTHS	31
RECENT DEVELOPMENTS AND TRENDS	32
KEY LINE ITEMS	33
RESULTS OF OPERATIONS	34
LIQUIDITY AND CAPITAL RESOURCES	35
CRITICAL ACCOUNTING POLICIES AND ESTIMATES	37
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS	38
NOTICE REGARDING TRADEMARKS	39
ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	39
ITEM 4. CONTROLS AND PROCEDURES	39
PART II - OTHER INFORMATION	40
ITEM 1. LEGAL PROCEEDINGS	40
ITEM 1A. RISK FACTORS	40
ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS	41

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

Expion360 Inc.

Balance Sheets (Unaudited)

	As of September 30, 2022	As of December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$8,117,029	$773,238
Accounts receivable, net	280,465	775,160
Inventory	5,036,057	2,051,880
Prepaid/in-transit inventory	268,663	1,081,225
Prepaid expenses and other current assets	205,893	71,703
Total current assets	13,908,107	4,753,206

Property and equipment	1,261,706	523,419
Accumulated depreciation	(201,763)	(96,190)
Property and equipment, net	1,059,943	427,229

Other Assets
Operating leases – right-of-use asset	3,277,314	1,281,371
Deposits	74,877	63,901
Total other assets	3,352,191	1,345,272
Total assets	$18,320,241	$6,525,707

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$146,673	$63,180
Customer deposits	161,791	436,648
Accrued expenses and other current liabilities	248,025	140,618
Line of credit and short-term revolving loans	—	550,000
Current portion of operating lease liability	465,471	218,788
Liability for sale of future revenues, net	—	11,502
Note payable in default	—	100,000
Current portion of long-term debt	70,285	51,135
Total current liabilities	1,092,245	1,571,871

Long-term debt, net of current portion and discount	454,109	779,486
Operating lease liability, net of current portion	2,872,575	1,092,861
Shareholder promissory notes	825,000	825,000
Total liabilities	$5,243,929	$4,269,218

(continued on next page)

5

Expion360 Inc.

Balance Sheets (Unaudited) – Continued

	As of September 30, 2022	As of December 31, 2021
Stockholders’ equity
Preferred stock, par value $.001; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.001; 200,000,000 shares authorized; 6,802,464 and 4,300,000 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	6,802	4,300
Additional paid-in capital	25,239,654	8,355,140
Accumulated deficit	(12,170,144)	(6,102,951)
Total stockholders’ equity	13,076,312	2,256,489
Total liabilities and stockholders’ equity	$18,320,241	$6,525,707

The accompanying notes are an integral part of these financial statements

6

Expion360 Inc.

Statements of Operations (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Sales, net	$1,383,011	$1,331,081	$5,741,075	$3,209,847
Cost of sales	980,141	796,966	3,770,025	2,024,442
Gross profit	402,870	534,115	1,971,050	1,185,405
Selling, general and administrative	1,662,005	725,529	6,479,954	1,460,369
Loss from operations	(1,259,135)	(191,414)	(4,508,904)	(274,964)

Other (Income) / Expense
Interest income	(64)	(9)	(158)	(168)
Debt conversion expense	—	—	—	112,133
Interest expense	34,016	161,801	1,571,848	343,904
Gain on sale of property and equipment	(13,312)	—	(13,312)	—
Other (income) expense	(471)	(430)	(389)	(430)
Total other (income) / expense	20,169	161,362	1,557,989	455,439
Loss before taxes	(1,279,304)	(352,776)	(6,066,894)	(730,403)

Franchise taxes	—	—	300	—
Net loss	$(1,279,304)	$(352,776)	$(6,067,193)	$(730,403)

Net loss per share (basic and diluted)	$(0.19)	$(0.13)	$(1.03)	$(0.28)
Weighted-average number of common shares outstanding	6,802,464	2,653,464	5,913,763	2,602,952

The accompanying notes are an integral part of these financial statements

7

Expion360 Inc.

Statements of Stockholders’ Equity (Deficit) for Nine Months ended September 30, 2022 and 2021 (Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance at December 31, 2020	2,430,514	$2,431	$—	$(1,382,093)	$(1,379,662)
Issuance of shares upon conversion of convertible notes	59,515	59	173,098	—	173,157
Effect of induced conversion of debt	—	—	112,133	—	112,133
Issuance of shares in exchange for building signage	6,667	7	19,993	—	20,000
Issuance of shares for cash	81,106	81	269,919	—	270,000
Net loss	—	—	—	(247,193)	(247,193)
Balance at March 31, 2021	2,577,802	$2,577	$575,143	$(1,629,286)	$(1,051,565)
Issuance of shares for cash	75,662	76	251,924	—	252,000
Net loss	—	—	—	(130,435)	(130,435)
Balance at June 30, 2021	2,653,464	$2,654	$827,067	$(1,759,721)	$(930,000)
Net loss	—	—	—	(352,775)	(352,775)
Balance at September 30, 2021	2,653,464	$2,654	$827,067	$(2,112,496)	$(1,282,775)

Balance at December 31, 2021	4,300,000	$4,300	$8,355,140	$(6,102,951)	$2,256,489
Net loss	—	—	—	(696,853)	(696,853)
Balance at March 31, 2022	4,300,000	$4,300	$8,355,140	$(6,799,804)	$1,559,636
Issuance of shares, initial public offering, net of issuance costs	2,466,750	2,466	14,770,021	—	14,772,487
Issuance of shares in exchange for IPO services	35,714	36	(36)	—	—
Issuance of stock options	—	—	2,114,529	—	2,114,529
Net loss	—	—	—	(4,091,036)	(4,091,036)
Balance at June 30, 2022	6,802,464	$6,802	$25,239,654	$(10,890,840)	$14,355,616
Net loss	—	—	—	(1,279,304)	(1,279,304)
Balance at September 30, 2022	6,802,464	$6,802	$25,239,654	$(12,170,144)	$13,076,312

The accompanying notes are an integral part of these financial statements

8

Expion360 Inc.
Statements of Cash Flows (Unaudited)

	For the Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities

Net loss	$(6,067,193)	$(730,403)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	115,670	38,176
Accrued interest on convertible notes	—	72,997
Amortization of debt discount (sale of future revenues)	295	87,219
Amortization of debt discount - notes	1,196,843	21,104
Debt conversion expense on induced conversion of convertible notes	—	112,133
Gain on sale of property and equipment	(13,312)	—
Increase in allowance for doubtful accounts	19,604	—
Stock-based compensation	2,114,529	—

Changes in operating assets and liabilities:
(Increase) / Decrease in accounts receivable	475,091	(532,296)
Increase in inventory	(2,984,177)	(523,358)
(Increase) / Decrease in prepaid/in-transit inventory	812,562	(1,177,264)
Increase in prepaid expenses and other current assets	(134,191)	(58,303)
Increase in deposits	(10,976)	(48,284)
Increase / (Decrease) in accounts payable	(87,369)	38,689
Decrease in customer deposits	(274,857)	—
Increase / (Decrease) in accrued expenses and other current liabilities	107,407	(30,109)
Decrease in liability for refunds	—	(58,000)
Increase in right-of-use assets and lease liabilities	30,454	15,188

Net cash used in operating activities	(4,699,620)	(2,772,511)

Cash flows from investing activities
Purchases of property and equipment	(434,458)	(94,202)
Net proceeds from sale of property and equipment	51,679	—
Net cash used in investing activities	(382,779)	(94,202)

Cash flows from financing activities
Payments on line of credit and short-term revolving loans	(550,000)	(230,000)
Proceeds from sale of future revenues	—	125,000
Payments on liability for sale of future revenues	(11,797)	(250,516)
Principal payments on long-term debt	(1,784,500)	(17,836)
Proceeds from issuance of convertible notes, net of discount	—	2,781,000
Net proceeds from issuance of common stock	14,772,487	522,000
Net cash provided by financing activities	12,426,190	2,929,648

Net change in cash and cash equivalents	7,343,791	62,934
Cash and cash equivalents, beginning	773,238	290,675
Cash and cash equivalents, ending	8,117,029	353,609

9

 Expion360 Inc.

Statements of Cash Flows (Unaudited) - Continued

	For the Nine Months Ended September 30,
Supplemental disclosure of cash flow information:	2022	2021
Cash paid for interest	$401,037	$287,761
Cash paid for franchise taxes	$300	$1,829

Non-cash operating activities:
Convertible notes and accrued interest converted to common stock	$—	$173,157
Reclassification of accrued interest to long-term debt	$—	$5,183
Reclassification of modified convertible note to long-term debt	$—	$100,000
Reclassification of modified member promissory note to convertible notes	$—	$250,000
Issuance of common stock in exchange for property and equipment	$—	$20,000
Acquisition/modification of operating lease right-of-use asset and lease liability	$2,348,509	$1,268,089
Purchases of property and equipment in exchange for long-term debt	$181,430	$246,166
Purchases of property and equipment in exchange for short-term payable	$170,863	$—

The accompanying notes are an integral part of these financial statements

10

1.    Organization and Nature of Operations

Expion360 Inc. (formerly Yozamp Products Company, LLC dba Expion360) (“the Company”) was incorporated in the state of Nevada in November 2021. Effective November 1, 2021, the Company converted to a C corporation. Prior to conversion, the Company was a limited liability company (LLC) with an indefinite life organized in the State of Oregon in June 2016. The LLC elected to be treated as a Subchapter S corporation effective January 1, 2017. Net profits and losses of the LLC and all distributions were allocated among the members in proportion to the ownership units held. The Original LLC Agreement was amended and restated on January 1, 2021 to add additional members and a non-voting class of member units. Upon conversion to a C corporation, all existing LLC members at the time of conversion were issued shares of common stock and became shareholders of the Company. (See Note 11 – Conversion to a C Corporation).

The Company designs, assembles, and distributes premium lithium batteries for RV, Marine, Golf, Industrial, Residential, and Off-The-Grid needs. The Company uses lithium iron phosphate (LiFePO4) batteries. LiFePO4 batteries are considered a top choice for high energy density, dependability, longevity, and safety, providing the ability to power anything, anywhere.

Beginning in March 2020, the COVID-19 pandemic and the measures imposed to contain this pandemic have disrupted and may continue to impact the Company’s business. The magnitude of the impact of the COVID-19 pandemic on the Company’s productivity, results of operations, and financial position, and its disruption to the Company’s business and battery development and timeline, will depend in part on the length and severity of these restrictions and on the Company’s ability to conduct business in the ordinary course.

2.    Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information, and pursuant to the instructions to Form 10-Q and Article 10 of Regulation S-X promulgated by the Securities and Exchange Commission (SEC). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statement presentation. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the three- and nine-month periods ended September 30, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022. The unaudited interim financial statements should be read in conjunction with the Company’s financial statements and related notes as of and for the year ended December 31, 2021, as disclosed in the Company’s prospectus, dated March 31, 2022, filed with the SEC in accordance with Rule 424(b) of the Securities Act on April 4, 2022 (the “Prospectus”) in connection with the Company’s initial public offering.

Unless otherwise noted, all references to shares and shareholders in the accompanying financial statements have been restated retrospectively, to reflect the equity structure of the C corporation as of the beginning of the first period presented.

Liquidity and Capital Resources

The Company has sustained recurring losses and has negative cash flows from operations for the nine months ended September 30, 2022. Historically, the Company’s growth has been funded through a combination of sales of equity interests, third party debt, and working capital loans. The Company’s sales for the nine months ended September 2022 increased 79% over sales for the nine months ended September 30, 2021, as product demand continued to rise. On April 1, 2022, the Company completed an initial public offering and listing of its shares on the Nasdaq Stock Market (IPO). Proceeds from the IPO, net of costs, totaled $14,772,487, of which approximately $2,464,000 was used to pay down principal and accrued interest on high interest-bearing debt, which will help to improve monthly cash flows going forward. The remaining proceeds will be used, in part, to stock inventory to keep up with demand and to build in-house assembly lines to improve the cash-flow cycle, side-stepping the four-month turnaround that the Company currently experiences from suppliers in China. In the first half of 2022, a distribution warehouse was set up in Indiana to better service customers throughout the U.S. and an assembly facility was leased in Redmond, Oregon for future expansion of the in-house assembly lines. Additionally, management has secured a secondary source for lithium iron phosphate cells used in its batteries that is based in Denmark, should supply disruption issues with China arise. Management believes that these factors will contribute to achieving operating efficiency and profitability. However, there can be no assurance that the Company will be successful in achieving its objectives, including achieving operating efficiency and profitability.

11

The Company believes that as a result of the IPO, it currently has sufficient cash to meet its funding requirements for at least twelve months after the date of the issuance of these financial statements. However, the Company has experienced and continues to experience negative operating margins. The Company expects that it may need to raise additional capital in the future to expand its presence in the marketplace and achieve operating efficiencies, and to accomplish its long-term business plan over the next several years. There can be no assurance as to the availability or terms upon which such financing and capital might be available.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary materially from the estimates that were used. The Company’s significant accounting estimates include the carrying value of accounts receivable and inventory, the depreciable lives of fixed assets, and stock-based compensation.

Future events, including the extent and the duration of the COVID-19-related economic impacts and their effects, cannot be predicted with certainty and, accordingly, the Company’s accounting estimates require the exercise of judgment.

Cash and Cash Equivalents

The Company considers all cash amounts which are not subject to withdrawal restrictions or penalties and all highly liquid investments purchased with an original maturity of three months or less from the date of purchase to be cash equivalents. The Company maintains its cash balances with high-quality financial institutions located in the United States. Accounts are secured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per institution. At times, balances may exceed federally insured limits. The Company has not experienced any losses in such accounts and management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents. As of September 30, 2022, cash balances exceeded FDIC limits by $1,064,880.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, are due within a year or less, and generally do not bear any interest. The Company performs ongoing credit evaluations of its customers and generally requires no collateral. An allowance for uncollectible accounts is recorded to reduce accounts receivable to the estimated amount that will be collected. The allowance is based upon management’s review of the accounts receivable aging and specific identification of potentially uncollectible balances. Recoveries of accounts previously written off and adjustments to the allowance for uncollectible accounts are recorded as adjustments to bad debt expense. The allowance for doubtful accounts totaled $19,604 as of September 30, 2022. There was no allowance for doubtful accounts as of December 31, 2021, as management believed all outstanding amounts to be fully collectible.

Customer Deposits

As of September 30, 2022 and December 31, 2021, the Company had customer deposits totaling $161,791 and $436,648, respectively.

12

Inventory

Inventory is stated at the lower of cost (first in, first out) or net realizable value and consists of batteries and accessories, resale items, components, and related landing costs. The Company began in-house assembly in 2021 and as of September 30, 2022 and December 31, 2021, inventory consisted of finished assemblies totaling $2,436,475 and $985,537, respectively, and raw materials (inventory components, parts, and packaging) totaling $2,599,582 and $1,066,343, respectively. The valuation of inventory includes fixed production overhead costs based on normal capacity of the assembly warehouse.

The Company periodically reviews its inventory for evidence of slow-moving or obsolete inventory and provides for an allowance when considered necessary. The Company determined that no such reserve was necessary as of September 30, 2022 or December 31, 2021. The Company prepays for inventory purchases from foreign suppliers. Prepaid inventory totaled $268,663 and $1,081,225 at September 30, 2022 and December 31, 2021, respectively, and included inventory in transit where title had passed to the Company but had not yet been physically received.

Vendor and Foreign Concentrations of Inventory Suppliers

During the three months ended September 30, 2022 and 2021, approximately 91% and 92%, respectively, of inventory purchases were made from foreign suppliers in China and Hong Kong. During the nine months ended September 30, 2022 and 2021, approximately 92% and 93%, respectively, of inventory purchases were made from foreign suppliers in China and Hong Kong. Any adverse change in either the economic or political conditions abroad could negatively impact the Company’s supply chain. The inability to obtain product to meet sales demand could adversely affect results of operations. However, the Company has secured a secondary source for lithium iron phosphate cells used in its batteries from a supplier in Denmark, enabling the Company to source materials outside of China in the event it becomes necessary to do so.

Property and Equipment

Property and equipment are stated at cost less depreciation calculated on the straight-line basis over the estimated useful lives of the related assets as follows:

Vehicles and transportation equipment	5 - 7 years
Office furniture and equipment	3 - 7 years
Manufacturing equipment	3 - 10 years
Warehouse equipment	3 - 10 years
QA equipment	3 - 10 years
Tooling and molds	5 - 10 years

Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.

Betterments, renewals, and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in the Statements of Operations.

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset during the lease term, and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating leases are included in ROU assets, current operating lease liabilities, and long-term operating lease liabilities on the Company’s Balance Sheets. The Company does not have any finance leases.

Lease ROU assets and lease liabilities are initially recognized based on the present value of the future minimum lease payments over the lease term at commencement date calculated using the Company’s incremental borrowing rate applicable to the lease asset, unless the implicit rate is readily determinable. ROU assets also include any lease payments made at or before lease commencement and exclude any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leases with a term of 12 months or less are not recognized on the Company’s Balance Sheet. The Company’s leases do not contain any residual value guarantees. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

13

The Company accounts for lease and non-lease components as a single lease component for all its leases.

Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment. When events or circumstances indicate the carrying value of a long-lived asset may be impaired, the Company estimates the future undiscounted cash flows to be derived from the use and eventual disposition of the asset to assess whether or not a potential impairment exists. If the carrying value exceeds the estimate of future undiscounted cash flows, the impairment is calculated as the excess of the carrying value of the asset over the estimate of its fair value. Fair value is determined primarily using the estimated cash flows discounted at a rate commensurate with the risk involved. No long-lived asset impairment was recognized during the three months or nine months ended September 30, 2022 and 2021.

Product Warranties

The Company sells the majority of its products to customers along with conditional repair or replacement warranties. The Company’s branded DC mobile chargers are warrantied for two years from the date of sale and its branded VPR 4EVER Classic and Platinum batteries are warrantied at gradually lesser levels over a twelve-year period from date of sale. The Company determines its estimated liability for warranty claims based on the Company’s experience of the amount of claims actually made. Management estimates no liability as of September 30, 2022 and December 31, 2021 because, historically, there have been very few claims and costs for repairs or replacement parts have been nominal. It is possible that the Company’s estimate of a liability for product liability claims will change in the near term.

Liability for Refunds

The Company does not have a formal return policy but does accept returns under its warranty policies. Returns have historically been minimal. However, during 2020 the Company sold discontinued products and recorded a liability for refunds. As of December 31, 2020, the liability totaled $58,000. During the three months and nine months ended September 30, 2021, the Company issued credits totaling $8,628 and $58,000, respectively, which were included in the refund liability as of December 31, 2020. As of December 31, 2021, all allowable discontinued products had been returned and the Company had no further refund liability. Revenue is recorded net of this amount. Any returns of discontinued product are not added back to inventory and therefore related costs are nominal and not recorded as an asset.

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the performance obligation(s) are satisfied. Revenue is recognized upon shipment or delivery to the customer, as that is when the customer obtains control of the promised goods and the Company’s performance obligation is considered satisfied. As such, accounts receivable is recorded at the time of shipment or will call, when the Company’s right to the consideration becomes unconditional and the Company determines there are no uncertainties regarding payment terms or transfer of control.

14

Concentration of Major Customers

A customer is considered a major customer when net revenue attributable to the customer exceeds 10% of total revenue for the period or outstanding receivable balances exceed 10% of total receivables.

During the three months ended September 30, 2022, sales to two customers totaled $220,300 and $174,636, respectively, comprising approximately 16% and 13% of total sales, respectively. There were no accounts receivable for these customers as of September 30, 2022. During the nine months ended September 30, 2022, sales to two customers totaled $1,264,344 and $552,477, respectively, comprising approximately 22% and 10%, respectively, of total sales. Accounts receivables for these customers totaled $7,486 and $0, respectively, representing approximately 3% of total accounts receivable as of September 30, 2022. Accounts receivable from two additional customers totaled $47,758 and $43,031, representing approximately 17% and 15%, respectively, of total accounts receivables as of September 30, 2022.

During the three months ended September 30, 2021, sales to one customer totaled $132,870, comprising approximately 10% of total sales. Accounts receivable for this customer totaled $104,562, representing approximately 14% of total accounts receivable as of September 30, 2021. During the nine months ended September 30, 2021, sales to two customers totaled $440,036 and $370,134, respectively, comprising approximately 14% and 12%, respectively, of total sales. Accounts receivable from these customers totaled $97,127 and $104,562, respectively, representing approximately 13% and 14%, respectively, of total accounts receivable as of September 30, 2021. Accounts receivable from one additional customer totaled $104,405, representing approximately 14% of total accounts receivable as of September 30, 2021.

Shipping and Handling Costs

Shipping and handling fees billed to customers are classified on the Statement of Operations as “Sales, net” and totaled $6,133 and $5,839 during the three months ended September 30, 2022 and 2021, respectively and $17,514 and $20,812 during the nine months ended September 30, 2022 and 2021, respectively. Shipping and handling costs for shipping product to customers totaled $54,840 and $23,664 during the three months ended September 30, 2022 and 2021, respectively, and $137,497 and $73,393 during the nine months ended September 30, 2022 and 2021, respectively, and are classified in selling, general and administrative expense in the accompanying Statements of Operations.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense totaled $93,364 and $11,025 for the three months ended September 30, 2022 and 2021, respectively and $164,118 and $46,550 for the nine months ended September 30, 2022 and 2021, respectively, and is included in selling, general and administrative expense in the accompanying Statements of Operations.

Research and Development

Research and development costs are expensed as incurred. Research and development costs charged to expense amounted to $39,180 and $3,205 for the three months ended September 30, 2022 and 2021, respectively and $145,401 and $14,917 for the nine months ended September 30, 2022 and 2021, respectively, and are included in selling, general and administrative expenses in the accompanying Statements of Operations.

Income Taxes

From January 1, 2017 to October 31, 2021, the Company was not subject to federal or state income taxes since it was a limited liability company taxed as an S corporation. The Company’s taxable income or losses were allocated to its members in accordance with their respective ownership percentages. Therefore, no provision or liability for federal income taxes was included in the accompanying financial statements for the relevant periods in 2021. Certain states impose minimum franchise taxes on entities taxed as an S corporation. Accordingly, the accompanying financial statements include provisions for state franchise tax fees.

15

Effective November 1, 2021, the Company converted from an LLC to a C corporation and, as a result, became subject to corporate federal and state income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of exiting assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (CARES Act). The Cares Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act provides sweeping tax changes in response to the COVID-19 pandemic. Some of the more significant provisions are removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act. As of September 30, 2022 and December 31, 2021, the Company has not recorded any income tax provision/(benefit) resulting from the CARES Act, mainly due to the Company’s history of net operating losses.

On December 27, 2020, the United States enacted the Consolidated Appropriations Act of 2021 (“CAA”). The CAA includes provisions extending certain CARES Act provisions and adds coronavirus relief, tax and health extenders. The Company will continue to evaluate the impact of the CAA and its impact on its financial statements in 2022 and beyond.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurement. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value, as follows:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs. In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, short-term revolving loans, shareholder promissory notes, and long-term debt. The fair value of cash and cash equivalents, accounts receivable, accounts payable, and short-term revolving loans approximates their respective carrying values because of the short-term nature of those instruments. The fair value of the shareholder promissory notes, convertible notes, and long-term debt approximates their respective carrying values because the interest rate approximates market rates available to the Company for similar obligations with the same maturities.

Segment Reporting

The Company currently operates in one reportable segment. An operating segment is defined as a component of an enterprise for which discrete financial information is available and is reviewed regularly by the Chief Operating Decision Maker (“CODM”) to evaluate performance and make operating decisions. The Company has identified its CODM as the Chief Executive Officer.

16

Basic and Diluted Net Loss Per Share

The basic net loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the period. Diluted earnings or loss per share adjusts the basic earnings or loss per share for the potentially dilutive impact of securities (e.g., options and warrants).

We calculate basic and diluted net loss per share using the weighted average number of common shares outstanding during the periods presented. In periods of a net loss position, basic and diluted weighted average common shares are the same. For the diluted earnings per share calculation, we adjust the weighted average number of common shares outstanding to include dilutive stock options, warrants, unvested restricted stock units and shares associated with the conversion of any convertible notes or preferred stock, when applicable. We use the if-converted method for calculating any potential dilutive effect of convertible notes and convertible preferred stock on diluted net loss per share.

The following shows the amounts used in computing net loss per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(1,279,304)	$(352,776)	$(6,067,193)	$(730,403)
Weighted average common shares outstanding – basic and diluted	6,802,464	2,653,464	5,913,763	2,602,952
Basic and diluted net loss per share	$(0.19)	$(0.13)	$(1.03)	$(0.28)

As of September 30, 2022 and December 31, 2021, the Company has outstanding warrants and options convertible into 1,717,936 and 740,431 shares of common stock, respectively. The following table sets forth the number of shares excluded from the computation of diluted loss per share, as their inclusion would have been anti-dilutive.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Stock options	859,500	—	859,500	—
Warrants	858,436	—	858,436	—
	1,717,936	—	1,717,936	—

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation—Stock Compensation”, which requires compensation costs to be recognized at grant date fair value over the requisite service period of each of the awards. The Company recognizes forfeitures of awards as they occur.

The fair value of stock options is determined using the Black-Scholes-Merton option pricing model. In order to calculate the fair value of the options, certain assumptions are made regarding the components of the model, including risk-free interest rate, volatility, expected dividend yield and expected life. Changes to assumptions could cause significant adjustments to the valuation.

New Accounting Pronouncements

In May 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the Emerging Issues Task Force).” ASU 2021-04 requires issuers to account for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after the modification or exchange based on the economic substance of the modification or exchange. Under the guidance, an issuer determines the accounting for the modification or exchange based on whether the transaction was done to issue equity, to issue or modify debt, or for other reasons. ASU 2021-04 is applied prospectively and is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. The Company adopted this standard in the first quarter of fiscal 2022, which did not have a material impact on the Company’s financial statements or disclosures.

17

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Under ASU 2020-06, the embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost, as long as no other features require bifurcation and recognition as derivatives. Similarly, equity-classified convertible preferred stock instruments will be accounted for as single units of account in equity unless the conversion feature needs to be bifurcated under Topic 815. The new guidance also made amendments to the earnings per share guidance in Topic 260, Earnings Per Share, for convertible instruments, the most significant impact of which is requiring the use of the if-converted method for diluted earnings per share calculation. Further, ASU 2020-06 made revisions to Subtopic 815-40, which provides guidance on how an entity must determine whether a contract qualifies for a scope exception from derivative accounting. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. Adoption of the standard requires using either a modified retrospective or a full retrospective approach. Effective January 1, 2021, the Company early adopted ASU 2020-06 using the modified retrospective approach. Adoption of the new standard did not have a material impact on the Company’s financial statements or disclosures.

In January 2020, the FASB issued ASU 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. The new guidance clarifies the interaction of accounting for the transition into and out of the equity method and the accounting for measuring certain purchased options and forward contracts to acquire investments. ASU 2020-01 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Effective January 1, 2021, the Company adopted ASU 2020-01. The adoption of this guidance did not have an impact on the Company’s financial statements or disclosures.

Accounting Guidance Issued but Not Yet Adopted

In September 2022, the FASB issued ASU 2022-04, “Liabilities—Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations,” which is intended to enhance the transparency surrounding the use of supplier finance programs in connection with the purchase of goods and services. Supplier finance programs may also be referred to as reverse factoring, payables finance, or structured payables arrangements. The amendments in ASU 2022-04 require a buyer that uses supplier finance programs to disclose sufficient qualitative and quantitative information about the program to allow a user of financial statements to understand the program’s nature, activity during the period, changes from period to period, and potential magnitude. ASU 2022-04 is effective for all entities for fiscal years beginning after December 15, 2022 on a retrospective basis, including interim periods with those fiscal years, except for the requirement to disclose roll forward information, which is effective prospectively for fiscal years beginning after December 15, 2023. The Company is currently evaluating the impact of this standard on our financial statements.

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions,” which amends the guidance in Topic 820, Fair Value Measurement, to clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. In addition, the ASU introduces new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value. ASU 2022-03 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years for public business entities. The Company is currently evaluating the impact of this standard on our financial statements.

18

In March 2022, the FASB issued ASU 2022-02, “Financial Instruments—Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures,” which addresses and amends areas identified by the FASB as part of its post-implementation review of the accounting standard that introduced the current expected credit losses (“CECL”) model. The amendments eliminate the accounting guidance for troubled debt restructurings by creditors that have adopted the CECL model and enhance the disclosure requirements for loan refinancings and restructurings made with borrowers experiencing financial difficulty. In addition, the amendments require disclosure of current-period gross write-offs for financing receivables and net investment in leases by year of origination in the vintage disclosures. For entities, such as Expion360 Inc., that have not yet adopted the CECL accounting model in ASU 2016-13, the effective date for the amendments in ASU 2022-02 is the same as the effective date in ASU 2016-13 (i.e., fiscal years beginning after December 15, 2022, including interim periods within those fiscal years). The Company is currently evaluating the impact of this standard on our financial statements.

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers.” ASU 2021-08 requires contract assets and contract liabilities acquired in a business combination to be recognized and measured in accordance with Topic 606, Revenue from Contracts with Customers, on the acquisition date as if the acquirer had entered into the original contract at the same date and on the same terms as the acquiree. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for public business entities. The Company is currently evaluating the impact of this standard on our financial statements.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. This ASU replaces the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information for credit loss estimates on certain types of financial instruments, including trade receivables. In addition, new disclosures are required. The ASU, as subsequently amended, is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adopting this guidance.

3.    Property and Equipment, Net

Property and equipment consist of the following:

	September 30, 2022	December 31, 2021

Vehicles and transportation equipment	$471,359	$298,752
Leasehold improvements	314,819	59,316
Office furniture and equipment	188,131	105,003
Manufacturing equipment	168,099	—
Warehouse equipment	81,164	44,356
QA equipment	22,142	—
Tooling and Molds	15,992	15,992
	1,261,706	523,419

Less: accumulated depreciation	(201,763)	(96,190)
Property and equipment, net	$1,059,943	$427,229

Depreciation expense was $48,364 and $16,422 for the three months ended September 30, 2022 and 2021, respectively. Depreciation expense was $115,670 and $38,176 for the nine months ended September 30, 2022 and 2021, respectively.

19

4.    Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	As of September 30, 2022	As of December 31, 2021

Accrued salaries and payroll liabilities	$182,283	$12,449
Rebate liability	26,015	23,010
Commissions	14,575	29,120
Deferred income and deposit (sublease)	14,168	13,690
Franchise tax	9,300	9,300
Accrued interest	268	26,301
Other	1,416	26,748
Accrued expenses and other current liabilities	$248,025	$140,618

5.    Liabilities for Sale of Future Revenues

On December 8, 2020 and January 26, 2021, Reliant Funding, under two separate ACH Total Receipts Purchase Agreements (“Purchase Agreements”), purchased a 50% interest in the Company’s future revenues for a total aggregate purchase price of $250,000. Pursuant to the terms of the Purchase Agreements, the purchased percentage continued to be owned by Reliant Funding, until the Company paid the full purchased amount of $349,750. Repayment of the purchased amount was achieved through 252 daily bank account withdrawals of $1,388 through December 15, 2021 and $694 thereafter through January 26, 2022. During the three months ended September 30, 2021, the Company repaid a total of $88,826, including $21,299 of interest. There were no payments made in the three months ended September 30, 2022. During the nine months ended September 30, 2022 and 2021, the Company repaid a total of $11,797 and $250,516, respectively, including $295 and $87,219, respectively, of interest. Interest was recognized at an effective annual interest rate of approximately 71%. As of December 31, 2021, the Company had a total remaining liability related to the Purchase Agreements of $11,502 and total remaining payments of $11,797 (including interest). The Purchase Agreements were secured by substantially all of the assets of the Company. As of September 30, 2022 the Company had no remaining liability related to the Purchase Agreements.

6.    Short-Term Revolving Loans

From January 2020 to October 2020, the Company received funds totaling $900,000 under four unsecured Working Capital Loan Agreements (“WC Loans”) from two different third-party lenders. As of December 31, 2021, a balance of $550,000 remained outstanding under the WC Loan Agreements and in accordance with the modified terms, the Company was subject to monthly extended maturity interest of one percent on the ending outstanding monthly balance which increased one percent for each month beyond the extended maturity date. The WC Loans were repaid in full in April 2022.

The terms of each WC Loan are summarized below:

·	$150,000 limit - dated January 25, 2020; monthly interest-only payments at 10% annual interest, principal payment of $70,000 paid during the year ended December 31, 2020, balance of $80,000 due 12 months from date of issue and paid in full at maturity in 2021.

·	$150,000 limit - dated January 28, 2020; monthly interest-only payments at 12% annual interest; principal due 12 months from date of issue. This note was modified effective January 1, 2021 to extend the maturity date to December 31, 2021 (see below) and was paid in full with a payment of $50,000 in July 2021 and $100,000 in September 2021.

20

·	$200,000 limit – dated March 22, 2020; monthly interest-only payments at 15% annual interest; principal due 12 months from date of issue. This note was modified effective January 1, 2021 to extend the maturity date to December 31, 2021. The Company paid $50,000 towards the principal balance in November 2021. The balance of $150,000 was paid in full in April 2022 (see below).

·	$400,000 limit – dated August 31, 2020; monthly interest-only payments at 10% annual interest; pursuant to the WC Loan, the maturity was to be determined by mutual agreement and was to be at least 30 days after a maturity date is agreed upon. The note was modified effective January 1, 2021 to establish a maturity date of December 31, 2021, and was paid in full in April 2022 (see below).

Effective January 1, 2021, as noted above, three of the working capital loan agreements, all from the same investor, were modified. The modification was to extend the maturity date on two of the notes from January 28, 2021 and March 22, 2021 to December 31, 2021, and to establish a maturity date of December 31, 2021 for the WC Loan that left the maturity date open to negotiations in the original agreement.

As of December 31, 2021, a balance of $550,000 remained outstanding under the WC Loan Agreements and in accordance with the modified terms, the Company was subject to monthly extended maturity interest of one percent on the ending outstanding monthly balance which increased one percent for each month beyond the extended maturity date. The Company remained in compliance with all interest payments and paid the WC Loans in full in April 2022.

All fees incurred in connection with obtaining and modifying these agreements were nominal and, given the short-term maturity of one year, were expensed as incurred. There was no accounting impact to the financial statements related to the modifications.

7.     Long-Term Debt

Long-term debt consisted of the following at September 30, 2022 and December 31, 2021:

	September 30, 2022	December 31, 2021
Senior secured promissory notes – various investors. Monthly payments of interest only at 10% plus deferred interest of 5% accrued monthly to be paid at maturity. A minimum of one year interest is due at maturity. Matures the earlier of (a) May 15, 2023, (b) the closing of a qualified subsequent financing or (c) the closing of a change of control. The notes are senior to all other debt and are secured by substantially all assets of the Company. The notes included detachable warrants to purchase 482,268 shares of common stock at an exercise price of $3.32 per share (see Note 12 – Stockholders’ Equity). Debt issuance costs and discount totaling $1,287,160 at date of issuance were being amortized and recognized as additional interest expense over the term of the notes using the straight-line method because it was not substantially different from the effective interest rate method. We determined the expected life of the notes to be the contractual term. Interest expense related to these notes includes amortization of debt issuance costs and discount in the amount of $0 and $1,196,843, respectively, for the three months and nine months ended September 30, 2022. Paid in full in April 2022	$—	$1,600,000
Note payable – bank. Payable in monthly installments of $332, including interest at 5.8% per annum, due August 2025, secured by equipment and personally guaranteed by the current CEO.	10,670	13,135
Note payable – credit union. Payable in monthly installments of $508, including interest at 5.45% per annum, due July 2026, secured by a vehicle and personally guaranteed by the current CEO.	20,613	24,259

21

Note payable – SBA. Economic Injury Disaster Loan payable in monthly installments of $731, including interest at 3.75% per annum, due May 2050, and personally guaranteed by the current CEO.	150,898	153,193
Note payable – individual. Monthly payments of interest only at 10% per annum, matured December 31, 2021 resulting in the entire principal balance recorded in current portion of long-term debt on the accompanying Balance Sheets; pursuant to the note, the past due balance is subject to 1% additional monthly interest which increases one percent for each month beyond maturity date, unsecured. The Company remained in compliance with the extended maturity interest payments; paid in full in April 2022	—	100,000
Note payable – finance company. Payable in monthly installments of $994, including interest at 8.5% per annum, due July 2026, secured by a vehicle and personally guaranteed by a shareholder. Paid in full September 2022.	—	45,832
Note payable – finance company. Payable in monthly installments of $2,204, including interest at 11.21% per annum, due August 2026, secured by a vehicle and personally guaranteed by the current CEO.	84,201	96,155

Notes payable – The Company has six and two notes payable to GM Financial for vehicles at September 30, 2022 and December 31, 2021. In April 2022, the Company secured a commercial line up to $300,000 to be used to finance vehicle purchases. The agreement expires in April 2023 but prevailing GM Financial existing term notes will remain. The notes are payable in aggregate monthly installments of $4,676, including interest at rates ranging from 5.89% to 7.29% per annum, mature at various dates from October 2027 to May of 2028, and are secured by the related vehicles. Two of the notes are personally guaranteed by the current CEO.	258,012	94,890
Total	$524,394	$2,127,464
Less unamortized debt issuance costs and discount	—	(1,196,843)
Less current portion	(70,285)	(51,135)
Less note payable in default (paid April 2022)	—	(100,000)
Long-term debt, net of unamortized debt discount and current portion	$454,109	$779,486

Future maturities of long-term debt are as follows:

Years ending September 30,
2023	$70,285
2024	75,949
2025	81,805
2026	80,962
2027	56,410
Thereafter	158,983
Total	$524,394

8.     Shareholder Promissory Notes

As of September 30, 2022 and December 31, 2021, the Company had an outstanding principal balance of $825,000 due to shareholders under unsecured Promissory Notes Agreements (“Notes”). The Notes require monthly interest-only payments at 10% per annum. The Notes mature at various dates from August 2023 to December 2024 as follows: August 2023 - $500,000; January 2024 - $125,000; and December 2024 - $200,000.

22

On May 15, 2021, the Company modified another shareholder Note in the amount of $250,000 to be a convertible note for the same amount. The shareholder also invested additional proceeds of $24,000 for a total convertible note of $274,000. The convertible note included detachable warrants to purchase 548,000 shares of the Company’s common stock. The convertible note bore interest at a rate of 10% per annum, had an initial maturity of two years from date of issue, and was convertible at $0.50 per share. The modification resulted in a new effective annual interest rate of 9.15%. There was no accounting impact to the financial statements related to these modifications. On October 29, 2021, concurrent with the anticipated conversion from an LLC to a C corporation, the convertible note and warrants were modified under a Convertible Debenture Exercise and Waiver and Release Agreement and the shareholder agreed to convert the note and accrued interest into 236,498 shares of common stock resulting in a conversion price of $1.21 per share (see Note 9 –Convertible Notes).

Interest paid to the shareholders under the Notes totaled $20,627 and $48,444 during the three months ended September 30, 2022 and September 30, 2021, respectively. Interest paid to the shareholders totaled $61,881 and $101,281, respectively, during the nine months ended September 30, 2022 and 2021, respectively. There was no accrued interest as of September 30, 2022 or December 31, 2021 related to these Notes.

9.    Convertible Notes

2020 Convertible Notes – Converted January 1, 2021

Effective January 1, 2021, convertible debt holders were offered the opportunity for early conversion of their convertible notes into Class B LLC member units. Three of the four convertible note holders converted notes with a principal balance of $170,000 and accrued interest of $3,157 into 2,338 Class B member units (the equivalent of 59,515 shares of common stock) at per unit conversion prices ranging from $67 - $76 (per share prices ranging from $2.66 - $3.00). In accordance with FASB ASC 470-20, Debt with Conversion and Other Options, the fair value of the additional units issued under the induced conversion over the value of the number of units issuable under the original terms of the convertible note agreements is recognized as debt conversion expense. Accordingly, upon early conversion on January 1, 2021, the Company recognized $112,133 of debt conversion expense with a corresponding entry to equity of $285,290 consisting of the $173,157 of principal and accrued interest converted and the excess fair value of $112,133.

The fourth convertible note holder opted out of the early conversion and instead, the original note with a principal balance of $100,000 was modified into a term loan effective January 1, 2021 (see Note 7 – Long Term Debt). The modification included the elimination of the conversion feature, an increase in the interest rate from the original 6% per annum to 10% per annum, to be paid monthly instead of accrued, and an earlier maturity date of December 31, 2021. The modification resulted in a new effective annual interest rate of 9.58%, and a revised one-year maturity on December 31, 2021 (see Note 6 –Short-Term Revolving Loans). There was no accounting impact to the financial statements related to this modification. The note was paid in full in April 2022.

2021 Convertible Notes/Extinguishment Loss on Debt Settlement

From May to September 2021, the Company received gross proceeds of $2,929,000 from the issuance of unsecured convertible notes (the “Notes”), of which $44,000 was received from existing shareholders. Of the total proceeds, $1,820,000 was received during the three months ended September 30, 2021. Additionally, in May 2021, a shareholder converted a promissory note to a convertible note identical in terms discussed below (see Note 8 – Shareholder Promissory Notes).

At the option of the Note holders and after the completion of a merger with a Special Purpose Acquisition Company (“SPAC”) or an Initial Public Offering (“IPO”), the holder could convert all or a part of the outstanding principal and accrued interest into shares of common stock of the merged or public company. The Notes included detachable warrants (“Warrants”) to purchase 3,862,000 shares of the merged or public company. The Notes bore interest at a rate of 10% per annum, had an initial maturity of two years from date of issue, and were convertible at per-share prices ranging from $0.50 to $2.50. Effective January 1, 2021, the Company early adopted ASU 2020-06, and accordingly, no beneficial conversion features were recognized. The Notes were accounted for in accordance with ASC 470-20, Debt with Conversion and Other Options (“ASC 470-20”) and ASC 815-40, Contracts in Entity’s Own Equity (“ASC 815-40”). Under ASC 815-40, to qualify for equity classification (or nonbifurcation, if embedded) the instrument (or embedded feature) must be both (1) indexed to the issuer’s stock and (2) meet the requirements of the equity classification guidance. Based upon the Company’s analysis, it was determined the Notes do contain embedded features indexed to its own stock, but do not meet the requirements for bifurcation and recognition as derivatives, and therefore do not need to be separately recognized. Accordingly, the proceeds received from the issuance of the Notes were recorded as a single liability measured at amortized cost on the consolidated Balance Sheet. The Company incurred $148,000 of debt issuance costs relating to the issuance of the Notes, which were recorded as a reduction to the Notes on the Balance Sheet. Of this amount, $56,000 was incurred during the three months ended September 30, 2021. The debt issuance costs were being amortized and recognized as additional interest expense over the term of the Notes using the straight-line method because it is not substantially different from the effective interest rate. Amortization of debt discount totaled $16,383 and $21,104 during the three and six months ended September 30, 2021, respectively. Since the Warrants were not exercisable until a merger with a SPAC or an IPO, there was no impact on the financial statements at date of grant.

23

On October 29, 2021, in anticipation of conversion from LLC to a C corporation, the Notes and Warrants were modified under Convertible Debenture Exercise and Waiver and Release Agreements with the individual creditors. The Note holders agreed to settle the debt for an aggregate of 1,527,647 shares of common stock with a fair value of $5,545,359 ($3.63 per share). Since this transaction involved contemporaneous issuance of shares of common stock by the Company to the Note holders, the Company evaluated the transaction for modification and extinguishment accounting and determined that the debt was extinguished as a result of the issuance of shares that do not represent the exercise of a conversion right contained in the original terms of the Notes at issuance.

The settlement of the debt resulted in a recognized loss of $2,262,658 recorded as extinguishment loss on debt settlement in November 2021, calculated as the excess of the fair value of shares issued over the carrying amount of the debt. In addition, the fair value of warrants of $407,700 issued in exchange for services related to the extinguished debt (see Note 12 – Stockholders’ Equity) and the unamortized portion of debt discount remaining at date of settlement of $120,729 were also recorded as extinguishment loss on debt settlement for an aggregate loss of $2,791,087.

10.    Commitments and Contingencies

Operating Leases

The Company leases its warehouses and office space under long-term lease arrangements. None of its leases include characteristics specified in ASC 842, Leases, that require classification as financing leases, and accordingly, these leases are accounted for as operating leases. The Company does not recognize a right-of-use asset and lease liability for short term leases, which have terms of 12 months or less. For longer-term lease arrangements that are recognized on the Company’s Balance Sheet, the right-of-use asset and lease liability are initially measured at the commencement date based upon the present values of the lease payments due under the leases.

The implicit interest rates of the Company’s lease arrangements are generally not readily determinable and as such, the Company applies an incremental borrowing rate, which is established based upon the information available at the lease commencement date, to determine the present value of lease payments due under the arrangement. Under ASC 842, the incremental borrowing rate (IBR) for leases must be (1) a rate of interest over a similar term, and (2) for an amount that is equal to the lease payments. The Company uses both the Federal Reserve Economic Data (FRED) U.S. corporate debt effective yield and the U.S. Treasury rates adjusted for credit spread as the primary data points for purposes of determining the IBR.

In the first quarter of 2022, the Company entered into two new long-term, non-cancelable operating lease agreements for office and warehouse space resulting in the Company recognizing an additional lease liability totaling of $2,348,509, representing the present value of the lease payments discounted using an effective interest rate of 8.07% and 8.86%, and corresponding right-of-use assets of $2,348,509. The leases expire in December 2026 and December 2028. The second lease contains one three-year option to renew. The lease is guaranteed by the current CEO.

24

In the first quarter of 2021, the Company entered into a long-term, non-cancelable operating lease agreement for office and warehouse space resulting in the Company recognizing an additional lease liability totaling of $1,268,089, representing the present value of the lease payments discounted using an effective interest rate of 7.47% and a corresponding right-of-use asset of $1,268,089. The lease expires in January 2028 and contains one three-year option to renew. The lease is guaranteed by the current CEO.

The Company has two other leases that expire in January 2023 and February 2025. The leases generally provide for annual increases based on a fixed amount and generally require the Company to pay real estate taxes, insurance, and repairs. Both leases are guaranteed by the current CEO.

The following is a summary of total lease costs during the three months and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating lease cost	$198,795	$80,931	$561,949	$223,175
Short-term lease costs	450	1,504	3,077	3,223
Variable lease costs	—	—	—	—
Sublease income	(25,022)	(30,360)	(98,364)	(54,677)
	$174,223	$52,075	$466,662	$171,721

The weighted-average remaining lease term was 5.71 years and 5.64 years as of September 30, 2022 and December 31, 2021, respectively. The weighted average discount rate was 8.50% and 8.02%, as of September 30, 2022 and December 31, 2021, respectively. Operating cash flows from the operating leases totaled $115,442 and $48,602 for the three months ended September 30, 2022 and 2021, respectively and $322,112 and $127,980 for the nine months ended September 30, 2022 and 2021, respectively.

The total lease liability as of September 30, 2022 and December 31, 2021 was $3,338,046 and $1,311,649, respectively.

The following is a maturity analysis of the annual undiscounted cash flows of the operating lease liabilities as of September 30, 2022, for years ending September 30:

Total
2023	$729,741
2024	723,081
2025	721,971
2026	727,150
2027	703,541
Thereafter	645,402
Total future minimum lease payments	4,250,886
Less imputed interest	(912,840)
Total	$3,338,046

Current lease liability	$465,471
Noncurrent lease liability	2,872,575
Total	$3,338,046

Subleases

The Company subleases office and warehouse space under three of its existing operating leases with similar terms as the Company’s lease agreements. Because the Company is not relieved of its primary obligations under the original lease, the Company accounts for the subleases as a lessor. Sublease rental income is recorded based on the contractual rental payments which are not substantially different from recognition on a straight-line basis over the

25

lease term and totaled $25,022 and $30,360 during the three months ended September, 2022 and 2021, respectively, and $98,364 and $54,677 during the nine months ended September 30, 2022 and 2021, respectively. As of September 30, 2022 and December 31, 2021, deferred income and a sublease deposit totaled $14,168 and $13,690, respectively, and is included in accrued expenses and other current liabilities on the accompanying Balance Sheets.

The following are the total future minimum sublease payments as of September 30, 2022:

Years ending September 30,
2023	$60,056
2024	35,977
2025	15,175
Total future minimum lease payments	$111,208

Litigation

The Company may be involved from time to time in litigation or claims arising in the ordinary course of its business. While the ultimate liability, if any, arising from these claims cannot be determined with certainty, the Company believes that the resolution of any such matters will not likely have a material adverse effect on the Company’s financial statements.

11.    Conversion to a C Corporation

Effective November 1, 2021, the Company converted from an LLC to a C corporation under the State of Nevada statutes in anticipation of an upcoming initial public offering, and changed its name to Expion360 Inc. The membership units of the existing LLC members and all existing convertible note holders (see Note 9 - Convertible Notes) converted into an aggregate of 4,181,111 shares of common stock. Additionally, investors purchased 88,889 shares of common stock for total proceeds of $316,400, and 30,000 shares of common stock were issued in exchange for legal services. The 30,000 shares issued in exchange for legal services were valued at $108,900 at date of grant based on the per share price of $3.63 paid for shares issued at the time of the conversion to a C corporation. The Company’s issued and outstanding shares of common stock totaled 4,300,000 upon conversion to a C corporation.

12.    Stockholders’ Equity

The Company is authorized to issue an aggregate of 220,000,000 shares of capital stock, par value $0.001 per share, consisting of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of September 30, 2022 and December 31, 2021, 6,802,464 and 4,300,000 shares, respectively, of common stock were issued and outstanding. No shares of preferred stock have been issued.

A holder of common stock is entitled to one vote for each share of common stock. The holders of common stock have no conversion, redemption or preemptive rights and shall be entitled to receive dividends when, as, and if declared by the board of directors. Upon dissolution, liquidation, or winding up of the Company, after payment or provision for payment of debts and other liabilities of the Company, subject to the rights, if any, of the holders of any class or series stock having a preference over the right to participate with common stock with respect to the distribution of assets of the Company upon such dissolution, liquidation, or winding up of the Company, the holders of common stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares of common stock held.

Since no shares of preferred stock have been issued, no rights and privileges of preferred stockholders have been defined.

Initial Public Offering

On April 1, 2022, the Company completed an initial public offering (“IPO”). A total of 2,466,750 shares of common stock were sold at $7.00 per share in the IPO, for total gross proceeds of $17,267,250. The Company incurred IPO costs of $2,494,763 resulting in net proceeds of $14,772,487. Additionally, during the nine months ended September 30, 2022, the Company issued 35,714 shares of common stock at $7.00 per share to an outside third party in exchange for IPO services. The fair value of the shares of $249,998 were recorded as an increase to common stock of $36 (35,714 shares at $.001 par value) and additional paid in capital of $249,962 and a corresponding reduction to additional paid in capital of $249,998, resulting in a net decrease in additional paid in capital of $36.

26

Issuance of Shares

Prior to conversion from an LLC to a C corporation, the following membership units were issued and included in the membership units that were converted into 4,181,111 shares of common stock upon the Company’s conversion to a C corporation (see Note 11 – Conversion to a C corporation).

·	On January 1, 2021, 8,000 membership units (equivalent to 192,234 shares) that were held in Trust were granted to three individuals.

·	On January 1, 2021, the Company issued 2,338 Class B member units (equivalent to 59,515 shares of common stock) upon the conversion of convertible notes and accrued interest totaling $173,157 (see Note 9 - Convertible Notes).

·	On January 1, 2021, the Company issued 262 Class B membership units (equivalent to 6,667 shares of common stock) in exchange for building signage valued at $20,000.

·	In March 2021, the Company sold 3,185 Class B membership units (equivalent to 81,106 shares of common stock) to two new members for gross proceeds of $270,000.

·	In April 2021, the company sold 2,972 Class B membership units (equivalent to 75,662 shares of common stock) to one new member for gross proceeds of $252,000.

Warrants/Options

On April 1, 2022, the Company issued warrants to IPO underwriters to purchase 148,005 shares of common stock at an exercise price of $9.10 per share. The warrants are exercisable 180 days after grant (September 27, 2022) and expire 5 years from date of grant (March 31, 2027). The fair value of the warrants was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $7, expected dividend yield of 0%, expected volatility of 110.03%, risk-free interest rate of 2.55% and expected life based on contractual life of 5 years. The fair value of $916,238 was recorded as an increase in additional-paid-in capital and a reduction to additional paid-in capital since the warrants were issued as IPO fees to underwriters, resulting in a zero impact to additional paid-in capital.

In November 2021, the Company issued 482,268 detachable warrants with secured promissory notes (see Note 7 – Long-Term Debt) for the purchase of common stock. The relative fair value of the warrants of $809,806 at the time of issuance was recorded as additional paid-in capital with a corresponding debt discount reducing the carrying value of the notes. Additionally, the Company issued 77,163 warrants to purchase shares of common stock to underwriters in connection with obtaining the notes. The fair value of the warrants of $262,354 was recorded as additional paid-in capital and reduced the carrying value of the notes. The warrants are exercisable at $3.32 per share for a period of 10 years from date of grant. The fair value of the warrants was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $3.63, expected dividend yield of 0%, expected volatility of 110.8%, risk-free interest rate of 1.63% and expected life based on contractual life of 10 years.

Also in November 2021, the Company issued warrants to purchase 151,000 shares of common stock in in exchange for prior services related to extinguished 2021 convertible notes and 30,000 options for the purchase of common stock in exchange for legal services. The warrants are exercisable at $2.90 per share for a period of three years from the date of grant. The options are exercisable at $3.32 per share for a period of three years from the date of grant. The options issued were not issued under the Company’s stock option plans. The fair value of the warrants of $407,700 was recorded as additional paid-in-capital and expensed to extinguishment loss on debt settlement (see Note 9 – Convertible Notes.) The fair value of the options of $79,200 was recorded as additional paid-in capital with a corresponding charge to legal expense. The fair value of the warrants and options was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $3.63, expected dividend yield of 0%, expected volatility of 122.7%, risk-free interest rate of 0.71% and expected life based on contractual life of three years.

27

As of September 30, 2022 and December 31, 2021, a total of 858,436 and 710,431 warrants were issued and outstanding, respectively. As of September 30, 2022 and December 31, 2021, a total of 30,000 options, which were not issued under a specified plan, were outstanding. As of September 30, 2022, below is a summary of the various warrants/options issued and outstanding:

Number of warrants/non-plan options	Exercise Price	Weighted Average Remaining Life (Yrs)
559,431	$3.32	9.15
151,000	$2.90	2.11
30,000	$3.32	2.11
148,005	$9.10	4.50
888,436

Stock Option Plans

As of September 30, 2022, the Company had adopted two stock-based compensation plans, the 2021 Incentive Award Plan and the 2021 Employee Stock Purchase Plan, both of which are described below and became effective upon the initial public offering. On May 2, 2022, the Company granted 829,500 options under the 2021 Incentive Award Plan. No shares have been issued to date under the 2021 Employee Stock Purchase Plan. The compensation cost that has been charged against operations was $2,114,529 for the nine-month period ended September 30, 2022.

2021 Incentive Award Plan

The purpose of the Company’s 2021 Incentive Award Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Various stock-based awards may be granted under the plan to eligible employees, consultants, and non-employee directors. The number of shares issued under the plan is subject to limits and is adjusted annually. No more than 1,000,000 shares may be issued pursuant to the exercise of incentive stock options. The aggregate share limit will be subject to an annual increase on the first day of each calendar year ending on and including January 1, 2031, by a number of shares equal to the lesser of (i) a number equal to 5% of the aggregate number of shares of the Company's common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the Company's board or committee. As of September 30, 2022, the aggregate number of shares that can be issued under the Plan is 859,500 of which 829,500 have been granted. The number of shares granted, the exercise price, and the terms will be determined at date of grant, however, the exercise price shall not be less than 100% of the fair value on the grant date (110% for options granted to greater than 10% shareholders) and the term shall not exceed ten years.

2021 Employee Stock Purchase Plan

The purpose of the Company’s 2021 Employee Stock Purchase Plan is to assist eligible employees of the Company in acquiring a stock ownership in the Company and to help such employees provide for their future security and to encourage them to remain in the employment of the Company. The plan consists of a Section 423 Component and Non-Section 423 Component. The Section 423 Component is intended to qualify as an employee stock purchase plan and also authorizes the grant of options. Options granted under the Non-Section 423 Component shall be granted pursuant to separate offerings containing sub-plans. The Company may make one or more offerings under the plan. The duration and timing of each offering period may be established or changed by the board, but in no event may an offering period exceed 27 months and in no event may the purchase period for the option exceed the duration of the offering period under which it is established. On each exercise date for an offering period, each participant shall automatically be deemed to have exercised the option to purchase the largest number of whole shares which can be purchased under the offering. Option awards are generally granted with an exercise price equal to 85% of the lesser of the fair market value of a share on (a) the applicable grant date and (b) the applicable exercise date, or such other price as designated by the administrator, provided that in no event shall the option price be less that the per share par value price. The maximum number of shares granted under the plan shall not exceed 2,500,000 shares.

28

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model. The option-pricing model requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term. Expected volatility was calculated based upon similar traded companies’ historical share price movements as adequate historical experience is not available to provide a reasonable estimate. Expected term is calculated based on the simplified method as adequate historical experience is not available to provide a reasonable estimate. The simplified method will continue to apply until enough historical experience is available to provide a reasonable estimate of the expected term. The risk-free interest rate is calculated based on the yield from U.S. Treasury zero-coupon bonds with an equivalent term. The Company has historically not paid dividends and have no foreseeable plans to pay dividends.

The Company has computed the fair value of all options granted during the nine months ended September 30, 2022 using the following assumptions:

Expected volatility	109.48% - 113.32%
Expected dividends	None
Expected term (in years)	2.5 – 5.01
Risk free rate	2.83% – 3.01%

The following table summarizes the Company’s stock option activity under the 2021 Incentive Plan:

(in thousands except number of options and per options data)	Number of options	Weighted average exercise price	Weighted average remaining contractual term (in years)	Aggregate intrinsic value (1)
Outstanding at beginning of period	—	$—	—	—
Granted	829,500	3.43	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Outstanding at end of period	829,500	$3.43	8.51	$—
Exercisable at end of period	829,500	$3.43	8.51	$—

(1)	The aggregate intrinsic value of options outstanding and options exercisable as of September 30, 2022 is $0, as all options are out of the money.

The weighted-average grant-date fair value of the options granted during the nine months ended September 30, 2022 to employees and non-employees was $1,847,193 and $267,336, respectively. All options were immediately vested and there was no unrecognized compensation expense as of September 30, 2022.

Common Stock Reserved for Future Issuance

The following is a summary of common stock shares reserved for future issuance as of September 30, 2022:

Exercise of warrants	858,436
Exercise of options unrelated to any Plan	30,000
Exercise of stock options – 2021 Incentive Award Plan	829,500
Total shares of common stock reserved for future issuances	1,717,936

29

13.    Income Taxes

In anticipation of an initial public offering, the Company converted from a limited liability company to a C corporation, a taxable entity, effective November 1, 2021.

Through October 31, 2021, the Company was treated as an S corporation for federal and state income tax purposes, such that the Company’s taxable income is reported by members in their respective tax returns and the Company was only subject to state franchise taxes and fees. For the three and nine months ended September 30, 2022 the Company incurred a provision for state franchise fees of $0 and $300, respectively. There was no provision recorded for the three and nine months ended September 30, 2021.

Since converting to a C corporation, the Company has incurred losses and consequently recorded no provision for state or federal income taxes for the three and nine months ended September 30, 2022. The Company maintains a full valuation allowance on all deferred tax assets, as it has concluded that it is more likely than not that these assets will not be realized. As of September 30, 2022 and December 31, 2021, there were no material unrecognized tax benefits included in the accompanying balance sheets that would, if recognized, affect the effective tax rate.

14.    401(k) Plan

The Company adopted a 401(k) Plan (“Plan”) for the benefit of its employees. Employees may contribute to the Plan within defined limits as defined by the Internal Revenue Service. Substantially all employees are eligible to participate. The Company has the option to make profit sharing contributions at its discretion. No profit-sharing contributions have been made.

15.    Related Party Transactions

As of September 30, 2022 and December 31, 2021, related party transactions consisted of Shareholder Promissory Notes (see Note 8 – Shareholder Promissory Notes).

16.    Subsequent Events

The date to which events occurring after September 30, 2022, the date of the most recent Balance Sheets, have been evaluated for possible adjustment to the financial statements or disclosures is November 3, 2022, which is the date the financial statements were issued.

On October 26,2022, the Company filed an S-8 related to its Employee Benefit Plan Security Offering.

30

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related condensed notes thereto, which are included in Part I of this report and the consolidated financial statements of the Company and notes thereto for the years ended December 31, 2020 and 2021, included in the Company’s prospectus, dated March 31, 2022, filed with the SEC in accordance with Rule 424(b) of the Securities Act on April 4, 2022 (the “Prospectus”) in connection with the Company’s initial public offering. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties that may adversely impact our operations and financial results. These risks and uncertainties are discussed in the Prospectus.

OVERVIEW

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes thereto, which are included in Part I of this report.

We focus on the design, assembly, manufacturing, and sales of lithium iron phosphate (LiFePO4) batteries and supporting accessories for recreational vehicles (“RVs”) and marine applications with plans to expand into home energy storage products and industrial applications. We design, manufacture, and distribute high-powered, lithium battery solutions using ground-breaking concepts with a creative sales and marketing approach. Our product offerings include some of the most dense and minimal-footprint batteries in the RV & Marine industry. We are developing the e360 Home Energy Storage: a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple IP strategies with cutting-edge research, manufacturing processes, and unique products to sustain and scale the business. We currently have customers consisting of dealers, wholesalers, and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our corporate headquarters are based in Redmond, Oregon, with assembly in the United States and suppliers based in Asia. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our main target markets are the RV & Marine industry. We believe that we are currently well positioned to capitalize on the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy storage, where we aim to provide a cost-effective, low barrier of entry, and a do-it-yourself (“DIY”) flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV/Marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding electric forklift and industrial material handling markets.

Expion360’s VPR 4EVER product line, which is manufactured for the RV/Marine industry, was launched in December 2020. The VPR 4EVER product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate, detailed-oriented design, engineering, and manufacturing, and strong case materials and internal and structural layouts, and are backed by responsive customer service.

COMPETITIVE STRENGTHS

We believe the following strengths differentiate Expion360 and create long-term sustainable competitive advantages.

Superior Capacity to Lead Acid Competitors

Lead-acid batteries have always been the standard in RV and marine transportation vehicles. Our lithium-ion batteries offer superior capacity to our lead-acid competitors. Our batteries utilize lithium iron phosphate, and therefore, are expected to have a lifespan of approximately 12 years — three to four times that of certain lead-acid batteries and with ten times the number of charging cycles. Furthermore, our typical battery provides three times the power of the typical, lead-acid battery despite being half the weight (comparing, for example, a typical lead-acid battery like Renogy Deep Cycle AGM, which is rated at 100Ah, to our own LFP 100Ah battery and assuming slow discharge at a .1C rate).

Battery Pack Flexibility

Our battery packs are also highly flexible, designed to be moved and used in various applications seamlessly. We plan to onshore our semi-automated pack assembly in Redmond, Oregon beginning in the fourth quarter of 2022. This should allow us to use a more flexible approach to forming and creating new battery packs. By onshoring, we expect to be able to react to market demands at a much quicker pace and increase profit levels over our competition.

31

Strong National Retail Customers

We have a national presence with several large retail customers, such as Camping World.

Long-time RV and Marine Industry Experience and Relationship

John Yozamp, Founder of Expion360, pioneered multiple new recreational concepts in the RV industry. As the founder and previous owner of Zamp Solar, he has extensive relationships in the RV OEM industry.

Strong Insider Ownership

        Expion360 is managed by a team with a strong track record in the RV and clean energy spaces. In addition, our company insiders own significant equity in the company, signaling a strong commitment and personal investment.

Expansion into New Markets

While RV and marine applications currently drive revenue, Expion360 has plans to expand into the home energy market in the coming years. Our e360 Home Energy Storage system is planned to target entry level customers with its modular design that will allow for DIY expansion. We see the vision of stored energy as a portable, moving concept, where stored energy can be transported from the home to other devices outside of it. Furthermore, Expion360 plans to file for IP protection for Expion360’s “Smart Talk” upon completion of development. “Smart Talk” is designed to allow multiple batteries in a bank to communicate as one and be linked to a network.

Strong Distribution Channels

Expion360 has sales relationships with many major RV and marine retailers and plans to use what we believe is a strong reputation in the lithium battery space to create an even stronger distribution channel. John Yozamp has used his decades of experience in the energy and RV industries to cultivate relationships with numerous retailers in the space. Expion360 has already established a sales relationship with Camping World, the largest RV retailer with sales representing around 25% of all new RVs sold nationwide, as well as Electric World, and NTP-STAG, a leading distributor of aftermarket RV parts.

RECENT DEVELOPMENTS AND TRENDS

In addition to the recent developments identified in in the Company’s prospectus, dated March 31, 2022, filed with the SEC in accordance with Rule 424(b) of the Securities Act on April 4, 2022 (the “Prospectus”) in connection with the Company’s initial public offering, our business in 2022 has been impacted, and we believe will continue to be impacted by the following recent events and trends:

On April 1, 2022, the Company completed an initial public offering. A total of 2,466,750 shares of common stock were sold at $7.00 per share in the IPO, for total gross proceeds of $17,267,250, or net proceeds of $14,772,487 after issuance costs of $2,494,763, which has substantially improved our working capital position. The Company also issued 35,714 shares and 148,005 warrants to outside third parties and underwriters in connection with the IPO. The total estimated fair value of the shares and warrants was $249,998 and $916,238, respectively. IPO-related costs incurred reduced additional paid-in capital and therefore, the issuance of these shares and warrants resulted in no impact to the financial statements.

From the IPO proceeds, in April 2022 the Company paid off working capital loans totaling $550,000 (see Note 6 – Line of Credit and Short-Term Revolving Loans) and notes payable of $1.7 million, plus related interest totaling $213,895.

We experienced overall improvements in sales trends in the nine-month period ended September 30, 2022 as compared to the corresponding period in the prior year.

32

Our new leased distribution center in Elkhart, Indiana became operational in the first quarter of 2022 and our new leased facility in Redmond, Oregon is under development with roughly $950,000 of proceeds from the IPO earmarked for the construction of a new assembly line and associated equipment for quality testing and material handling. Total capital expenditures related to the new assembly line and associated equipment for the three and nine months ended September 30, 2022 was approximately $85,000 and $460,000, respectively.

The Company’s 2021 Incentive Award Plan and 2021 Employee Stock Purchase Plan both became effective upon the initial public offering. The stock option plans are described in detail in Note 12 – Stockholders’ Equity of the financial statements. In May 2022, 829,500 shares were granted under the 2021 Incentive Award Plan which resulted in a fair value stock-based compensation expense of $2,114,529, which is included in selling, general, and administrative expenses on the accompanying financial statements.

KEY LINE ITEMS

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. Materially, all of our sales are within the United States.

Cost of Sales

Our primary cost of sales is related to our direct product and landing costs. Direct labor costs consist of payroll costs (including taxes and benefits) of employees directly engaged in assembly activities. Overhead consists primarily of warehouse rent and utilities. The costs can increase or decrease based on costs of product and assembly parts, purchased at market pricing, customer supply requirements, and the amount of labor required to assemble a product, along with the allocation of fixed overhead.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of salaries, benefits, and sales and marketing costs. Other costs include facility and related costs, professional fees and other legal expenses, consulting, tax and accounting services, sales and marketing expenses.

Interest and Other Income, net

Interest expense consists of interest costs on loans with interest rates ranging from 3.75% to 11.21% and amortization of debt issuance costs. As of September 30, 2022, all debt issuance costs have been fully amortized.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

33

RESULTS OF OPERATIONS

The following table sets forth certain operational data as a percentage of sales.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	70.9	59.9	65.7	63.1
Gross profit	29.1	40.1	34.3	36.9
Selling, general, and administrative expenses	120.2	54.5	112.9	45.5
Loss from operations	(91.0)	(14.4)	(125.7)	(11.8)
Other expense — net	1.5	12.1	43.4	19.6
Loss before income taxes	(92.5)	(26.5)	(169.2)	(31.4)
Net loss	(92.5)	(26.5)	(169.2)	(31.4)

Sales

Sales for the three months ended September 30, 2022 increased by 3.9%, or approximately $52,000, compared to the corresponding period in 2021. Sales for the nine months ended September 30, 2022 increased by 78.9%, or approximately $2.53 million, compared to the corresponding period in 2021. The increases were primarily attributable to increases in our overall sales volumes as a result of our expanded product offerings and distribution network.

Cost of Sales

Total cost of sales for the three months ended September 30, 2022 increased by 23.0%, or approximately $183,000, compared to the corresponding period in 2021, and increased as a percentage of sales by 11.0%. Total cost of sales for the nine months ended September 30, 2022 increased by 86.2%, or approximately $1.75 million, compared to the corresponding period in 2021, and increased as a percentage of sales by 2.6%. The increase in the cost of sales during the three and nine months ended September 30, 2022 over the corresponding periods in 2021 were primarily related to increases in facilities costs and labor as we expanded our operations, and in landed costs, which the Company is currently monitoring.

Gross Profit

Our gross profit as a percentage of sales decreased to 29.1% for the three months ended September 30, 2022, compared to 40.1% for the three months ended September 30, 2021. Our gross profit as a percentage of sales decreased to 34.3% for the nine months ended September 30, 2022, compared to 36.9% for the nine months ended September 30, 2021. The decrease in gross profit for the nine-month period was primarily attributable to increases in facilities costs and labor as we expanded our operations, and in landed costs, which the Company is currently monitoring.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the three months ended September 30, 2022 increased by 129.1%, or approximately $936,000, compared to the corresponding period in 2021. Selling, general and administrative expenses for the nine months ended September 30, 2022 increased 343.7%, or approximately $5.02 million, compared to the corresponding period in 2021 primarily due to increased costs to support our growth in sales and business development efforts along with various expenses that were incurred due to planning and preparing for our initial public offering. The most substantial increases were in salaries and benefits, of which $2,114,529 was a non-cash expense attributable to stock-based compensation, legal and professional services incurred in anticipation of our initial public offering, sales and marketing, and rents and utilities.

34

Presented in the table below is the composition of selling, general and administrative expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Salaries and benefits	$723,225	$329,019	$4,153,793	$649,837
Legal and professional	255,726	172,389	518,258	196,088
Sales and marketing	215,994	71,325	527,732	216,021
Rents, maintenance, utilities	158,640	32,840	469,437	121,932
Travel expenses	85,564	27,437	158,718	43,190
Fees	51,633	18,335	127,694	53,159
Depreciation	44,112	15,165	107,005	34,449
Insurance	41,676	18,254	81,077	25,614
Research and development	41,355	3,205	153,730	15,417
Supplies, office	31,796	19,440	118,764	60,695
Other	12,284	18,120	63,746	43,967
Total	$1,662,005	$725,529	$6,479,954	$1,460,369

Other Expense

Our other expense for the three months ended September 30, 2022 and 2021 was approximately $20,000 and $162,000, respectively. Our other expense for the nine months ended September 30, 2022 and 2021 was approximately $1.56 million and $455,000, respectively. Other expense for the three and nine months ended September 30, 2022 was made up almost entirely of interest expense, except that during the three months ended September 30, 2022, a gain on sale of property and equipment of approximately $13,000 reduced other expense. For the three months ended September 30, 2022 and 2021, interest expense attributable to non-cash amortization of debt discount totaled $0 and $16,383, respectively. During the nine months ended September 30, 2022 and 2021, non-cash amortization of debt discount totaled $1,196,843 and $21,104, respectively. However, during the three months ended September, 2021, non-cash interest expense of $112,133 was also recognized in connection with an induced conversion that occurred on January 1, 2021. Interest expense attributable to debt obligations totaled $34,016 and $145,418 during the three months ended September 30, 2022 and 2021, respectively, and $375,005 and $322,800 during the nine months ended September 30, 2022 and 2021, respectively. In April 2022, with the use of proceeds from the IPO, the Company paid off approximately $2.46 million in debt with interest rates ranging from 10 to 15%.

Net Loss

Our net loss for the three months ended September 30, 2022 and 2021 was approximately $1.28 million and $353,000, respectively. Our net loss for the nine months ended September 30, 2022 and 2021 was approximately $6.07 million and $730,000, respectively. The increase in net loss was primarily the result of increased selling, general, and administrative expenses as we invested in human resources, facilities, and business development in preparation of our expanded growth objectives along with an increase in legal and professional costs in connection with of our initial public offering. Additionally, for the nine months ended September 30, 2022, the Company recognized approximately $2.1 million in non-cash expenses related to stock-based compensation, which was non-existent in the corresponding period in 2021. Further, and as noted above, for the nine months ended September 30, 2022, the company recognized non-cash interest expense of approximately $1.2 million. Therefore, of the $6.07 million net loss for the nine months ended September 30, 2022, a total of $3.3 million was non-cash expenses.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2022 and December 31, 2021, our current assets exceeded current liabilities by approximately $12.82 million and $3.18 million respectively, and we had cash and cash equivalents of approximately $8.12 million and $773,000, respectively. On April 1, 2022, we closed our initial public offering which resulted in approximately $14.7 million of net proceeds.

35

Short-term liquidity requirements

We generally consider our short-term liquidity requirements to consist of those items that are expected to be incurred within the next twelve months and believe those requirements to consist primarily of funds necessary to pay operating expenses, interest and principal payments on our debt, and capital expenditures related to assembly line expansion. As of September 30, 2022, we expect our short-term liquidity requirements to include (a) approximately $490,000 of capital additions; (b) principal debt payments totaling approximately $70,000; and (c) lease obligation payments of approximately $730,000, including imputed interest.

Long-term liquidity requirements

We generally consider our long-term liquidity requirements to consist of those items that are expected to be incurred beyond the next twelve months and believe these requirements consist primarily of funds necessary for eighteen months.

Based on our current business plan, we believe that cash flows from operations, together with the proceeds from the initial public offering will be sufficient to meet our anticipated cash needs for working capital, capital expenditures, and debt service for at least the next twelve months. Our ability to make scheduled principal and interest payments, or to refinance our indebtedness, or to fund planned capital expenditures, will depend on future performance, which is subject to general economic conditions, the competitive environment, and other factors, including those outlined in the “Risk Factors” section of this prospectus. If our estimates of revenues, expenses, capital, or liquidity requirements change or are inadequate to support our growth or if cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity and/or arrange additional debt financing. We may also seek to raise additional equity and/or arrange debt financing to give us the financial flexibility to pursue attractive opportunities that may arise in the future.

Cash flows used in operating activities

We generated negative cash flows from operating activities of approximately $4.70 million for the nine months ended September 30, 2022, compared to negative cash flows of approximately $2.77 million for the corresponding period in 2021. Significant factors affecting operating cash flows during the periods included:

For the nine months ended September 30, 2022, our loss of $6,067,193 was adjusted and reduced by non-cash transactions including stock-based compensation of approximately of $2.1 million, amortization of debt discount on convertible notes of approximately $1.2 million and depreciation of approximately $116,000. For the nine months ended September 30, 2021, our loss of $730,403 was adjusted and reduced by non-cash transactions including amortization of debt discount on convertible notes of approximately $21,000, a debt conversion expense on induced conversion of approximately $112,000 and depreciation of approximately $38,000.

·	Cash provided/(used) by accounts receivable was approximately $475,000 and ($532,000), representing a decrease in accounts receivable for the nine months ended September 30, 2022 and an increase in accounts receivable for the nine months ended September 30, 2021, respectively. Sales are generally collected within 30 to 45 days. The decrease during the nine months ended September 30, 2022 is primarily attributed to a decline in September sales compared to sales in December 2021. The increase during the nine months ended September 30, 2001 correspond with increases in sales.

·	Accounts payable and accrued expenses increased by approximately $20,000 during the nine months ended September 30, 2022 compared to approximately $8,000 for the corresponding period in 2021. This is primarily attributed to increased costs and expenses.

·	Other significant changes include a decrease in customer deposits of approximately $275,000 during the nine months ended September 30, 2022, representing a use of cash that did not exist in the corresponding period in 2021. Additionally, long-term deposits increased by approximately $11,000 during the nine months ended September 30, 2022 compared to $48,000 for the corresponding period in 2021, primarily due to new leases in 2021 and deposits on capital purchases in 2022.

36

·	Cash used for inventory and prepaid inventories was approximately $2.17 million and $1.70 million for the nine months ended September 30, 2022 and 2021, respectively. These increases are primarily due to significant purchases and prepayments of inventory to Chinese suppliers that were made in the 3rd quarter of 2022 in order to have sufficient inventory for projected sales in 2022 and 2023. Turnaround time for receiving inventory from foreign sources can take up to 120 days, with prepayments required. Sales for the nine months ended September 30, 2022 increased over sales for the nine months ended September 30, 2021 by approximately $2.53 million.

Cash flows used in investing activities

We used cash in investing activities of approximately $383,000 and $94,000 for the nine months ended September 30, 2022 and 2021, respectively. Cash used for capital purchases of property and equipment related to expanding and improving our facilities and infrastructure was approximately $434,000 and $94,000, respectively, during the nine months ended September 30, 2022. Net proceeds of approximately $51,000 was received for the sale of property and equipment during the nine months ended September 30, 2022. We anticipate that we will spend up to $950,000 in 2022 as we expand our production facilities and build new assembly lines.

Cash flows provided by financing activities

Cash provided by financing activities was approximately $12.4 million and $2.9 million for the nine months ended September 30, 2022 and 2021, respectively. For the nine months ended September 30, 2022 we paid down debt principal of approximately $2.3 million compared to $498,000 for the nine months ended September 30, 2021. During the nine months ended September 30, 2022, the Company issued no new debt resulting in cash proceeds, whereas during the nine months ended September 30, 2021, we obtained working capital financing of $125,000 and received proceeds from the issuance of convertible notes of $2.78 million. During the nine months ended September 30, 2022, we received net cash proceeds of $14.77 million from the sale of common stock compared to $522,000 during the nine months ended September 30, 2021.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our financial results are affected by the selection and application of accounting policies and methods. Critical accounting policies are those that we consider to be the most important in portraying our financial condition and results of operations and require the greatest number of judgments by management. Judgments or uncertainties regarding the application of these policies may result in materially different amounts being reported under different conditions or using different assumptions. In the nine months ended September 30, 2022, there were no changes to the application of critical accounting policies previously disclosed in the Company’s prospectus, dated March 31, 2022, filed with the SEC in accordance with Rule 424(b) of the Securities Act on April 4, 2022 (the “Prospectus”) in connection with the Company’s initial public offering, other than the following:

The Company accounts for stock-based compensation in accordance with ASXC 718, “Compensation – Stock Compensation,” which requires compensation costs to be recognized at grant fair date value over the requisite service period of each of the awards. The Company recognizes forfeitures of awards as they occur.

The fair value of stock options is determined using the Black-Scholes-Merton option pricing model. In order to calculate the fair value of the options, certain assumptions are made regarding the components of the mode3l, including risk-free interest rate, volatility, expected dividend yield, and expected life. Changes to assumptions could cause significant adjustments to the valuation.

37

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements in this report, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including, without limitation, any projections of earnings, revenues or other financial items, any statements of the plans and objectives of our management for future operations, any statements concerning proposed new products or services, any statements regarding the integration, development, or commercialization of the business or any assets acquired from other parties, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this report are made as of the date hereof and are based on information available to us as of such date. We assume no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “should,” “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “potential,” “forecasts,” “continue,” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct. Actual results will likely differ, and could differ materially, from those projected or assumed in the forward-looking statements. Prospective investors are cautioned not to unduly rely on any such forward-looking statements.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

·	We operate in an extremely competitive industry and are subject to pricing pressures.
·	We have a history of losses. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.
·	Our results of operation may be negatively impacted by public health epidemics or outbreaks, including the novel coronavirus (“COVID-19”).
·	If we fail to expand our sales and distribution channels, our business could suffer.
·	Our ability to expend into international markets is uncertain.
·	Nearly all of our raw materials enter the United States through a limited number of ports, and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product delivery difficulties could interfere with our distribution plans and reduce our revenue.
·	The uncertainty in global economic conditions could negatively affect the Company’s operating results.
·	Government reviews, inquiries, investigations, and actions could harm our business or reputation.
·	Our operating results could be adversely affected by changes in the cost and availability of raw materials.
·	Increases in costs, disruption of supply, or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts could harm our business.
·	We could face potential product liability claims relating to products we assemble, manufacture, or distribute, which could result in significant costs and liabilities, which would reduce our profitability.
·	Our operations expose us to litigation, tax, environmental, and other legal compliance risks.
·	Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.
·	Quality problems with our products could harm our reputation and erode our competitive position.
·	We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.
·	Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.
·	Our management team has limited experience managing a public company.

38

·	We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Our actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and we assume no obligation to update or disclose revisions to those estimates. If we do update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections.

NOTICE REGARDING TRADEMARKS

This report includes trademarks, tradenames, and service marks that are our property or the property of others. Solely for convenience, such trademarks and tradenames sometimes appear without any “™” or “®” symbol. However, failure to include such symbols is not intended to suggest, in any way, that we will not assert our rights or the rights of any applicable licensor, to these trademarks and tradenames.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Quantitative and qualitative disclosures about market risk are disclosed in the Company’s prospectus, dated March 31, 2022, filed with the SEC in accordance with Rule 424(b) of the Securities Act on April 4, 2022 (the “Prospectus”) in connection with the Company’s initial public offering. During the three and nine months ended September, 2022, there were not material changes from the information provided therein.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management is responsible for establishing and maintaining adequate disclosure controls and procedures for our company. Consequently, our management, with the participation of our chief executive officer and chief financial officer, evaluated the effectiveness of our disclosure controls and procedures pursuant to Rule 13a-15 under the Exchange Act as of September 30, 2022. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and that management is required to apply its judgment in evaluating the benefits of possible controls and procedures relative to their costs. Based on that evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures are designed at a reasonable assurance level and are effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Changes in Internal Control Over Financial Reporting

During the nine months ended September 30, 2022, there were no changes in our internal control over financial reporting that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934).

39

PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

We are currently not involved in any material legal proceedings.

ITEM 1A. RISK FACTORS

Any of the risk factors disclosed in our reports could materially affect our business, financial condition or future results. The risks described here are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results, particularly in light of the precarious and unpredictable nature of the COVID-19 pandemic, containment measures, the potential for future waves of outbreaks and the related impacts to economic and operating conditions.

Cautionary Note Regarding Forward-Looking Statements

These reports contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions, or the negative of these terms or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

Summary of Risk Factors

● We operate in an extremely competitive industry and are subject to pricing pressures.

● We have a history of losses. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.

● Our audited financial statements included a statement that there is a substantial doubt about our ability to continue as a going concern and a continuation of negative financial trends could result in our inability to continue as a going concern.

● Our results of operations may be negatively impacted by public health epidemics or outbreaks, including the novel coronavirus (“COVID-19”).

● If we fail to expand our sales and distribution channels, our business could suffer.

● Our ability to expand into international markets is uncertain.

● Nearly all of our raw materials enter the United States through a limited number of ports and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product deliver difficulties could interfere with our distribution plans and reduce our revenue.

● The uncertainty in global economic conditions could negatively affect the Company’s operating results.

40

● Government reviews, inquiries, investigations, and actions could harm our business or reputation.

● Our operating results could be adversely affected by changes in the cost and availability of raw materials.

● Increases in costs, disruption of supply or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts could harm our business.

● We could face potential product liability claims relating to products we assemble, manufacture or distribute which could result in significant costs and liabilities, which would reduce our profitability.

● Our operations expose us to litigation, tax, environmental and other legal compliance risks.

● Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

● Quality problems with our products could harm our reputation and erode our competitive position.

● We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.

● Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.

● Our management team has limited experience managing a public company.

● We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5. OTHER INFORMATION

None.

41

ITEM 6. EXHIBITS INDEX

The following exhibits are filed as part of, or incorporated by reference into, this Quarterly Report.

31.1	Certification of Principal Executive Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of Principal Financial Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2022.
32.2	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

42

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 3, 2022	By: _________________________________________ John Yozamp Chief Executive Officer
Date: November 3, 2022	By: _________________________________________ Brian Schaffner Chief Financial Officer

43

EXHIBIT 31.1

CERTIFICATION

I, John Yozamp, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q (the “Report”) of Expion360 Inc. (the “Registrant”);

2.             Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

3.             Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this Report;

4.          The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Report is being prepared;

b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with general accepted accounting principles;

c)	evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this Report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Report based on such evaluation; and

d)	disclosed in this Report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.         The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: November 3, 2022	/s/ John Yozamp
John Yozamp
Chief Executive Officer (principal executive officer)

44

EXHIBIT 31.2

CERTIFICATION

I, Brian Schaffner, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q (the “Report”) of Expion360 Inc. (the “Registrant”);

2.             Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

3.             Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this Report;

4.          The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Report is being prepared;

b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with general accepted accounting principles;

c)	evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this Report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Report based on such evaluation; and

d)	disclosed in this Report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.         The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: November 3, 2022	/s/ Brian Schaffner
Brian Schaffner
Chief Financial Officer
(principal financial officer)

45

EXHIBIT 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Expion360 Inc. (the “Company”) for the quarter ended September 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, John Yozamp, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2022	/s/ John Yozamp
John Yozamp
Chief Executive Officer
(principal executive officer)

This certification accompanies the foregoing Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

46

EXHIBIT 32.2

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Expion360 Inc. (the “Company”) for the quarter ended September 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Brian Schaffner, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2022	/s/ Brian Schaffner
Brian Schaffner
Chief Financial Officer
(principal financial officer)

This certification accompanies the foregoing Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

47

[ANNEX G: Current Report on Form 8-K filed with the SEC on November 28, 2022]

G-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): November 28, 2022

Expion360 Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41347	81-2701049
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2025 SW Deerhound Avenue
Redmond, OR	97756
(Address of principal executive offices)	(Zip Code)

(541) 797-6714

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.001 par value	XPON	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 8.01.   Other Events.

On November 22, 2022, Expion360 Inc. (the “Company”) received notice of a complaint (the “Complaint”) filed against it in Oregon state court by Ravi Sinha. The Complaint alleges, inter alia, that Mr. Sinha is entitled to 282,284 shares of the Company’s common stock in connection with services he previously rendered the Company as its chief executive officer. The Company believes that the Complaint is without merit and intends to contest the lawsuit vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPION360 INC.

Date: November 28, 2022	By:	/s/ Brian Schaffner
Brian Schaffner
Chief Financial Officer

[ANNEX H: Current Report on Form 8-K filed with the SEC on February 1, 2022]

H-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): January 26, 2023

Expion360 Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41347	81-2701049
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2025 SW Deerhound Avenue
Redmond, OR	97756
(Address of principal executive offices)	(Zip Code)

(541) 797-6714

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	XPON	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chief Executive Officer to Co-Founder and Chief Business Development Officer and Resignation as Chairman of the Board of Directors and as a Member of the Board of Directors

On January 26, 2023, John Yozamp and Expion360 Inc. (the “Company”) agreed that, effective January 25, 2023, he ceased to be the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors and a member of the Company’s Board of Directors, and assumed the position of the Company’s Co-Founder and Chief Business Development Officer. Mr. Yozamp’s transition is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. David Hendrickson, a non-executive director, has been elected as the new Chairman of the Company’s Board of Directors.

Mr. Yozamp, age 56, has served as the Company’s Chief Executive Officer since its inception in June 2016. Mr. Yozamp boasts over 30 years of sales and marketing experience, of which includes 24 years of product concept, development and manufacturing. Mr. Yozamp was recognized in the HDTV’s “Best New Idea” at the 2008 Chicago Hardware Show. In 2008, Mr. Yozamp supported the #1 item sold at the Sam’s club individual road show. Prior to founding the Company, Mr. Yozamp was founder, owner, and operator of the largest solar manufacturing company (Zamp solar) in the United States focusing on the RV and off grid markets.

In connection with his new role, the Company and Mr. Yozamp entered into an Amended and Restated Employment Agreement, effective January 26, 2023 (the “Yozamp Agreement”), setting forth the terms and conditions of Mr. Yozamp’s employment as Co-Founder and Chief Business Development Officer.

The Yozamp Agreement provides for a term that ends on December 31, 2023, or if Mr. Yozamp achieves certain sales objectives, on December 31, 2024. The Yozamp Agreement provides for a reduction in Mr. Yozamp’s base salary from $330,000 to $283,200 per year, and the replacement of the annual bonus with commission payments based on the achievement of sales targets agreed to in the Yozamp Agreement rather than an annual bonus. Upon a termination of Mr. Yozamp’s employment agreement by the Company without Cause or a resignation for Good Reason (each term as defined in the Yozamp Agreement), Mr. Yozamp will be paid an amount equal to the remaining unpaid amounts under the employment term and continued medical and dental benefits for up to one year, as well as any accrued but unpaid commissions. The Yozamp Agreement provides for the same employee benefits as under Mr. Yozamp’s original employment agreement, except that he will no longer be entitled to security benefits. The restrictive covenants in Mr. Yozam’s original employment agreement will continue to apply.

The foregoing summary of the Yozamp Agreement is not complete and is qualified in its entirety by the Yozamp Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Yozamp has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Yozamp is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of new Chief Executive Officer

On January 26, 2023 the Company promoted Brian Schaffner from the position of Chief Financial Officer of the Company to Chief Executive Officer of the Company. Mr. Schaffner, age 53, has served as the Company’s Chief Financial Officer, beginning in March 2021. Mr. Schaffner is a seasoned executive having served over the past three decades in a variety of capacities including CEO, CFO, CIO and controller in senior-living, assisted-living skilled nursing facilities and retail stores. Mr. Schaffner’s educational instructional experience includes the secondary and university levels with courses including accounting, management, personal finance, welding, auto mechanics and aviation ground school. Mr. Schaffner graduated from Walla Walla College with a Bachelor of Science in Business Administration and Accounting in 1992, and from the University of Phoenix with a Masters in Business Administration in 1997.

In connection with his new role, the Company and Mr. Schaffner entered into an Amended and Restated Employment Agreement, effective January 26, 2023 (the “Schaffner Agreement”), setting forth the terms and conditions of Mr. Schaffner’s employment as Chief Executive Officer.

The Schaffner Agreement provides for a one-year term ending on April 1, 2023, the first anniversary of the Company’s initial public offering, which term renews automatically unless terminated by the Company or Mr. Schaffner. Pursuant to the Schaffner Agreement, the Company will pay Mr. Schaffner a base salary of $270,400 per year, increased from $120,000. Like Mr. Schaffner’s existing employment agreement, the Schaffner Agreement provides for an annual bonus award based on the achievement of performance objectives and targets established annually by the Company’s Board of Directors or Compensation Committee, and standard employee benefits. Upon a termination of Mr. Schaffner’s employment agreement by the Company without Cause or a resignation for Good Reason (each term as defined in the Schaffner Agreement), Mr. Schaffner will be paid (a) if terminated prior to April 1, 2023, an amount equal to the remaining unpaid amounts under the initial employment term, (b) continued base salary for one year, (c) an amount equal to his annual target bonus for the year of termination, (d) any earned but unpaid bonuses and (e) continued medical and dental benefits for up to one year. The Schaffner Agreement provides for the same employee benefits as under Mr. Schaffner’s original employment agreement, except that he will also receive an automobile allowance of $1,000 per month. The restrictive covenants in Mr. Schaffner’s original employment agreement will continue to apply.

The foregoing summary of the Schaffner Agreement is not complete and is qualified in its entirety by the Schaffner Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Schaffner has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Schaffner is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Co-Founder, President and Chief Operating Officer

On January 26, 2023 the Company promoted Paul Shoun from the position of Chief Operating Officer of the Company to Co-Founder, President and Chief Operating Officer of the Company. Mr. Shoun, age 51, has served as the Company’s Chief Operating Officer since its inception in June 2016. Mr. Shoun brings over 30 years of engineering experience, with over 17 years managing a corporate consulting firm. Mr. Shoun brings extensive expertise in project management, product development, engineering leadership, business accounting, ERP/CRM system management, and product marketing. Mr. Shoun’s prior notable clients include Chrysler, Boeing, Nike IHM, Intel, and Daimler Trucks North America.

In connection with his new role, the Company and Mr. Shoun entered into an Amended and Restated Employment Agreement, effective January 26, 2023 (the “Shoun Agreement”), setting forth the terms and conditions of Mr. Shoun’s employment as Co-Founder, President and Chief Operating Officer of the Company.

The Shoun Agreement provides for a three-year term ending on April 1, 2025, the third anniversary of the Company’s initial public offering, which term renews automatically unless terminated by the Company or Mr. Shoun. Pursuant to the Shoun Agreement, the Company will pay Mr. Shoun a base salary of $270,400 per year, increased from $260,000. Like Mr. Shoun’s existing employment agreement, the Shoun Agreement provides for an annual bonus award based on the achievement of performance objectives and targets established annually by the Company’s Board of Directors or Compensation Committee, and standard employee benefits. Upon a termination of Mr. Shoun’s employment agreement by the Company without Cause or a resignation for Good Reason (each term as defined in the Shoun Agreement), Mr. Shoun will be paid (a) if terminated prior to April 1, 2025, an amount equal to the remaining unpaid amounts under the initial employment term, (b) continued base salary for one year, (c) an amount equal to his annual target bonus for the year of termination, (d) any earned but unpaid bonuses and (e) continued medical and dental benefits for up to one year. The Shoun Agreement provides for the same employee benefits as under Mr. Shoun’s original employment agreement, except that he will no longer be entitled to security benefits. The restrictive covenants in Mr. Shoun’s original employment agreement will continue to apply.

The foregoing summary of the Shoun Agreement is not complete and is qualified in its entirety by the Shoun Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Shoun has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Shoun is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of new Chief Financial Officer

On January 26, 2023 the Company promoted Greg Aydelott from the position of Chief Accounting Officer of the Company to Chief Financial Officer of the Company. Mr. Aydelott, age 50, has served as the Company’s Chief Accounting Officer since May 10, 2022. Prior to his appointment as Chief Accounting Officer of the Company, Mr. Aydelott served as the Controller of the Company from February 22, 2022 until May 10, 2022. Before joining the Company, Mr. Aydelott worked at Samaritan Health Services in Corvallis, Oregon from June 2021 to March 2022, where he served as Sr. Financial Analyst. Samaritan Health Services is a regional hospital system serving three counties and has no affiliation with the Company. Before joining Samaritan Health Services in June 2021, Mr. Aydelott was Director of Business Operations of Mission Senior Living in Carson City, Nevada from January 2016 to June 2021. Mission Senior Living is a growing senior housing company with communities in four states and has no affiliation with the Company.

In connection with his new role, the Company and Mr. Aydelott entered into an Amended and Restated Employment Agreement, effective January 26, 2023 (the “Aydelott Agreement”), setting forth the terms and conditions of Mr. Aydelott’s employment as Chief Financial Officer.

The Aydelott Agreement provides for a one-year term ending on April 1, 2023, the first anniversary of the Company’s initial public offering, which term renews automatically unless terminated by the Company or Mr. Aydelott. Pursuant to the Aydelott Agreement, the Company will pay Mr. Aydelott a base salary of $180,000 per year, increased from $108,000. Like Mr. Aydelott’s existing employment agreement, the Aydelott Agreement provides for an annual bonus award based on the achievement of performance objectives and targets established annually by the Company’s Board of Directors or Compensation Committee, and standard employee benefits. Upon a termination of Mr. Aydelott’s employment agreement by the Company without Cause or a resignation for Good Reason (each term as defined in the Aydelott Agreement), Mr. Aydelott will be paid (a) if terminated prior to April 1, 2023, an amount equal to the remaining unpaid amounts under the initial employment term, (b) continued base salary for one year, (c) an amount equal to his annual target bonus for the year of termination, (d) any earned but unpaid bonuses and (e) continued medical and dental benefits for up to one year. The Aydelott Agreement provides for the same employee benefits as under Mr. Aydelott’s original employment agreement, except that he will also receive an automobile allowance of $1,000 per month. The restrictive covenants in Mr. Aydelott’s original employment agreement will continue to apply.

The foregoing summary of the Aydelott Agreement is not complete and is qualified in its entirety by the Aydelott Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Aydelott has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Aydelott is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated January 31, 2023, between John Yozamp and Expion360 Inc.
10.2	Amended and Restated Employment Agreement, dated January 31, 2023, between Brian Schaffner and Expion360 Inc.
10.3	Amended and Restated Employment Agreement, dated January 31, 2023, between Paul Shoun and Expion360 Inc.
10.4	Amended and Restated Employment Agreement, dated January 31, 2023, between Greg Aydelott and Expion360 Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Expion360 INC.

Date: February 1, 2023	By:	/s/ Brian Schaffner
Name: Brian Schaffner
Title: Chief Executive Officer

Exhibit 10.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) dated January 26, 2023 (the “Effective Date”) is by and between Expion360 Inc., a Nevada corporation (the “Company”) and John Yozamp (“Executive”).

RECITALS:

WHEREAS, the Company and Executive previously entered into an Employment Agreement, dated November 15, 2021, which set forth the terms of Executive’s employment as Chief Executive Officer of the Company (the “Original Agreement”);

WHEREAS, the Company and Executive desire to change Executive’s position from Chief Executive Officer to Co-Founder and Chief Business Development Officer; and

WHEREAS, the Company and Executive desire to amend and restate the Original Agreement, to set forth the terms of Executive’s employment as Co-Founder and Chief Business Development Officer.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.                   Term of Employment. Subject to the provisions of Section 5 of this Agreement, Executive shall commence employment with the Company for a period (the “Employment Term”) commencing on the Effective Date and ending on December 31, 2023, or if Gross Revenue (as defined on Exhibit I) in the 2023 calendar year exceeds $2 million, on December 31, 2024, on the terms and subject to the conditions set forth in this Agreement.

2.                   Position, Duties, Authority, and Policies.

(a)                 Position. During the Employment Term, Executive shall serve as the Co-Founder and Chief Business Development Officer of the Company. In such position, Executive’s duties shall be to (i) identify opportunities for the business growth of the Company’s and its subsidiaries (the “Company Group”) and create marketing strategies based on such opportunities to meet and exceed the Company Group’s revenue goals; (ii) cultivate, influence, and secure new customers; (iii) assist and help the sales team to close their large business deals; (iv) lead market research plans to identify new business opportunities; (v) encourage the development of new and existing customers by creating and improving proposals and introduction of new products; (vi) provide training and mentoring to other members of the sales team; (vii) ensure that the Company Group meets its revenue targets; (viii) work with the Company’s Co-Founder, President & Chief Operating Officer on product vision and execution of plans that coincide with market demand; (ix) keep the Company Group moving towards its business statement, Safety, Quality, and Service!; and (x) any other such duties, functions, responsibilities and authority as shall be determined from time to time by the Company’s Co-Founder, President & Chief Operating Officer and the Company’s board of directors (the “Board”) and which shall be consistent with Executive’s position and title. Executive shall report directly to the Company’s Co-Founder, President & Chief Operating Officer and the Board. Executive shall be an executive officer of the Company and shall be subject to all Company policies relating to executive officers, including the Company’s insider trading policy and all securities law reporting requirements.

(b)                Time Commitments. Executive will devote substantially all of Executive’s business time and best efforts to the performance of Executive’s duties hereunder (excluding periods of vacation, approved time off or leave of absence) and will not, without the Company’s prior consent (which shall not be unreasonably withheld, conditioned or delayed), engage in any other business activities that could conflict with Executive’s duties or services to the Company Group. Executive shall be subject to the terms and conditions of the Company Group’s employee policies and codes of conduct as in effect from time to time to the extent not inconsistent with this Agreement.

(c)                 Resignation as Chairman. Other than as provided in this Agreement, as of the Effective Date, Executive shall be deemed to have resigned from all positions as an officer and director of the Company (including Executive’s role as Chairman of the Board), and all positions as an officer, director or fiduciary of any subsidiary of the Company.

3.                   Compensation.

(a)                 Base Salary. During the Employment Term, the Company shall pay (or cause to be paid) to Executive a base salary (“Base Salary”) at the annual rate of $283,200, payable in regular installments in accordance with the usual payment practices of the Company Group. Executive’s Base Salary shall be subject to annual review and subject to increase, but not decrease, as may be determined from time to time in the sole discretion of the Board.

(b)                Commissions. During the Employment Term, Executive shall be eligible to earn commissions (“Commissions”) based on the achievement of the sales objectives and targets, set forth on Exhibit I. Commissions shall be paid to Executive on the 20th of the month following the month that the customer invoice has been paid in full. No Commission shall be payable following the termination of Executive’s employment, except to the extent provided in Section 5.

4.                   Benefits.

(a)                 General. During the Employment Term, Executive shall be entitled to participate in the retirement, health and welfare benefit plans, practices, policies and arrangements of the Company Group as in effect from time to time (collectively, “Employee Benefits”), on terms and conditions no less favorable than each of the Employee Benefits are made available to any other senior executive of the Company Group (other than with respect to any terms and conditions specifically determined under this Agreement, the benefits for which shall be determined instead in accordance with this Agreement). For the avoidance of doubt, no new benefit plans shall be required to be adopted. Executive shall be entitled to the perquisites set forth on Exhibit II.

(b)                Vacation. Executive shall be entitled to six weeks’ paid vacation pursuant to the applicable Company vacation policy, plan or regular practice, as may be modified from time to time.

(c)                 Reimbursement of Business Expenses. During the Employment Term, the Company shall reimburse Executive for reasonable business expenses incurred by Executive in the performance of Executive’s duties hereunder in accordance with its then-prevailing business expense policy (which shall include appropriate itemization and substantiation of expenses incurred); provided that reimbursement for travel expenses incurred by Executive in the performance of Executive’s duties hereunder shall be made in accordance with the travel policy of the Company, which, with respect to Executive, shall be consistent with the travel policy in effect for Executive as of immediately prior to the Effective Date.

5.                   Termination.

(a)                 General. The Employment Term and Executive’s employment hereunder may be terminated by either party at any time and for any reason manner set forth in this Section 5; provided that the terminating party shall be required to give the other party at least 90 days’ advance written notice (the “Notice Period”) of such termination (other than as a result of (i) a termination by the Company for Cause (as defined below), which shall not require such advance notice, or (ii) a resignation by Executive for Good Reason (as defined below), which shall require notice as set forth in Section 5(d)(ii). Notwithstanding any other provision of this Agreement, the provisions of this Section 5 shall exclusively govern Executive’s rights upon termination of employment with Company; provided that Executive’s rights under any equity plan, equity incentive award agreement or other employee benefit plan that provides for rights (other than severance payments) upon termination of employment shall, in each case, be governed exclusively by such plan or agreement, as applicable.

(b)                By the Company for Cause or by Executive without Good Reason.

(i)                  The Employment Term and Executive’s employment hereunder (A) may be terminated by the Company for Cause with immediate effect and (B) shall terminate automatically upon the effective date (following the Notice Period) of Executive’s resignation for any reason other than Good Reason.

(ii)                  For purposes of this Agreement, “Cause” shall mean (A) any willful act or omission that constitutes a material breach by Executive of any of Executive’s material obligations under this Agreement; (B) the willful and continued failure or refusal of Executive to substantially perform the material duties reasonably required of Executive as an employee of the Company Group; (C) Executive’s commission or conviction of, or plea of guilty or nolo contendere to, (1) a felony or (2) a crime involving fraud or moral turpitude (or any other crime relating to the Company Group which would reasonably be expected to be materially injurious to the Company Group); provided that if the Company terminates Executive’s employment and withholds payments or benefits to Executive on the assertion that Executive committed a felony or crime described in this clause and Executive is subsequently acquitted of such felony or crime, then the Company shall promptly pay to Executive an amount sufficient to restore Executive to the same economic position Executive would have been in had Executive’s termination of employment been without Cause (including by paying an amount in severance that Executive would have been entitled to under this Agreement); (D) Executive’s willful theft, dishonesty or other misconduct that would reasonably be expected to be injurious to the Company Group; (E) Executive’s willful and unauthorized use, misappropriation, destruction or diversion of any material or intangible asset of the Company Group (including, without limitation, Executive’s willful and unauthorized use or disclosure of the Company Group’s confidential or proprietary information) that would reasonably be expected to be materially injurious to the Company Group; (F) any violation by Executive of any law regarding employment discrimination or sexual harassment that would reasonably be expected to be materially injurious to the Company Group; provided that a termination of Executive’s employment for Cause that is susceptible to cure shall not be effective unless the Company first gives Executive written notice of its intention to terminate and the grounds for such termination, and Executive has not, within ten business days following receipt of such notice, cured such Cause;

(iii)                  If Executive’s employment is terminated by the Company for Cause, Executive shall be entitled to receive:

(A)               the Base Salary through the date of termination;

(B)               reimbursement, within 30 days following receipt by the Company of Executive’s claim for such reimbursement (including appropriate supporting documentation), for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy prior to Executive’s termination; provided that such claims for such reimbursement are submitted to the Company within 90 days following the date of Executive’s termination of employment; and

(C)               such Employee Benefits (other than with respect to severance benefits), if any, to which Executive may be entitled, payable in accordance with the terms and conditions of the Company’s equity plans or other Company plans, program and policies (the amounts described in clauses (A) through (C) hereof being referred to as the “Accrued Rights”).

Following such termination of Executive’s employment by the Company for Cause, except as set forth in this Section 5(b)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(iv)                  If Executive resigns for any reason other than Good Reason, provided that Executive will be required to comply with the Notice Period requirement in Section 5(a), Executive shall be entitled to receive the Accrued Rights. During the Notice Period, and subject to the following sentence, Executive shall continue to perform Executive’s duties and obligations under Section 2 hereto as reasonably requested by the Company, and shall receive the Base Salary and Employee Benefits. In lieu of all or any portion of the Notice Period, the Company, at its sole election, may elect to pay to Executive the Base Salary in lieu of notice (in which case, Executive’s employment shall terminate on the date elected by the Company) or, if Executive resigns for any reason other than Good Reason, the Company may elect to place Executive on “garden leave” during the Notice Period (such period, if elected, the “Garden Leave Period”). If such Garden Leave Period is elected by the Company, then during the Garden Leave Period, Executive shall (x) remain an employee of the Company but not be required to perform any duties for the Company or attend work and (y) be eligible for continued Base Salary and medical and other employee benefits, but no other compensation, including no incentive compensation or continued vesting in equity incentives or other awards during the Garden Leave Period. Following such resignation by Executive for any reason other than Good Reason, except as set forth in this Section 5(b)(iv), Executive shall have no further compensation or any other benefits under this Agreement.

(c)                 Disability or Death.

(i)                  The Employment Term and Executive’s employment hereunder shall terminate automatically on the Executive’s death. In the event of Executive’s Disability (as defined below), the Company shall be entitled to terminate the Employment Term and Executive’s employment hereunder. During any period that Executive is unable to perform Executive’s duties hereunder as a result of a disability prior to the termination of Executive’s employment for Disability, Executive shall continue to receive Executive’s full Base Salary set forth in Section 3(a) and Employee Benefits set forth in Section 4(a) until Executive’s employment is terminated pursuant to this Section 5(c)(i). For purposes of this Agreement, “Disability” shall mean any medically determinable physical or mental impairment resulting in Executive’s inability to engage in any substantial gainful activity, where such impairment can be expected to result in death or can be expected to last for a continuous period of inability to engage in any substantial gainful activity of not less than 12 months.

(ii)                  Upon termination of Executive’s employment hereunder as a result of Executive’s death or by the Company at a time when Executive has a Disability, Executive or Executive’s estate, survivors or beneficiaries (as the case may be) shall be entitled to receive:

(A)               the Accrued Rights; and

(B)               subject to Executive’s execution and non-revocation of a general release of claims in a form approved by the Company (the “Release”) in accordance with Section 5(f), any Commissions earned, but unpaid, as of the date of termination, paid in accordance with Section 3(b).

Following such termination of Executive’s employment hereunder as a result of Executive’s death or by the Company at a time when Executive has a Disability, except as set forth in this Section 5(c), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d)                By the Company Without Cause (other than by reason of death or Disability) or Resignation by Executive for Good Reason.

(i)                  If Executive’s employment is terminated by the Company without Cause (other than as described in Section 5(c)) or by Executive for Good Reason, Executive shall be entitled to receive:

(A)               the Accrued Rights;

(B)               subject to Executive’s execution and non-revocation of the Release in accordance with Section 5(f), any Commissions earned, but unpaid, as of the date of termination, paid in accordance with Section 3(b); and

(C)               subject to Executive’s continued compliance in all material respects with Section 6, Section 7 and Section 8 hereof, and the execution and non-revocation of the Release in accordance with Section 5(f), the Company shall pay Executive (x) an amount equal to the remaining unpaid amounts under the Employment Term, payable in a single lump sum cash payment on the first regularly scheduled payroll date of the Company following the date the Release becomes effective and irrevocable; and (y) if Executive elects continuation of Executive’s medical and dental coverage under COBRA, Executive’s coverage and participation under the Company Group’s medical and dental benefit plans in which Executive was participating immediately prior to termination of employment pursuant to this Section 5(d)(i) (“Medical and Dental Benefits”) shall continue at the same cost to Executive as the cost for the Medical and Dental Benefits immediately prior to such termination until the earlier of (i) the 12-month anniversary of the date of termination or (ii) the date on which Executive becomes eligible for medical and/or dental coverage from Executive’s subsequent employer (it being understood such continuation of coverage may be made by paying Executive a series of monthly installment payments sufficient, after payment of federal and local income taxes, to pay Executive’s applicable monthly COBRA premium); provided further, that payments under (x) shall be in addition to any Base Salary payments made in lieu of all or a portion of the Notice Period. The Executive may choose to continue Medical and Dental Benefits under COBRA at Executive’s own expense for the balance, if any, of the period required by law.

Following such termination of employment without Cause by the Company or a resignation by Executive for Good Reason, except as set forth in this Section 5(d)(i), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii)                  For purposes of this Agreement, “Good Reason” shall mean any of the following (without Executive’s consent): (A) a decrease in Executive’s Base Salary, or a failure by any member of the Company Group to pay any compensation or provide any benefits due and payable to Executive in connection with Executive’s employment; (B) a diminution of the title, responsibilities or authority of Executive; (C) any member of the Company Group’s requiring Executive to be based at any office or location that is inconsistent with the terms of this Agreement or other understanding with the Company, so long as Executive’s actual work location(s) are reasonably appropriate (after reasonably taking into account Executive’s past practice as an employee of the Company prior to the Effective Date), given Executive’s duties and responsibilities and the needs of the Company Group; or (D) a material breach by the Company of this Agreement; provided that no event or condition described in clauses (A)-(D) above will constitute Good Reason unless (x) Executive gives the Board written notice of such event or condition giving rise to Good Reason within 30 days after Executive first learns of such event or condition, (y) the Company fails to cure such event or condition within 30 days after receipt of such notice and (z) Executive resigns from employment within 30 days following the expiration of such cure period. Executive agrees and acknowledges that the changes to Executive’s employment and compensation contemplated by this Agreement shall not constitute Good Reason under the Original Agreement.

(iii)                  If Executive’s employment with the Company is terminated by the Company without Cause (other than as described in Section 5(c)) the Company shall comply with the Notice Period requirement in Section 5(a). During such Notice Period, and subject to the following sentence, Executive shall continue to perform Executive’s duties and obligations under Section 2 hereto as reasonably requested by the Company. In lieu of all or any portion of the Notice Period, the Company, at its sole election, may elect to pay to Executive the Base Salary in lieu of notice (in which case, Executive’s employment shall terminate on the date so elected by the Company).

(e)                 Expiration of Employment Term. The continuation of Executive’s employment with the Company Group beyond the expiration of the Employment Term shall be deemed an employment at-will and shall not be deemed to extend any of the provisions of this Agreement and Executive’s employment may thereafter be terminated at-will by either Executive or the Company. If Executive’s employment is terminated at or following the expiration of the Employment Term, Executive shall be entitled to receive:

(i)                  the Accrued Rights; and

(ii)                  subject to Executive’s execution and non-revocation of the Release in accordance with Section 5(f), any Commissions earned, but unpaid, as of the date of termination, paid in accordance with Section 3(b).

(f)                  Release. Amounts payable to Executive under Section 5(c)(ii)(B), Section 5(d)(i)(B), Section 5(d)(i)(C) and Section 5(e)(ii) (collectively, the “Conditioned Benefits”) are subject to (A) Executive’s or Executive’s estate, survivors or beneficiaries (as the case may be) execution and non-revocation of the Release and (B) the expiration of any revocation period contained in such Release, in each case within 60 days following the date of termination. Further, to the extent that any of the Conditioned Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the 60 day period following the date of termination begins in one calendar year and ends in a second calendar year, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the 60th day following the date of Executive’s termination of employment hereunder, but for the condition on executing the Release as set forth herein, shall not be made until the first regularly scheduled payroll date following such 60th day (regardless of when the Release is delivered), after which any remaining Conditioned Benefits shall thereafter be provided to Executive according to the applicable provision set forth herein.

(g)                Survivability. The provisions of Section 5, Section 6, Section 7, Section 8, Section 9 and Section 10 of this Agreement shall survive any termination of this Agreement or Executive’s termination of employment hereunder.

(h)                Notice of Termination; Board/Committee Resignation. Any purported termination of employment by the Company or by Executive (other than due to Executive’s death) pursuant to this Section 5 shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

6.                   Non-Competition; Non-Solicitation. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company Group and further acknowledges and recognizes that Executive has received, and will receive, Confidential Information (as defined below) and trade secrets of the Company Group, and accordingly agrees as follows:

(a)                 Noncompetition.

(i)                  During the Employment Term and until the later of (A) the second anniversary of the Company’s initial public offering (the “Post-Closing Restricted Period”) and (B) the second anniversary of Executive’s termination of employment with the Company Group (such actual period of restriction whether such period ends upon or after the expiration of the Post-Closing Restricted Period, the “Restricted Period”), Executive will not, whether on Executive’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or business organization, entity or enterprise whatsoever (“Person”), directly or indirectly solicit or assist in soliciting in competition with the Company Group the business of any then current or prospective client or customer with whom Executive (or Executive’s direct reports) had personal contact or dealings on behalf of the Company during the one-year period preceding Executive’s termination of employment.

(ii)                  During the Restricted Period, Executive will not directly or indirectly:

(A)               engage in any business activities involving any lithium-based battery or storage system for any commercial use (a “Competing Business”), individually or through an entity, as an employee, director, officer, owner, investor, partner, member, consultant, contractor, agent, joint venture, or otherwise, in any geographical area where any member of the Company Group engages in its business;

(B)               acquire a financial interest in, or otherwise become actively involved with, any Competing Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(C)               interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the members of the Company Group and any of their clients, customers, suppliers, partners, members or investors.

(iii)                  Notwithstanding anything to the contrary in this Agreement, Executive may, directly or indirectly, own, solely as an investment, securities of a Competing Business which is publicly traded on a national or regional stock exchange or on the over-the-counter-market if Executive does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(b)                Employee Non-Solicitation. During the Restricted Period, Executive will not, whether on Executive’s own behalf or on behalf or in conjunction with any Person, directly or indirectly:

(i)                  solicit or encourage any employee of the Company Group to leave the employment of the Company Group;

(ii)                  hire or solicit for employment any employee who was employed by the Company Group as of the date of Executive’s termination of employment with the Company Group for any reason or who left the employment of the Company Group coincident with, or within one year prior to, the date of Executive’s termination of employment with the Company Group for any reason; or

(iii)                  encourage any material consultant of the Company Group to cease working with the Company Group.

(c)                 Non-Disparagement. During the Employment Term and following a termination of employment for any reason (i) Executive agrees not to make, or direct any other Person to make, any Disparaging Statement (as defined below) about the Company Group, (or any of their respective officers or directors) (it being understood that comments made in Executive’s good faith performance of Executive's duties hereunder shall not be deemed disparaging or defamatory for purposes of this Agreement) and (ii) the Company shall instruct the members of the Board not to make, or direct any other Person to make, any Disparaging Statement about Executive. In addition, following the termination of Executive’s employment with the Company Group for any reason, the Company shall instruct the members of the Company Group’s management team and any other individual who is authorized to make any public statement on behalf of the Company Group not to make, or direct any other Person to make, any Disparaging Statement about Executive. For purposes of this Agreement, a “Disparaging Statement” shall mean any communication that is intended to defame or disparage, or has the effect of defaming or disparaging.

(d)                Blue Pencil. It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 6 to be reasonable and necessary to protect the Company’s legitimate business interests and to be in consideration of Executive’s significant equity interests in the Company and the Company’s grant of equity interests to Executive, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(e)                 Extension of Restricted Period. The period of time during which the provisions of this Section 6 shall be in effect shall be extended by the length of time during which Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

(f)                  Garden Leave Period. The period of time during which the provisions of this Section 6 shall be in effect shall be reduced by the Garden Leave Period (if elected).

7.                   Confidentiality; Intellectual Property.

(a)                 Confidentiality.

(i)                  Executive will not at any time (whether during or after Executive’s employment with the Company), (x) retain; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside any Company Group member (other than (A) Executive’s professional advisers who are bound by confidentiality obligations, (B) in performance of Executive’s duties under Executive’s employment pursuant to customary industry practice, (C) in connection with any litigation proceedings for enforcement by Executive of Executive’s rights under this Agreement and (D) to Executive’s representatives who have a need to know such information for tax or financial reporting reasons), any non-public, proprietary or confidential information (in any form or medium, including text, digital or electronic) – including, without limitation, trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals (in any form or medium, tangible or intangible) – concerning the past, current or future business, activities and operations of an Company Group member and/or any third party that has disclosed or provided any of same to any Company Group member on a confidential basis (“Confidential Information”) without the prior written authorization of the Board. Executive will not at any time (whether during or after Executive’s employment with the Company Group) use any Confidential Information for the benefit, purposes or account of Executive or any other Person, other than in the performance of Executive’s duties under this Agreement.

(ii)                  “Confidential Information” shall not include any information that is (A) generally known to the industry or the public other than as a result of Executive’s breach of this covenant; (B) made available to Executive by a third party without breach of any confidentiality or other wrongful act of which Executive has knowledge; (C) required by law to be disclosed; provided that with respect to subsection (C) Executive shall (to the extent legally permissible and reasonably practicable) give prompt written notice to the Company of such requirement, disclose no more information than is required, and reasonably cooperate with any attempts by any Company Group member to obtain a protective order or similar treatment; or (D) permitted to be disclosed pursuant to any organizational document of the Company Group.

(iii)                  Except as required by law, Executive will not disclose to anyone, other than Executive’s family (it being understood that, in this Agreement, the term “family” refers to Executive, Executive’s spouse, spouse equivalent, children, parents, spouse’s parents and spouse equivalent’s parents) and advisors, the existence or contents of this Agreement; provided that Executive may disclose to any prospective future employer the provisions of Section 6 and Section 7 of this Agreement and, may disclose the existence or contents of this Agreement in connection with any litigation proceedings for enforcement by Executive of Executive’s rights under this Agreement (provided that, in connection with any such litigation or proceedings not involving the Company Group or any of their Affiliates, Executive shall (to the extent legally permissible and reasonably practicable) disclose no more information than is required). This Section 7(a)(iii) shall terminate if the Company publicly discloses a copy of this Agreement (or, if the Company publicly discloses summaries or excerpts of this Agreement, to the extent so disclosed).

(iv)                  Upon termination of Executive’s employment with the Company for any reason, Executive shall, upon the Company’s request, promptly destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Executive’s possession or control (including any of the foregoing stored or located in Executive’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information, except that Executive may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information and nothing herein shall require Executive to destroy any computer records or files containing Confidential Information which Executive required to maintain pursuant to applicable law or in connection with any litigation proceedings for enforcement by Executive of Executive’s rights under this Agreement; provided that the provisions of this Agreement will continue to apply to such Confidential Information.

(v)                  Nothing in this Agreement shall prohibit or impede Executive from communicating, cooperating or filing a complaint with the U.S. federal, state or local governmental or law enforcement branch, agency or entity (or similar bodies of relevant foreign jurisdictions) (collectively, a “Governmental Entity”) with respect to possible violations of any applicable law or regulation, or from otherwise making disclosures to any Governmental Entity that are protected under the whistleblower provisions of any such law or regulation; provided that in each case such communications and disclosures are consistent with applicable law, and nothing shall preclude Executive’s right to receive an award from a Governmental Entity for information provided under any whistleblower program. Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure.

(vi)                  Pursuant to the Defend Trade Secrets Act of 2016, the Company and Executive hereby confirm, understand and acknowledges that Executive shall not be held criminally or civilly liable under any applicable federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Company and Executive hereby confirm, understand and acknowledge further that if Executive files a lawsuit for retaliation by an employee or for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding, if Executive (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order. Moreover, Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure. Except as required by applicable law, under no circumstance will Executive be authorized to disclose any information covered by attorney-client privilege or attorney work product of the Company, without prior written consent of the Company’s General Counsel or other officer designated by the Company.

(b)                Intellectual Property.

(i)                  If Executive creates, invents, designs, develops, contributes to or improves any works of authorship, inventions, concepts, intellectual property, materials, trademarks or similar rights, documents or other work product (including without limitation, research, reports, software, algorithms, techniques, databases, systems, applications, presentations, textual works, content, improvements, or audiovisual materials), whether or not patentable or registrable under patent, trademark, copyright or similar laws (“Works”), either alone or with third parties, at any time during Executive’s employment by the Company Group members and within the scope of such employment (it being understood that, for the avoidance of doubt, the activities set forth on Exhibit III shall not be considered within the scope of such employment for the purposes of this Section 7) and/or with the use of any resources of any Company Group member or their respective Affiliates, such Works shall be “Company Group Works” (it being understood that, notwithstanding anything herein to the contrary, in no event shall Executive’s name, likeness, image or any other rights of publicity be considered Company Group Works). Executive agrees that all such Company Group Works shall, as between the parties hereto, be the sole and exclusive property and intellectual property of the Company. Notwithstanding the foregoing, Executive hereby irrevocably assigns, transfers and conveys (and agrees to so assign, transfer and convey), to the maximum extent permitted by applicable law, all of Executive’s right, title, and interest therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition, other intellectual property laws, and related laws) to the Company Group members to the extent ownership of any such rights does not vest originally in such Company Group members whether as a “work made for hire” or by virtue of the prior sentence. If Executive creates any written records (in the form of notes, sketches, drawings, or any other tangible form or media) of any Company Group Works such records will remain, as between the parties hereto, the sole property and intellectual property of the Company Group at all times. For clarity, any activities (A) using Executive’s name, likeness, image or any other rights of publicity, to the extent such activities would not otherwise be prohibited by Section 6 of the Agreement and are outside of the ordinary course of business of the Company Group, as such business exists now or at any time in the future, or (B) that are otherwise approved by the Board (which approval shall not be unreasonably withheld, conditioned or delayed) shall not be considered within the scope of Executive’s employment for the purposes of this Section 7.

(ii)                  Executive shall take all reasonably requested actions and execute all reasonably requested documents (including any licenses or assignments required by a government contract) at the expense of any Company Group member (but without further remuneration) to assist the applicable Company Group member or its affiliates in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company Group members’ rights in the Company Group Works. Executive hereby designates and appoints the Company and its designees as Executive’s agent and attorney-in-fact, to act for and in Executive’s behalf and stead solely to the extent necessary to execute and file such documents and solely to the extent Executive is unable or unwilling to do so. This power of attorney is coupled with an interest and is irrevocable. Executive shall not knowingly take any actions inconsistent with the Company’s ownership rights set forth in this Section 7, including by filing to register any Company Group Works in Executive’s own name.

(iii)                  Executive shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with any Company Group member or their respective Affiliates any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. Executive shall comply with all relevant policies and guidelines of the Company Group that are from time to time previously disclosed to Executive, including regarding the protection of Confidential Information and intellectual property and potential conflicts of interest.

(iv)                  Executive has listed on the attached Exhibit III, Works that are owned by Executive, in whole or jointly with others prior to Executive’s employment with the Company (such Works, together with any other Works owned by Executive in whole or jointly with others prior to Executive’s employment with the Company Group, collectively, “Prior Works”). Executive shall not use any Prior Work in connection with Executive’s employment with the Company Group without prior written consent of the Company. If, in connection with Executive’s employment with the Company, Executive incorporates into any Company product, service or process any Prior Work (or any portion of a Prior Work), in any manner whatsoever, Executive grants the Company a non-exclusive, perpetual (or the maximum time period allowed by applicable law), sub-licensable, assignable, royalty-free right and worldwide license to use, modify, reproduce, reduce to practice, market, distribute, communicate and/or sell such Prior Work or portion of such Prior Work solely to the extent necessary for the Company to exploit such Company product, service or process. The Company, on behalf of itself and the other members of the Company Group, agrees that any and all Prior Works shall, as between the parties hereto, be and remain the sole and exclusive property and intellectual property of Executive. For the avoidance of doubt, notwithstanding anything herein to the contrary, in no event shall any Prior Works (or any portion thereof) be considered “Confidential Information” under this Agreement.

8.                   Stand Still Obligation. During the Restricted Period, neither Executive nor any of Executive’s affiliates or representatives shall, without the prior approval of the Board, directly or indirectly, (a) solicit proxies or written consents of holders of Voting Securities, (b) make or in any way participate in any “solicitation” of any “proxy” to vote any such Voting Securities, or become a “participant”, or become a member of any group, in any election contest or for the approval of any shareholder proposal with respect to the Company (as such terms are defined or used in Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or (c) seek to advise or influence any Person with respect to the voting of any Voting Securities; provided, however, Executive shall be entitled to vote any Voting Securities owed beneficially by Executive in his sole and absolute discretion. For purposes of this Agreement, “Voting Securities” shall mean the common stock or other equity securities of the Company having voting power, or securities convertible into, exchangeable for or exercisable for (whether or not currently convertible, exchangeable or exercisable) such securities.

9.                   Specific Performance. Executive acknowledges and agrees that the remedies of the Company Group at law for a breach or threatened breach of any of the provisions of Section 6, Section 7 and Section 8 of this Agreement would be inadequate and the Company Group would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Executive agrees that, in the event of such a material breach, in addition to any remedies at law, any member of the Company Group, without posting any bond, shall be entitled, in addition to any other remedy available at law or equity, to cease making any payments or providing any benefit otherwise required by this Agreement, and may be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Any determination as to whether Executive is in compliance with Section 6, Section 7 and Section 8 hereof shall be determined without regard to whether the Company Group could obtain an injunction or other equitable relief under the law of any particular jurisdiction.

10.                Miscellaneous.

(a)                 Indemnification; Directors’ and Officers’ Insurance. The Company shall indemnify and hold Executive harmless from and against any and all liabilities, obligations, losses, damages, fines, taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by Executive from the Company), claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including reasonable and documented legal and accounting fees and expenses, costs of investigation and sums paid in settlement) of any kind or nature whatsoever (collectively, “Claims and Expenses”), which may be imposed on, incurred by or asserted at any time against Executive that arises out of or relates to Executive’s service as an officer, director or employee, as the case may be, of any Company Group member, or Executive’s service in any such capacity or similar capacity with an affiliate of the Company Group or other entity at the request of the Company Group; provided that Executive shall not be entitled to indemnification hereunder against any Claims or Expenses that are finally determined by a court of competent jurisdiction to have resulted from any act or omission that (i) is a criminal act by Executive or (ii) constitutes fraud or willful misconduct by Executive. The Company shall pay the expenses (including reasonable legal fees and expenses and costs of investigation) incurred by Executive in defending any such claim, demand, action, suit or proceeding as such expenses are incurred by Executive and in advance of the final disposition of such matter; provided that Executive undertakes to repay such expenses if it is determined by agreement between Executive and the Company or, in the absence of such an agreement, by a final judgment of a court of competent jurisdiction that Executive is not entitled to be indemnified by the Company Group. The Company (or other Company Group member) will maintain directors’ and officers’ liability insurance providing coverage in such scope and subject to such limits as the Company determines, in its discretion, is appropriate.

(b)                Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of laws principles thereof that would direct the application of the law of any other jurisdiction.

(c)                 Jurisdiction; Venue. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any federal or state court sitting in the State of Nevada over any suit, action or proceeding arising out of or relating to this Agreement and each of the parties agrees that any action relating in any way to this Agreement must be commenced only in the federal or state courts of Nevada. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by certified mail, return receipt requested, or by recognized overnight courier service, to the address of such party set forth in Section 10(j).

(d)                Entire Agreement; Amendments. This Agreement (including, without limitation, the exhibits attached hereto) contains the entire understanding of the parties with respect to the employment of Executive by any member of the Company Group, and supersedes all prior agreements and understandings between Executive and any member of the Company Group regarding the terms and conditions of Executive’s employment with the Company Group (including the Original Agreement), with the exception of any applicable prior invention assignment or the protections that exist under the terms of any applicable long term incentive plan (or any earned compensation, including under any retirement or deferred compensation plans), the Company’s 2021 Incentive Stock Plan and any other equity, option or warrant plan entered into between the Company and Executive. In addition, if the Company Group is a party to one or more agreements with Executive related to the matters subject to Section 6 and Section 7, such other agreement(s) shall remain in full force and effect and continue in addition to this Agreement, including, without limitation, any covenants pertaining to confidentiality, nondisclosure, non-competition, non-solicitation and non-disparagement applicable to Executive. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement (including, without limitation, the exhibits attached hereto) may not be altered, modified, or amended except by written instrument signed by the parties hereto.

(e)                 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(f)                  Set Off; No Mitigation. The Company’s obligation to pay Executive the amounts provided hereunder pursuant to Section 5(c)(ii)(B), Section 5(d)(i)(B) and Section 5(d)(i)(C), as applicable, following the Employment Term shall be subject to set-off for amounts owed by Executive to any Company Group member. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment, and such payments owed by the Company Group shall not be reduced by any compensation or benefits received from any subsequent employer (except as provided for in Section 5(d)(i)(C)), self-employment or other endeavor.

(g)                Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(h)                Assignment. This Agreement and all of Executive’s rights and duties hereunder shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement shall automatically be assigned by the Company to a person or entity which is a successor in interest (“Successor”) to all or substantially all of the then-business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such Successor.

(i)                  Compliance with Code Section 409A.

(i)                  The intent of the parties is that payments and benefits under this Agreement comply with or be exempt from Code Section 409A and the regulations and guidance issued thereunder (“Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause Executive to incur any additional tax or interest under Section 409A, the Company shall, after consulting with and receiving the approval of Executive, reform such provision in a manner intended to avoid the incurrence by Executive of any such additional tax or interest.

(ii)                  A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A, and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” The determination of whether and when a separation from service has occurred for proposes of this Agreement shall be made in accordance with the presumptions set forth in Section 1.409A-1(h) of the Treasury Regulations.

(iii)                  Any provision of this Agreement to the contrary notwithstanding, if at the time of Executive’s separation from service, the Company determines that Executive is a “specified employee,” within the meaning of Section 409A, then to the extent any payment or benefit that Executive becomes entitled to under this Agreement on account of such separation from service would be considered nonqualified deferred compensation under Section 409A, such payment or benefit shall be paid or provided at the date which is the earlier of (x) six months and one day after such separation from service and (y) the date of Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 10(i) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or provided to Executive in a lump-sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified herein.

(iv)                  Any reimbursements and in-kind benefits provided under this Agreement that constitute deferred compensation within the meaning of Section 409A shall be made or provided in accordance with the requirements of Section 409A, including that (A) in no event shall any fees, expenses or other amounts eligible to be reimbursed by the Company under this Agreement be paid later than the last day of the calendar year that follows the calendar year in which the applicable fees, expenses or other amounts were incurred; (B) the amount of expenses eligible for reimbursement, or in kind benefits that the Company is obligated to pay or provide, in any given calendar year shall not affect the expenses that the Company is obligated to reimburse, or the in-kind benefits that the Company is obligated to pay or provide, in any other calendar year, provided that the foregoing clause (B) shall not be violated with regard to expenses reimbursed under any arrangement covered by Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect; and (C) Executive’s right to have the Company pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit.

(v)                  For purposes of Section 409A, Executive’s right to receive any installment payments shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (for example, “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement, to the extent such payment is subject to Section 409A.

(j)                  Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:

Expion360 Inc.
2025 SW Deerhound Ave.
Redmond, OR 97756
Attention: Brian Schaffner

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue; 31st Floor
New York, NY 10022
Attn: Valerie Ford Jacob
Lori D. Goodman

If to Executive:

To the most recent address of Executive set forth in the personnel records of the Company.

(k)                Executive Representation. Executive hereby represents to the Company that the execution and delivery of this Agreement by Executive and the performance by Executive of Executive’s duties hereunder shall not constitute a breach of the terms of any employment agreement or other agreement or written policy to which Executive is a party or otherwise bound. Executive hereby further represents that Executive is not subject to any agreement with a previous employer that is unaffiliated with the Company Group that contains any restrictions on Executive’s ability to solicit, hire or engage any employee or other service provider of such previous, unaffiliated employer that would restrict the ability of Executive to perform Executive’s duties hereunder. Executive agrees that the Company is relying on the foregoing representations in entering into this Agreement and related equity-based award agreements.

(l)                  Cooperation. Executive shall provide reasonable cooperation in connection with any pending claim, litigation, regulatory or administrative proceeding involving any Company Group member (or any appeal from any action or proceeding) arising out of or related to the period when Executive was employed by any Company Group member. In the event that Executive’s cooperation is requested after the termination of Executive’s employment, the applicable Company Group member shall (i) use its reasonable efforts to minimize interruptions to Executive’s personal and professional schedule and (ii) pay Executive an agreeable amount for Executive’s time and (iii) reimburse Executive for all reasonable out-of-pocket expenses actually incurred by Executive in connection with such cooperation upon reasonable substantiation of such expenses.

(m)               Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. Any amounts so withheld shall be properly paid over to the appropriate government authority.

(n)                Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties herein have duly executed this Agreement as of the day and year first above written.

EXPION360 INC.

By:/s/ Brian Schaffner________
Name: Brian Schaffner
Title: Chief Executive Officer

EXECUTIVE

/s/ John Yozamp______________
John Yozamp

Exhibit I

Commission Structure: Commissions are paid on the 20th of the month following the month that the customer invoice has been paid in full. Commissions are paid on the Company’s gross revenues directly sourced from sales worked on and closed by Executive and that have been entered into the Netsuite, the Company’s portal for tracking all sales deals (“Gross Revenue”). Any refunds, rebates, chargebacks, etc., will be adjusted to the original invoice. Any adjusted commission will be credited back to the Company during that month or the month following. The Gross Revenue goals for the commissions are annual goals, such that they will reset in January 2024. The Commissions have an accelerator, meaning that for each new level reached, the new higher rate is only applicable for the current range amount and is not retroactive to the previous range amount. For example, no additional Commissions will be paid on the first $3 million of Gross Revenue other than 2% of such Gross Revenue regardless of how much Gross Revenue Executive earns on behalf of the Company during 2023 and 2024.

Commissions are paid on the following schedule:

·	Gross Revenue of less than $3 million – 2%
·	Gross Revenue between $3 million and $5 million – 2.25%
·	Gross Revenue between $5 million and $7.5 million – 2.5%
·	Gross Revenue between $7.5 million and $10 million – 2.75%
·	Gross Revenue in excess of $10 million – 3%

Upon separation from the Company no further Commission will be paid, except as set forth in the Agreement.

Exhibit II

·	Company Car. During the Employment Term, Executive shall be entitled to a Company auto expense of $2,000 per month.

·	Private Office Expense. During the Employment Term, Executive shall be reimbursed for a private office at home or such other location, in an amount up to $1,000 per month.

Exhibit III

Executive may engage in the following activities:

·	with the approval of the Board (which approval shall not be unreasonably withheld, conditioned or delayed), Executive may serve on the board of directors (or equivalent governing bodies) of other for-profit enterprises provided such companies do not compete with the Company Group; and

·	engage in an unlimited number of (i) public speaking engagements, (ii) publishing opportunities and/or (iii) professional events or conferences, in each case, subject to the approval of the Board (which approval shall not be unreasonably withheld, conditioned or delayed) to the extent that such speaking engagements, publishing opportunities and events or conferences are outside of the ordinary course of business of the Company Group.

Executive shall be entitled to retain all fees or other payments earned in connection with the activities set forth on this Exhibit III.

Exhibit 10.2

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) dated January 26, 2023 (the “Effective Date”) is by and between Expion360 Inc., a Nevada corporation (the “Company”) and Brian Schaffner (“Executive”).

RECITALS:

WHEREAS, the Company and Executive previously entered into an Employment Agreement, dated February 21, 2022, which set forth the terms of Executive’s employment as Chief Financial Officer of the Company (the “Original Agreement”);

WHEREAS, the Company and Executive desire to change Executive’s position from Chief Financial Officer to Chief Executive Officer; and

WHEREAS, the Company and Executive desire to amend and restate the Original Agreement, to set forth the terms of Executive’s employment as Chief Executive Officer.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.                   Term of Employment. Subject to the provisions of Section 5 of this Agreement, Executive shall commence employment with the Company for a period commencing on the Effective Date and ending on April 1, 2023 (the “Initial Term”) on the terms and subject to the conditions set forth in this Agreement. Following the expiration of the Initial Term, Executive’s term of employment shall be automatically extended for additional one-year periods (each, a “Renewal Term”) commencing on April 1, 2023 and, thereafter, on each successive anniversary of April 1, 2023 (each, an “Extension Date”), unless the Company or Executive provides the other party at least 90 days’ prior written notice before the next Extension Date that the term of employment shall not be so extended (a “Notice of Non-Renewal”). For purposes of this Agreement, the “Employment Term” shall mean the Initial Term and any Renewal Term(s).

2.                   Position, Duties, Authority, and Policies.

(a)                 Position. During the Employment Term, Executive shall serve as the Chief Executive Officer of the Company. In such position, Executive shall have such duties, functions, responsibilities and authority as shall be determined from time to time by the Company’s board of directors (the “Board”) consistent with Executive’s position and title. Executive shall report directly to the Board. Executive shall be an executive officer of the Company and shall be subject to all Company policies relating to executive officers, including the Company’s insider trading policy and all securities law reporting requirements.

(b)                Time Commitments. Executive will devote substantially all of Executive’s business time and best efforts to the operation and oversight of the business of the Company or its subsidiaries (the “Company Group”) and performance of Executive’s duties hereunder (excluding periods of vacation, approved time off or leave of absence) and will not, without the Company’s prior consent (which shall not be unreasonably withheld, conditioned or delayed), engage in any other business activities that could conflict with Executive’s duties or services to the Company Group. Executive shall be subject to the terms and conditions of the Company Group’s employee policies and codes of conduct as in effect from time to time to the extent not inconsistent with this Agreement.

3.                   Compensation.

(a)                 Base Salary. During the Employment Term, the Company shall pay (or cause to be paid) to Executive a base salary (“Base Salary”) at the annual rate of $270,400, payable in regular installments in accordance with the usual payment practices of the Company Group. Executive’s Base Salary shall be subject to annual review and subject to increase, but not decrease, as may be determined from time to time in the sole discretion of the Board.

(b)                Bonuses. During the Employment Term, Executive shall be eligible to earn an annual bonus award (an “Annual Bonus”) based on the achievement of performance objectives and targets established annually by the Board or the compensation committee of the Board, in consultation with Executive. Executive’s Annual Bonus entitlement shall be targeted at 10% of Executive’s Base Salary (the “Target Bonus”). Additional bonuses may be granted by the Board to Executive in addition to the Annual Bonus, for services and results achieved by Executive. Any Annual Bonus shall be paid to Executive, in cash or shares of Company common stock, within two and one-half months after the end of the applicable fiscal year. No Annual Bonus shall be payable in respect of any fiscal year in which Executive’s employment is terminated, except to the extent provided in Section 5.

4.                   Benefits.

(a)                 General. During the Employment Term, Executive shall be entitled to participate in the retirement, health and welfare benefit plans, practices, policies and arrangements of the Company Group as in effect from time to time (collectively, “Employee Benefits”), on terms and conditions no less favorable than each of the Employee Benefits are made available to any other senior executive of the Company Group (other than with respect to any terms and conditions specifically determined under this Agreement, the benefits for which shall be determined instead in accordance with this Agreement). For the avoidance of doubt, no new benefit plans shall be required to be adopted. Executive shall be entitled to the perquisites set forth on Exhibit I.

(b)                Vacation. Executive shall be entitled to five weeks’ paid vacation pursuant to the applicable Company vacation policy, plan or regular practice, as may be modified from time to time.

(c)                 Reimbursement of Business Expenses. During the Employment Term, the Company shall reimburse Executive for reasonable business expenses incurred by Executive in the performance of Executive’s duties hereunder in accordance with its then-prevailing business expense policy (which shall include appropriate itemization and substantiation of expenses incurred); provided that reimbursement for travel expenses incurred by Executive in the performance of Executive’s duties hereunder shall be made in accordance with the travel policy of the Company, which, with respect to Executive, shall be consistent with the travel policy in effect for Executive as of immediately prior to the Effective Date.

5.                   Termination.

(a)                 General. The Employment Term and Executive’s employment hereunder may be terminated by either party at any time and for any reason manner set forth in this Section 5; provided that if Executive resigns for any reason other than Good Reason (as defined below) Executive shall be required to give the Company at least 90 days’ advance written notice (the “Notice Period”) of such termination. Notwithstanding any other provision of this Agreement, the provisions of this Section 5 shall exclusively govern Executive’s rights upon termination of employment with Company; provided that Executive’s rights under any equity plan, equity incentive award agreement or other employee benefit plan that provides for rights (other than severance payments) upon termination of employment shall, in each case, be governed exclusively by such plan or agreement, as applicable.

(b)                By the Company for Cause or by Executive without Good Reason.

(i)                  The Employment Term and Executive’s employment hereunder (A) may be terminated by the Company for Cause (as defined below) with immediate effect and (B) shall terminate automatically upon the effective date (following the Notice Period) of Executive’s resignation for any reason other than Good Reason.

(ii)                  For purposes of this Agreement, “Cause” shall mean (A) any willful act or omission that constitutes a material breach by Executive of any of Executive’s material obligations under this Agreement; (B) the willful and continued failure or refusal of Executive to substantially perform the material duties reasonably required of Executive as an employee of the Company Group; (C) Executive’s commission or conviction of, or plea of guilty or nolo contendere to, (1) a felony or (2) a crime involving fraud or moral turpitude (or any other crime relating to the Company Group which would reasonably be expected to be materially injurious to the Company Group); provided that if the Company terminates Executive’s employment and withholds payments or benefits to Executive on the assertion that Executive committed a felony or crime described in this clause and Executive is subsequently acquitted of such felony or crime, then the Company shall promptly pay to Executive an amount sufficient to restore Executive to the same economic position Executive would have been in had Executive’s termination of employment been without Cause (including by paying an amount in severance that Executive would have been entitled to under this Agreement); (D) Executive’s willful theft, dishonesty or other misconduct that would reasonably be expected to be injurious to the Company Group; (E) Executive’s willful and unauthorized use, misappropriation, destruction or diversion of any material or intangible asset of the Company Group (including, without limitation, Executive’s willful and unauthorized use or disclosure of the Company Group’s confidential or proprietary information) that would reasonably be expected to be materially injurious to the Company Group; (F) any violation by Executive of any law regarding employment discrimination or sexual harassment that would reasonably be expected to be materially injurious to the Company Group; provided that a termination of Executive’s employment for Cause that is susceptible to cure shall not be effective unless the Company first gives Executive written notice of its intention to terminate and the grounds for such termination, and Executive has not, within ten business days following receipt of such notice, cured such Cause;

(iii)                  If Executive’s employment is terminated by the Company for Cause, Executive shall be entitled to receive:

(A)               the Base Salary through the date of termination;

(B)               reimbursement, within 30 days following receipt by the Company of Executive’s claim for such reimbursement (including appropriate supporting documentation), for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy prior to Executive’s termination; provided that such claims for such reimbursement are submitted to the Company within 90 days following the date of Executive’s termination of employment; and

(C)               such Employee Benefits (other than with respect to severance benefits), if any, to which Executive may be entitled, payable in accordance with the terms and conditions of the Company’s equity plans or other Company plans, program and policies (the amounts described in clauses (A) through (C) hereof being referred to as the “Accrued Rights”).

Following such termination of Executive’s employment by the Company for Cause, except as set forth in this Section 5(b)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(iv)                  If Executive resigns for any reason other than Good Reason, provided that Executive will be required to comply with the Notice Period requirement in Section 5(a), Executive shall be entitled to receive the Accrued Rights. During the Notice Period, and subject to the following sentence, Executive shall continue to perform Executive’s duties and obligations under Section 2 hereto as reasonably requested by the Company, and shall receive the Base Salary and Employee Benefits. In lieu of all or any portion of the Notice Period, the Company, at its sole election, may elect to pay to Executive the Base Salary in lieu of notice (in which case, Executive’s employment shall terminate on the date elected by the Company) or the Company may elect to place Executive on “garden leave” during the Notice Period (such period, if elected, the “Garden Leave Period”). If such Garden Leave Period is elected by the Company, then during the Garden Leave Period, Executive shall (x) remain an employee of the Company but not be required to perform any duties for the Company or attend work and (y) be eligible for continued Base Salary and medical and other employee benefits, but no other compensation, including no incentive compensation or continued vesting in equity incentives or other awards during the Garden Leave Period. Following such resignation by Executive for any reason other than Good Reason, except as set forth in this Section 5(b)(iv), Executive shall have no further compensation or any other benefits under this Agreement.

(c)                 Disability or Death.

(i)                  The Employment Term and Executive’s employment hereunder shall terminate automatically on the Executive’s death. In the event of Executive’s Disability (as defined below), the Company shall be entitled to terminate the Employment Term and Executive’s employment hereunder. During any period that Executive is unable to perform Executive’s duties hereunder as a result of a disability prior to the termination of Executive’s employment for Disability, Executive shall continue to receive Executive’s full Base Salary set forth in Section 3(a) and Employee Benefits set forth in Section 4(a) until Executive’s employment is terminated pursuant to this Section 5(c)(i). For purposes of this Agreement, “Disability” shall mean any medically determinable physical or mental impairment resulting in Executive’s inability to engage in any substantial gainful activity, where such impairment can be expected to result in death or can be expected to last for a continuous period of inability to engage in any substantial gainful activity of not less than 12 months.

(ii)                  Upon termination of Executive’s employment hereunder as a result of Executive’s death or by the Company at a time when Executive has a Disability, Executive or Executive’s estate, survivors or beneficiaries (as the case may be) shall be entitled to receive:

(A)               the Accrued Rights;

(B)               any Annual Bonus earned, but unpaid, as of the date of termination, paid in accordance with Section 3(b) (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with the Company, in which case such payment shall be made in accordance with the terms and conditions of such deferred compensation arrangement); and

(C)               subject to Executive’s continued compliance in all material respects with Section 6 and Section 7 hereof and the execution and non-revocation of a general release of claims in a form approved by the Company (the “Release”) in accordance with Section 5(f) by Executive or Executive’s estate, survivors or beneficiaries (as the case may be), a pro-rated portion of Executive’s Annual Bonus for the fiscal year in which such termination occurs, determined by multiplying the actual Annual Bonus Executive would have earned absent Executive’s termination of employment based on the achievement of the actual performance objectives and targets for such fiscal year, by a fraction, (x) the numerator of which equals the number of days during such fiscal year that Executive was employed by the Company up to and including the date of termination of Executive’s employment and (y) the denominator of which is the number of days in such fiscal year, paid in accordance with Section 3(b).

Following such termination of Executive’s employment hereunder as a result of Executive’s death or by the Company at a time when Executive has a Disability, except as set forth in this Section 5(c)(ii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d)                By the Company Without Cause (other than by reason of death or Disability) or Resignation by Executive for Good Reason.

(i)                  If Executive’s employment is terminated by the Company without Cause (other than as described in Section 5(c)) or by Executive for Good Reason, Executive shall be entitled to receive:

(A)               the Accrued Rights;

(B)               any Annual Bonus earned, but unpaid, as of the date of termination, paid in accordance with Section 3(b) (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with the Company, in which case such payment shall be made in accordance with the terms and conditions of such deferred compensation arrangement); and

(C)               subject to Executive’s continued compliance in all material respects with Section 6 and Section 7 hereof, and the execution and non-revocation of the Release in accordance with Section 5(f) by Executive, the Company shall pay Executive (w) if Executive’s employment is terminated during the Initial Term, an amount equal to the remaining unpaid Base Salary under the Initial Term, payable in a single lump sum cash payment on the first regularly scheduled payroll date of the Company following the date the Release becomes effective and irrevocable; (x) an amount equal to 12 months of Executive’s then current Base Salary, payable in the form of salary continuation in regular installments over the 12-month period commencing on the date of termination in accordance with the Company’s normal payroll practices; provided that the first such installment shall be paid on the first regularly scheduled payroll date of the Company following the date the Release becomes effective and irrevocable and shall include in a lump sum all amounts that were otherwise payable to Executive from the date of termination through the date of such first payment; (y) an amount equal to the Target Bonus for the year of termination of employment, payable in a single lump sum cash payment on the first regularly scheduled payroll date of the Company following the date the Release becomes effective and irrevocable; and (z) if Executive elects continuation of Executive’s medical and dental coverage under COBRA, Executive’s coverage and participation under the Company Group’s medical and dental benefit plans in which Executive was participating immediately prior to termination of employment pursuant to this Section 5(d)(i) (“Medical and Dental Benefits”) shall continue at the same cost to Executive as the cost for the Medical and Dental Benefits immediately prior to such termination until the earlier of (i) the 12-month anniversary of the date of termination or (ii) the date on which Executive becomes eligible for medical and/or dental coverage from Executive’s subsequent employer (it being understood such continuation of coverage may be made by paying Executive a series of monthly installment payments sufficient, after payment of federal and local income taxes, to pay Executive’s applicable monthly COBRA premium). The Executive may choose to continue Medical and Dental Benefits under COBRA at Executive’s own expense for the balance, if any, of the period required by law.

Following such termination of employment without Cause by the Company or a resignation by Executive for Good Reason, except as set forth in this Section 5(d)(i), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii)                  For purposes of this Agreement, “Good Reason” shall mean any of the following (without Executive’s consent): (A) a decrease in Executive’s Base Salary or Target Bonus, or a failure by any member of the Company Group to pay any compensation or provide any benefits due and payable to Executive in connection with Executive’s employment; (B) a diminution of the title, responsibilities or authority of Executive; (C) any member of the Company Group’s requiring Executive to be based at any office or location that is inconsistent with the terms of this Agreement or other understanding with the Company, so long as Executive’s actual work location(s) are reasonably appropriate (after reasonably taking into account Executive’s past practice as an employee of the Company prior to the Effective Date), given Executive’s duties and responsibilities and the needs of the Company Group; (D) a material breach by the Company of this Agreement; or (E) the Company’s delivery to Executive of a Notice of Non-Renewal; provided that no event or condition described in clauses (A)-(D) above will constitute Good Reason unless (x) Executive gives the Board written notice of such event or condition giving rise to Good Reason within 30 days after Executive first learns of such event or condition, (y) the Company fails to cure such event or condition within 30 days after receipt of such notice and (z) Executive resigns from employment within 30 days following the expiration of such cure period. Executive agrees and acknowledges that the changes to Executive’s employment and compensation contemplated by this Agreement shall not constitute Good Reason under the Original Agreement.

(iii)                  If Executive’s employment with the Company is terminated by the Company without Cause (other than as described in Section 5(c)) the Company shall comply with the Notice Period requirement in Section 5(a). During such Notice Period, and subject to the following sentence, Executive shall continue to perform Executive’s duties and obligations under Section 2 hereto as reasonably requested by the Company. In lieu of all or any portion of the Notice Period, the Company, at its sole election, may elect to pay to Executive the Base Salary in lieu of notice (in which case, Executive’s employment shall terminate on the date so elected by the Company).

(e)                 Expiration of Employment Term. Except as provided in Section 5(d)(i) in the case of a resignation by Executive for Good Reason, the continuation of Executive’s employment with the Company Group beyond the expiration of the Employment Term following the delivery of a Notice of Non-Renewal shall be deemed an employment at-will and shall not be deemed to extend any of the provisions of this Agreement and Executive’s employment may thereafter be terminated at will by either Executive or the Company.

(f)                  Release. Amounts payable to Executive under Section 5(c)(ii)(C) and Section 5(d)(i)(C) (collectively, the “Conditioned Benefits”) are subject to (A) Executive’s or Executive’s estate, survivors or beneficiaries (as the case may be) execution and non-revocation of the Release and (B) the expiration of any revocation period contained in such Release, in each case within 60 days following the date of termination. Further, to the extent that any of the Conditioned Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the 60 day period following the date of termination begins in one calendar year and ends in a second calendar year, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the 60th day following the date of Executive’s termination of employment hereunder, but for the condition on executing the Release as set forth herein, shall not be made until the first regularly scheduled payroll date following such 60th day (regardless of when the Release is delivered), after which any remaining Conditioned Benefits shall thereafter be provided to Executive according to the applicable provision set forth herein.

(g)                Survivability. The provisions of Section 5, Section 6, Section 7, Section 8 and Section 9 of this Agreement shall survive any termination of this Agreement or Executive’s termination of employment hereunder.

(h)                Notice of Termination; Board/Committee Resignation. Any purported termination of employment by the Company or by Executive (other than due to Executive’s death) pursuant to this Section 5 shall be communicated by a written Notice of Termination (as defined below) to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. Upon termination of Executive’s employment for any reason, at the request of the Company, Executive agrees to resign, as of the date of such termination and to the extent applicable, from the Board (and any committees thereof) and the board of directors or comparable governing bodies (and any committees thereof) of any other Company Group member, except to the extent Executive is entitled to serve or appoint himself as a member of the Board (and any committees thereof) and the board of directors or comparable governing bodies (and any committees thereof), as the case may be, pursuant to any other written agreement with a member of the Company Group.

6.                   Non-Competition; Non-Solicitation. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company Group and further acknowledges and recognizes that Executive has received, and will receive, Confidential Information (as defined below) and trade secrets of the Company Group, and accordingly agrees as follows:

(a)                 Non-competition.

(i)                  During the Employment Term and until the second anniversary of Executive’s termination of employment with the Company Group (the “Restricted Period”), Executive will not, whether on Executive’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or business organization, entity or enterprise whatsoever (“Person”), directly or indirectly solicit or assist in soliciting in competition with the Company Group the business of any then current or prospective client or customer with whom Executive (or Executive’s direct reports) had personal contact or dealings on behalf of the Company during the one-year period preceding Executive’s termination of employment.

(ii)                  During the Restricted Period, Executive will not directly or indirectly:

(A)               engage in any business activities involving any lithium-based battery or storage system for any commercial use (a “Competing Business”), individually or through an entity, as an employee, director, officer, owner, investor, partner, member, consultant, contractor, agent, joint venture, or otherwise, in any geographical area where any member of the Company Group engages in its business;

(B)               acquire a financial interest in, or otherwise become actively involved with, any Competing Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(C)               interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the members of the Company Group and any of their clients, customers, suppliers, partners, members or investors.

(iii)                  Notwithstanding anything to the contrary in this Agreement, Executive may, directly or indirectly, own, solely as an investment, securities of a Competing Business which is publicly traded on a national or regional stock exchange or on the over-the-counter-market if Executive does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(b)                Employee Non-Solicitation. During the Restricted Period, Executive will not, whether on Executive’s own behalf or on behalf or in conjunction with any Person, directly or indirectly:

(i)                  solicit or encourage any employee of the Company Group to leave the employment of the Company Group;

(ii)                  hire or solicit for employment any employee who was employed by the Company Group as of the date of Executive’s termination of employment with the Company Group for any reason or who left the employment of the Company Group coincident with, or within one year prior to, the date of Executive’s termination of employment with the Company Group for any reason; or

(iii)                  encourage any material consultant of the Company Group to cease working with the Company Group.

(c)                 Non-Disparagement. During the Employment Term and following a termination of employment for any reason (i) Executive agrees not to make, or direct any other Person to make, any Disparaging Statement (as defined below) about the Company Group (or any of their respective officers or directors) (it being understood that comments made in Executive’s good faith performance of Executive's duties hereunder shall not be deemed disparaging or defamatory for purposes of this Agreement) and (ii) the Company shall instruct the members of the Board not to make, or direct any other Person to make, any Disparaging Statement about Executive. In addition, following the termination of Executive’s employment with the Company Group for any reason, the Company shall instruct the members of the Company Group’s management team and any other individual who is authorized to make any public statement on behalf of the Company Group not to make, or direct any other Person to make, any Disparaging Statement about Executive. For purposes of this Agreement, a “Disparaging Statement” shall mean any communication that is intended to defame or disparage, or has the effect of defaming or disparaging.

(d)                Blue Pencil. It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 6 to be reasonable and necessary to protect the Company’s legitimate business interests and to be in consideration of Executive’s significant equity interests in the Company and the Company’s grant of equity interests to Executive, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(e)                 Extension of Restricted Period. The period of time during which the provisions of this Section 6 shall be in effect shall be extended by the length of time during which Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

(f)                  Garden Leave Period. The period of time during which the provisions of this Section 6 shall be in effect shall be reduced by the Garden Leave Period (if elected).

7.                   Confidentiality; Intellectual Property.

(a)                 Confidentiality.

(i)                  Executive will not at any time (whether during or after Executive’s employment with the Company), (x) retain; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside any Company Group member (other than (A) Executive’s professional advisers who are bound by confidentiality obligations, (B) in performance of Executive’s duties under Executive’s employment pursuant to customary industry practice, (C) in connection with any litigation proceedings for enforcement by Executive of Executive’s rights under this Agreement and (D) to Executive’s representatives who have a need to know such information for tax or financial reporting reasons), any non-public, proprietary or confidential information (in any form or medium, including text, digital or electronic) – including, without limitation, trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals (in any form or medium, tangible or intangible) – concerning the past, current or future business, activities and operations of an Company Group member and/or any third party that has disclosed or provided any of same to any Company Group member on a confidential basis (“Confidential Information”) without the prior written authorization of the Board. Executive will not at any time (whether during or after Executive’s employment with the Company Group) use any Confidential Information for the benefit, purposes or account of Executive or any other Person, other than in the performance of Executive’s duties under this Agreement.

(ii)                  “Confidential Information” shall not include any information that is (A) generally known to the industry or the public other than as a result of Executive’s breach of this covenant; (B) made available to Executive by a third party without breach of any confidentiality or other wrongful act of which Executive has knowledge; (C) required by law to be disclosed; provided that with respect to subsection (C) Executive shall (to the extent legally permissible and reasonably practicable) give prompt written notice to the Company of such requirement, disclose no more information than is required, and reasonably cooperate with any attempts by any Company Group member to obtain a protective order or similar treatment; or (D) permitted to be disclosed pursuant to any organizational document of the Company Group.

(iii)                  Except as required by law, Executive will not disclose to anyone, other than Executive’s family (it being understood that, in this Agreement, the term “family” refers to Executive, Executive’s spouse, spouse equivalent, children, parents, spouse’s parents and spouse equivalent’s parents) and advisors, the existence or contents of this Agreement; provided that Executive may disclose to any prospective future employer the provisions of Section 6 and Section 7 of this Agreement and, may disclose the existence or contents of this Agreement in connection with any litigation proceedings for enforcement by Executive of Executive’s rights under this Agreement (provided that, in connection with any such litigation or proceedings not involving the Company Group or any of their Affiliates, Executive shall (to the extent legally permissible and reasonably practicable) disclose no more information than is required). This Section 7(a)(iii) shall terminate if the Company publicly discloses a copy of this Agreement (or, if the Company publicly discloses summaries or excerpts of this Agreement, to the extent so disclosed).

(iv)                  Upon termination of Executive’s employment with the Company for any reason, Executive shall, upon the Company’s request, promptly destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Executive’s possession or control (including any of the foregoing stored or located in Executive’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information, except that Executive may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information and nothing herein shall require Executive to destroy any computer records or files containing Confidential Information which Executive required to maintain pursuant to applicable law or in connection with any litigation proceedings for enforcement by Executive of Executive’s rights under this Agreement; provided that the provisions of this Agreement will continue to apply to such Confidential Information.

(v)                  Nothing in this Agreement shall prohibit or impede Executive from communicating, cooperating or filing a complaint with the U.S. federal, state or local governmental or law enforcement branch, agency or entity (or similar bodies of relevant foreign jurisdictions) (collectively, a “Governmental Entity”) with respect to possible violations of any applicable law or regulation, or from otherwise making disclosures to any Governmental Entity that are protected under the whistleblower provisions of any such law or regulation; provided that in each case such communications and disclosures are consistent with applicable law, and nothing shall preclude Executive’s right to receive an award from a Governmental Entity for information provided under any whistleblower program. Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure.

(vi)                  Pursuant to the Defend Trade Secrets Act of 2016, the Company and Executive hereby confirm, understand and acknowledges that Executive shall not be held criminally or civilly liable under any applicable federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Company and Executive hereby confirm, understand and acknowledge further that if Executive files a lawsuit for retaliation by an employee or for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding, if Executive (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order. Moreover, Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure. Except as required by applicable law, under no circumstance will Executive be authorized to disclose any information covered by attorney-client privilege or attorney work product of the Company, without prior written consent of the Company’s General Counsel or other officer designated by the Company.

(b)                Intellectual Property.

(i)                  If Executive creates, invents, designs, develops, contributes to or improves any works of authorship, inventions, concepts, intellectual property, materials, trademarks or similar rights, documents or other work product (including without limitation, research, reports, software, algorithms, techniques, databases, systems, applications, presentations, textual works, content, improvements, or audiovisual materials), whether or not patentable or registrable under patent, trademark, copyright or similar laws (“Works”), either alone or with third parties, at any time during Executive’s employment by the Company Group members and within the scope of such employment (it being understood that, for the avoidance of doubt, the activities set forth on Exhibit II shall not be considered within the scope of such employment for the purposes of this Section 7) and/or with the use of any resources of any Company Group member or their respective Affiliates, such Works shall be “Company Group Works” (it being understood that, notwithstanding anything herein to the contrary, in no event shall Executive’s name, likeness, image or any other rights of publicity be considered Company Group Works). Executive agrees that all such Company Group Works shall, as between the parties hereto, be the sole and exclusive property and intellectual property of the Company. Notwithstanding the foregoing, Executive hereby irrevocably assigns, transfers and conveys (and agrees to so assign, transfer and convey), to the maximum extent permitted by applicable law, all of Executive’s right, title, and interest therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition, other intellectual property laws, and related laws) to the Company Group members to the extent ownership of any such rights does not vest originally in such Company Group members whether as a “work made for hire” or by virtue of the prior sentence. If Executive creates any written records (in the form of notes, sketches, drawings, or any other tangible form or media) of any Company Group Works such records will remain, as between the parties hereto, the sole property and intellectual property of the Company Group at all times. For clarity, any activities (A) using Executive’s name, likeness, image or any other rights of publicity, to the extent such activities would not otherwise be prohibited by Section 6 of the Agreement and are outside of the ordinary course of business of the Company Group, as such business exists now or at any time in the future, or (B) that are otherwise approved by the Board (which approval shall not be unreasonably withheld, conditioned or delayed) shall not be considered within the scope of Executive’s employment for the purposes of this Section 7.

(ii)                  Executive shall take all reasonably requested actions and execute all reasonably requested documents (including any licenses or assignments required by a government contract) at the expense of any Company Group member (but without further remuneration) to assist the applicable Company Group member or its affiliates in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company Group members’ rights in the Company Group Works. Executive hereby designates and appoints the Company and its designees as Executive’s agent and attorney-in-fact, to act for and in Executive’s behalf and stead solely to the extent necessary to execute and file such documents and solely to the extent Executive is unable or unwilling to do so. This power of attorney is coupled with an interest and is irrevocable. Executive shall not knowingly take any actions inconsistent with the Company’s ownership rights set forth in this Section 7, including by filing to register any Company Group Works in Executive’s own name.

(iii)                  Executive shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with any Company Group member or their respective Affiliates any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. Executive shall comply with all relevant policies and guidelines of the Company Group that are from time to time previously disclosed to Executive, including regarding the protection of Confidential Information and intellectual property and potential conflicts of interest.

(iv)                  Executive has listed on the attached Exhibit II, Works that are owned by Executive, in whole or jointly with others prior to Executive’s employment with the Company (such Works, together with any other Works owned by Executive in whole or jointly with others prior to Executive’s employment with the Company Group, collectively, “Prior Works”). Executive shall not use any Prior Work in connection with Executive’s employment with the Company Group without prior written consent of the Company. If, in connection with Executive’s employment with the Company, Executive incorporates into any Company product, service or process any Prior Work (or any portion of a Prior Work), in any manner whatsoever, Executive grants the Company a non-exclusive, perpetual (or the maximum time period allowed by applicable law), sub-licensable, assignable, royalty-free right and worldwide license to use, modify, reproduce, reduce to practice, market, distribute, communicate and/or sell such Prior Work or portion of such Prior Work solely to the extent necessary for the Company to exploit such Company product, service or process. The Company, on behalf of itself and the other members of the Company Group, agrees that any and all Prior Works shall, as between the parties hereto, be and remain the sole and exclusive property and intellectual property of Executive. For the avoidance of doubt, notwithstanding anything herein to the contrary, in no event shall any Prior Works (or any portion thereof) be considered “Confidential Information” under this Agreement.

8.                   Specific Performance. Executive acknowledges and agrees that the remedies of the Company Group at law for a breach or threatened breach of any of the provisions of Section 6 and Section 7 of this Agreement would be inadequate and the Company Group would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Executive agrees that, in the event of such a material breach, in addition to any remedies at law, any member of the Company Group, without posting any bond, shall be entitled, in addition to any other remedy available at law or equity, to cease making any payments or providing any benefit otherwise required by this Agreement, and may be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Any determination as to whether Executive is in compliance with Section 6 and Section 7 hereof shall be determined without regard to whether the Company Group could obtain an injunction or other equitable relief under the law of any particular jurisdiction.

9.                   Miscellaneous.

(a)                 Indemnification; Directors’ and Officers’ Insurance. The Company shall indemnify and hold Executive harmless from and against any and all liabilities, obligations, losses, damages, fines, taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by Executive from the Company), claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including reasonable and documented legal and accounting fees and expenses, costs of investigation and sums paid in settlement) of any kind or nature whatsoever (collectively, “Claims and Expenses”), which may be imposed on, incurred by or asserted at any time against Executive that arises out of or relates to Executive’s service as an officer, director or employee, as the case may be, of any Company Group member, or Executive’s service in any such capacity or similar capacity with an affiliate of the Company Group or other entity at the request of the Company Group; provided that Executive shall not be entitled to indemnification hereunder against any Claims or Expenses that are finally determined by a court of competent jurisdiction to have resulted from any act or omission that (i) is a criminal act by Executive or (ii) constitutes fraud or willful misconduct by Executive. The Company shall pay the expenses (including reasonable legal fees and expenses and costs of investigation) incurred by Executive in defending any such claim, demand, action, suit or proceeding as such expenses are incurred by Executive and in advance of the final disposition of such matter; provided that Executive undertakes to repay such expenses if it is determined by agreement between Executive and the Company or, in the absence of such an agreement, by a final judgment of a court of competent jurisdiction that Executive is not entitled to be indemnified by the Company Group. The Company (or other Company Group member) will maintain directors’ and officers’ liability insurance providing coverage in such scope and subject to such limits as the Company determines, in its discretion, is appropriate.

(b)                Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of laws principles thereof that would direct the application of the law of any other jurisdiction.

(c)                 Jurisdiction; Venue. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any federal or state court sitting in the State of Nevada over any suit, action or proceeding arising out of or relating to this Agreement and each of the parties agrees that any action relating in any way to this Agreement must be commenced only in the federal or state courts of Nevada. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by certified mail, return receipt requested, or by recognized overnight courier service, to the address of such party set forth in Section 9(j).

(d)                Entire Agreement; Amendments. This Agreement (including, without limitation, the exhibits attached hereto) contains the entire understanding of the parties with respect to the employment of Executive by any member of the Company Group, and supersedes all prior agreements and understandings between Executive and any member of the Company Group regarding the terms and conditions of Executive’s employment with the Company Group (including the Original Agreement), with the exception of any applicable prior invention assignment or the protections that exist under the terms of any applicable long term incentive plan (or any earned compensation, including under any retirement or deferred compensation plans), the Company’s 2021 Incentive Stock Plan and any other equity, option or warrant plan entered into between the Company and Executive. In addition, if the Company Group is a party to one or more agreements with Executive related to the matters subject to Section 6 and Section 7, such other agreement(s) shall remain in full force and effect and continue in addition to this Agreement, including, without limitation, any covenants pertaining to confidentiality, nondisclosure, non-competition, non-solicitation and non-disparagement applicable to Executive. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement (including, without limitation, the exhibits attached hereto) may not be altered, modified, or amended except by written instrument signed by the parties hereto.

(e)                 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(f)                  Set Off; No Mitigation. The Company’s obligation to pay Executive the amounts provided hereunder pursuant to Section 5(c)(ii)(B), Section 5(c)(ii)(C), Section 5(d)(i)(B) and Section 5(d)(i)(C), as applicable, following the Employment Term shall be subject to set-off for amounts owed by Executive to any Company Group member. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment, and such payments owed by the Company Group shall not be reduced by any compensation or benefits received from any subsequent employer (except as provided for in Section 5(d)(i)(C)), self-employment or other endeavor.

(g)                Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(h)                Assignment. This Agreement and all of Executive’s rights and duties hereunder shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement shall automatically be assigned by the Company to a person or entity which is a successor in interest (“Successor”) to all or substantially all of the then-business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such Successor.

(i)                  Compliance with Code Section 409A.

(i)                  The intent of the parties is that payments and benefits under this Agreement comply with or be exempt from Code Section 409A and the regulations and guidance issued thereunder (“Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause Executive to incur any additional tax or interest under Section 409A, the Company shall, after consulting with and receiving the approval of Executive, reform such provision in a manner intended to avoid the incurrence by Executive of any such additional tax or interest.

(ii)                  A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A, and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” The determination of whether and when a separation from service has occurred for proposes of this Agreement shall be made in accordance with the presumptions set forth in Section 1.409A-1(h) of the Treasury Regulations.

(iii)                  Any provision of this Agreement to the contrary notwithstanding, if at the time of Executive’s separation from service, the Company determines that Executive is a “specified employee,” within the meaning of Section 409A, then to the extent any payment or benefit that Executive becomes entitled to under this Agreement on account of such separation from service would be considered nonqualified deferred compensation under Section 409A, such payment or benefit shall be paid or provided at the date which is the earlier of (x) six months and one day after such separation from service and (y) the date of Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 9(i) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or provided to Executive in a lump-sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified herein.

(iv)                  Any reimbursements and in-kind benefits provided under this Agreement that constitute deferred compensation within the meaning of Section 409A shall be made or provided in accordance with the requirements of Section 409A, including that (A) in no event shall any fees, expenses or other amounts eligible to be reimbursed by the Company under this Agreement be paid later than the last day of the calendar year that follows the calendar year in which the applicable fees, expenses or other amounts were incurred; (B) the amount of expenses eligible for reimbursement, or in kind benefits that the Company is obligated to pay or provide, in any given calendar year shall not affect the expenses that the Company is obligated to reimburse, or the in-kind benefits that the Company is obligated to pay or provide, in any other calendar year, provided that the foregoing clause (B) shall not be violated with regard to expenses reimbursed under any arrangement covered by Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect; and (C) Executive’s right to have the Company pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit.

(v)                  For purposes of Section 409A, Executive’s right to receive any installment payments shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (for example, “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement, to the extent such payment is subject to Section 409A.

(j)                  Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:

Expion360 Inc.
2025 SW Deerhound Ave.
Redmond, OR 97756
Attention: Paul Shoun

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue; 31st Floor
New York, NY 10022

Attn: Valerie Ford Jacob
Lori D. Goodman

If to Executive:

To the most recent address of Executive set forth in the personnel records of the Company.

(k)                Executive Representation. Executive hereby represents to the Company that the execution and delivery of this Agreement by Executive and the performance by Executive of Executive’s duties hereunder shall not constitute a breach of the terms of any employment agreement or other agreement or written policy to which Executive is a party or otherwise bound. Executive hereby further represents that Executive is not subject to any agreement with a previous employer that is unaffiliated with the Company Group that contains any restrictions on Executive’s ability to solicit, hire or engage any employee or other service provider of such previous, unaffiliated employer that would restrict the ability of Executive to perform Executive’s duties hereunder. Executive agrees that the Company is relying on the foregoing representations in entering into this Agreement and related equity-based award agreements.

(l)                  Cooperation. Executive shall provide reasonable cooperation in connection with any pending claim, litigation, regulatory or administrative proceeding involving any Company Group member (or any appeal from any action or proceeding) arising out of or related to the period when Executive was employed by any Company Group member. In the event that Executive’s cooperation is requested after the termination of Executive’s employment, the applicable Company Group member shall (i) use its reasonable efforts to minimize interruptions to Executive’s personal and professional schedule and (ii) pay Executive an agreeable amount for Executive’s time and (iii) reimburse Executive for all reasonable out-of-pocket expenses actually incurred by Executive in connection with such cooperation upon reasonable substantiation of such expenses.

(m)               Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. Any amounts so withheld shall be properly paid over to the appropriate government authority.

(n)                Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties herein have duly executed this Agreement as of the day and year first above written.

EXPION360 INC.

By:/s/ Paul Shoun___________
Name: Paul Shoun
Title: Co-Founder, President & Chief Operating Officer

EXECUTIVE

/s/ Brian Schaffner____________
Brian Schaffner

Exhibit I

·	Company Car. During the Employment Term, Executive shall be entitled to a Company auto expense of $1,000 per month.

·	Private Office Expense. During the Employment Term, Executive shall be reimbursed for a private office at home or such other location, in an amount up to $1,000 per month.

Exhibit II

Executive may engage in the following activities:

·	with the approval of the Board (which approval shall not be unreasonably withheld, conditioned or delayed), Executive may serve on the board of directors (or equivalent governing bodies) of other for-profit enterprises provided such companies do not compete with the Company Group; and

·	Executive may serve as an instructor, professor or other type of advisor for an educational institution.

Executive shall be entitled to retain all fees or other payments earned in connection with the activities set forth on this Exhibit II.

Exhibit 10.3

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) dated January 26, 2023 (the “Effective Date”) is by and between Expion360 Inc., a Nevada corporation (the “Company”) and Paul Shoun (“Executive”).

RECITALS:

WHEREAS, the Company and Executive previously entered into an Employment Agreement, dated November 15, 2021, which set forth the terms of Executive’s employment as Chief Operating Officer of the Company (the “Original Agreement”);

WHEREAS, the Company and Executive desire to change Executive’s position from Chief Operating Officer to Co-Founder, President & Chief Operating Officer; and

WHEREAS, the Company and Executive desire to amend and restate the Original Agreement, to set forth the terms of Executive’s employment as Co-Founder, President & Chief Operating Officer.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.                   Term of Employment. Subject to the provisions of Section 5 of this Agreement, Executive shall commence employment with the Company for a period commencing on the Effective Date and ending on April 1, 2025 (the “Initial Term”) on the terms and subject to the conditions set forth in this Agreement. Following the expiration of the Initial Term, Executive’s term of employment shall be automatically extended for additional one-year periods (each, a “Renewal Term”) commencing on April 1, 2025 and, thereafter, on each successive anniversary of April 1, 2025 (each, an “Extension Date”), unless the Company or Executive provides the other party at least 90 days’ prior written notice before the next Extension Date that the term of employment shall not be so extended (a “Notice of Non-Renewal”). For purposes of this Agreement, the “Employment Term” shall mean the Initial Term and any Renewal Term(s).

2.                   Position, Duties, Authority, and Policies.

(a)                 Position. During the Employment Term, Executive shall serve as the Co-Founder, President & Chief Operating Officer of the Company. In such position, Executive shall have such duties, functions, responsibilities and authority as shall be determined from time to time by the Company’s board of directors (the “Board”) consistent with Executive’s position and title. Executive shall report directly to the Board. Executive shall be an executive officer of the Company and shall be subject to all Company policies relating to executive officers, including the Company’s insider trading policy and all securities law reporting requirements. From time to time, Executive shall serve on the board of directors or other governing body of any Company or its subsidiaries (the “Company Group”) as may be agreed to between the Board and Executive or removed from any such position.

(b)                Time Commitments. Executive will devote substantially all of Executive’s business time and best efforts to the operation and oversight of the business of the Company Group and performance of Executive’s duties hereunder (excluding periods of vacation, approved time off or leave of absence) and will not, without the Company’s prior consent (which shall not be unreasonably withheld, conditioned or delayed), engage in any other business activities that could conflict with Executive’s duties or services to the Company Group. Executive shall be subject to the terms and conditions of the Company Group’s employee policies and codes of conduct as in effect from time to time to the extent not inconsistent with this Agreement.

3.                   Compensation.

(a)                 Base Salary. During the Employment Term, the Company shall pay (or cause to be paid) to Executive a base salary (“Base Salary”) at the annual rate of $270,400, payable in regular installments in accordance with the usual payment practices of the Company Group. Executive’s Base Salary shall be subject to annual review and subject to increase, but not decrease, as may be determined from time to time in the sole discretion of the Board.

(b)                Bonuses. During the Employment Term, Executive shall be eligible to earn an annual bonus award (an “Annual Bonus”) based on the achievement of performance objectives and targets established annually by the Board or the compensation committee of the Board, in consultation with Executive. Executive’s Annual Bonus entitlement shall be targeted at 10% of Executive’s Base Salary (the “Target Bonus”). Additional bonuses may be granted by the Board to Executive in addition to the Annual Bonus, for services and results achieved by Executive. Any Annual Bonus shall be paid to Executive, in cash or shares of Company common stock, within two and one-half months after the end of the applicable fiscal year. No Annual Bonus shall be payable in respect of any fiscal year in which Executive’s employment is terminated, except to the extent provided in Section 5.

4.                   Benefits.

(a)                 General. During the Employment Term, Executive shall be entitled to participate in the retirement, health and welfare benefit plans, practices, policies and arrangements of the Company Group as in effect from time to time (collectively, “Employee Benefits”), on terms and conditions no less favorable than each of the Employee Benefits are made available to any other senior executive of the Company Group (other than with respect to any terms and conditions specifically determined under this Agreement, the benefits for which shall be determined instead in accordance with this Agreement). For the avoidance of doubt, no new benefit plans shall be required to be adopted. Executive shall be entitled to the perquisites set forth on Exhibit I.

(b)                Vacation. Executive shall be entitled to six weeks’ paid vacation pursuant to the applicable Company vacation policy, plan or regular practice, as may be modified from time to time.

(c)                 Reimbursement of Business Expenses. During the Employment Term, the Company shall reimburse Executive for reasonable business expenses incurred by Executive in the performance of Executive’s duties hereunder in accordance with its then-prevailing business expense policy (which shall include appropriate itemization and substantiation of expenses incurred); provided that reimbursement for travel expenses incurred by Executive in the performance of Executive’s duties hereunder shall be made in accordance with the travel policy of the Company, which, with respect to Executive, shall be consistent with the travel policy in effect for Executive as of immediately prior to the Effective Date.

5.                   Termination.

(a)                 General. The Employment Term and Executive’s employment hereunder may be terminated by either party at any time and for any reason manner set forth in this Section 5; provided that if Executive resigns for any reason other than Good Reason (as defined below) Executive shall be required to give the Company at least 90 days’ advance written notice (the “Notice Period”) of such termination. Notwithstanding any other provision of this Agreement, the provisions of this Section 5 shall exclusively govern Executive’s rights upon termination of employment with Company; provided that Executive’s rights under any equity plan, equity incentive award agreement or other employee benefit plan that provides for rights (other than severance payments) upon termination of employment shall, in each case, be governed exclusively by such plan or agreement, as applicable.

(b)                By the Company for Cause or by Executive without Good Reason.

(i)                  The Employment Term and Executive’s employment hereunder (A) may be terminated by the Company for Cause (as defined below) with immediate effect and (B) shall terminate automatically upon the effective date (following the Notice Period) of Executive’s resignation for any reason other than Good Reason.

(ii)                  For purposes of this Agreement, “Cause” shall mean (A) any willful act or omission that constitutes a material breach by Executive of any of Executive’s material obligations under this Agreement; (B) the willful and continued failure or refusal of Executive to substantially perform the material duties reasonably required of Executive as an employee of the Company Group; (C) Executive’s commission or conviction of, or plea of guilty or nolo contendere to, (1) a felony or (2) a crime involving fraud or moral turpitude (or any other crime relating to the Company Group which would reasonably be expected to be materially injurious to the Company Group); provided that if the Company terminates Executive’s employment and withholds payments or benefits to Executive on the assertion that Executive committed a felony or crime described in this clause and Executive is subsequently acquitted of such felony or crime, then the Company shall promptly pay to Executive an amount sufficient to restore Executive to the same economic position Executive would have been in had Executive’s termination of employment been without Cause (including by paying an amount in severance that Executive would have been entitled to under this Agreement); (D) Executive’s willful theft, dishonesty or other misconduct that would reasonably be expected to be injurious to the Company Group; (E) Executive’s willful and unauthorized use, misappropriation, destruction or diversion of any material or intangible asset of the Company Group (including, without limitation, Executive’s willful and unauthorized use or disclosure of the Company Group’s confidential or proprietary information) that would reasonably be expected to be materially injurious to the Company Group; (F) any violation by Executive of any law regarding employment discrimination or sexual harassment that would reasonably be expected to be materially injurious to the Company Group; provided that a termination of Executive’s employment for Cause that is susceptible to cure shall not be effective unless the Company first gives Executive written notice of its intention to terminate and the grounds for such termination, and Executive has not, within ten business days following receipt of such notice, cured such Cause;

(iii)                  If Executive’s employment is terminated by the Company for Cause, Executive shall be entitled to receive:

(A)               the Base Salary through the date of termination;

(B)               reimbursement, within 30 days following receipt by the Company of Executive’s claim for such reimbursement (including appropriate supporting documentation), for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy prior to Executive’s termination; provided that such claims for such reimbursement are submitted to the Company within 90 days following the date of Executive’s termination of employment; and

(C)               such Employee Benefits (other than with respect to severance benefits), if any, to which Executive may be entitled, payable in accordance with the terms and conditions of the Company’s equity plans or other Company plans, program and policies (the amounts described in clauses (A) through (C) hereof being referred to as the “Accrued Rights”).

Following such termination of Executive’s employment by the Company for Cause, except as set forth in this Section 5(b)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(iv)                  If Executive resigns for any reason other than Good Reason, provided that Executive will be required to comply with the Notice Period requirement in Section 5(a), Executive shall be entitled to receive the Accrued Rights. During the Notice Period, and subject to the following sentence, Executive shall continue to perform Executive’s duties and obligations under Section 2 hereto as reasonably requested by the Company, and shall receive the Base Salary and Employee Benefits. In lieu of all or any portion of the Notice Period, the Company, at its sole election, may elect to pay to Executive the Base Salary in lieu of notice (in which case, Executive’s employment shall terminate on the date elected by the Company) or the Company may elect to place Executive on “garden leave” during the Notice Period (such period, if elected, the “Garden Leave Period”). If such Garden Leave Period is elected by the Company, then during the Garden Leave Period, Executive shall (x) remain an employee of the Company but not be required to perform any duties for the Company or attend work and (y) be eligible for continued Base Salary and medical and other employee benefits, but no other compensation, including no incentive compensation or continued vesting in equity incentives or other awards during the Garden Leave Period. Following such resignation by Executive for any reason other than Good Reason, except as set forth in this Section 5(b)(iv), Executive shall have no further compensation or any other benefits under this Agreement.

(c)                 Disability or Death.

(i)                  The Employment Term and Executive’s employment hereunder shall terminate automatically on the Executive’s death. In the event of Executive’s Disability (as defined below), the Company shall be entitled to terminate the Employment Term and Executive’s employment hereunder. During any period that Executive is unable to perform Executive’s duties hereunder as a result of a disability prior to the termination of Executive’s employment for Disability, Executive shall continue to receive Executive’s full Base Salary set forth in Section 3(a) and Employee Benefits set forth in Section 4(a) until Executive’s employment is terminated pursuant to this Section 5(c)(i). For purposes of this Agreement, “Disability” shall mean any medically determinable physical or mental impairment resulting in Executive’s inability to engage in any substantial gainful activity, where such impairment can be expected to result in death or can be expected to last for a continuous period of inability to engage in any substantial gainful activity of not less than 12 months.

(ii)                  Upon termination of Executive’s employment hereunder as a result of Executive’s death or by the Company at a time when Executive has a Disability, Executive or Executive’s estate, survivors or beneficiaries (as the case may be) shall be entitled to receive:

(A)               the Accrued Rights;

(B)               any Annual Bonus earned, but unpaid, as of the date of termination, paid in accordance with Section 3(b) (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with the Company, in which case such payment shall be made in accordance with the terms and conditions of such deferred compensation arrangement); and

(C)               subject to Executive’s continued compliance in all material respects with Section 6 and Section 7 hereof and the execution and non-revocation of a general release of claims in a form approved by the Company (the “Release”) in accordance with Section 5(f) by Executive or Executive’s estate, survivors or beneficiaries (as the case may be), a pro-rated portion of Executive’s Annual Bonus for the fiscal year in which such termination occurs, determined by multiplying the actual Annual Bonus Executive would have earned absent Executive’s termination of employment based on the achievement of the actual performance objectives and targets for such fiscal year, by a fraction, (x) the numerator of which equals the number of days during such fiscal year that Executive was employed by the Company up to and including the date of termination of Executive’s employment and (y) the denominator of which is the number of days in such fiscal year, paid in accordance with Section 3(b).

Following such termination of Executive’s employment hereunder as a result of Executive’s death or by the Company at a time when Executive has a Disability, except as set forth in this Section 5(c)(ii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d)                By the Company Without Cause (other than by reason of death or Disability) or Resignation by Executive for Good Reason.

(i)                  If Executive’s employment is terminated by the Company without Cause (other than as described in Section 5(c)) or by Executive for Good Reason, Executive shall be entitled to receive:

(A)               the Accrued Rights;

(B)               any Annual Bonus earned, but unpaid, as of the date of termination, paid in accordance with Section 3(b) (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with the Company, in which case such payment shall be made in accordance with the terms and conditions of such deferred compensation arrangement); and

(C)               subject to Executive’s continued compliance in all material respects with Section 6 and Section 7 hereof, and the execution and non-revocation of the Release in accordance with Section 5(f) by Executive, the Company shall pay Executive (w) if Executive’s employment is terminated during the Initial Term, an amount equal to the remaining unpaid Base Salary under the Initial Term, payable in a single lump sum cash payment on the first regularly scheduled payroll date of the Company following the date the Release becomes effective and irrevocable; (x) an amount equal to 12 months of Executive’s then current Base Salary, payable in the form of salary continuation in regular installments over the 12-month period commencing on the date of termination in accordance with the Company’s normal payroll practices; provided that the first such installment shall be paid on the first regularly scheduled payroll date of the Company following the date the Release becomes effective and irrevocable and shall include in a lump sum all amounts that were otherwise payable to Executive from the date of termination through the date of such first payment; (y) an amount equal to the Target Bonus for the year of termination of employment, payable in a single lump sum cash payment on the first regularly scheduled payroll date of the Company following the date the Release becomes effective and irrevocable; and (z) if Executive elects continuation of Executive’s medical and dental coverage under COBRA, Executive’s coverage and participation under the Company Group’s medical and dental benefit plans in which Executive was participating immediately prior to termination of employment pursuant to this Section 5(d)(i) (“Medical and Dental Benefits”) shall continue at the same cost to Executive as the cost for the Medical and Dental Benefits immediately prior to such termination until the earlier of (i) the 12-month anniversary of the date of termination or (ii) the date on which Executive becomes eligible for medical and/or dental coverage from Executive’s subsequent employer (it being understood such continuation of coverage may be made by paying Executive a series of monthly installment payments sufficient, after payment of federal and local income taxes, to pay Executive’s applicable monthly COBRA premium). The Executive may choose to continue Medical and Dental Benefits under COBRA at Executive’s own expense for the balance, if any, of the period required by law.

Following such termination of employment without Cause by the Company or a resignation by Executive for Good Reason, except as set forth in this Section 5(d)(i), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii)                  For purposes of this Agreement, “Good Reason” shall mean any of the following (without Executive’s consent): (A) a decrease in Executive’s Base Salary or Target Bonus, or a failure by any member of the Company Group to pay any compensation or provide any benefits due and payable to Executive in connection with Executive’s employment; (B) a diminution of the title, responsibilities or authority of Executive; (C) any member of the Company Group’s requiring Executive to be based at any office or location that is inconsistent with the terms of this Agreement or other understanding with the Company, so long as Executive’s actual work location(s) are reasonably appropriate (after reasonably taking into account Executive’s past practice as an employee of the Company prior to the Effective Date), given Executive’s duties and responsibilities and the needs of the Company Group; (D) a material breach by the Company of this Agreement; or (E) the Company’s delivery to Executive of a Notice of Non-Renewal; provided that no event or condition described in clauses (A)-(D) above will constitute Good Reason unless (x) Executive gives the Board written notice of such event or condition giving rise to Good Reason within 30 days after Executive first learns of such event or condition, (y) the Company fails to cure such event or condition within 30 days after receipt of such notice and (z) Executive resigns from employment within 30 days following the expiration of such cure period. Executive agrees and acknowledges that the changes to Executive’s employment and compensation contemplated by this Agreement shall not constitute Good Reason under the Original Agreement.

(iii)                  If Executive’s employment with the Company is terminated by the Company without Cause (other than as described in Section 5(c)) the Company shall comply with the Notice Period requirement in Section 5(a). During such Notice Period, and subject to the following sentence, Executive shall continue to perform Executive’s duties and obligations under Section 2 hereto as reasonably requested by the Company. In lieu of all or any portion of the Notice Period, the Company, at its sole election, may elect to pay to Executive the Base Salary in lieu of notice (in which case, Executive’s employment shall terminate on the date so elected by the Company).

(e)                 Expiration of Employment Term. Except as provided in Section 5(d)(i) in the case of a resignation by Executive for Good Reason, the continuation of Executive’s employment with the Company Group beyond the expiration of the Employment Term following the delivery of a Notice of Non-Renewal shall be deemed an employment at-will and shall not be deemed to extend any of the provisions of this Agreement and Executive’s employment may thereafter be terminated at will by either Executive or the Company.

(f)                  Release. Amounts payable to Executive under Section 5(c)(ii)(C) and Section 5(d)(i)(C) (collectively, the “Conditioned Benefits”) are subject to (A) Executive’s or Executive’s estate, survivors or beneficiaries (as the case may be) execution and non-revocation of the Release and (B) the expiration of any revocation period contained in such Release, in each case within 60 days following the date of termination. Further, to the extent that any of the Conditioned Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the 60 day period following the date of termination begins in one calendar year and ends in a second calendar year, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the 60th day following the date of Executive’s termination of employment hereunder, but for the condition on executing the Release as set forth herein, shall not be made until the first regularly scheduled payroll date following such 60th day (regardless of when the Release is delivered), after which any remaining Conditioned Benefits shall thereafter be provided to Executive according to the applicable provision set forth herein.

(g)                Survivability. The provisions of Section 5, Section 6, Section 7, Section 8 and Section 9 of this Agreement shall survive any termination of this Agreement or Executive’s termination of employment hereunder.

(h)                Notice of Termination; Board/Committee Resignation. Any purported termination of employment by the Company or by Executive (other than due to Executive’s death) pursuant to this Section 5 shall be communicated by a written Notice of Termination (as defined below) to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. Upon termination of Executive’s employment for any reason, at the request of the Company, Executive agrees to resign, as of the date of such termination and to the extent applicable, from the Board (and any committees thereof) and the board of directors or comparable governing bodies (and any committees thereof) of any other Company Group member, except to the extent Executive is entitled to serve or appoint himself as a member of the Board (and any committees thereof) and the board of directors or comparable governing bodies (and any committees thereof), as the case may be, pursuant to any other written agreement with a member of the Company Group.

6.                   Non-Competition; Non-Solicitation. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company Group and further acknowledges and recognizes that Executive has received, and will receive, Confidential Information (as defined below) and trade secrets of the Company Group, and accordingly agrees as follows:

(a)                 Non-competition.

(i)                  During the Employment Term and until the second anniversary of Executive’s termination of employment with the Company Group (the “Restricted Period”), Executive will not, whether on Executive’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or business organization, entity or enterprise whatsoever (“Person”), directly or indirectly solicit or assist in soliciting in competition with the Company Group the business of any then current or prospective client or customer with whom Executive (or Executive’s direct reports) had personal contact or dealings on behalf of the Company during the one-year period preceding Executive’s termination of employment.

(ii)                  During the Restricted Period, Executive will not directly or indirectly:

(A)               engage in any business activities involving any lithium-based battery or storage system for any commercial use (a “Competing Business”), individually or through an entity, as an employee, director, officer, owner, investor, partner, member, consultant, contractor, agent, joint venture, or otherwise, in any geographical area where any member of the Company Group engages in its business;

(B)               acquire a financial interest in, or otherwise become actively involved with, any Competing Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(C)               interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the members of the Company Group and any of their clients, customers, suppliers, partners, members or investors.

(iii)                  Notwithstanding anything to the contrary in this Agreement, Executive may, directly or indirectly, own, solely as an investment, securities of a Competing Business which is publicly traded on a national or regional stock exchange or on the over-the-counter-market if Executive does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(b)                Employee Non-Solicitation. During the Restricted Period, Executive will not, whether on Executive’s own behalf or on behalf or in conjunction with any Person, directly or indirectly:

(i)                  solicit or encourage any employee of the Company Group to leave the employment of the Company Group;

(ii)                  hire or solicit for employment any employee who was employed by the Company Group as of the date of Executive’s termination of employment with the Company Group for any reason or who left the employment of the Company Group coincident with, or within one year prior to, the date of Executive’s termination of employment with the Company Group for any reason; or

(iii)                  encourage any material consultant of the Company Group to cease working with the Company Group.

(c)                 Non-Disparagement. During the Employment Term and following a termination of employment for any reason (i) Executive agrees not to make, or direct any other Person to make, any Disparaging Statement (as defined below) about the Company Group (or any of their respective officers or directors) (it being understood that comments made in Executive’s good faith performance of Executive's duties hereunder shall not be deemed disparaging or defamatory for purposes of this Agreement) and (ii) the Company shall instruct the members of the Board not to make, or direct any other Person to make, any Disparaging Statement about Executive. In addition, following the termination of Executive’s employment with the Company Group for any reason, the Company shall instruct the members of the Company Group’s management team and any other individual who is authorized to make any public statement on behalf of the Company Group not to make, or direct any other Person to make, any Disparaging Statement about Executive. For purposes of this Agreement, a “Disparaging Statement” shall mean any communication that is intended to defame or disparage, or has the effect of defaming or disparaging.

(d)                Blue Pencil. It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 6 to be reasonable and necessary to protect the Company’s legitimate business interests and to be in consideration of Executive’s significant equity interests in the Company and the Company’s grant of equity interests to Executive, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(e)                 Extension of Restricted Period. The period of time during which the provisions of this Section 6 shall be in effect shall be extended by the length of time during which Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

(f)                  Garden Leave Period. The period of time during which the provisions of this Section 6 shall be in effect shall be reduced by the Garden Leave Period (if elected).

7.                   Confidentiality; Intellectual Property.

(a)                 Confidentiality.

(i)                  Executive will not at any time (whether during or after Executive’s employment with the Company), (x) retain; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside any Company Group member (other than (A) Executive’s professional advisers who are bound by confidentiality obligations, (B) in performance of Executive’s duties under Executive’s employment pursuant to customary industry practice, (C) in connection with any litigation proceedings for enforcement by Executive of Executive’s rights under this Agreement and (D) to Executive’s representatives who have a need to know such information for tax or financial reporting reasons), any non-public, proprietary or confidential information (in any form or medium, including text, digital or electronic) – including, without limitation, trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals (in any form or medium, tangible or intangible) – concerning the past, current or future business, activities and operations of an Company Group member and/or any third party that has disclosed or provided any of same to any Company Group member on a confidential basis (“Confidential Information”) without the prior written authorization of the Board. Executive will not at any time (whether during or after Executive’s employment with the Company Group) use any Confidential Information for the benefit, purposes or account of Executive or any other Person, other than in the performance of Executive’s duties under this Agreement.

(ii)                  “Confidential Information” shall not include any information that is (A) generally known to the industry or the public other than as a result of Executive’s breach of this covenant; (B) made available to Executive by a third party without breach of any confidentiality or other wrongful act of which Executive has knowledge; (C) required by law to be disclosed; provided that with respect to subsection (C) Executive shall (to the extent legally permissible and reasonably practicable) give prompt written notice to the Company of such requirement, disclose no more information than is required, and reasonably cooperate with any attempts by any Company Group member to obtain a protective order or similar treatment; or (D) permitted to be disclosed pursuant to any organizational document of the Company Group.

(iii)                  Except as required by law, Executive will not disclose to anyone, other than Executive’s family (it being understood that, in this Agreement, the term “family” refers to Executive, Executive’s spouse, spouse equivalent, children, parents, spouse’s parents and spouse equivalent’s parents) and advisors, the existence or contents of this Agreement; provided that Executive may disclose to any prospective future employer the provisions of Section 6 and Section 7 of this Agreement and, may disclose the existence or contents of this Agreement in connection with any litigation proceedings for enforcement by Executive of Executive’s rights under this Agreement (provided that, in connection with any such litigation or proceedings not involving the Company Group or any of their Affiliates, Executive shall (to the extent legally permissible and reasonably practicable) disclose no more information than is required). This Section 7(a)(iii) shall terminate if the Company publicly discloses a copy of this Agreement (or, if the Company publicly discloses summaries or excerpts of this Agreement, to the extent so disclosed).

(iv)                  Upon termination of Executive’s employment with the Company for any reason, Executive shall, upon the Company’s request, promptly destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Executive’s possession or control (including any of the foregoing stored or located in Executive’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information, except that Executive may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information and nothing herein shall require Executive to destroy any computer records or files containing Confidential Information which Executive required to maintain pursuant to applicable law or in connection with any litigation proceedings for enforcement by Executive of Executive’s rights under this Agreement; provided that the provisions of this Agreement will continue to apply to such Confidential Information.

(v)                  Nothing in this Agreement shall prohibit or impede Executive from communicating, cooperating or filing a complaint with the U.S. federal, state or local governmental or law enforcement branch, agency or entity (or similar bodies of relevant foreign jurisdictions) (collectively, a “Governmental Entity”) with respect to possible violations of any applicable law or regulation, or from otherwise making disclosures to any Governmental Entity that are protected under the whistleblower provisions of any such law or regulation; provided that in each case such communications and disclosures are consistent with applicable law, and nothing shall preclude Executive’s right to receive an award from a Governmental Entity for information provided under any whistleblower program. Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure.

(vi)                  Pursuant to the Defend Trade Secrets Act of 2016, the Company and Executive hereby confirm, understand and acknowledges that Executive shall not be held criminally or civilly liable under any applicable federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Company and Executive hereby confirm, understand and acknowledge further that if Executive files a lawsuit for retaliation by an employee or for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding, if Executive (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order. Moreover, Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure. Except as required by applicable law, under no circumstance will Executive be authorized to disclose any information covered by attorney-client privilege or attorney work product of the Company, without prior written consent of the Company’s General Counsel or other officer designated by the Company.

(b)                Intellectual Property.

(i)                  If Executive creates, invents, designs, develops, contributes to or improves any works of authorship, inventions, concepts, intellectual property, materials, trademarks or similar rights, documents or other work product (including without limitation, research, reports, software, algorithms, techniques, databases, systems, applications, presentations, textual works, content, improvements, or audiovisual materials), whether or not patentable or registrable under patent, trademark, copyright or similar laws (“Works”), either alone or with third parties, at any time during Executive’s employment by the Company Group members and within the scope of such employment (it being understood that, for the avoidance of doubt, the activities set forth on Exhibit II shall not be considered within the scope of such employment for the purposes of this Section 7) and/or with the use of any resources of any Company Group member or their respective Affiliates, such Works shall be “Company Group Works” (it being understood that, notwithstanding anything herein to the contrary, in no event shall Executive’s name, likeness, image or any other rights of publicity be considered Company Group Works). Executive agrees that all such Company Group Works shall, as between the parties hereto, be the sole and exclusive property and intellectual property of the Company. Notwithstanding the foregoing, Executive hereby irrevocably assigns, transfers and conveys (and agrees to so assign, transfer and convey), to the maximum extent permitted by applicable law, all of Executive’s right, title, and interest therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition, other intellectual property laws, and related laws) to the Company Group members to the extent ownership of any such rights does not vest originally in such Company Group members whether as a “work made for hire” or by virtue of the prior sentence. If Executive creates any written records (in the form of notes, sketches, drawings, or any other tangible form or media) of any Company Group Works such records will remain, as between the parties hereto, the sole property and intellectual property of the Company Group at all times. For clarity, any activities (A) using Executive’s name, likeness, image or any other rights of publicity, to the extent such activities would not otherwise be prohibited by Section 6 of the Agreement and are outside of the ordinary course of business of the Company Group, as such business exists now or at any time in the future, or (B) that are otherwise approved by the Board (which approval shall not be unreasonably withheld, conditioned or delayed) shall not be considered within the scope of Executive’s employment for the purposes of this Section 7.

(ii)                  Executive shall take all reasonably requested actions and execute all reasonably requested documents (including any licenses or assignments required by a government contract) at the expense of any Company Group member (but without further remuneration) to assist the applicable Company Group member or its affiliates in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company Group members’ rights in the Company Group Works. Executive hereby designates and appoints the Company and its designees as Executive’s agent and attorney-in-fact, to act for and in Executive’s behalf and stead solely to the extent necessary to execute and file such documents and solely to the extent Executive is unable or unwilling to do so. This power of attorney is coupled with an interest and is irrevocable. Executive shall not knowingly take any actions inconsistent with the Company’s ownership rights set forth in this Section 7, including by filing to register any Company Group Works in Executive’s own name.

(iii)                  Executive shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with any Company Group member or their respective Affiliates any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. Executive shall comply with all relevant policies and guidelines of the Company Group that are from time to time previously disclosed to Executive, including regarding the protection of Confidential Information and intellectual property and potential conflicts of interest.

(iv)                  Executive has listed on the attached Exhibit II, Works that are owned by Executive, in whole or jointly with others prior to Executive’s employment with the Company (such Works, together with any other Works owned by Executive in whole or jointly with others prior to Executive’s employment with the Company Group, collectively, “Prior Works”). Executive shall not use any Prior Work in connection with Executive’s employment with the Company Group without prior written consent of the Company. If, in connection with Executive’s employment with the Company, Executive incorporates into any Company product, service or process any Prior Work (or any portion of a Prior Work), in any manner whatsoever, Executive grants the Company a non-exclusive, perpetual (or the maximum time period allowed by applicable law), sub-licensable, assignable, royalty-free right and worldwide license to use, modify, reproduce, reduce to practice, market, distribute, communicate and/or sell such Prior Work or portion of such Prior Work solely to the extent necessary for the Company to exploit such Company product, service or process. The Company, on behalf of itself and the other members of the Company Group, agrees that any and all Prior Works shall, as between the parties hereto, be and remain the sole and exclusive property and intellectual property of Executive. For the avoidance of doubt, notwithstanding anything herein to the contrary, in no event shall any Prior Works (or any portion thereof) be considered “Confidential Information” under this Agreement.

8.                   Specific Performance. Executive acknowledges and agrees that the remedies of the Company Group at law for a breach or threatened breach of any of the provisions of Section 6 and Section 7 of this Agreement would be inadequate and the Company Group would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Executive agrees that, in the event of such a material breach, in addition to any remedies at law, any member of the Company Group, without posting any bond, shall be entitled, in addition to any other remedy available at law or equity, to cease making any payments or providing any benefit otherwise required by this Agreement, and may be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Any determination as to whether Executive is in compliance with Section 6 and Section 7 hereof shall be determined without regard to whether the Company Group could obtain an injunction or other equitable relief under the law of any particular jurisdiction.

9.                   Miscellaneous.

(a)                 Indemnification; Directors’ and Officers’ Insurance. The Company shall indemnify and hold Executive harmless from and against any and all liabilities, obligations, losses, damages, fines, taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by Executive from the Company), claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including reasonable and documented legal and accounting fees and expenses, costs of investigation and sums paid in settlement) of any kind or nature whatsoever (collectively, “Claims and Expenses”), which may be imposed on, incurred by or asserted at any time against Executive that arises out of or relates to Executive’s service as an officer, director or employee, as the case may be, of any Company Group member, or Executive’s service in any such capacity or similar capacity with an affiliate of the Company Group or other entity at the request of the Company Group; provided that Executive shall not be entitled to indemnification hereunder against any Claims or Expenses that are finally determined by a court of competent jurisdiction to have resulted from any act or omission that (i) is a criminal act by Executive or (ii) constitutes fraud or willful misconduct by Executive. The Company shall pay the expenses (including reasonable legal fees and expenses and costs of investigation) incurred by Executive in defending any such claim, demand, action, suit or proceeding as such expenses are incurred by Executive and in advance of the final disposition of such matter; provided that Executive undertakes to repay such expenses if it is determined by agreement between Executive and the Company or, in the absence of such an agreement, by a final judgment of a court of competent jurisdiction that Executive is not entitled to be indemnified by the Company Group. The Company (or other Company Group member) will maintain directors’ and officers’ liability insurance providing coverage in such scope and subject to such limits as the Company determines, in its discretion, is appropriate.

(b)                Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of laws principles thereof that would direct the application of the law of any other jurisdiction.

(c)                 Jurisdiction; Venue. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any federal or state court sitting in the State of Nevada over any suit, action or proceeding arising out of or relating to this Agreement and each of the parties agrees that any action relating in any way to this Agreement must be commenced only in the federal or state courts of Nevada. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by certified mail, return receipt requested, or by recognized overnight courier service, to the address of such party set forth in Section 9(j).

(d)                Entire Agreement; Amendments. This Agreement (including, without limitation, the exhibits attached hereto) contains the entire understanding of the parties with respect to the employment of Executive by any member of the Company Group, and supersedes all prior agreements and understandings between Executive and any member of the Company Group regarding the terms and conditions of Executive’s employment with the Company Group (including the Original Agreement), with the exception of any applicable prior invention assignment or the protections that exist under the terms of any applicable long term incentive plan (or any earned compensation, including under any retirement or deferred compensation plans), the Company’s 2021 Incentive Stock Plan and any other equity, option or warrant plan entered into between the Company and Executive. In addition, if the Company Group is a party to one or more agreements with Executive related to the matters subject to Section 6 and Section 7, such other agreement(s) shall remain in full force and effect and continue in addition to this Agreement, including, without limitation, any covenants pertaining to confidentiality, nondisclosure, non-competition, non-solicitation and non-disparagement applicable to Executive. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement (including, without limitation, the exhibits attached hereto) may not be altered, modified, or amended except by written instrument signed by the parties hereto.

(e)                 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(f)                  Set Off; No Mitigation. The Company’s obligation to pay Executive the amounts provided hereunder pursuant to Section 5(c)(ii)(B), Section 5(c)(ii)(C), Section 5(d)(i)(B) and Section 5(d)(i)(C), as applicable, following the Employment Term shall be subject to set-off for amounts owed by Executive to any Company Group member. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment, and such payments owed by the Company Group shall not be reduced by any compensation or benefits received from any subsequent employer (except as provided for in Section 5(d)(i)(C)), self-employment or other endeavor.

(g)                Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(h)                Assignment. This Agreement and all of Executive’s rights and duties hereunder shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement shall automatically be assigned by the Company to a person or entity which is a successor in interest (“Successor”) to all or substantially all of the then-business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such Successor.

(i)                  Compliance with Code Section 409A.

(i)                  The intent of the parties is that payments and benefits under this Agreement comply with or be exempt from Code Section 409A and the regulations and guidance issued thereunder (“Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause Executive to incur any additional tax or interest under Section 409A, the Company shall, after consulting with and receiving the approval of Executive, reform such provision in a manner intended to avoid the incurrence by Executive of any such additional tax or interest.

(ii)                  A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A, and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” The determination of whether and when a separation from service has occurred for proposes of this Agreement shall be made in accordance with the presumptions set forth in Section 1.409A-1(h) of the Treasury Regulations.

(iii)                  Any provision of this Agreement to the contrary notwithstanding, if at the time of Executive’s separation from service, the Company determines that Executive is a “specified employee,” within the meaning of Section 409A, then to the extent any payment or benefit that Executive becomes entitled to under this Agreement on account of such separation from service would be considered nonqualified deferred compensation under Section 409A, such payment or benefit shall be paid or provided at the date which is the earlier of (x) six months and one day after such separation from service and (y) the date of Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 9(i) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or provided to Executive in a lump-sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified herein.

(iv)                  Any reimbursements and in-kind benefits provided under this Agreement that constitute deferred compensation within the meaning of Section 409A shall be made or provided in accordance with the requirements of Section 409A, including that (A) in no event shall any fees, expenses or other amounts eligible to be reimbursed by the Company under this Agreement be paid later than the last day of the calendar year that follows the calendar year in which the applicable fees, expenses or other amounts were incurred; (B) the amount of expenses eligible for reimbursement, or in kind benefits that the Company is obligated to pay or provide, in any given calendar year shall not affect the expenses that the Company is obligated to reimburse, or the in-kind benefits that the Company is obligated to pay or provide, in any other calendar year, provided that the foregoing clause (B) shall not be violated with regard to expenses reimbursed under any arrangement covered by Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect; and (C) Executive’s right to have the Company pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit.

(v)                  For purposes of Section 409A, Executive’s right to receive any installment payments shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (for example, “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement, to the extent such payment is subject to Section 409A.

(j)                  Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:

Expion360 Inc.
2025 SW Deerhound Ave.
Redmond, OR 97756
Attention: Brian Schaffner

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue; 31st Floor
New York, NY 10022

Attn: Valerie Ford Jacob
Lori D. Goodman

If to Executive:

To the most recent address of Executive set forth in the personnel records of the Company.

(k)                Executive Representation. Executive hereby represents to the Company that the execution and delivery of this Agreement by Executive and the performance by Executive of Executive’s duties hereunder shall not constitute a breach of the terms of any employment agreement or other agreement or written policy to which Executive is a party or otherwise bound. Executive hereby further represents that Executive is not subject to any agreement with a previous employer that is unaffiliated with the Company Group that contains any restrictions on Executive’s ability to solicit, hire or engage any employee or other service provider of such previous, unaffiliated employer that would restrict the ability of Executive to perform Executive’s duties hereunder. Executive agrees that the Company is relying on the foregoing representations in entering into this Agreement and related equity-based award agreements.

(l)                  Cooperation. Executive shall provide reasonable cooperation in connection with any pending claim, litigation, regulatory or administrative proceeding involving any Company Group member (or any appeal from any action or proceeding) arising out of or related to the period when Executive was employed by any Company Group member. In the event that Executive’s cooperation is requested after the termination of Executive’s employment, the applicable Company Group member shall (i) use its reasonable efforts to minimize interruptions to Executive’s personal and professional schedule and (ii) pay Executive an agreeable amount for Executive’s time and (iii) reimburse Executive for all reasonable out-of-pocket expenses actually incurred by Executive in connection with such cooperation upon reasonable substantiation of such expenses.

(m)               Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. Any amounts so withheld shall be properly paid over to the appropriate government authority.

(n)                Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties herein have duly executed this Agreement as of the day and year first above written.

EXPION360 INC.

By:/s/ Brian Schaffner________
Name: Brian Schaffner
Title: Chief Executive Officer

EXECUTIVE

/s/ Paul Shoun_______________
Paul Shoun

Exhibit I

·	Company Car. During the Employment Term, Executive shall be entitled to a Company auto expense of $1,000 per month.

·	Private Office Expense. During the Employment Term, Executive shall be reimbursed for a private office at home or such other location, in an amount up to $1,000 per month.

Exhibit II

Executive may engage in the following activities:

·	with the approval of the Board (which approval shall not be unreasonably withheld, conditioned or delayed), Executive may serve on the board of directors (or equivalent governing bodies) of other for-profit enterprises provided such companies do not compete with the Company Group; and

·	engage in an unlimited number of (A) public speaking engagements, (B) publishing opportunities and/or (C) professional events or conferences, in each case, subject to the approval of the Board (which approval shall not be unreasonably withheld, conditioned or delayed) to the extent that such speaking engagements, publishing opportunities and events or conferences are outside of the ordinary course of business of the Company Group.

Executive shall be entitled to retain all fees or other payments earned in connection with the activities set forth on this Exhibit II.

 Exhibit 10.4

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) dated January 26, 2023 (the “Effective Date”) is by and between Expion360 Inc., a Nevada corporation (the “Company”) and Greg Aydelott (“Executive”).

RECITALS:

WHEREAS, the Company and Executive previously entered into an Employment Agreement, dated May 10, 2022, which set forth the terms of Executive’s employment as Chief Accounting Officer of the Company (the “Original Agreement”);

WHEREAS, the Company and Executive desire to change Executive’s position from Chief Accounting Officer to Chief Financial Officer; and

WHEREAS, the Company and Executive desire to amend and restate the Original Agreement, to set forth the terms of Executive’s employment as Chief Financial Officer.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.                   Term of Employment. Subject to the provisions of Section 5 of this Agreement, Executive shall commence employment with the Company for a period commencing on the Effective Date and ending on April 1, 2023 (the “Initial Term”) on the terms and subject to the conditions set forth in this Agreement. Following the expiration of the Initial Term, Executive’s term of employment shall be automatically extended for additional one-year periods (each, a “Renewal Term”) commencing on April 1, 2023 and, thereafter, on each successive anniversary of April 1, 2023 (each, an “Extension Date”), unless the Company or Executive provides the other party at least 90 days’ prior written notice before the next Extension Date that the term of employment shall not be so extended (a “Notice of Non-Renewal”). For purposes of this Agreement, the “Employment Term” shall mean the Initial Term and any Renewal Term(s).

2.                   Position, Duties, Authority, and Policies.

(a)                 Position. During the Employment Term, Executive shall serve as the Chief Financial Officer of the Company. In such position, Executive shall have such duties, functions, responsibilities and authority as shall be determined from time to time by the Company’s board of directors (the “Board”) consistent with Executive’s position and title. Executive shall report directly to the Chief Executive Officer of the Company. Executive shall be an executive officer of the Company and shall be subject to all Company policies relating to executive officers, including the Company’s insider trading policy and all securities law reporting requirements. Executive may also serve as the Chief Financial Officer of any subsidiary.

(b)                Time Commitments. Executive will devote substantially all of Executive’s business time and best efforts to the operation and oversight of the business of the Company or its subsidiaries (the “Company Group”) and performance of Executive’s duties hereunder (excluding periods of vacation, approved time off or leave of absence) and will not, without the Company’s prior consent (which shall not be unreasonably withheld, conditioned or delayed), engage in any other business activities that could conflict with Executive’s duties or services to the Company Group. Executive shall be subject to the terms and conditions of the Company Group’s employee policies and codes of conduct as in effect from time to time to the extent not inconsistent with this Agreement.

3.                   Compensation.

(a)                 Base Salary. During the Employment Term, the Company shall pay (or cause to be paid) to Executive a base salary (“Base Salary”) at the annual rate of $180,000, payable in regular installments in accordance with the usual payment practices of the Company Group. Executive’s Base Salary shall be subject to annual review and subject to increase, but not decrease, as may be determined from time to time in the sole discretion of the Board.

(b)                Bonuses. During the Employment Term, Executive shall be eligible to earn an annual bonus award (an “Annual Bonus”) based on the achievement of performance objectives and targets established annually by the Board or the compensation committee of the Board, in consultation with Executive. Executive’s Annual Bonus entitlement shall be targeted at 10% of Executive’s Base Salary (the “Target Bonus”). Additional bonuses may be granted by the Board to Executive in addition to the Annual Bonus, for services and results achieved by Executive. Any Annual Bonus shall be paid to Executive, in cash or shares of Company common stock, within two and one-half months after the end of the applicable fiscal year. No Annual Bonus shall be payable in respect of any fiscal year in which Executive’s employment is terminated, except to the extent provided in Section 5.

4.                   Benefits.

(a)                 General. During the Employment Term, Executive shall be entitled to participate in the retirement, health and welfare benefit plans, practices, policies and arrangements of the Company Group as in effect from time to time (collectively, “Employee Benefits”), on terms and conditions no less favorable than each of the Employee Benefits are made available to any other senior executive of the Company Group (other than with respect to any terms and conditions specifically determined under this Agreement, the benefits for which shall be determined instead in accordance with this Agreement). For the avoidance of doubt, no new benefit plans shall be required to be adopted. Executive shall be entitled to the perquisites set forth on Exhibit I.

(b)                Vacation. Executive shall be entitled to five weeks’ paid vacation pursuant to the applicable Company vacation policy, plan or regular practice, as may be modified from time to time.

(c)                 Reimbursement of Business Expenses. During the Employment Term, the Company shall reimburse Executive for reasonable business expenses incurred by Executive in the performance of Executive’s duties hereunder in accordance with its then-prevailing business expense policy (which shall include appropriate itemization and substantiation of expenses incurred); provided that reimbursement for travel expenses incurred by Executive in the performance of Executive’s duties hereunder shall be made in accordance with the travel policy of the Company, which, with respect to Executive, shall be consistent with the travel policy in effect for Executive as of immediately prior to the Effective Date.

5.                   Termination.

(a)                 General. The Employment Term and Executive’s employment hereunder may be terminated by either party at any time and for any reason manner set forth in this Section 5; provided that if Executive resigns for any reason other than Good Reason (as defined below) Executive shall be required to give the Company at least 90 days’ advance written notice (the “Notice Period”) of such termination. Notwithstanding any other provision of this Agreement, the provisions of this Section 5 shall exclusively govern Executive’s rights upon termination of employment with Company; provided that Executive’s rights under any equity plan, equity incentive award agreement or other employee benefit plan that provides for rights (other than severance payments) upon termination of employment shall, in each case, be governed exclusively by such plan or agreement, as applicable.

(b)                By the Company for Cause or by Executive without Good Reason.

(i)                  The Employment Term and Executive’s employment hereunder (A) may be terminated by the Company for Cause (as defined below) with immediate effect and (B) shall terminate automatically upon the effective date (following the Notice Period) of Executive’s resignation for any reason other than Good Reason.

(ii)                  For purposes of this Agreement, “Cause” shall mean (A) any willful act or omission that constitutes a material breach by Executive of any of Executive’s material obligations under this Agreement; (B) the willful and continued failure or refusal of Executive to substantially perform the material duties reasonably required of Executive as an employee of the Company Group; (C) Executive’s commission or conviction of, or plea of guilty or nolo contendere to, (1) a felony or (2) a crime involving fraud or moral turpitude (or any other crime relating to the Company Group which would reasonably be expected to be materially injurious to the Company Group); provided that if the Company terminates Executive’s employment and withholds payments or benefits to Executive on the assertion that Executive committed a felony or crime described in this clause and Executive is subsequently acquitted of such felony or crime, then the Company shall promptly pay to Executive an amount sufficient to restore Executive to the same economic position Executive would have been in had Executive’s termination of employment been without Cause (including by paying an amount in severance that Executive would have been entitled to under this Agreement); (D) Executive’s willful theft, dishonesty or other misconduct that would reasonably be expected to be injurious to the Company Group; (E) Executive’s willful and unauthorized use, misappropriation, destruction or diversion of any material or intangible asset of the Company Group (including, without limitation, Executive’s willful and unauthorized use or disclosure of the Company Group’s confidential or proprietary information) that would reasonably be expected to be materially injurious to the Company Group; (F) any violation by Executive of any law regarding employment discrimination or sexual harassment that would reasonably be expected to be materially injurious to the Company Group; provided that a termination of Executive’s employment for Cause that is susceptible to cure shall not be effective unless the Company first gives Executive written notice of its intention to terminate and the grounds for such termination, and Executive has not, within ten business days following receipt of such notice, cured such Cause;

(iii)                  If Executive’s employment is terminated by the Company for Cause, Executive shall be entitled to receive:

(A)               the Base Salary through the date of termination;

(B)               reimbursement, within 30 days following receipt by the Company of Executive’s claim for such reimbursement (including appropriate supporting documentation), for any unreimbursed business expenses properly incurred by Executive in accordance with Company policy prior to Executive’s termination; provided that such claims for such reimbursement are submitted to the Company within 90 days following the date of Executive’s termination of employment; and

(C)               such Employee Benefits (other than with respect to severance benefits), if any, to which Executive may be entitled, payable in accordance with the terms and conditions of the Company’s equity plans or other Company plans, program and policies (the amounts described in clauses (A) through (C) hereof being referred to as the “Accrued Rights”).

Following such termination of Executive’s employment by the Company for Cause, except as set forth in this Section 5(b)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(iv)                  If Executive resigns for any reason other than Good Reason, provided that Executive will be required to comply with the Notice Period requirement in Section 5(a), Executive shall be entitled to receive the Accrued Rights. During the Notice Period, and subject to the following sentence, Executive shall continue to perform Executive’s duties and obligations under Section 2 hereto as reasonably requested by the Company, and shall receive the Base Salary and Employee Benefits. In lieu of all or any portion of the Notice Period, the Company, at its sole election, may elect to pay to Executive the Base Salary in lieu of notice (in which case, Executive’s employment shall terminate on the date elected by the Company) or the Company may elect to place Executive on “garden leave” during the Notice Period (such period, if elected, the “Garden Leave Period”). If such Garden Leave Period is elected by the Company, then during the Garden Leave Period, Executive shall (x) remain an employee of the Company but not be required to perform any duties for the Company or attend work and (y) be eligible for continued Base Salary and medical and other employee benefits, but no other compensation, including no incentive compensation or continued vesting in equity incentives or other awards during the Garden Leave Period. Following such resignation by Executive for any reason other than Good Reason, except as set forth in this Section 5(b)(iv), Executive shall have no further compensation or any other benefits under this Agreement.

(c)                 Disability or Death.

(i)                  The Employment Term and Executive’s employment hereunder shall terminate automatically on the Executive’s death. In the event of Executive’s Disability (as defined below), the Company shall be entitled to terminate the Employment Term and Executive’s employment hereunder. During any period that Executive is unable to perform Executive’s duties hereunder as a result of a disability prior to the termination of Executive’s employment for Disability, Executive shall continue to receive Executive’s full Base Salary set forth in Section 3(a) and Employee Benefits set forth in Section 4(a) until Executive’s employment is terminated pursuant to this Section 5(c)(i). For purposes of this Agreement, “Disability” shall mean any medically determinable physical or mental impairment resulting in Executive’s inability to engage in any substantial gainful activity, where such impairment can be expected to result in death or can be expected to last for a continuous period of inability to engage in any substantial gainful activity of not less than 12 months.

(ii)                  Upon termination of Executive’s employment hereunder as a result of Executive’s death or by the Company at a time when Executive has a Disability, Executive or Executive’s estate, survivors or beneficiaries (as the case may be) shall be entitled to receive:

(A)               the Accrued Rights;

(B)               any Annual Bonus earned, but unpaid, as of the date of termination, paid in accordance with Section 3(b) (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with the Company, in which case such payment shall be made in accordance with the terms and conditions of such deferred compensation arrangement); and

(C)               subject to Executive’s continued compliance in all material respects with Section 6 and Section 7 hereof and the execution and non-revocation of a general release of claims in a form approved by the Company (the “Release”) in accordance with Section 5(f) by Executive or Executive’s estate, survivors or beneficiaries (as the case may be), a pro-rated portion of Executive’s Annual Bonus for the fiscal year in which such termination occurs, determined by multiplying the actual Annual Bonus Executive would have earned absent Executive’s termination of employment based on the achievement of the actual performance objectives and targets for such fiscal year, by a fraction, (x) the numerator of which equals the number of days during such fiscal year that Executive was employed by the Company up to and including the date of termination of Executive’s employment and (y) the denominator of which is the number of days in such fiscal year, paid in accordance with Section 3(b).

Following such termination of Executive’s employment hereunder as a result of Executive’s death or by the Company at a time when Executive has a Disability, except as set forth in this Section 5(c)(ii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d)                By the Company Without Cause (other than by reason of death or Disability) or Resignation by Executive for Good Reason.

(i)                  If Executive’s employment is terminated by the Company without Cause (other than as described in Section 5(c)) or by Executive for Good Reason, Executive shall be entitled to receive:

(A)               the Accrued Rights;

(B)               any Annual Bonus earned, but unpaid, as of the date of termination, paid in accordance with Section 3(b) (except to the extent payment is otherwise deferred pursuant to any applicable deferred compensation arrangement with the Company, in which case such payment shall be made in accordance with the terms and conditions of such deferred compensation arrangement); and

(C)               subject to Executive’s continued compliance in all material respects with Section 6 and Section 7 hereof, and the execution and non-revocation of the Release in accordance with Section 5(f) by Executive, the Company shall pay Executive (w) if Executive’s employment is terminated during the Initial Term, an amount equal to the remaining unpaid Base Salary under the Initial Term, payable in a single lump sum cash payment on the first regularly scheduled payroll date of the Company following the date the Release becomes effective and irrevocable; (x) an amount equal to 12 months of Executive’s then current Base Salary, payable in the form of salary continuation in regular installments over the 12-month period commencing on the date of termination in accordance with the Company’s normal payroll practices; provided that the first such installment shall be paid on the first regularly scheduled payroll date of the Company following the date the Release becomes effective and irrevocable and shall include in a lump sum all amounts that were otherwise payable to Executive from the date of termination through the date of such first payment; (y) an amount equal to the Target Bonus for the year of termination of employment, payable in a single lump sum cash payment on the first regularly scheduled payroll date of the Company following the date the Release becomes effective and irrevocable; and (z) if Executive elects continuation of Executive’s medical and dental coverage under COBRA, Executive’s coverage and participation under the Company Group’s medical and dental benefit plans in which Executive was participating immediately prior to termination of employment pursuant to this Section 5(d)(i) (“Medical and Dental Benefits”) shall continue at the same cost to Executive as the cost for the Medical and Dental Benefits immediately prior to such termination until the earlier of (i) the 12-month anniversary of the date of termination or (ii) the date on which Executive becomes eligible for medical and/or dental coverage from Executive’s subsequent employer (it being understood such continuation of coverage may be made by paying Executive a series of monthly installment payments sufficient, after payment of federal and local income taxes, to pay Executive’s applicable monthly COBRA premium). The Executive may choose to continue Medical and Dental Benefits under COBRA at Executive’s own expense for the balance, if any, of the period required by law.

Following such termination of employment without Cause by the Company or a resignation by Executive for Good Reason, except as set forth in this Section 5(d)(i), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(ii)                  For purposes of this Agreement, “Good Reason” shall mean any of the following (without Executive’s consent): (A) a decrease in Executive’s Base Salary or Target Bonus, or a failure by any member of the Company Group to pay any compensation or provide any benefits due and payable to Executive in connection with Executive’s employment; (B) a diminution of the title, responsibilities or authority of Executive; (C) any member of the Company Group’s requiring Executive to be based at any office or location that is inconsistent with the terms of this Agreement or other understanding with the Company, so long as Executive’s actual work location(s) are reasonably appropriate (after reasonably taking into account Executive’s past practice as an employee of the Company prior to the Effective Date), given Executive’s duties and responsibilities and the needs of the Company Group; (D) a material breach by the Company of this Agreement; or (E) the Company’s delivery to Executive of a Notice of Non-Renewal; provided that no event or condition described in clauses (A)-(D) above will constitute Good Reason unless (x) Executive gives the Board written notice of such event or condition giving rise to Good Reason within 30 days after Executive first learns of such event or condition, (y) the Company fails to cure such event or condition within 30 days after receipt of such notice and (z) Executive resigns from employment within 30 days following the expiration of such cure period. Executive agrees and acknowledges that the changes to Executive’s employment and compensation contemplated by this Agreement shall not constitute Good Reason under the Original Agreement.

(iii)                  If Executive’s employment with the Company is terminated by the Company without Cause (other than as described in Section 5(c)) the Company shall comply with the Notice Period requirement in Section 5(a). During such Notice Period, and subject to the following sentence, Executive shall continue to perform Executive’s duties and obligations under Section 2 hereto as reasonably requested by the Company. In lieu of all or any portion of the Notice Period, the Company, at its sole election, may elect to pay to Executive the Base Salary in lieu of notice (in which case, Executive’s employment shall terminate on the date so elected by the Company).

(e)                 Expiration of Employment Term. Except as provided in Section 5(d)(i) in the case of a resignation by Executive for Good Reason, the continuation of Executive’s employment with the Company Group beyond the expiration of the Employment Term following the delivery of a Notice of Non-Renewal shall be deemed an employment at-will and shall not be deemed to extend any of the provisions of this Agreement and Executive’s employment may thereafter be terminated at will by either Executive or the Company.

(f)                  Release. Amounts payable to Executive under Section 5(c)(ii)(C) and Section 5(d)(i)(C) (collectively, the “Conditioned Benefits”) are subject to (A) Executive’s or Executive’s estate, survivors or beneficiaries (as the case may be) execution and non-revocation of the Release and (B) the expiration of any revocation period contained in such Release, in each case within 60 days following the date of termination. Further, to the extent that any of the Conditioned Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the 60 day period following the date of termination begins in one calendar year and ends in a second calendar year, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the 60th day following the date of Executive’s termination of employment hereunder, but for the condition on executing the Release as set forth herein, shall not be made until the first regularly scheduled payroll date following such 60th day (regardless of when the Release is delivered), after which any remaining Conditioned Benefits shall thereafter be provided to Executive according to the applicable provision set forth herein.

(g)                Survivability. The provisions of Section 5, Section 6, Section 7, Section 8 and Section 9 of this Agreement shall survive any termination of this Agreement or Executive’s termination of employment hereunder.

(h)                Notice of Termination; Board/Committee Resignation. Any purported termination of employment by the Company or by Executive (other than due to Executive’s death) pursuant to this Section 5 shall be communicated by a written Notice of Termination (as defined below) to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. Upon termination of Executive’s employment for any reason, at the request of the Company, Executive agrees to resign, as of the date of such termination and to the extent applicable, from the Board (and any committees thereof) and the board of directors or comparable governing bodies (and any committees thereof) of any other Company Group member, except to the extent Executive is entitled to serve or appoint himself as a member of the Board (and any committees thereof) and the board of directors or comparable governing bodies (and any committees thereof), as the case may be, pursuant to any other written agreement with a member of the Company Group.

6.                   Non-Competition; Non-Solicitation. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company Group and further acknowledges and recognizes that Executive has received, and will receive, Confidential Information (as defined below) and trade secrets of the Company Group, and accordingly agrees as follows:

(a)                 Non-competition.

(i)                  During the Employment Term and until the second anniversary of Executive’s termination of employment with the Company Group (the “Restricted Period”), Executive will not, whether on Executive’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or business organization, entity or enterprise whatsoever (“Person”), directly or indirectly solicit or assist in soliciting in competition with the Company Group the business of any then current or prospective client or customer with whom Executive (or Executive’s direct reports) had personal contact or dealings on behalf of the Company during the one-year period preceding Executive’s termination of employment.

(ii)                  During the Restricted Period, Executive will not directly or indirectly:

(A)               engage in any business activities involving any lithium-based battery or storage system for any commercial use (a “Competing Business”), individually or through an entity, as an employee, director, officer, owner, investor, partner, member, consultant, contractor, agent, joint venture, or otherwise, in any geographical area where any member of the Company Group engages in its business;

(B)               acquire a financial interest in, or otherwise become actively involved with, any Competing Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(C)               interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the members of the Company Group and any of their clients, customers, suppliers, partners, members or investors.

(iii)                  Notwithstanding anything to the contrary in this Agreement, Executive may, directly or indirectly, own, solely as an investment, securities of a Competing Business which is publicly traded on a national or regional stock exchange or on the over-the-counter-market if Executive does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(b)                Employee Non-Solicitation. During the Restricted Period, Executive will not, whether on Executive’s own behalf or on behalf or in conjunction with any Person, directly or indirectly:

(i)                  solicit or encourage any employee of the Company Group to leave the employment of the Company Group;

(ii)                  hire or solicit for employment any employee who was employed by the Company Group as of the date of Executive’s termination of employment with the Company Group for any reason or who left the employment of the Company Group coincident with, or within one year prior to, the date of Executive’s termination of employment with the Company Group for any reason; or

(iii)                  encourage any material consultant of the Company Group to cease working with the Company Group.

(c)                 Non-Disparagement. During the Employment Term and following a termination of employment for any reason (i) Executive agrees not to make, or direct any other Person to make, any Disparaging Statement (as defined below) about the Company Group (or any of their respective officers or directors) (it being understood that comments made in Executive’s good faith performance of Executive's duties hereunder shall not be deemed disparaging or defamatory for purposes of this Agreement) and (ii) the Company shall instruct the members of the Board not to make, or direct any other Person to make, any Disparaging Statement about Executive. In addition, following the termination of Executive’s employment with the Company Group for any reason, the Company shall instruct the members of the Company Group’s management team and any other individual who is authorized to make any public statement on behalf of the Company Group not to make, or direct any other Person to make, any Disparaging Statement about Executive. For purposes of this Agreement, a “Disparaging Statement” shall mean any communication that is intended to defame or disparage, or has the effect of defaming or disparaging.

(d)                Blue Pencil. It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 6 to be reasonable and necessary to protect the Company’s legitimate business interests and to be in consideration of Executive’s significant equity interests in the Company and the Company’s grant of equity interests to Executive, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(e)                 Extension of Restricted Period. The period of time during which the provisions of this Section 6 shall be in effect shall be extended by the length of time during which Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

(f)                  Garden Leave Period. The period of time during which the provisions of this Section 6 shall be in effect shall be reduced by the Garden Leave Period (if elected).

7.                   Confidentiality; Intellectual Property.

(a)                 Confidentiality.

(i)                  Executive will not at any time (whether during or after Executive’s employment with the Company), (x) retain; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside any Company Group member (other than (A) Executive’s professional advisers who are bound by confidentiality obligations, (B) in performance of Executive’s duties under Executive’s employment pursuant to customary industry practice, (C) in connection with any litigation proceedings for enforcement by Executive of Executive’s rights under this Agreement and (D) to Executive’s representatives who have a need to know such information for tax or financial reporting reasons), any non-public, proprietary or confidential information (in any form or medium, including text, digital or electronic) – including, without limitation, trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals (in any form or medium, tangible or intangible) – concerning the past, current or future business, activities and operations of an Company Group member and/or any third party that has disclosed or provided any of same to any Company Group member on a confidential basis (“Confidential Information”) without the prior written authorization of the Board. Executive will not at any time (whether during or after Executive’s employment with the Company Group) use any Confidential Information for the benefit, purposes or account of Executive or any other Person, other than in the performance of Executive’s duties under this Agreement.

(ii)                  “Confidential Information” shall not include any information that is (A) generally known to the industry or the public other than as a result of Executive’s breach of this covenant; (B) made available to Executive by a third party without breach of any confidentiality or other wrongful act of which Executive has knowledge; (C) required by law to be disclosed; provided that with respect to subsection (C) Executive shall (to the extent legally permissible and reasonably practicable) give prompt written notice to the Company of such requirement, disclose no more information than is required, and reasonably cooperate with any attempts by any Company Group member to obtain a protective order or similar treatment; or (D) permitted to be disclosed pursuant to any organizational document of the Company Group.

(iii)                  Except as required by law, Executive will not disclose to anyone, other than Executive’s family (it being understood that, in this Agreement, the term “family” refers to Executive, Executive’s spouse, spouse equivalent, children, parents, spouse’s parents and spouse equivalent’s parents) and advisors, the existence or contents of this Agreement; provided that Executive may disclose to any prospective future employer the provisions of Section 6 and Section 7 of this Agreement and, may disclose the existence or contents of this Agreement in connection with any litigation proceedings for enforcement by Executive of Executive’s rights under this Agreement (provided that, in connection with any such litigation or proceedings not involving the Company Group or any of their Affiliates, Executive shall (to the extent legally permissible and reasonably practicable) disclose no more information than is required). This Section 7(a)(iii) shall terminate if the Company publicly discloses a copy of this Agreement (or, if the Company publicly discloses summaries or excerpts of this Agreement, to the extent so disclosed).

(iv)                  Upon termination of Executive’s employment with the Company for any reason, Executive shall, upon the Company’s request, promptly destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Executive’s possession or control (including any of the foregoing stored or located in Executive’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information, except that Executive may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information and nothing herein shall require Executive to destroy any computer records or files containing Confidential Information which Executive required to maintain pursuant to applicable law or in connection with any litigation proceedings for enforcement by Executive of Executive’s rights under this Agreement; provided that the provisions of this Agreement will continue to apply to such Confidential Information.

(v)                  Nothing in this Agreement shall prohibit or impede Executive from communicating, cooperating or filing a complaint with the U.S. federal, state or local governmental or law enforcement branch, agency or entity (or similar bodies of relevant foreign jurisdictions) (collectively, a “Governmental Entity”) with respect to possible violations of any applicable law or regulation, or from otherwise making disclosures to any Governmental Entity that are protected under the whistleblower provisions of any such law or regulation; provided that in each case such communications and disclosures are consistent with applicable law, and nothing shall preclude Executive’s right to receive an award from a Governmental Entity for information provided under any whistleblower program. Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure.

(vi)                  Pursuant to the Defend Trade Secrets Act of 2016, the Company and Executive hereby confirm, understand and acknowledges that Executive shall not be held criminally or civilly liable under any applicable federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Company and Executive hereby confirm, understand and acknowledge further that if Executive files a lawsuit for retaliation by an employee or for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and use the trade secret information in the court proceeding, if Executive (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order. Moreover, Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure. Except as required by applicable law, under no circumstance will Executive be authorized to disclose any information covered by attorney-client privilege or attorney work product of the Company, without prior written consent of the Company’s General Counsel or other officer designated by the Company.

(b)                Intellectual Property.

(i)                  If Executive creates, invents, designs, develops, contributes to or improves any works of authorship, inventions, concepts, intellectual property, materials, trademarks or similar rights, documents or other work product (including without limitation, research, reports, software, algorithms, techniques, databases, systems, applications, presentations, textual works, content, improvements, or audiovisual materials), whether or not patentable or registrable under patent, trademark, copyright or similar laws (“Works”), either alone or with third parties, at any time during Executive’s employment by the Company Group members and within the scope of such employment (it being understood that, for the avoidance of doubt, the activities set forth on Exhibit II shall not be considered within the scope of such employment for the purposes of this Section 7) and/or with the use of any resources of any Company Group member or their respective Affiliates, such Works shall be “Company Group Works” (it being understood that, notwithstanding anything herein to the contrary, in no event shall Executive’s name, likeness, image or any other rights of publicity be considered Company Group Works). Executive agrees that all such Company Group Works shall, as between the parties hereto, be the sole and exclusive property and intellectual property of the Company. Notwithstanding the foregoing, Executive hereby irrevocably assigns, transfers and conveys (and agrees to so assign, transfer and convey), to the maximum extent permitted by applicable law, all of Executive’s right, title, and interest therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition, other intellectual property laws, and related laws) to the Company Group members to the extent ownership of any such rights does not vest originally in such Company Group members whether as a “work made for hire” or by virtue of the prior sentence. If Executive creates any written records (in the form of notes, sketches, drawings, or any other tangible form or media) of any Company Group Works such records will remain, as between the parties hereto, the sole property and intellectual property of the Company Group at all times. For clarity, any activities (A) using Executive’s name, likeness, image or any other rights of publicity, to the extent such activities would not otherwise be prohibited by Section 6 of the Agreement and are outside of the ordinary course of business of the Company Group, as such business exists now or at any time in the future, or (B) that are otherwise approved by the Board (which approval shall not be unreasonably withheld, conditioned or delayed) shall not be considered within the scope of Executive’s employment for the purposes of this Section 7.

(ii)                  Executive shall take all reasonably requested actions and execute all reasonably requested documents (including any licenses or assignments required by a government contract) at the expense of any Company Group member (but without further remuneration) to assist the applicable Company Group member or its affiliates in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company Group members’ rights in the Company Group Works. Executive hereby designates and appoints the Company and its designees as Executive’s agent and attorney-in-fact, to act for and in Executive’s behalf and stead solely to the extent necessary to execute and file such documents and solely to the extent Executive is unable or unwilling to do so. This power of attorney is coupled with an interest and is irrevocable. Executive shall not knowingly take any actions inconsistent with the Company’s ownership rights set forth in this Section 7, including by filing to register any Company Group Works in Executive’s own name.

(iii)                  Executive shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with any Company Group member or their respective Affiliates any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. Executive shall comply with all relevant policies and guidelines of the Company Group that are from time to time previously disclosed to Executive, including regarding the protection of Confidential Information and intellectual property and potential conflicts of interest.

(iv)                  Executive has listed on the attached Exhibit II, Works that are owned by Executive, in whole or jointly with others prior to Executive’s employment with the Company (such Works, together with any other Works owned by Executive in whole or jointly with others prior to Executive’s employment with the Company Group, collectively, “Prior Works”). Executive shall not use any Prior Work in connection with Executive’s employment with the Company Group without prior written consent of the Company. If, in connection with Executive’s employment with the Company, Executive incorporates into any Company product, service or process any Prior Work (or any portion of a Prior Work), in any manner whatsoever, Executive grants the Company a non-exclusive, perpetual (or the maximum time period allowed by applicable law), sub-licensable, assignable, royalty-free right and worldwide license to use, modify, reproduce, reduce to practice, market, distribute, communicate and/or sell such Prior Work or portion of such Prior Work solely to the extent necessary for the Company to exploit such Company product, service or process. The Company, on behalf of itself and the other members of the Company Group, agrees that any and all Prior Works shall, as between the parties hereto, be and remain the sole and exclusive property and intellectual property of Executive. For the avoidance of doubt, notwithstanding anything herein to the contrary, in no event shall any Prior Works (or any portion thereof) be considered “Confidential Information” under this Agreement.

8.                   Specific Performance. Executive acknowledges and agrees that the remedies of the Company Group at law for a breach or threatened breach of any of the provisions of Section 6 and Section 7 of this Agreement would be inadequate and the Company Group would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Executive agrees that, in the event of such a material breach, in addition to any remedies at law, any member of the Company Group, without posting any bond, shall be entitled, in addition to any other remedy available at law or equity, to cease making any payments or providing any benefit otherwise required by this Agreement, and may be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Any determination as to whether Executive is in compliance with Section 6 and Section 7 hereof shall be determined without regard to whether the Company Group could obtain an injunction or other equitable relief under the law of any particular jurisdiction.

9.                   Miscellaneous.

(a)                 Indemnification; Directors’ and Officers’ Insurance. The Company shall indemnify and hold Executive harmless from and against any and all liabilities, obligations, losses, damages, fines, taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by Executive from the Company), claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including reasonable and documented legal and accounting fees and expenses, costs of investigation and sums paid in settlement) of any kind or nature whatsoever (collectively, “Claims and Expenses”), which may be imposed on, incurred by or asserted at any time against Executive that arises out of or relates to Executive’s service as an officer, director or employee, as the case may be, of any Company Group member, or Executive’s service in any such capacity or similar capacity with an affiliate of the Company Group or other entity at the request of the Company Group; provided that Executive shall not be entitled to indemnification hereunder against any Claims or Expenses that are finally determined by a court of competent jurisdiction to have resulted from any act or omission that (i) is a criminal act by Executive or (ii) constitutes fraud or willful misconduct by Executive. The Company shall pay the expenses (including reasonable legal fees and expenses and costs of investigation) incurred by Executive in defending any such claim, demand, action, suit or proceeding as such expenses are incurred by Executive and in advance of the final disposition of such matter; provided that Executive undertakes to repay such expenses if it is determined by agreement between Executive and the Company or, in the absence of such an agreement, by a final judgment of a court of competent jurisdiction that Executive is not entitled to be indemnified by the Company Group. The Company (or other Company Group member) will maintain directors’ and officers’ liability insurance providing coverage in such scope and subject to such limits as the Company determines, in its discretion, is appropriate.

(b)                Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of laws principles thereof that would direct the application of the law of any other jurisdiction.

(c)                 Jurisdiction; Venue. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any federal or state court sitting in the State of Nevada over any suit, action or proceeding arising out of or relating to this Agreement and each of the parties agrees that any action relating in any way to this Agreement must be commenced only in the federal or state courts of Nevada. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by certified mail, return receipt requested, or by recognized overnight courier service, to the address of such party set forth in Section 9(j).

(d)                Entire Agreement; Amendments. This Agreement (including, without limitation, the exhibits attached hereto) contains the entire understanding of the parties with respect to the employment of Executive by any member of the Company Group, and supersedes all prior agreements and understandings between Executive and any member of the Company Group regarding the terms and conditions of Executive’s employment with the Company Group (including the Original Agreement), with the exception of any applicable prior invention assignment or the protections that exist under the terms of any applicable long term incentive plan (or any earned compensation, including under any retirement or deferred compensation plans), the Company’s 2021 Incentive Stock Plan and any other equity, option or warrant plan entered into between the Company and Executive. In addition, if the Company Group is a party to one or more agreements with Executive related to the matters subject to Section 6 and Section 7, such other agreement(s) shall remain in full force and effect and continue in addition to this Agreement, including, without limitation, any covenants pertaining to confidentiality, nondisclosure, non-competition, non-solicitation and non-disparagement applicable to Executive. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement (including, without limitation, the exhibits attached hereto) may not be altered, modified, or amended except by written instrument signed by the parties hereto.

(e)                 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(f)                  Set Off; No Mitigation. The Company’s obligation to pay Executive the amounts provided hereunder pursuant to Section 5(c)(ii)(B), Section 5(c)(ii)(C), Section 5(d)(i)(B) and Section 5(d)(i)(C), as applicable, following the Employment Term shall be subject to set-off for amounts owed by Executive to any Company Group member. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment, and such payments owed by the Company Group shall not be reduced by any compensation or benefits received from any subsequent employer (except as provided for in Section 5(d)(i)(C)), self-employment or other endeavor.

(g)                Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(h)                Assignment. This Agreement and all of Executive’s rights and duties hereunder shall not be assignable or delegable by Executive. Any purported assignment or delegation by Executive in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement shall automatically be assigned by the Company to a person or entity which is a successor in interest (“Successor”) to all or substantially all of the then-business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such Successor.

(i)                  Compliance with Code Section 409A.

(i)                  The intent of the parties is that payments and benefits under this Agreement comply with or be exempt from Code Section 409A and the regulations and guidance issued thereunder (“Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause Executive to incur any additional tax or interest under Section 409A, the Company shall, after consulting with and receiving the approval of Executive, reform such provision in a manner intended to avoid the incurrence by Executive of any such additional tax or interest.

(ii)                  A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A, and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” The determination of whether and when a separation from service has occurred for proposes of this Agreement shall be made in accordance with the presumptions set forth in Section 1.409A-1(h) of the Treasury Regulations.

(iii)                  Any provision of this Agreement to the contrary notwithstanding, if at the time of Executive’s separation from service, the Company determines that Executive is a “specified employee,” within the meaning of Section 409A, then to the extent any payment or benefit that Executive becomes entitled to under this Agreement on account of such separation from service would be considered nonqualified deferred compensation under Section 409A, such payment or benefit shall be paid or provided at the date which is the earlier of (x) six months and one day after such separation from service and (y) the date of Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 9(i) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or provided to Executive in a lump-sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified herein.

(iv)                  Any reimbursements and in-kind benefits provided under this Agreement that constitute deferred compensation within the meaning of Section 409A shall be made or provided in accordance with the requirements of Section 409A, including that (A) in no event shall any fees, expenses or other amounts eligible to be reimbursed by the Company under this Agreement be paid later than the last day of the calendar year that follows the calendar year in which the applicable fees, expenses or other amounts were incurred; (B) the amount of expenses eligible for reimbursement, or in kind benefits that the Company is obligated to pay or provide, in any given calendar year shall not affect the expenses that the Company is obligated to reimburse, or the in-kind benefits that the Company is obligated to pay or provide, in any other calendar year, provided that the foregoing clause (B) shall not be violated with regard to expenses reimbursed under any arrangement covered by Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect; and (C) Executive’s right to have the Company pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit.

(v)                  For purposes of Section 409A, Executive’s right to receive any installment payments shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (for example, “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement, to the extent such payment is subject to Section 409A.

(j)                  Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:

Expion360 Inc.
2025 SW Deerhound Ave.
Redmond, OR 97756
Attention: Brian Schaffner

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue; 31st Floor
New York, NY 10022

Attn: Valerie Ford Jacob
Lori D. Goodman

If to Executive:

To the most recent address of Executive set forth in the personnel records of the Company.

(k)                Executive Representation. Executive hereby represents to the Company that the execution and delivery of this Agreement by Executive and the performance by Executive of Executive’s duties hereunder shall not constitute a breach of the terms of any employment agreement or other agreement or written policy to which Executive is a party or otherwise bound. Executive hereby further represents that Executive is not subject to any agreement with a previous employer that is unaffiliated with the Company Group that contains any restrictions on Executive’s ability to solicit, hire or engage any employee or other service provider of such previous, unaffiliated employer that would restrict the ability of Executive to perform Executive’s duties hereunder. Executive agrees that the Company is relying on the foregoing representations in entering into this Agreement and related equity-based award agreements.

(l)                  Cooperation. Executive shall provide reasonable cooperation in connection with any pending claim, litigation, regulatory or administrative proceeding involving any Company Group member (or any appeal from any action or proceeding) arising out of or related to the period when Executive was employed by any Company Group member. In the event that Executive’s cooperation is requested after the termination of Executive’s employment, the applicable Company Group member shall (i) use its reasonable efforts to minimize interruptions to Executive’s personal and professional schedule and (ii) pay Executive an agreeable amount for Executive’s time and (iii) reimburse Executive for all reasonable out-of-pocket expenses actually incurred by Executive in connection with such cooperation upon reasonable substantiation of such expenses.

(m)               Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. Any amounts so withheld shall be properly paid over to the appropriate government authority.

(n)                Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties herein have duly executed this Agreement as of the day and year first above written.

EXPION360 INC.

By:/s/ Brian Schaffner________
Name: Brian Schaffner
Title: Chief Executive Officer

EXECUTIVE

/s/ Greg Aydelott_____________
Greg Aydelott

Exhibit I

·	Company Car. During the Employment Term, Executive shall be entitled to a Company auto expense of $1,000 per month.

·	Private Office Expense. During the Employment Term, Executive shall be reimbursed for a private office at home or such other location, in an amount up to $1,000 per month.

Exhibit II

Executive may engage in the following activities:

·	with the approval of the Board (which approval shall not be unreasonably withheld, conditioned or delayed), Executive may serve on the board of directors (or equivalent governing bodies) of other for-profit enterprises provided such companies do not compete with the Company Group; and

·	Executive may serve as an instructor, professor or other type of advisor for an educational institution.

Executive shall be entitled to retain all fees or other payments earned in connection with the activities set forth on this Exhibit II.